                                                      REGISTRATION NO. 333-69124

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                       SECURITIES AND EXCHANGE COMMISSION
                                WASHINGTON, D.C.

                            ------------------------


                               AMENDMENT NO. 1 TO


                                    FORM S-4
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                            ------------------------

                           FIRST FEDERAL CAPITAL CORP
             (Exact name of registrant as specified in its charter)

                                   WISCONSIN
                            (State of Incorporation)
                                      6711
                          (Primary Standard Industrial
                          Classification Code Number)
                                   39-1651288
                                (I.R.S. Employer
                              Identification No.)

                                605 STATE STREET
                           LA CROSSE, WISCONSIN 54601
                                 (608) 784-8000
              (Address, including zip code, and telephone number,
       including area code, of registrant's principal executive offices)

                            ------------------------

              JACK C. RUSCH, PRESIDENT AND CHIEF EXECUTIVE OFFICER
                           FIRST FEDERAL CAPITAL CORP
                                605 STATE STREET
                           LA CROSSE, WISCONSIN 54601
                                 (608) 784-8000
           (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                            ------------------------

                                    COPY TO:

                               W. CHARLES JACKSON
                          MICHAEL BEST & FRIEDRICH LLP
                           100 EAST WISCONSIN AVENUE
                           MILWAUKEE, WISCONSIN 53202

                                 (414) 271-6560


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

                      AMERICAN COMMUNITY BANKSHARES, INC.
                                400 SCOTT STREET
                            WAUSAU, WISCONSIN 54403
                                 (715) 359-4047

                   NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

                         TO BE HELD ON OCTOBER 30, 2001


To the Shareholders of American Community Bankshares, Inc.:


     We will hold a special meeting of the shareholders of American Community Bankshares, Inc. on October 30, 2001, at 10:00 a.m., local time, at The Wausau Club, 309 McClellan Street Wausau, Wisconsin 54403, to vote on the merger of American Community Bankshares, Inc. and First Federal Capital Corp. In the merger, you will receive 4.5 shares of First Federal Capital Corp common stock for each share of American Community Bankshares stock you own before the merger. You will also receive cash for any fractional shares of First Federal Capital Corp common stock you would otherwise receive in the merger.



     YOUR BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED THE MERGER AND UNANIMOUSLY RECOMMENDS THAT YOU VOTE TO APPROVE THE MERGER AGREEMENT AT THE SPECIAL
MEETING. The merger agreement must be approved at the special meeting by the affirmative vote of at least a majority of the outstanding shares of our stock. Only shareholders as of the close of business on October 2, 2001, may vote at the special meeting. The Proxy Statement/Prospectus attached to this Notice gives you detailed information about the merger and includes a copy of the Agreement and Plan of Merger as Annex A. You should read these documents carefully.


     Whether or not you plan to attend the special meeting in person, we urge you to date, sign and return promptly the enclosed proxy in the accompanying envelope. If no instructions are indicated on your signed proxy, your shares will be voted "FOR" the merger. You may revoke your proxy prior to its exercise by giving written notice to the corporate secretary, filing another proxy or by attending the special meeting and voting in person. If you do not return your proxy and do not vote in person at the special meeting, it will have the same effect as if your shares were voted against the merger. YOUR VOTE IS VERY IMPORTANT.

                                          By Order of the Board of Directors,

                                          George D. Wolff III
                                          Secretary

Wausau, Wisconsin

September 28, 2001


    DO NOT RETURN YOUR STOCK CERTIFICATES WITH YOUR PROXY. IF THE MERGER IS APPROVED, YOU WILL BE NOTIFIED AND FURNISHED WITH INSTRUCTIONS ON HOW AND WHERE
                           TO SURRENDER YOUR SHARES.

                              PROXY STATEMENT FOR
                      AMERICAN COMMUNITY BANKSHARES, INC.
                                SPECIAL MEETING
                            ------------------------

                                 PROSPECTUS OF
                           FIRST FEDERAL CAPITAL CORP

                        1,935,315 SHARES OF COMMON STOCK


     The boards of directors of American Community Bankshares, Inc. and First Federal Capital Corp have agreed that First Federal Capital Corp will acquire American Community Bankshares, Inc. in a merger. If the merger is approved by the shareholders of American Community Bankshares, Inc. and all other closing conditions are satisfied, each outstanding share of American Community Bankshares, Inc. common stock will be exchanged for 4.5 shares of First Federal Capital Corp common stock. The Board of Directors of American Community Bankshares, Inc. believes that the merger is in the best interest of you and American Community Bankshares, Inc.


     This document is a proxy statement for the solicitation of proxies by the Board of Directors of American Community Bankshares, Inc. for use at the American Community Bankshares, Inc. special meeting of shareholders to be held to vote on the merger with First Federal Capital Corp. It is also a prospectus relating to First Federal Capital Corp's issuance of 1,935,315 shares of common stock of First Federal Capital Corp in connection with the merger and the exercise of stock options of American Community Bankshares, Inc. which will be converted into options to acquire First Federal Capital Corp common stock at the effective time of the merger.


     The merger cannot be completed unless the shareholders of American Community Bankshares, Inc. approve the Agreement and Plan of Merger between First Federal Capital Corp and American Community Bankshares, Inc., and the merger described therein. American Community Bankshares, Inc. has scheduled a special meeting for its shareholders to vote on the Agreement and Plan of Merger. The date, time and place of the special meeting are as follows:


                                  10:00 a.m., local time


                                  October 30, 2001


                                  The Wausau Club


                                  309 McClellan Street


                                  Wausau, Wisconsin 54403


     Whether or not you plan to attend the special meeting, please take the time to vote by completing and mailing the enclosed proxy card(s) to us. Your vote is very important.

     First Federal Capital Corp common stock is traded on The Nasdaq National Market under the symbol "FTFC."
                            ------------------------


     For a description of certain significant considerations in connection with the merger and related matters described in this document, see "Risk Factors" beginning on Page 13.



     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                            ------------------------

     The shares of First Federal Capital Corp common stock are not savings accounts, deposits or other obligations of any bank or savings association and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency.


  The date of this Proxy Statement/Prospectus is September 28, 2001, and it is first being mailed to shareholders on or about October 3, 2001.

                               TABLE OF CONTENTS


                                                                 PAGE
                                                                 ----
AVAILABLE INFORMATION.......................................          1
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE...........          1
QUESTIONS AND ANSWERS ABOUT THE MERGER......................          2
SUMMARY.....................................................          3
SELECTED CONSOLIDATED FINANCIAL DATA OF FIRST FEDERAL
  CAPITAL CORP..............................................         11
SELECTED CONSOLIDATED FINANCIAL DATA OF AMERICAN COMMUNITY
  BANKSHARES, INC. .........................................         12
RISK FACTORS................................................         13
A WARNING ABOUT FORWARD-LOOKING INFORMATION.................         13
THE AMERICAN COMMUNITY BANKSHARES, INC. SPECIAL MEETING.....         15
General.....................................................         15
Time and Place..............................................         15
Record Date; Voting Power...................................         15
Vote Required...............................................         15
Recommendation of the American Community Bankshares, Inc.
  Board of Directors........................................         16
Solicitation and Revocation of Proxies......................         16
Other Matters...............................................         16
Rights of Dissenting Shareholders...........................         16
THE MERGER..................................................         18
Structure of the Merger.....................................         18
Reasons for the Merger......................................         22
THE AGREEMENT AND PLAN OF MERGER............................         24
Conversion of Shares........................................         24
Treatment of Stock Options..................................         25
Representations and Warranties..............................         25
Conditions to the Merger....................................         26
Fees and Expenses...........................................         27
Termination.................................................         27
Conduct of Business Prior to Completion of the Merger.......         28
Federal Income Tax Consequences.............................         29
COMPARISON OF SHAREHOLDERS RIGHTS...........................         30
Removal of Directors........................................         30
Vacancies on the Board of Directors.........................         31
Amendments to the Articles of Incorporation and Bylaws......         31
Shareholder Rights Agreement................................
BUSINESS OF AMERICAN COMMUNITY BANKSHARES, INC. ............         34
Regulation and Supervision..................................         36
Regulation..................................................         36
Monetary Policy.............................................         37

                                                                 PAGE
                                                                 ----
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
  AND RESULTS OF OPERATIONS.................................         39
Overview....................................................         39
Results of Operations.......................................         39
Net Interest Income.........................................         40
Provision for Loan Losses...................................         41
Non-Interest Income.........................................         41
Non-Interest Expense........................................         42
Financial Condition.........................................         42
Non-Performing Assets.......................................         43
Capital Resources...........................................         44
Quantitative and Qualitative Disclosures about American
  Community Bankshares, Inc.'s Market Risk..................         52
Market for American Community Bankshares, Inc. Stock and
  Related Matters...........................................         53
Holders and Market for American Community Bankshares, Inc.
  Stock.....................................................         53
Dividends...................................................         54
Beneficial Ownership of American Community Bankshares, Inc.
  Common Stock..............................................         54
Ownership of American Community Bankshares, Inc.
  Management................................................         54
LEGAL MATTERS...............................................         54
EXPERTS.....................................................         54
AMERICAN COMMUNITY BANKSHARES, INC. FINANCIAL STATEMENTS....        F-1
AGREEMENT AND PLAN OF MERGER................................    Annex A
DISSENTERS' RIGHTS STATUTE..................................    Annex B

                             AVAILABLE INFORMATION

     First Federal Capital Corp is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Reports, proxy statements and other information filed by First Federal Capital Corp can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the Commission at (800) SEC-0330 for further information on the public reference rooms. The Commission also maintains an internet worldwide web site at http://www.sec.gov at which reports, proxy and information statements and other information regarding First Federal Capital Corp are available. Reports, proxy statements and other information concerning First Federal Capital Corp may be inspected at the offices of The Nasdaq Stock Market, 1735 K Street, Washington, D.C. 20006.

     First Federal Capital Corp has filed with the Commission a registration statement on Form S-4 (herein, together with all amendments and exhibits, referred to as the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"). This Proxy Statement/Prospectus does not contain all of the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. For further information, reference is hereby made to the Registration Statement.

     American Community Bankshares, Inc. is not subject to the informational requirements of the Exchange Act.

               INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

     First Federal Capital Corp hereby incorporates by reference into this Proxy Statement/Prospectus the following documents:


          (a) First Federal Capital Corp's Annual Report on Form 10-K for the year ended December 31, 2000.



          (b) First Federal Capital Corp's Quarterly Reports on Form 10-Q for the periods ended March 31 and June 30, 2001.



          (c) The description of First Federal Capital Corp Common Stock and First Federal Capital Corp Series A Junior Participating Preferred Stock and Preferred Stock Purchase Rights set forth in First Federal Capital Corp's Registration Statements on Form 8-A dated October 19, 1989 and January 27, 1995 respectively.


          (d) All documents filed by First Federal Capital Corp pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Proxy Statement/Prospectus and prior to the termination of the offering of the shares of First Federal Capital Corp common stock offered hereby.

     Any statement contained herein or in a document incorporated by reference or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Proxy Statement/ Prospectus to the extent that a statement modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Proxy Statement/Prospectus.


     THIS PROXY STATEMENT/PROSPECTUS INCORPORATES DOCUMENTS BY REFERENCE WHICH ARE NOT PRESENTED HEREIN OR DELIVERED HEREWITH. THESE DOCUMENTS ARE AVAILABLE WITHOUT CHARGE UPON REQUEST FROM 605 STATE STREET, LA CROSSE, WISCONSIN 54601, TELEPHONE (608) 784-8000. IN ORDER TO INSURE TIMELY DELIVERY OF THE DOCUMENTS, ANY REQUEST SHOULD BE MADE BY OCTOBER 10, 2001.



     WE HAVE NOT AUTHORIZED ANYONE TO GIVE ANY INFORMATION OR MAKE ANY REPRESENTATION ABOUT THE MERGER OR OUR COMPANIES THAT DIFFERS FROM, OR ADDS TO, THE INFORMATION IN THIS PROXY STATEMENT/PROSPECTUS OR IN DOCUMENTS THAT ARE PUBLICLY FILED WITH THE SEC. THEREFORE, IF ANYONE DOES GIVE YOU DIFFERENT OR ADDITIONAL INFORMATION, YOU SHOULD NOT RELY ON IT. THE INFORMATION CONTAINED IN THIS PROXY STATEMENT/PROSPECTUS SPEAKS ONLY AS OF ITS DATE UNLESS THE INFORMATION SPECIFICALLY INDICATES THAT ANOTHER DATE APPLIES. INFORMATION IN THIS

PROXY STATEMENT/PROSPECTUS ABOUT AMERICAN COMMUNITY BANKSHARES, INC. HAS BEEN SUPPLIED BY AMERICAN COMMUNITY BANKSHARES, INC., AND INFORMATION ABOUT FIRST FEDERAL CAPITAL CORP HAS BEEN SUPPLIED BY FIRST FEDERAL CAPITAL CORP. NEITHER AMERICAN COMMUNITY BANKSHARES, INC. NOR FIRST FEDERAL CAPITAL CORP MAKES ANY REPRESENTATIONS AS TO THE ACCURACY OR COMPLETENESS OF INFORMATION CONTAINED HEREIN ABOUT THE OTHER COMPANY.


                     QUESTIONS AND ANSWERS ABOUT THE MERGER

Q:  WHAT WILL I RECEIVE IN THE MERGER?

A: For each outstanding share of American Community Bankshares, Inc. you own before the merger, you will receive 4.5 shares of First Federal Capital Corp common stock (subject to pro rata adjustment for any stock dividends, splits, etc.).

     First Federal Capital Corp will not issue fractional shares in the merger. Instead, you will receive a check, equal to the fraction of a share of First Federal Capital Corp common stock that you would otherwise be entitled to receive multiplied by the average closing price for First Federal Capital Corp common stock on The Nasdaq National Market for the ten
     (10) consecutive trading days ending five business days before the merger becomes effective.


     We estimate that, upon completion of the merger, current American Community Bankshares, Inc. shareholders will own approximately 9.6% of First Federal Capital Corp's outstanding shares of common stock and current First Federal Capital Corp shareholders will own approximately 90.4% of First Federal Capital Corp's outstanding shares of common stock. These figures are not adjusted to reflect the cashing out of fractional shares of First Federal Capital Corp that otherwise would have been received by American Community Bankshares, Inc. shareholders in the merger.


Q:  WHAT RISKS SHOULD I CONSIDER BEFORE I VOTE ON THE MERGER?


A:  You should review "Risk Factors" on Page 13.


Q: WHAT HAPPENS AS THE MARKET PRICE OF FIRST FEDERAL CAPITAL CORP COMMON STOCK FLUCTUATES?


A: The value of the merger consideration will fluctuate correspondingly. We have fixed the merger consideration at 4.5 shares of First Federal Capital Corp common stock for each share of American Community Bankshares, Inc. common stock. However, since the market value of First Federal Capital Corp common stock will fluctuate before and after the closing of the merger, the value of the First Federal Capital Corp common stock that American Community Bankshares, Inc. shareholders receive in the merger could increase or decrease. As of September 27, 2001, the closing price for First Federal Capital Corp common stock was $14.70 per share. You should obtain current market prices for shares of First Federal Capital Corp common stock. First Federal Capital Corp common stock is listed on The Nasdaq Stock Market under the symbol "FTFC."


Q:  WHEN IS THE MERGER EXPECTED TO BE COMPLETED?


A: We expect to complete the merger during the fourth quarter of 2001 following the October 30, 2001 special meeting of American Community Bankshares, Inc. shareholders.


Q:  WHAT ARE THE TAX CONSEQUENCES OF THE MERGER TO ME?

A: We expect that the exchange of shares by American Community Bankshares, Inc. shareholders generally will be tax-free for U.S. federal income tax purposes. We expect, however, that shareholders will have to pay taxes on any cash they receive in lieu of fractional shares.

     Your tax consequences will depend on your personal situation. You should consult your tax advisor for full understanding of the tax consequences of the merger to you.

Q:  WILL I BE ABLE TO DISSENT?


A: You will be able to dissent from the proposed merger of American Community Bankshares, Inc. and First Federal Capital Corp, but only by strictly complying with the applicable provisions of the Wisconsin Business Corporation Law. The process for complying with those provisions is set forth on Page 16.


Q: IF MY SHARES ARE HELD IN "STREET NAME" BY MY BROKER, WILL MY BROKER VOTE MY SHARES FOR ME?

A: No. Your broker will vote your shares of American Community Bankshares, Inc. common stock only if you provide instructions on how to vote. You should instruct your broker how to vote your shares, following the directions your broker provides. If you do not provide instructions to your broker, your broker will not be able to vote your shares on the proposed merger and this will have the same effect as voting against the merger.

Q: IF I AM AN AMERICAN COMMUNITY BANKSHARES, INC. SHAREHOLDER, SHOULD I SEND IN MY STOCK CERTIFICATES NOW?

A: No. After the merger is completed, the transfer agent will send American Community Bankshares, Inc. shareholders written instructions on how to exchange their stock for shares of First Federal Capital Corp. First Federal Capital Corp shareholders will keep their existing stock certificates.

                                    SUMMARY


     THIS SUMMARY HIGHLIGHTS SELECTED INFORMATION FROM THIS DOCUMENT AND MAY NOT CONTAIN ALL THE INFORMATION THAT IS IMPORTANT TO YOU. FOR A MORE COMPLETE UNDERSTANDING OF THE MERGER AND FOR A MORE COMPLETE DESCRIPTION OF THE LEGAL TERMS OF THE MERGER, YOU SHOULD READ THIS ENTIRE DOCUMENT CAREFULLY, AS WELL AS THE ADDITIONAL DOCUMENTS WE REFER YOU TO, INCLUDING THE AGREEMENT AND PLAN OF MERGER WHICH WE HAVE ATTACHED AS ANNEX A. SEE "INCORPORATION OF CERTAIN INFORMATION BY REFERENCE" AT PAGE 1.


GENERAL

     We are proposing a merger between American Community Bankshares, Inc. and First Federal Capital Corp, which we believe will create opportunities for the combined company to realize enhanced revenues through asset growth and operating efficiencies. In the merger, each American Community Bankshares, Inc. shareholder will receive 4.5 shares of First Federal Capital Corp common stock for each share of American Community Bankshares, Inc. common stock. First Federal Capital Corp will also pay cash in lieu of issuing fractional shares of First Federal Capital Corp common stock to current holders of American Community Bankshares, Inc. common stock.

THE COMPANIES

  FIRST FEDERAL CAPITAL CORP

     First Federal Capital Corp was incorporated under the laws of the State of Wisconsin in 1989. In that year, it also became the savings and loan holding company for First Federal Savings Bank La Crosse-Madison upon its conversion from mutual to stock form. First Federal Capital Corp currently owns all of the outstanding capital stock of the bank, which is its principal asset. The Corporation's principal office is located at 605 State Street, La Crosse, Wisconsin 54601, and its telephone number is (608) 784-8000.

  FIRST FEDERAL SAVINGS BANK LA CROSSE-MADISON

     First Federal Savings Bank La Crosse-Madison was founded in 1934 and is a federally chartered, federally insured, savings bank headquartered in La Crosse, Wisconsin. First Federal Savings Bank's primary business is retail community banking, which includes attracting deposits from and making loans to the general public. In addition to deposits, the bank obtains funds through borrowings from the Federal Home Loan Bank of Chicago ("FHLB"), as well as through other sources such as securities sold under agreements to repurchase and purchases of federal funds. Funds from these sources are used primarily to originate loans, including single-family residential loans, commercial real estate loans, consumer loans, and education loans. First Federal Savings Bank also purchases single-family residential and commercial real estate loans from third-party financial institutions and invests in mortgage-backed and related securities, and is also an active seller of residential loans in the secondary market.

     First Federal Savings Bank's primary market areas for conducting its activities consist of communities located in the western, south-central, and eastern portions of Wisconsin and the northern portion of Illinois, as well as contiguous counties in Iowa and Minnesota. As of June 30, 2001, First Federal Savings Bank maintains 74 banking offices in its market areas. Twenty of these offices are located in the Madison metropolitan area, six in the La Crosse metropolitan area, five in the City of Eau Claire, four in the City of Appleton, three in the cities of Beloit and Hudson, and two each in the cities of Green Bay, Kenosha, Janesville, Neenah, Oshkosh and Racine, Wisconsin. First Federal Savings Bank also maintains one retail banking facility in 13 other cities located throughout its market area in Wisconsin, as well as five offices in Rockford, Illinois. The Bank also has separate residential loan production offices in Appleton and Janesville, Wisconsin.

     First Federal Savings Bank is subject to regulation and examination by the Office of Thrift Supervision ("OTS"), its chartering authority and primary regulator, and by the Federal Deposit Insurance Corporation ("FDIC"), which administers the Savings Association Insurance Fund, which insures the Bank's deposits to the maximum extent permitted by law.

     First Federal Savings Bank maintains an investment subsidiary organized under Nevada law to manage, hold and trade cash, securities and loans and also offers brokerage services, including the sale of annuities, mutual funds and other investments to bank customers and the general public.

     First Federal Savings Bank's principal executive offices are located at 605 State Street, La Crosse, Wisconsin 54601, and its telephone number is (608) 784-8000.

  AMERICAN COMMUNITY BANKSHARES, INC.

     American Community Bankshares, Inc. was incorporated under Wisconsin law in September, 1994, for the purpose of acquiring and operating American Community Bank. American Community Bankshares, Inc. is a registered one-bank holding company under the Bank Holding Company Act of 1956, as amended. American Community Bankshares, Inc.'s sole business is the ownership and management of American Community Bank.

     American Community Bank

     American Community Bank was organized in connection with the formation of American Community Bankshares, Inc. and began operations as a Wisconsin banking corporation in March, 1995. The bank is a wholly owned subsidiary of American Community Bankshares, Inc. American Community Bank's principal office is located in Wausau, Wisconsin, and it maintains one branch banking office in Mosinee, Wisconsin.

     American Community Bank is engaged in general commercial and retail banking in the Wausau and Mosinee areas and the surrounding portions of Marathon County. American Community Bank serves individuals, businesses, and governmental units and offers most forms of commercial and consumer lending, including lines of credit, secured and unsecured term loans and real estate financing. In addition, American Community Bank provides a full range of personal banking services, including checking accounts, savings and time accounts, installment and other personal loans, as well as mortgage loans. American Community Bank offers automated teller machines and online computer banking to its customers to provide services on a 24-hour basis.

     American Community Bank maintains an investment subsidiary organized under Nevada law to manage, hold and trade cash, securities and loans and also offers brokerage services, including the sale of annuities, mutual funds and other investments to bank customers and the general public.

     American Community Bank is subject to regulation and examination by the Wisconsin Department of Financial Institutions, its chartering authority and primary regulator, and by the FDIC, which administers the Bank Insurance Fund and insures American Community Bank's deposits to the maximum extent permitted by law.


THE AMERICAN COMMUNITY BANKSHARES, INC. SPECIAL MEETING (PAGE 15)



     The American Community Bankshares, Inc. special shareholders' meeting will be held at The Wausau Club, 309 McClellan Street, Wausau, Wisconsin 54403 at 10:00 a.m., local time, on October 30, 2001. At the meeting, American Community Bankshares, Inc. shareholders will vote upon a proposal to approve the merger.



RECORD DATE; VOTING POWER (PAGE 15)



     You are entitled to vote at the American Community Bankshares, Inc. special meeting if you owned shares of American Community Bankshares, Inc. on October 2, 2001. As of September 27, 2001, there were 430,070 shares of American Community Bankshares, Inc. common stock issued and outstanding held by approximately 159 shareholders. Each holder of American Community Bankshares, Inc. common stock will be entitled to one vote per share on the merger agreement to be acted upon at the meeting.



VOTE REQUIRED (PAGE 15)



     Approval by the American Community Bankshares, Inc. shareholders of the proposal to approve and adopt the Agreement and Plan of Merger requires the affirmative vote of a majority of the outstanding shares of American Community Bankshares, Inc. common stock. The Agreement and Plan of Merger obligates the directors and executive officers of American Community Bankshares, Inc., in their individual capacities, to vote in favor of the merger. Collectively, these individuals own 113,846 shares with power to vote, or 26.5% of the outstanding shares of American Community Bankshares, Inc. common stock.



RECOMMENDATION OF BOARD OF DIRECTORS (PAGE 16)


     The American Community Bankshares, Inc. Board of Directors has unanimously approved and adopted the Agreement and Plan of Merger, and recommends that you vote "FOR" approval of the merger. You also should refer to the reasons that the American Community Bankshares, Inc. Board of Directors considered in determining whether to approve and adopt the Agreement and Plan of Merger on Page
               .


OUR REASONS FOR THE MERGER (PAGE 22 AND 24)


     FIRST FEDERAL CAPITAL CORP. The Board of Directors of First Federal Capital Corp considered a number of financial and non-financial factors in making its decision to merge with American Community Bankshares, Inc., including its respect for the ability and integrity of the American Community Bankshares, Inc. Board of Directors, management and staff. The Board of Directors of First Federal Capital Corp believes that increasing its presence in the Wausau, Wisconsin, area offers long range strategic benefits to First Federal Capital Corp.

     AMERICAN COMMUNITY BANKSHARES, INC. American Community Bankshares, Inc.'s Board of Directors considered several financial and non-financial factors in determining to approve the merger into First Federal Capital Corp, including, among other things, the price First Federal Capital Corp offered to the American Community Bankshares, Inc. shareholders, the form of consideration, the nature of the merger, and the impact of the merger on American Community Bankshares, Inc.'s shareholders, customers, employees and on the communities it serves as well as First Federal Capital Corp's continuing commitment to the Wausau, Wisconsin, community and to the other communities in which it operates.

TERMS OF THE AGREEMENT AND PLAN OF MERGER (PAGE 24)



     THE AGREEMENT AND PLAN OF MERGER IS ATTACHED TO THIS DOCUMENT AS ANNEX A. WE ENCOURAGE YOU TO READ THE AGREEMENT IN ITS ENTIRETY. IT IS THE LEGAL DOCUMENT THAT GOVERNS THE MERGER. WE ALSO ENCOURAGE YOU TO READ THE RISK FACTORS BEGINNING ON PAGE 13.


     GENERAL. The Agreement and Plan of Merger provides that American Community Bankshares, Inc. will merge with and into First Federal Capital Corp, with First Federal Capital Corp as the surviving corporation, and that American Community Bank will merge with and into First Federal Savings Bank, with First Federal as the surviving entity.

     MERGER CONSIDERATION. You will receive 4.5 shares of First Federal Capital Corp common stock for each share of American Community Bankshares, Inc. common stock that you own. You will not receive fractional shares of First Federal Capital Corp common stock, but rather will receive cash in the amount of any fractional share of First Federal Capital Corp common stock that you would otherwise receive multiplied by the average closing price for First Federal Capital Corp common stock on The Nasdaq National Market for the ten consecutive trading days ending five business days before the merger becomes effective.

     COMPLETION OF THE MERGER. The merger will become effective when we file Articles of Merger with the Wisconsin Department of Financial Institutions.

     CONDITIONS TO THE MERGER. The completion of the merger depends upon the satisfaction of a number of conditions, including:

     - approval of the Agreement and Plan of Merger by the American Community Bankshares, Inc. shareholders;

     - the common stock that First Federal Capital Corp will issue in the merger has been approved for listing on The Nasdaq National Market;

     - receipt of all necessary authorizations, orders, and consents of governmental authorities and the expiration of any regulatory waiting periods;

     - First Federal Capital Corp and American Community Bankshares, Inc. shall have received an opinion of Michael Best & Friedrich LLP that the merger will be treated for U.S. federal income tax purposes as a reorganization within the meaning of Section 368(b) of the Internal Revenue Code of 1986, as amended, and that no gain or loss will be recognized by American Community Bankshares, Inc. shareholders in the merger to the extent they receive shares of First Federal Capital Corp common stock as consideration for their shares of American Community Bankshares, Inc. common stock; and

     - other customary conditions and obligations of the parties set forth in the Agreement and Plan of Merger.

     Unless prohibited by law, either First Federal Capital Corp or American Community Bankshares, Inc. could elect to waive a condition that has not been satisfied and complete the merger anyway.

     FEES AND EXPENSES. Generally, First Federal Capital Corp and American Community Bankshares, Inc. will pay their own fees, costs and expenses incurred in connection with the merger. If, however, either party terminates the merger due to the other party's failure to satisfy its obligations under the Agreement and Plan of Merger, the party terminating the Agreement and Plan of Merger is entitled to receive reimbursement for its fees and expenses, up to a maximum of $100,000.

     TERMINATION. Either American Community Bankshares, Inc. or First Federal Capital Corp may call off the merger under certain circumstances, including if:

     - we both consent in writing;

     - the merger is not completed before January 31, 2002;

     - we are not able to obtain required governmental approvals;

     - the other party is made a party to or threatened with a lawsuit which can be reasonably expected to have a material adverse effect on the assets, properties, business or financial condition of that party;

     - the other party breaches in a material manner any of the representations or warranties or any covenant or agreement it has made under the Agreement and Plan of Merger and the breach is not cured within thirty days; or

     - any condition to a party's obligations under the Agreement and Plan of Merger has not been met or waived.

     First Federal Capital Corp may terminate the merger under certain circumstances, including:

     - if American Community Bankshares, Inc.'s net worth as of the calendar quarter prior to completion of the merger is less than $11,758,723;

     - if prior to consummation of the merger there is an adverse change in the condition of American Community Bankshares, Inc. (which is defined as an adverse change in business, financial conditions or operating results, or pending or threatened litigation reasonably expected to have a material adverse effect); or

     - if the merger is not approved by a majority of American Community Bankshares, Inc. shareholders or if more than 20% of such shareholders exercise dissenters' rights.

     In addition, if American Community Bankshares, Inc. terminates the merger because:

          (i) it receives a different acquisition proposal from another party and American Community Bankshares, Inc.'s Board of Directors determines in good faith that it could be a breach of its fiduciary duty not to accept such proposal (provided that prior to acceptance of any such offer American Community Bankshares, Inc. is obligated to negotiate with First Federal Capital Corp to determine if the terms of the merger can be adjusted in a manner that would allow the merger to proceed);

          (ii) it enters into another agreement to be acquired or to merge; or

          (iii) it's Board of Directors fails to continue to recommend approval of the merger (unless First Federal Capital Corp has materially breached its obligations under the Agreement and Plan of Merger and has not reasonably attempted to cure such breach);

     then American Community Bankshares, Inc. shall be obligated to pay First Federal Capital Corp a "termination" fee of $950,000.


INTERESTS OF CERTAIN DIRECTORS AND EXECUTIVE OFFICERS OF AMERICAN COMMUNITY BANKSHARES, INC. IN THE MERGER


     When you consider the American Community Bankshares, Inc. Board of Directors' recommendation, you should be aware that one of the directors and certain executive officers of American Community Bankshares, Inc. have interests in the merger as employees and/or directors that are different from, and may conflict with, your interests as a shareholder of American Community Bankshares, Inc. The American Community Bankshares, Inc. Board of Directors recognized and considered these interests and determined that they did not affect the benefits of the merger to the American Community Bankshares, Inc. shareholders.


DIRECTORS OF FIRST FEDERAL CAPITAL CORP FOLLOWING THE MERGER



     Upon completion of the merger, the current directors of First Federal Capital Corp and First Federal Savings Bank will continue to serve in such capacities. In addition, Mr. Edwin J. Zagzebski, Chairman of the Board of Directors and Chief Executive Officer of American Community Bankshares, Inc., will be appointed to the Board of Directors of First Federal Capital Corp and First Federal Savings Bank and will be nominated for election to a full three-year term on the Board of Directors of First Federal Capital Corp at the next annual meeting of First Federal Capital Corp shareholders. Mr. Zagzebski has been Chairman of the Board of

American Community Bankshares, Inc. for more than the past five years. He also serves as Chairman of the Wisconsin Housing and Economic Development Authority.



ACCOUNTING TREATMENT


     The merger will be accounted for using the purchase method of accounting. This means that all of the tangible and identifiable intangible assets and liabilities of American Community Bankshares, Inc. will be marked to fair market value. This will include an estimate of the value of deposit-based intangibles. Any excess payment by First Federal Capital Corp over the fair market value of the net tangible and identifiable intangible assets of American Community Bankshares, Inc. will be recorded as goodwill on the financial statements of First Federal Capital Corp.


RESALES OF FIRST FEDERAL CAPITAL CORP COMMON STOCK


     Shares of First Federal Capital Corp common stock received by American Community Bankshares, Inc. shareholders will receive in the merger will be freely transferable by the holders, except for those shares held by holders who may be "affiliates." Affiliates generally include directors, executive officers, and holders of 10% or more of American Community Bankshares, Inc. common stock. American Community Bankshares, Inc. will use its best efforts to provide to First Federal Capital Corp the written agreement of each person who may be deemed its "affiliate" that such person will not dispose of his or her shares of First Federal Capital Corp common stock, except in compliance with the Securities Act of 1933.


REGULATORY APPROVALS (PAGE 26)


     We must make filings with or obtain approvals from regulatory authorities to effect the merger of American Community Bankshares, Inc. into First Federal Capital Corp and of American Community Bank into First Federal Savings Bank. These include, without limitation, the approval of the OTS, waiver by the Board of Governors of the Federal Reserve System ("FRB") of certain requirements under the Bank Holding Company Act, approval of the FDIC and the registration of First Federal Capital Corp common stock to be issued in the merger with the Securities and Exchange Commission. In addition, the First Federal Capital Corp common stock to be issued in the merger must be approved for listing on The Nasdaq National Market.

     We cannot predict whether or when we will obtain all required regulatory approvals.

                           COMPARATIVE PER SHARE DATA


     The tables below show the earnings, book value, and dividends per share for First Federal Capital Corp and American Community Bankshares, Inc. both on a historical and a pro forma basis. You should read the respective audited and unaudited historical consolidated financial statements and related notes of First Federal Capital Corp incorporated by reference herein and American Community Bankshares, Inc. beginning at Page F-1 of this Proxy Statement/Prospectus.


     We urge you to obtain current market quotations for First Federal Capital Corp common stock. The market price of First Federal Capital Corp common stock will fluctuate between the date of this document and the date on which the merger is completed and thereafter. Because the market price of First Federal Capital Corp common stock is subject to fluctuation, the value of the shares of First Federal Capital Corp common stock that American Community Bankshares, Inc. shareholders will receive in the merger may increase or decrease prior to and after the merger.


                                                      SIX MONTHS ENDED
                                                          JUNE 30
                                                        (UNAUDITED)           YEAR ENDED DECEMBER 31,
                                                      ----------------       --------------------------
                                                       2001      2000         2000      1999      1998
                                                       ----      ----         ----      ----      ----
INCOME PER SHARE FROM CONTINUING OPERATIONS
  (FULLY DILUTED)
First Federal (historical)........................    $ 0.66    $ 0.59       $ 1.25    $ 1.17    $ 0.98
American Community Bankshares (historical)........      1.82      1.87         3.84      3.66      2.62
First Federal (pro forma).........................      0.63      0.57         1.21      1.17      0.94
American Community Bankshares pro forma
  Equivalent......................................      2.84      2.57         5.45      5.27      4.23
CASH DIVIDENDS PER SHARE
First Federal (historical)........................    $ 0.23    $ 0.20       $ 0.42    $ 0.34    $ 0.27
American Community Bankshares (historical)........      0.22      0.10         0.30        --        --
First Federal (pro forma).........................      0.23      0.20         0.42      0.34      0.27
American Community Bankshares pro forma
  Equivalent......................................      0.54      0.45         1.98      1.53      1.22
BOOK VALUE PER SHARE (AT END OF PERIOD)
First Federal (historical)........................    $ 8.44    $ 7.27       $ 7.99    $ 6.92    $ 6.68
American Community Bankshares (historical)........     33.96     29.42        31.61     27.50     24.06
First Federal (pro forma).........................      9.02      7.96         8.61      7.64      7.43
American Community Bankshares pro forma
  Equivalent......................................     40.59     35.82        38.75     34.38     33.44



               HISTORICAL MARKET PRICES AND DIVIDEND INFORMATION


FIRST FEDERAL CAPITAL CORP


     First Federal Capital Corp common stock is listed on The Nasdaq National Market under the symbol "FTFC." On June 30, 2001, there were approximately 4,600 shareholders of First Federal Capital Corp common stock. The following table sets forth for the calendar quarter indicated the high and low bid prices per share of First Federal Capital Corp common stock as reported on The Nasdaq National Market, and the dividends per share of First Federal Capital Corp common stock.


                                                                 STOCK PRICE
                                                               ----------------
QUARTER ENDED                                                   HIGH      LOW      DIVIDENDS PER SHARE
-------------                                                   ----      ---      -------------------
June 30, 2001..............................................    $16.20    $13.16           $.012
March 31, 2001.............................................     16.63     12.75            0.11
December 31, 2000..........................................    $14.88    $10.88           $0.11
September 30, 2000.........................................     12.44     10.63            0.11
June 30, 2000..............................................     12.75     10.13            0.11
March 31, 2000.............................................     14.63     10.44            0.09
December 31, 1999..........................................    $16.13    $12.56           $0.09
September 30, 1999.........................................     18.00     14.75            0.09
June 30, 1999..............................................     15.88     11.75            0.09
March 31, 1999.............................................     16.38     11.75            0.07

AMERICAN COMMUNITY BANKSHARES, INC.

     There is no established trading market for American Community Bankshares, Inc. common stock.

     American Community Bankshares, Inc.'s ability to pay dividends depends upon the receipt of dividends from American Community Bank. Payment of dividends by American Community Bank is subject to various limitations under banking laws and regulations. The declaration of dividends by American Community

Bankshares, Inc. is discretionary and depends upon operating results and financial condition, regulatory limitations, tax considerations and other factors. American Community Bankshares, Inc. did not pay a cash dividend on its stock until May, 2000. Historical per share dividends declared by American Community Bankshares, Inc. are:

QUARTER ENDED
-------------
June 30, 2001...............................................    $.11
March 31, 2001..............................................    $.11
December 31, 2000...........................................    $.10
September 30, 2000..........................................    $.10
June 30, 2000...............................................    $.10
March 31, 2000..............................................      --

COMPARATIVE MARKET PRICE INFORMATION


     The following table presents quotation information for First Federal Capital Corp common stock on The Nasdaq National Market on May 22, 2001 and September 27, 2001. May 22, 2001 was the last trading day prior to our announcement of the signing of the Agreement and Plan of Merger. September 27, 2001 was the last practicable trading day for which information was available prior to the date of this document.



                                                              FIRST FEDERAL CAPITAL CORP COMMON STOCK
                                                              ---------------------------------------
                                                               HIGH             LOW            CLOSE
                                                               ----             ---            -----
May 22, 2001..............................................    $14.99          $14.50          $14.98
September 27, 2001........................................    $14.85          $14.20          $14.70

       SELECTED CONSOLIDATED FINANCIAL DATA OF FIRST FEDERAL CAPITAL CORP


                                 AT OR FOR THE SIX MONTHS
                                      ENDED JUNE 30,                        AT OR FOR THE YEAR ENDED DECEMBER 31,
                                --------------------------    ------------------------------------------------------------------
                                   2001           2000           2000          1999          1998          1997          1996
                                   ----           ----           ----          ----          ----          ----          ----
                                (UNAUDITED)    (UNAUDITED)
                                                      (DOLLARS IN THOUSANDS, EXCEPT FOR PER SHARE AMOUNTS)
SELECTED BALANCE SHEET DATA
Total assets..................  $2,447,250     $2,246,061     $2,352,726    $2,084,554    $1,786,504    $1,544,294    $1,515,413
Investment securities
  available for sale, at fair
  value.......................     253,168        227,964        332,054       253,038       204,109        69,272       135,904
Investment securities held to
  maturity at cost............      62,596         89,548         77,299       103,932       102,500       124,336       147,835
Loans held for investment,
  net.........................   1,904,515      1,757,477      1,772,477     1,538,595     1,177,526     1,193,893     1,106,040
Allowance for loan losses.....       8,394          7,664          8,028         7,624         7,624         7,638         7,888
Mortgage servicing rights,
  net.........................      27,027         22,658         23,280        21,728        21,103        16,291        11,887
Intangible assets.............      10,980         11,955         11,490        12,463        13,485         5,921         5,221
Deposit liabilities...........   1,808,000      1,620,707      1,699,252     1,471,259     1,460,136     1,146,534     1,024,093
FHLB advances and other
  borrowings..................     455,775        470,933        490,846       469,580       189,778       275,779       383,593
Stockholders' equity..........     155,523        133,081        146,549       127,275       122,685       109,361        95,414
SELECTED OPERATING DATA
Interest income...............  $   85,818     $   76,318     $  161,436    $  130,071    $  118,668    $  114,976    $  103,977
Interest expense..............      55,680         46,581        101,896        75,953        71,457        70,265        63,684
Net interest income...........      30,138         29,737         59,540        54,117        47,211        44,711        40,293
Provision for loan losses.....         831            304          1,009           387           293           539            --
Net interest income after
  provision for loan losses...      29,307         29,433         58,531        53,731        46,918        44,172        40,293
Gains from sales of loans.....       8,270            796          2,736         7,226        16,929         6,374         4,331
Gains (losses) from sales of
  real estate and
  investments.................          --             --          1,189            --           343          (725)         (311)
Other non-interest income.....      13,903         15,216         31,708        27,952        14,088        18,645        15,811
Total non-interest income.....      22,173         16,012         35,633        35,178        31,360        24,294        19,831
Total non-interest expense....      32,481         28,495         58,250        54,299        47,597        40,197        44,245
Income before income tax
  expense.....................      18,999         16,950         35,914        34,609        30,681        28,269        15,880
Income tax expense............       6,735          6,023         12,770        12,167        11,257        10,879         5,806
Net income....................  $   12,264     $   10,928     $   23,144    $   22,441    $   19,424    $   17,390    $   10,074
SELECTED OTHER DATA
Return on average assets......        1.03%          1.02%          1.04%         1.19%         1.19%         1.13%         0.97%
Return on average equity......       15.95%         16.56%         17.01%        17.63%        16.59%        17.20%        14.21%
Average equity to average
  assets......................        6.35%          5.93%          6.12%         6.74%         7.16%         6.57%         6.80%
Average interest rate
  spread......................        2.12%          2.49%          2.34%         2.58%         2.51%         2.63%         2.61%
Average net interest margin...        2.69%          2.95%          2.83%         3.05%         3.07%         3.07%         3.02%
Ratio for allowance for loan
  losses to total loan held
  for investment at end of
  period......................        0.44%          0.44%          0.45%         0.50%         0.65%         0.64%         0.71%
Ratio of non-interest expense
  to average assets...........        2.83%          2.67%          2.62%         2.88%         2.90%         2.62%         2.71%
Earnings per share:
Diluted earnings per share....  $     0.66     $     0.59     $     1.25    $     1.17    $     0.98    $     0.88    $     0.68
Basic earnings per share......  $     0.67     $     0.60     $     1.26    $     1.21    $     1.05    $     0.95    $     0.73
Dividends paid per share......  $     0.23     $     0.20     $    0.420    $    0.340    $    0.270    $    0.233    $    0.207
Book value per share at end of
  period......................  $     8.44     $     7.27     $     7.99    $     6.92    $     6.68    $     5.95    $     5.19
Banking facilities at end of
  period......................          74             67             72            64            61            50            48

                    SELECTED CONSOLIDATED FINANCIAL DATA OF
                      AMERICAN COMMUNITY BANKSHARES, INC.


                                  AT OR FOR THE SIX MONTHS
                                       ENDED JUNE 30,                  AT OR FOR THE YEAR ENDED DECEMBER 31,
                                 --------------------------    ------------------------------------------------------
                                    2001           2000          2000        1999        1998       1997       1996
                                    ----           ----          ----        ----        ----       ----       ----
                                 (UNAUDITED)    (UNAUDITED)
                                                 (DOLLARS IN THOUSANDS, EXCEPT FOR PER SHARE AMOUNTS)
SELECTED BALANCE SHEET DATA
Total Assets...................   $143,163       $131,736      $138,627    $116,228    $107,133    $85,185    $57,425
Investment securities available
  for sale, at fair value......      8,941          7,814         6,979       7,600      10,854     13,003     12,022
Investment securities held to
  maturity at cost.............     17,693         17,564        19,375      18,067      15,680      8,127      1,300
Loans held for investment,
  net..........................    104,690         99,360       103,927      85,455      73,938     59,867     37,036
Allowance for loan losses......      1,297          1,133         1,222       1,060         947        741        468
Mortgage servicing rights,
  net..........................        522            517           493         522         286        133          0
Deposit liabilities............    116,150        107,470       112,029      94,793      86,382     72,551     49,709
FHLB advances and other
  borrowings...................     13,000         12,250        13,500      10,250      10,979      3,715          0
Stockholders' equity...........     12,463         10,797        11,601      10,093       8,828      7,763      7,206
SELECTED OPERATING DATA
Interest income................   $  5,336       $  4,712      $ 10,073    $  8,226    $  7,219    $ 5,429    $ 3,233
Interest expense...............      3,273          2,815         6,173       4,511       4,299      3,284      1,807
Net interest income............      2,063          1,897         3,900       3,715       2,920      2,145      1,426
Provision for loan losses......         88             58           158         129         225        299        225
Net interest income after
  provision for loan losses....      1,975          1,839         3,742       3,586       2,695      1,846      1,201
Gains from sales of loans......        412             84           237         412         816        302         58
Gains (losses) from sales of
  real estate and
  investments..................          0              0           (30)          0           0          0          2
Other non-interest income......        166            151           326         239         114         73         31
Total non-interest income......        578            235           533         651         930        375         91
Total non-interest expense.....      1,467            984         2,045       2,046       2,038      1,434      1,067
Income before income tax
  expense......................      1,086          1,090         2,230       2,191       1,587        787        225
Income tax expense.............        354            355           722         762         566        286          0
Net income.....................   $    732       $    735      $  1,508    $  1,429    $  1,021    $   501    $   225
SELECTED OTHER DATA
Return on average assets.......       1.05%          1.19%         1.16%       1.28%       1.07%      0.70%      0.52%
Return on average equity.......      12.32%         14.21%        13.99%      15.14%      12.32%      6.69%      3.18%
Average equity to average
  assets.......................       8.51%          8.39%         8.32%       8.45%       8.67%     10.50%     16.40%
Average interest rate spread...       2.39%          2.56%         2.48%       2.86%       2.66%      2.27%      2.46%
Average net interest margin....       3.10%          3.22%         3.16%       3.49%       3.25%      3.09%      3.50%
Ratio for allowance for loan
  losses to total loans held
  for investment at end of
  period.......................       1.22%          1.13%         1.16%       1.23%       1.26%      1.22%      1.25%
Ratio of non-interest expense
  to average assets............       2.10%          1.60%         1.58%       1.83%       2.13%      2.01%      2.51%
Earnings per share:
  Diluted earnings per share...   $   1.82       $   1.87      $   3.84    $   3.66    $   2.62    $  1.28    $  0.61
  Basic earnings per share.....   $   1.99       $   2.00      $   4.11    $   3.89    $   2.78    $  1.37    $  0.62
Dividends paid per share.......   $   0.22       $   0.10      $   0.30    $     --    $     --    $    --    $    --
Book value per share at end of
  period.......................   $  33.96       $  29.42      $  31.61    $  27.50    $  24.06    $ 21.20    $ 19.76
Banking facilities at end of
  period.......................          2              2             2           2           2          2          2

                                  RISK FACTORS

     IN ADDITION TO THE OTHER INFORMATION INCLUDED IN THIS DOCUMENT, INCLUDING THE MATTERS ADDRESSED IN "A WARNING ABOUT FORWARD-LOOKING INFORMATION," YOU SHOULD CONSIDER THE MATTERS DESCRIBED BELOW CAREFULLY IN DETERMINING WHETHER TO APPROVE THE AGREEMENT AND PLAN OF MERGER. WHERE "WE" AND "OUR" AND OTHER SIMILAR TERMS ARE USED IN THIS SECTION, IT IS MEANT TO REFER TO BOTH AMERICAN COMMUNITY BANKSHARES, INC. AND FIRST FEDERAL CAPITAL CORP AND THEIR SUBSIDIARIES BEFORE THE MERGER AND TO FIRST FEDERAL CAPITAL CORP AND ITS SUBSIDIARIES FOLLOWING THE MERGER.


     THE VALUE OF THE MERGER CONSIDERATION YOU RECEIVE WILL FLUCTUATE. Because you will receive a fixed amount of First Federal Capital Corp common stock in the merger and because the market price of First Federal Capital Corp common stock will fluctuate, you will not know the value of the merger consideration you will receive until the date we consummate the merger. For each outstanding share of American Community Bankshares, Inc. common stock that you own, you will receive 4.5 shares of First Federal Capital Corp common stock. We urge you to obtain current market quotations for First Federal Capital Corp common stock because the value of what you receive may be more or less than the shown value as of the date of this Proxy Statement/Prospectus.


     THERE ARE UNCERTAINTIES IN INTEGRATING OUR BUSINESS OPERATIONS AND REALIZING ENHANCED EARNINGS. The success of the merger depends, in part, upon our ability to integrate the operations of American Community Bankshares, Inc. into First Federal Capital Corp, and there are uncertainties in integrating the operations of the companies that could affect whether the merger will enhance our earnings. Successful integration of American Community Bankshares, Inc.'s consolidated operations will depend primarily on First Federal Capital Corp's ability to consolidate operations, systems, and procedures and to eliminate redundancies and costs. No assurance can be given that First Federal Capital Corp and American Community Bankshares, Inc. will be able to integrate their operations without encountering difficulties including, without limitation, the loss of key employees and customers, the disruption of their respective ongoing businesses, or possible inconsistencies in standards, controls, procedures, and policies.

     AN ECONOMIC SLOWDOWN IN OUR MARKET COULD HURT OUR BUSINESS. Because we focus a significant portion of our business in western, south central and eastern Wisconsin and northern Illinois, an economic slowdown in our area could hurt our business. An economic slowdown could have the following consequences:

     - Loan delinquencies may increase;

     - Problem assets and foreclosures may increase;

     - Demand for the products and services of First Federal Capital Corp may decline;

     - Collateral for loans made by First Federal Capital Corp, especially real estate, may decline in value, in turn reducing customers' borrowing power, and reducing the value of assets and collateral associated with existing loans of First Federal Capital Corp.

                  A WARNING ABOUT FORWARD-LOOKING INFORMATION


     First Federal Capital Corp and American Community Bankshares, Inc. have each made forward-looking statements in this document that are subject to risks and uncertainties. These statements are based on the beliefs and assumptions of each company's management and on information currently available to such management. Forward-looking statements include the information concerning possible or assumed future results of operations of First Federal Capital Corp and/or American Community Bankshares, Inc. set forth under "Questions and Answers About the Merger," "Summary," "The Merger," "American Community Bankshares Inc. -- Management's Discussion and Analysis of Financial Condition and Results of Operations" and statements preceded by, followed by, or that include the words "will," "believes," "expects," "anticipates," "intends," "plans," "estimates" or similar expressions.


     In particular, we have made statements in this document regarding expected cost savings from the merger, the anticipated effect of the merger and our anticipated performance in future periods. With respect to estimated cost savings, we have made assumptions regarding, among other things, the extent of operational overlap between First Federal Capital Corp and American Community Bankshares, Inc., the amount of general and administrative expense consolidation, costs relating to converting American Community Bank's operations and outside data processing to First Federal Capital Corp's systems, the amount of severance expenses, and the costs related to the merger. The realization of cost savings is subject to the risk that the foregoing assumptions are not accurate.

     Moreover, any statements in this document regarding the anticipated effect of the merger and First Federal Capital Corp's anticipated performance in future periods are subject to risks relating to, among other things, the following:

     - First Federal Capital Corp may not realize expected cost savings from the merger within the expected time frame;

     - First Federal Capital Corp's revenues following the merger may be lower than expected, or deposit attrition, operating costs, or customer loss and business disruption following the merger may be greater than expected;

     - competitive pressures among depository and other financial institutions may increase significantly;

     - First Federal Capital Corp may experience greater than expected costs or difficulties relating to the integration of the businesses of First Federal Capital Corp and American Community Bankshares, Inc.;

     - changes in the interest rate environment may reduce profits;

     - there may be less than favorable general economic or business conditions, either nationally or in north-central Wisconsin, resulting in, among other things, a deterioration in credit quality or a reduced demand for credit; and

     - competitors of First Federal Capital Corp and American Community Bankshares, Inc. may have greater financial resources and develop products that enable such competitors to compete more successfully than First Federal Capital Corp and American Community Bankshares, Inc.

     Management of First Federal Capital Corp and American Community Bankshares, Inc. believe these forward-looking statements are reasonable; however, you should not place undue reliance on such forward-looking statements, which are based on current expectations.

     Forward-looking statements are not guarantees of performance. They involve risks, uncertainties, and assumptions. The future results and shareholder values of First Federal Capital Corp following completion of the merger may differ materially from those expressed in these forward-looking statements. Many of the factors that will determine these results and values are beyond First Federal Capital Corp's and American Community Bankshares, Inc.'s ability to control or predict. For those statements, First Federal Capital Corp and American Community Bankshares, Inc. claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

            THE AMERICAN COMMUNITY BANKSHARES, INC. SPECIAL MEETING

GENERAL


     We are furnishing this document to shareholders of American Community Bankshares, Inc. in connection with the solicitation of proxies by the American Community Bankshares, Inc. Board of Directors for use at the special meeting of American Community Bankshares, Inc. shareholders to be held on October 30, 2001, including any meeting adjournments.



     The purpose of the special meeting is for you to consider and vote upon the Agreement and Plan of Merger, dated as of May 23, 2001, providing for the merger of American Community Bankshares, Inc. with and into First Federal Capital Corp, and of American Community Savings Bank with and into First Federal Savings Bank La Crosse-Madison. The Agreement and Plan of Merger is attached to this document as Annex A and is incorporated in this document by this reference. For a description of the Agreement and Plan of Merger, see "The Agreement and Plan of Merger."


     The Agreement and Plan of Merger provides that American Community Bankshares, Inc. will merge with and into First Federal Capital Corp. In the merger, shareholders of American Community Bankshares, Inc. will receive 4.5 shares of common stock of First Federal Capital Corp for each share of American Community Bankshares, Inc. common stock that they own. American Community Bankshares, Inc. shareholders will also receive cash equal to any fraction of a share of First Federal Capital Corp common stock that you would otherwise be entitled to receive multiplied by the average closing price for First Federal Capital Corp common stock on The Nasdaq National Market for the ten (10) consecutive trading days ending five business days before the merger becomes effective.

TIME AND PLACE


     American Community Bankshares, Inc. will hold its special meeting on October 30, 2001 at 10:00 a.m., local time, at The Wausau Club, 309 McClellan Street, Wausau, Wisconsin 54403.


RECORD DATE; VOTING POWER


     If you were an American Community Bankshares, Inc. shareholder at the close of business on October 2, 2001, you may vote at the special meeting. As of September 27, 2001, there were 430,070 issued and outstanding shares of American Community Bankshares, Inc. common stock held by approximately 159 shareholders. You will have one vote per share. Brokers who hold shares of American Community Bankshares, Inc. common stock as nominees will not have discretionary authority to vote these shares without instructions from the beneficial owners. Any shares of American Community Bankshares, Inc. stock for which a broker has submitted an executed proxy but for which the beneficial owner has not given instructions on voting to such broker are referred to as "broker non-votes."


VOTE REQUIRED

     The presence in person or by proxy of the holders of a majority of the shares of American Community Bankshares, Inc. common stock outstanding on the record date will constitute a quorum for the transaction of business at the special meeting. American Community Bankshares, Inc. will count abstentions and broker non-votes for purposes of establishing the presence of a quorum at the meeting. Approval of the proposal to approve the Agreement and Plan of Merger requires the affirmative vote of a majority of the outstanding shares of American Community Bankshares, Inc. common stock. Because broker non-votes and abstentions are not affirmative votes, they will have the effect of a vote against approval of the Agreement and Plan of Merger.


     As of September 27, 2001, the executive officers and directors of American Community Bankshares, Inc., including their affiliates, had voting power with respect to an aggregate of 113,846 shares of American Community Bankshares, Inc. common stock or approximately 26.5% of the shares of American Community Bankshares, Inc. common stock then outstanding. The Agreement and Plan of Merger obligates the directors and executive officers of American Community Bankshares, Inc., in their individual capacities, to vote all of their shares for approval of the Agreement and Plan of Merger.

RECOMMENDATION OF THE AMERICAN COMMUNITY BANKSHARES, INC. BOARD OF DIRECTORS

     The American Community Bankshares, Inc. Board of Directors has unanimously approved and adopted the Agreement and Plan of Merger. The American Community Bankshares, Inc. Board of Directors believes that the merger is fair to and in the best interests of American Community Bankshares, Inc. and the American Community Bankshares, Inc. shareholders, and unanimously recommends that you vote "FOR" approval of the Agreement and Plan of Merger.

SOLICITATION AND REVOCATION OF PROXIES

     We have enclosed a form of proxy with this Proxy Statement/Prospectus. Shares represented by a proxy will be voted at the special meeting as specified in the proxy. Proxies that are properly signed and dated but which do not have voting instructions will be voted by the proxy holders FOR the merger. Properly signed and dated proxies will also confer on the proxy holder the power to vote in the discretion of the proxy holder as to any matter incident to the conduct of the meeting.

     AMERICAN COMMUNITY BANKSHARES, INC. ASKS YOU TO VOTE BY COMPLETING, DATING AND SIGNING THE ACCOMPANYING PROXY CARD AND RETURNING IT PROMPTLY IN THE ENCLOSED, POSTAGE-PAID ENVELOPE. YOU SHOULD NOT SEND STOCK CERTIFICATES WITH YOUR PROXY CARDS. You may revoke your proxy at any time before its exercise. You may revoke your proxy by

     - filing with the Secretary of American Community Bankshares, Inc. prior to the special meeting, at American Community Bankshares, Inc.'s principal executive offices, either a written revocation of your proxy or a duly executed proxy bearing a later date; or

     - attending the special meeting and voting in person. Presence at the special meeting will not revoke your proxy unless you vote in person.

     American Community Bankshares, Inc. is soliciting proxies for use at its special meeting. American Community Bankshares, Inc. will bear the cost of solicitation of proxies from its own shareholders. In addition to solicitation by mail, American Community Bankshares, Inc. directors, officers, and employees may solicit proxies from shareholders by telephone, in person or through other means. These persons will not receive additional compensation, but they will be reimbursed for the reasonable out-of-pocket expenses they incur in connection with this solicitation. American Community Bankshares, Inc. will also make arrangements with brokerage firms, fiduciaries, and other custodians who hold shares of record to forward solicitation materials to the beneficial owners of these shares. American Community Bankshares, Inc. will reimburse these brokerage firms, fiduciaries, and other custodians for their reasonable out-of-pocket expenses in connection with this solicitation.

OTHER MATTERS

     The persons named in the proxy will have authority to vote all properly executed proxies in accordance with their judgment on any proposal to adjourn the special meeting for any purpose. Proxies that have been designated to vote against approval of the Agreement and Plan of Merger will not be voted in favor of any proposal to adjourn the special meeting for the purpose of soliciting additional proxies to approve the Agreement and Plan of Merger unless the shareholder so indicates on the proxy.

RIGHTS OF DISSENTING SHAREHOLDERS

     Under the Agreement and Plan of Merger, shareholders of American Community Bankshares, Inc. are entitled to dissenters' rights as set forth in Wisconsin law. Those shareholders that perfect dissenters' rights according to the terms set forth in the Wisconsin dissenters' rights statutes will be entitled to receive the fair value of their shares as determined under the dissenters' rights statutes. A copy of the relevant provisions of

Wisconsin law is attached as Annex B to this Proxy Statement/Prospectus. These dissenters' rights are subject to a number of restrictions and requirements described in Annex B and summarized below.


     Sections 180.1301 to 180.1331 of Wisconsin law provide that any shareholder may dissent from the merger and obtain payment of the fair value of his or her shares as determined in accordance with Section 180.1301(4), provided that such shareholder delivers to American Community Bankshares, Inc., before the shareholder vote on the merger, a written notice of such shareholder's intent to demand payment for his or her shares if the merger is completed, does not vote his or her shares in favor of the merger, and complies with all of the remaining provisions of Sections 180.1301 to 180.1331. Wisconsin law provides that a dissenting shareholder may not challenge the corporate action creating his or her entitlement to dissent unless the action is unlawful or fraudulent with respect to such shareholder or the issuer corporation.


     The following is a brief summary of Sections 180.1301 to 180.1331 of Wisconsin law, which set forth the procedures for demanding statutory dissenters' rights. This summary is qualified in its entirety by reference to the full text of Sections 180.1301 to 180.1331 which is attached to this Proxy Statement/Prospectus as Annex B. For purposes of this summary, "shareholder" refers to shareholders of record and beneficial shareholders who comply with the provisions of Section 180.1303 applicable to beneficial shareholders.


     If the merger is approved and completed, shareholders who elect to exercise their dissenters' rights and who properly and timely perfect such rights will be entitled to receive the "fair value" in cash, as determined under the dissenters' rights statutes, for their shares of American Community Bankshares, Inc. common stock.

     A shareholder who elects to exercise his or her dissenters' rights must perfect those rights by delivering to American Community Bankshares, Inc., prior to the vote at the special meeting written notice of his or her intent to demand payment and must either vote against the merger or abstain from voting on the merger. Neither voting in person or by proxy against, abstaining from voting on or failing to vote on the proposal to approve the exchange agreement will constitute a written notice of intent to exercise dissenters' rights within the meaning of Section 180.1321 of Wisconsin law. The written notice of intent to exercise dissenters' rights must be in addition to, and separate from, any such proxy or vote. Any shareholder who fails to deliver written notice prior to the vote on the merger at the special meeting or votes in favor of the merger will lose the right to exercise dissenters' rights.

     If the merger is approved, then within ten days after such approval, American Community Bankshares, Inc. will deliver to those shareholders who deliver the written notice described above and who do not vote in favor of the merger (each, a "Dissenting Shareholder") a written dissenters' notice (the "Dissenters' Notice"). The Dissenters' Notice will set forth where the Dissenting Shareholder must send the payment demand, where and when certificates for shares of American Community Bankshares, Inc. common stock must be deposited and the date by which American Community Bankshares, Inc. must receive the payment demand, which date must not be fewer than 30 nor more than 60 days from the date on which the Dissenters' Notice is delivered. In addition, the Dissenters' Notice must include a form for demanding payment, which includes the date of first announcement to the shareholders of the terms of the merger and requires the Dissenting Shareholder to certify whether he or she acquired beneficial ownership of the shares of American Community Bankshares, Inc. common stock before such date, and a copy of the sections of Wisconsin law pertaining to dissenters' rights.

     A Dissenting Shareholder who is sent a Dissenters' Notice must demand payment in writing, certifying whether he or she acquired beneficial ownership of the shares before the date specified in such notice and depositing his or her certificates in accordance with such notice. A shareholder who does not demand payment by the date set in the Dissenters' Notice or who does not deposit his or her certificates where required by the date set forth in the Dissenters' Notice is not entitled to exercise dissenters' rights.

     Upon the later of completion of the merger or receipt of the payment demand, American Community Bankshares, Inc. will pay each Dissenting Shareholder who has complied with the above the fair value of the Dissenting Shareholder's shares of American Community Bankshares, Inc. common stock, plus accrued interest. The payment must be accompanied by the latest available financial statements of American Community Bankshares, Inc., an estimate of the fair value of the shares, an explanation of how the interest was calculated, a statement of the dissenters' rights if the Dissenting Shareholder is dissatisfied with the payment and a copy of the Sections of the Wisconsin law pertaining to dissenters' rights.

     If the Dissenting Shareholder believes that the amount paid by American Community Bankshares, Inc. is less than the fair value of his or her shares or that the interest due was incorrectly calculated, if American Community Bankshares, Inc. fails to make payment within 60 days after the date set in the Dissenters' Notice for demanding payment, or if the merger is not completed and American Community Bankshares, Inc. does not return the deposited certificates within 60 days after the date set in the Dissenters' Notice for demanding payment, the Dissenting Shareholder may notify American Community Bankshares, Inc. of his or her estimate of the fair value of his or her shares and the amount of interest due and demand payment of his or her estimate, less any payment previously received. The Dissenting Shareholder must notify American Community Bankshares, Inc. in writing within 30 days after American Community Bankshares, Inc. made payment for the Dissenting Shareholder's shares. If within 60 days after receipt by American Community Bankshares, Inc. of a demand described in this paragraph, the demand remains unsettled, American Community Bankshares, Inc. will bring a special proceeding and will petition the court to determine the fair value of the shares and accrued interest. If American Community Bankshares, Inc. does not bring the special proceeding within such 60-day period, American Community Bankshares, Inc. will pay each Dissenting Shareholder whose claim remains unsettled the amount demanded. The Dissenting Shareholder will be entitled to judgment for the amount by which the court finds the fair value of his or her shares exceeds the amount paid by American Community Bankshares, Inc.

     FAILURE TO COMPLY STRICTLY WITH ALL OF THE PROCEDURES SET FORTH IN SECTIONS
180.1301 TO 180.1331 OF WISCONSIN LAW WILL RESULT IN THE LOSS OF A SHAREHOLDER'S DISSENTERS' RIGHTS. CONSEQUENTLY, ANY SHAREHOLDER WISHING TO EXERCISE DISSENTERS' RIGHTS IS URGED TO CONSULT LEGAL COUNSEL BEFORE ATTEMPTING TO EXERCISE SUCH RIGHTS.

     SHAREHOLDERS CONSIDERING THE EXERCISE OF DISSENTERS' RIGHTS SHOULD BE AWARE THAT THE FAIR VALUE OF THEIR SHARES AS DETERMINED UNDER SECTIONS 180.1301 TO
180.1331 COULD BE MORE THAN, THE SAME AS OR LESS THAN THE VALUE OF FIRST FEDERAL CAPITAL CORP COMMON STOCK AFTER THE MERGER IS COMPLETED.

                                   THE MERGER

     THE DETAILED TERMS OF THE MERGER ARE CONTAINED IN THE AGREEMENT AND PLAN OF MERGER ATTACHED AS ANNEX A TO THIS DOCUMENT. THE FOLLOWING DISCUSSION AND THE DISCUSSION UNDER "THE AGREEMENT AND PLAN OF MERGER" DESCRIBE THE MORE IMPORTANT ASPECTS OF THE MERGER AND ALL OF THE MATERIAL TERMS OF THE AGREEMENT AND PLAN OF MERGER. THESE DESCRIPTIONS ARE QUALIFIED BY REFERENCE TO THE AGREEMENT AND PLAN OF MERGER, WHICH WE ENCOURAGE YOU TO READ CAREFULLY.

STRUCTURE OF THE MERGER


     GENERAL. The Agreement and Plan of Merger provides that, after approval by the American Community Bankshares, Inc. shareholders and the satisfaction or waiver of the other conditions to the merger, American Community Bankshares, Inc. will merge with and into First Federal Capital Corp. Immediately after the merger, American Community Bank will merge with and into First Federal Savings Bank. The Articles of Incorporation and Bylaws of First Federal Capital Corp, as in effect immediately prior to the merger, will be the Articles of Incorporation and Bylaws of First Federal Capital Corp after the merger. The directors and officers of First Federal Capital Corp immediately prior to the merger will be the directors and officers of First Federal Capital Corp after the merger until they resign or until their respective successors are duly elected and qualified. In addition, Mr. Edwin J. Zagzebski, Chairman of the Board of Directors of American Community Bankshares, Inc. will be appointed to the Board of Directors of First Federal Capital Corp and will be nominated for election to a full three-year term at the next annual meeting of First Federal Capital Corp shareholders.


     TIMING OF CLOSING. The closing of the merger will occur after approval by a majority of American Community Bankshares, Inc. shareholders and after receipt of all regulatory approvals, or on such other day mutually agreed to by First Federal Capital Corp and American Community Bankshares, Inc. after the satisfaction or waiver of all conditions and after all regulatory approvals have been obtained. The merger will become effective when Articles of Merger are filed with the Wisconsin Department of Financial Institutions or such later date and time as may be specified in the Articles of Merger. The parties anticipate that the merger will be completed during the fourth quarter of 2001.


     CONVERSION OF SHARES. At the completion of the merger, each issued and outstanding share of American Community Bankshares, Inc. common stock will convert into the right to receive 4.5 shares of First Federal Capital Corp common stock. First Federal Capital Corp will also pay cash in lieu of issuing fractional shares of First Federal Capital Corp common stock in an amount equal to such fraction multiplied by the average closing price for First Federal Capital Corp common stock on The Nasdaq National Market for the ten (10) consecutive trading days ending five business days before the merger becomes effective. Assuming that no options to acquire shares of American Community Bankshares, Inc. common stock are exercised before the merger, First Federal Capital Corp will issue approximately 1,935,315 shares of First Federal Capital Corp common stock in the merger. Following the merger, the current shareholders of American Community Bankshares, Inc. will own approximately 9.6% of First Federal Capital Corp.


     If First Federal Capital Corp changes the number of outstanding shares of First Federal Capital Corp common stock before the merger through any stock split or other combination, or if First Federal Capital Corp declares a stock dividend, then First Federal Capital Corp will adjust the conversion ratio appropriately.

     American Community Bankshares, Inc. and First Federal Capital Corp shareholders should obtain current market quotations for First Federal Capital Corp common stock. The market price of First Federal Capital Corp common stock will change between the date of this document and the date of the merger and will continue to change thereafter. Because the number of shares of First Federal Capital Corp common stock American Community Bankshares, Inc. shareholders will receive in the merger is fixed and the market price of First Federal Capital Corp common stock may change, the shares of First Federal Capital Corp common stock that American Community Bankshares, Inc. shareholders receive in the merger may increase or decrease in value prior to and after the merger.


     TREATMENT OF STOCK OPTIONS. The Agreement and Plan of Merger provides that each option to acquire shares of American Community Bankshares, Inc. common stock as of the effective time of the merger shall be converted into an option to acquire 4.5 shares of First Federal Capital Corp common stock at an exercise price per share equal to the option exercise price per share of American Community Bankshares, Inc. divided by 4.5 and subject to the same terms and conditions as were applicable to American Community Bankshares Inc. options. There are no outstanding options to purchase American Community Bankshares, Inc. common stock.


BACKGROUND OF THE MERGER

     The provisions of the Agreement and Plan of Merger are the result of negotiations conducted among representatives of First Federal Capital Corp and American Community Bankshares, Inc. and their respective legal advisors. The following is a summary of the meetings, negotiations and discussions between the parties that preceded execution of the Agreement and Plan of Merger.

     American Community Bankshares, Inc. was incorporated in 1994 for the purpose of forming a community bank and sought investors in the Wausau area who shared the views of the organizers that an independent, locally owned bank could serve a niche by providing banking products and services primarily to small to medium-sized businesses and retail banking customers. In its initial years of operation, the Board of Directors of American Community Bankshares, Inc. felt that the best interests of American Community Bankshares, Inc.'s shareholders would be served by increasing the asset base of American Community Bank and focusing on improving earnings while operating as an independent community bank. American Community Bankshares, Inc.'s strategic plan proved successful and American Community Bank grew rapidly in size and profitability from its organization in 1995.

     Since early 1998, however, the American Community Bankshares, Inc. Board of Directors has believed that the emphasis on consolidation within the banking was shifting to a national or regional level, as compared to regional financial institutions growing by acquisition of smaller institutions within their own market areas. The American Community Bankshares, Inc. Board of Directors believes that the result of this shift has been an increase in the size of bank combination transactions and a general lessening of interest in independent banks located in smaller markets. Given this trend, the American Community Bankshares, Inc. Board of Directors recognized that these changes in the manner in which consolidation within the banking industry was occurring and the level of success American Community Bank had achieved required a review of its strategic plan. In particular, the American Community Bankshares, Inc. Board of Directors had concluded that several factors made it appropriate to consider alternatives to remaining independent, including a possible business combination with a larger institution:

     - while the Wausau area remains a strong banking market and American Community Bankshares, Inc. expects American Community Bank to continue to grow, the bank would not likely be able to sustain the rapid growth it had achieved as a newly chartered bank;

     - continued growth through acquisitions would be difficult as American Community Bankshares, Inc. stock is not traded on a public market making it difficult to use American Community Bankshares, Inc. stock to acquire another institution, leaving only the less desirable option of a cash transaction taxable to the acquired institution's shareholders;

     - changes in the pattern of consolidation in the banking industry would be likely to reduce the number of potentially acceptable acquirers of American Community Bankshares, Inc. in the future; and

     - the belief that the lack of liquidity in American Community Bankshares, Inc. stock was becoming an increasing concern for many American Community Bankshares, Inc. shareholders.

     From time to time, American Community Bankshares, Inc. had received inquiries from various regional bank holding companies regarding a possible merger with or other acquisition of American Community Bankshares, Inc. In some cases, American Community Bankshares, Inc.'s management had held informal discussions in response to these inquiries. None of these discussions had moved beyond informal, preliminary inquiries because it was the opinion of the American Community Bankshares, Inc. Board of Directors that it was not in the best interest of the American Community Bankshares, Inc. shareholders to expand those preliminary inquiries at that time.

     Since its conversion to a stock institution in 1989, First Federal Capital Corp has sought to extend the markets for its subsidiary financial institution, First Federal Savings Bank, through expansion and acquisitions in western Wisconsin and southern Illinois. As part of that strategy, First Federal Capital Corp had decided, partially in conjunction with its planning sessions held in August and September of 2000, to pursue the establishment of two supermarket banking locations in Wausau, Wisconsin. At those same planning meetings, First Federal Capital Corp determined that First Federal Savings Bank should begin to pursue an expansion of its small business lending activities and that a possible approach to such expansion might be through acquisition of a commercial bank. The consensus of the First Federal Capital Corp Board of Directors was that Jack
C. Rusch, as President and CEO of First Federal Capital Corp and First Federal Savings Bank, should evaluate any appropriate expansion opportunities that might become available.


     Mr. Rusch and Mr. Zagzebski had formerly worked together at a bank holding company located in Wausau, Wisconsin. As a result of that former association, Messrs. Rusch and Zagzebski maintained contact on a somewhat regular basis. The concept of a merger between American Community Bankshares, Inc. and First Federal Capital Corp was referred to generally in telephone conversations between Messrs. Rusch and Zagzebski early in February 2001, leading to a meeting between Messrs. Zagzebski and Rusch at First Federal Capital Corp's offices on February 13, 2001. During that meeting, the possibility of a business combination between First Federal Capital Corp and American Community Bankshares, Inc. was discussed in somewhat greater detail, with the principals agreeing that a possible combination had sufficient merit to warrant American Community Bankshares, Inc. and First Federal Capital Corp each undertaking financial analyses to determine the range of merger consideration that the parties might be willing to consider. In subsequent telephone conversations, Messrs. Rusch and Zagzebski discussed both the possibility of a merger transaction and the possible range of merger consideration in greater detail, but without resolving specific issues.

     On April 5, 2001, Messrs. Rusch and Zagzebski met in Tomah, Wisconsin, for an extensive discussion of a possible merger transaction. At the April 5 meeting, Mr. Zagzebski expressed an interest on the part of American Community Bankshares, Inc. in proceeding with the transaction and Mr. Rusch indicated that First Federal Capital Corp would be interested in acquiring American Community Bankshares, Inc. The parties devoted the major part of these discussions to pricing issues and to the results of their respective financial analyses. At the conclusion of the meeting the parties agreed to present for discussion and consideration by their respective boards of directors a proposal for a merger in which American Community Bankshares, Inc. shareholders would receive 4.5 shares of First Federal Capital Corp stock for each share of American Community Bankshares, Inc. stock outstanding.

     On April 11, the American Community Bankshares, Inc. Board of Directors met and Mr. Zagzebski discussed First Federal Capital Corp's interest in a merger, the proposed merger consideration, and various public information concerning First Federal Capital Corp's operations and stock price performance. The American Community Bankshares, Inc. Board of Directors expressed its interest in pursuing a possible merger with First Federal Capital Corp and directed Mr. Zagzebski to undertake the customary steps toward negotiation of a definitive agreement. Mr. Rusch and Mr. Zagzebski then negotiated a confidentiality agreement which was executed on April 20, 2001, and American Community Bankshares, Inc. and First Federal Capital Corp began an exchange of financial and other information. At a regularly scheduled meeting of the First Federal Capital Corp Board of Directors, held on April 24, 2001, Mr. Rusch made a detailed presentation to the Board of Directors concerning the status of discussions with American Community Bankshares, Inc. and the proposed 4.5 share exchange ratio. The First Federal Capital Corp Board of Directors authorized Mr. Rusch to continue to pursue discussions consistent with the general terms he had outlined at the meeting. On or about that same date, legal counsel for American Community Bankshares, Inc. and First Federal Capital Corp were directed to begin to negotiate the terms of an Agreement and Plan of Merger between First Federal Capital Corp and American Community Bankshares, Inc. that might be considered by the respective Boards of Directors.

     Richard A. Price, President of American Community Bankshares, Inc. and American Community Bank, met with Mr. Rusch on April 26, 2001 to discuss generally the commercial lending operations of American Community Bank and how such operations might be integrated with those of First Federal Savings Bank. The parties also began to discuss procedures for the conduct of a due diligence examination of American Community Bankshares, Inc.'s loan portfolio and records at the offices of American Community Bank. Over the next several weeks, the parties and their legal counsel had numerous discussions for the purpose of negotiating the terms of a definitive agreement and of employment agreements intended to ensure that in the event of a merger First Federal Savings Bank would be able to retain the services of Mr. Price and other officers of American Community Bank. None of these discussions concerned any change or proposed change in the merger consideration.


     On May 17, 2001, Mr. Price again met with Mr. Rusch and other executive officers of First Federal Capital Corp at the First Federal Capital Corp offices to discuss in greater detail First Federal Capital Corp's general business philosophy, interest in American Community Bankshares, Inc.'s commercial banking operations, the positions that might be filled by Mr. Price and other American Community Bank executives if the merger were to be completed, and to make final arrangements for the completion by First Federal Capital Corp of its due diligence examination of American Community Bankshares, Inc.


     First Federal Capital Corp completed its due diligence investigation of American Community Bankshares, Inc. at American Community Bank's offices on May 20, 2001, reviewing loan files, financial statements, other materials and meeting with selected American Community Bank personnel. A preliminary draft of the merger agreement was presented to the American Community Bankshares, Inc. Board of Directors at a meeting held on May 21, 2001. American Community Bankshares, Inc.'s legal counsel conducted a discussion of various legal aspects of the merger agreement, including the provisions on break-up fees and expenses, ancillary documents and procedures to complete the proposed merger, the employment contracts and noncompete agreements to be entered into with Mr. Price and three other officers of American Community Bank and the fact that Mr. Zagzebski would become a director of First Federal Capital Corp and First Federal Savings Bank upon completion of the merger. The American Community Bankshares, Inc. Board of Directors thoroughly reviewed the information provided, and there was a full discussion by the board and its legal advisors regarding the terms of the merger agreement, the specific effects of the merger proposal, the various employment and noncompete agreements, and Mr. Zagzebski's role following the merger. Following such discussion, the American Community Bankshares, Inc. Board of Directors unanimously determined that the merger was fair to, and in the best interests of, the shareholders of American Community Bankshares, Inc., and unanimously approved and adopted the preliminary form of merger agreement and unanimously recommended that the holders of American Community Bankshares, Inc. stock approve the merger and merger agreement. The American Community Bankshares, Inc. Board of Directors authorized Messrs. Zagzebski and Price to negotiate a final definitive agreement which did not differ in any material respects from the agreement presented to the board. On May 22, 2001, the American Community Bankshares, Inc. Board of Directors met again to clarify certain adjustments to the terms of the merger agreement concerning certain outstanding options to acquire American Community Bankshares, Inc. stock held by American Community Bankshares, Inc. directors and by certain employees of American Community Bank. The Board of Directors also received a report from a representative of its independent accountants concerning his review of First Federal Capital Corp's SEC filings and the presentation of data on other bank merger and acquisition transactions in the Midwest since 1999 for banks and bank holding companies of various sizes. Following the presentation of this information, the American Community Bankshares, Inc. Board of Directors unanimously ratified the adoption of the resolutions at the May 21, 2001 meeting of the Board of Directors concerning the merger agreement and related matters.


     At a meeting held May 22, 2001, Mr. Rusch presented the definitive merger agreement for consideration by the First Federal Capital Corp Board of Directors. Mr. Rusch thoroughly reviewed the terms of the merger agreement with the Board of Directors, with emphasis on the 4.5 for 1 share exchange ratio, the requirement for approval of the merger by a majority of American Community Bankshares, Inc.'s shareholders, the provisions on break-up fees and expenses, the addition of Mr. Zagzebski to the First Federal Capital Corp and First Federal Savings Bank Boards of Directors, and the employment and noncompete contracts proposed to be entered into by certain key employees of American Community Bank. Following presentation of this information, the First Federal Capital Corp Board of Directors unanimously approved the merger agreement.

     The definitive merger agreement was executed by Mr. Zagzebski on behalf of American Community Bankshares, Inc. and Mr. Rusch on behalf of First Federal Capital Corp on May 23, 2001 following the meeting of the Board of Directors of First Federal Capital Corp on that date. A joint press release announcing the merger was issued by the parties on May 23, 2001.

REASONS FOR THE MERGER

  AMERICAN COMMUNITY BANKSHARES, INC.'S REASONS FOR THE MERGER

     The American Community Bankshares, Inc. Board of Directors, with the assistance of its outside legal advisors and independent accountants, evaluated the financial, legal and market considerations bearing on the decision to recommend the merger. The terms of the merger, including the aggregate merger consideration to be received for the shares of American Community Bankshares, Inc. stock and the conversion of options to purchase American Community Bankshares, Inc. common stock into options to acquire First Federal Capital Corp stock, are the result of arm's-length negotiations between representatives of American Community Bankshares, Inc. and First Federal Capital Corp. In reaching its conclusion that the merger agreement is in the best interest of American Community Bankshares, Inc. and its shareholders, the American Community Bankshares, Inc. Board of Directors considered the following material factors:

     - the merger consideration to be received in the proposed merger, including, a comparison of the consideration to be received by American Community Bankshares, Inc. shareholders in the proposed merger with financial institution transactions in the Midwest since 1999;

     - the terms of the merger agreement other than the merger consideration, including the ability of American Community Bankshares, Inc. to terminate the agreement under certain circumstances;

     - the fact that although the cash received for fractional shares will be taxable, the American Community Bankshares, Inc. shareholders will not recognize any gain or loss for federal income tax purposes on the receipt of First Federal Capital Corp stock in the merger;

     - the marketability and liquidity of First Federal Capital Corp stock, which is traded on The Nasdaq National Market, as compared to the illiquidity and lack of marketability of American Community Bankshares, Inc. stock;

     - the consistent history of cash dividends paid on First Federal Capital Corp stock compared to the practice of American Community Bankshares, Inc. of paying cash dividends only since May, 2000, and the fact that the rate of cash dividends on First Federal Capital Corp stock is substantially higher than the dividend paid on American Community Bankshares, Inc. stock;

     - alternatives to the merger, including potential transactions with other merger partners and the continued operation of American Community Bankshares, Inc. as an independent financial institution, with consideration given to the breadth of its product line that could be offered to customers, economic conditions and the prospects for community banking and competition in the market area served by American Community Bankshares, Inc.;

     - information concerning the business, financial condition, results of operations and prospects of American Community Bankshares, Inc. and First Federal Capital Corp;

     - competitive factors and trends toward consolidation in the banking industry; and

     - the strong likelihood of approval of the merger by regulatory agencies and by American Community Bankshares, Inc. shareholders.

     The American Community Bankshares, Inc. Board of Directors also considered certain other aspects of the effect of the proposed merger on its customers and employees. The American Community Bankshares, Inc. Board of Directors believes that by becoming part of a larger organization with greater resources, American Community Bank will be able to serve its customers and communities better. First Federal Capital Corp's intention to expand American Community Bankshares, Inc.'s commercial product lines, the ability of American Community Bankshares Inc.'s customers to continue to deal with current staff, the availability of First Federal Savings Bank's more expansive retail network and product lines, and the greater resources of the combined institutions to meet increased credit needs of growing and successful customers of American Community Bank were all considered important aspects of the transaction by the American Community Bankshares, Inc. Board of Directors. Similarly, a larger organization will be able to provide greater career opportunities for American Community Bankshares, Inc.'s employees.


     The American Community Bankshares, Inc. Board of Directors also considered the separate agreements and benefits proposed for employees and management and concluded that those terms were reasonable and that the appointment of Mr. Zagzebski to the First Federal Capital Corp and First Federal Savings Bank's Boards of Directors was appropriate.


     This discussion of the information, factors and additional aspects of the proposed merger considered by the American Community Bankshares, Inc. Board of Directors is not intended to be exhaustive but is believed to include all material factors considered by the American Community Bankshares, Inc. Board of Directors. The American Community Bankshares, Inc. Board of Directors did not assign any relative or specific weights to the foregoing factors, and individual directors may have given different weights to different factors. The American Community Bankshares, Inc. Board of Directors collectively made its determination that the merger is in the best interests of the American Community Bankshares, Inc. shareholders in light of the factors that each member considered appropriate, and in light of the totality of the information and factors presented to and considered by the American Community Bankshares, Inc. Board of Directors.

  FIRST FEDERAL CAPITAL CORP'S REASONS FOR THE MERGER

     First Federal Capital Corp's Board of Directors has determined that the merger is desirable since it enhances First Federal Capital Corp's market position in north-central Wisconsin, creates the opportunity for significant cost savings, is attractive from a financial viewpoint, and offers the opportunity to market First Federal Savings Bank's broader range of retail services to American Community Bank's existing customer base. First Federal Capital Corp expects that the merger will significantly enhance its name recognition in Wausau, Wisconsin, providing an immediate presence in an attractive market which First Federal Capital Corp had targeted for expansion through previously planned supermarket branch offices. In addition, the merger will immediately enhance First Federal Savings Bank's position as a small business, commercial lender, bringing both an existing Wausau market presence and personnel experienced in commercial lending within that market.

RECOMMENDATION OF THE AMERICAN COMMUNITY BANKSHARES, INC. BOARD OF DIRECTORS

     The American Community Bankshares, Inc. Board of Directors believes that the terms of the merger are in the best interests of American Community Bankshares, Inc. and its shareholders and has unanimously approved the merger agreement. THE AMERICAN COMMUNITY BANKSHARES, INC. BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE SHAREHOLDERS OF AMERICAN COMMUNITY BANKSHARES, INC. APPROVE THE AGREEMENT AND PLAN OF MERGER.

                        THE AGREEMENT AND PLAN OF MERGER

     The following describes certain provisions of the Agreement and Plan of Merger. It does not purport to be complete and is subject to and qualified in its entirety by reference to the Agreement and Plan of Merger attached hereto as Annex A to this Proxy Statement/Prospectus. You should read the Agreement and Plan of Merger carefully and in its entirety.

CONVERSION OF SHARES


     At the completion of the merger, each issued and outstanding share of American Community Bankshares, Inc. common stock will convert into the right to receive 4.5 shares of First Federal Capital Corp common stock. First Federal Capital Corp will also pay cash in lieu of issuing fractional shares of First Federal Capital Corp common stock in an amount equal to any such fraction of a share multiplied by the average closing price for First Federal Capital Corp common stock on The Nasdaq National Market for the ten consecutive trading days ending five business days before the merger becomes effective. Assuming that no options to acquire shares of American Community Bankshares, Inc. common stock are exercised before the merger, First Federal Capital Corp will issue approximately 1,935,315 shares of First Federal Capital Corp common stock in the merger. Following the merger, the current shareholders of American Community Bankshares, Inc. will own approximately 9.6% of First Federal Capital Corp.


     If First Federal Capital Corp changes the number of outstanding shares of First Federal Capital Corp common stock before the merger through any stock split or other combination, or if First Federal Capital Corp declares a stock dividend, then the conversion ratio will be adjusted appropriately.

     American Community Bankshares, Inc. and First Federal Capital Corp shareholders should obtain current market quotations for First Federal Capital Corp common stock. The market price of First Federal Capital Corp common stock will fluctuate between the date of this document and the date of the merger and thereafter. Because the number of shares of First Federal Capital Corp common stock American Community Bankshares, Inc. shareholders will receive in the merger is fixed and the market price of First Federal Capital Corp common stock will fluctuate, the value of the shares of First Federal Capital Corp common stock that American Community Bankshares, Inc. shareholders receive in the merger may increase or decrease prior to and after the merger.

TREATMENT OF STOCK OPTIONS


     The Agreement and Plan of Merger provides that each option to acquire shares of American Community Bankshares, Inc. common stock shall be converted into an option to acquire 4.5 shares of First Federal Capital Corp common stock at an exercise price per share equal to the exercise price per share of American Community Bankshares, Inc. subject to such option divided by 4.5 and subject to the same terms and conditions as were applicable to exercise of the American Community Bankshares, Inc. options. There are no outstanding options of American Community Bankshares, Inc. common stock.


REPRESENTATIONS AND WARRANTIES

     Each of First Federal Capital Corp and American Community Bankshares, Inc. has made a number of customary representations and warranties regarding various aspects of their respective business, financial condition, corporate structure and other pertinent facts.

     The representations and warranties given by American Community Bankshares, Inc. to First Federal Capital Corp cover the following topics, among others:

     - corporate organization and authority to do business;

     - corporate authorization to enter into the Agreement and Plan of Merger;

     - that the transactions contemplated by the Agreement and Plan of Merger will not conflict with American Community Bankshares, Inc.'s organizational documents or contracts;

     - compliance with applicable laws;

     - identification of material contracts or agreements and agreements with regulatory agencies;

     - adequacy of loan loss reserves;

     - accuracy of banking reports and historical financial statements;

     - absence of material litigation;

     - absence of tax liabilities and compliance with tax filing requirements;

     - accuracy of information provided for this Proxy Statement/Prospectus;

     - ownership and condition of properties;

     - identification of shareholders of American Community Bankshares, Inc.;

     - completeness and accuracy of regulatory filings;

     - status of loans and loan portfolios;

     - compliance with applicable investment restrictions;

     - compliance of employee benefit plans with laws and funding requirements;

     - absence of undisclosed liabilities; and

     - continuation of insurance coverage.

     The representations and warranties given by First Federal Capital Corp cover the following topics, among others:

     - corporate organization and authority;

     - accuracy of financial statements;

     - that the transactions contemplated by the Agreement and Plan of Merger will not conflict with First Federal Capital Corp's organizational documents or contracts;

     - absence of material litigation;

     - compliance of employee benefit plans with laws and funding requirements; and

     - accuracy of Securities and Exchange Commission filings.

CONDITIONS TO THE MERGER

     The obligations of First Federal Capital Corp and American Community Bankshares, Inc. to consummate the merger are subject to the satisfaction or waiver on or before the completion of the merger of a number of conditions, including the following:

     - no statute, rule, regulation, judgment, decree, injunction or order of any governmental authority will be in effect which prohibits the consummation of the transactions described in the Agreement and Plan of Merger;

     - the Agreement and Plan of Merger must receive the approval of a majority of the shareholders of American Community Bankshares, Inc. and the applicable governmental authorities. The Boards of Directors of First Federal Capital Corp and American Community Bankshares, Inc. have already unanimously approved the Agreement and Plan of Merger;

     - no stop order suspending the effectiveness of the registration statement (of which this Proxy Statement/Prospectus is a part) covering First Federal Capital Corp common stock to be issued in the merger shall have been issued and no proceedings for that purpose shall have been initiated or threatened by the SEC;

     - the shares of First Federal Capital Corp common stock issuable to American Community Bankshares, Inc. shareholders in connection with the merger shall have been approved for listing on The Nasdaq National Market;

     - First Federal Capital Corp and American Community Bankshares, Inc. shall have received an opinion from Michael Best & Friedrich LLP that, as of the closing date of the merger, the merger constitutes a "reorganization" for purposes of Section 368 of the Internal Revenue Code of 1986, as amended, and that no gain or loss will be recognized by American Community Bankshares, Inc. shareholders to the extent they receive shares of First Federal Capital Corp common stock as consideration for the shares of American Community Bankshares, Inc. common stock;

     - all material consents or approvals of persons other than government authorities that are required for the execution, delivery and performance of the Agreement and Plan of Merger shall have been obtained;

     - all consents, approvals or notices of or to governmental authorities that are required for the performance of the transactions contemplated in the Agreement and Plan of Merger shall have been obtained; and

     - all permits and other authorizations under federal and state securities laws necessary to consummate the transactions contemplated in the Agreement and Plan of Merger and to issue the shares of First Federal Capital Corp common stock to be issued as consideration in the merger transactions shall have been obtained.

     The obligation of First Federal Capital Corp to consummate the merger is also subject to fulfillment of other conditions, including the following:

     - The representations and warranties of American Community Bankshares, Inc. set forth in the Agreement and Plan of Merger shall be true and correct in all material respects as of the effective time of the merger;

     - American Community Bankshares, Inc. shall have performed in all material respects all obligations required by the Agreement and Plan of Merger to be performed by it at or prior to the effective time of the merger;

     - First Federal Capital Corp shall have received a letter from Wipfli Ullrich Bertelson LLP, independent public accountants to American Community Bankshares, Inc., regarding the financial statements and other matters related to the business of American Community Bankshares, Inc.; and


     - The net worth of American Community Bankshares, Inc. as of the end of the most recent calendar quarter prior to the merger becoming effective is not less than $11,758,723.

     The obligation of American Community Bankshares, Inc. to consummate the merger is also subject to the fulfillment of other conditions, including the following:

     - The representations and warranties of First Federal Capital Corp set forth in the Agreement and Plan of Merger shall be true and correct in all material respects as of the effective time of the merger; and

     - First Federal Capital Corp shall have performed in all material respects all obligations required to be performed by it under the Agreement and Plan of Merger at or prior to the effective time of the merger.

     Additionally, completion of the merger is subject to the delivery of additional documents, legal opinions and the receipt of officers' certificates and other documents.

     If these and other conditions are not satisfied or waived, First Federal Capital Corp or American Community Bankshares, Inc. may terminate the Agreement and Plan of Merger.

FEES AND EXPENSES

     Generally, First Federal Capital Corp and American Community Bankshares, Inc. will pay their own fees, costs, and expenses incurred in connection with the merger. If, however, either party terminates the merger due to the other party's failure to satisfy its obligations under the Agreement and Plan of Merger, the terminating party is entitled to reimbursement for its fees and expenses, up to a maximum of $100,000.

TERMINATION

     Either American Community Bankshares, Inc. or First Federal Capital Corp may call off the merger under certain circumstances, including if:

     - both parties consent in writing;

     - the merger is not completed before January 31, 2002;

     - we are not able to obtain required governmental approvals;

     - the other party breaches in a material manner any of the representations or warranties or any covenant or agreement it has made under the Agreement and Plan of Merger and the breach is not cured within 30 days;

     - the other party is made a party to or threatened with a lawsuit which can be reasonably expected to have a material adverse effect on the assets, properties, business or financial condition of that party; or

     - any condition to a party's obligations under the Agreement and Plan of Merger has not been met or waived.

     First Federal Capital Corp may terminate the merger under certain circumstances, including:

     - if American Community Bankshares, Inc.'s net worth as of the calendar quarter prior to completion of the merger is less than $11,758,723;

     - if prior to consummation of the merger there is an adverse change in the condition of American Community Bankshares, Inc. (which is defined as an adverse change in business, financial conditions or operating results, or pending or threatened litigation reasonably expected to have a material adverse effect); or

     - if the merger is not approved by a majority of American Community Bankshares, Inc. shareholders or if more than 20% of such shareholders exercise dissenters' rights.

     Further, if American Community Bankshares, Inc. terminates the merger because:

          (i) it receives a different acquisition proposal from another party and American Community Bankshares, Inc.'s Board of directors determines in good faith that it could be a breach of its fiduciary duty not to accept such proposal (provided that prior to acceptance of any such offer American Community Bankshares, Inc. is obligated to negotiate with First Federal Capital Corp to determine if the terms of the merger can be adjusted in a manner that would allow the merger to proceed);

          (ii) it enters into another agreement to be acquired or to merge; or

          (iii) it's Board of Directors fails to continue to recommend approval of the merger (unless First Federal Capital Corp has materially breached its obligations under the Agreement and Plan of Merger and has not reasonably attempted to cure such breach);

     then American Community Bankshares, Inc. shall be obligated to pay First Federal Capital Corp a "termination" fee of $950,000.

CONDUCT OF BUSINESS PRIOR TO COMPLETION OF THE MERGER

     The Agreement and Plan of Merger provides that, until the merger becomes effective, American Community Bankshares, Inc. and American Community Bank shall:

     - conduct and operate their business only in the usual and ordinary course in accordance with prudent and sound banking practices;

     - maintain an allowance for loan losses deemed by management of American Community Bank to be adequate based on past loan loss experience and evaluation of potential losses in current portfolios;

     - remain in good standing with all applicable federal and state regulatory authorities and preserve their existing banking locations;

     - use their best efforts (but without any obligation to pay additional or increased compensation of any type) to retain the services of their present officers and employees identified by First Federal Capital Corp, so that their goodwill and business relationships with customers and others are not adversely affected;

     - maintain usual and customary insurance covering the performance of duties by their directors, officers and employees and maintaining those insurance policies in full force and effect;

     - take no action which would adversely affect or delay the ability of American Community Bankshares, Inc. or First Federal Capital Corp to obtain any necessary approvals, consents or waivers of any governmental authority required for the transactions contemplated hereby; and

     - take no action which would cause the termination or cancellation by the Federal Deposit Insurance Corporation of insurance in respect of American Community Bank's deposits.

     The Agreement and Plan of Merger also provides that, until the merger becomes effective, American Community Bankshares, Inc. and American Community Bank shall not:

     - except as contemplated by the Agreement and Plan of Merger, issue, deliver or sell, or authorize or propose the issuance, delivery or sale of, any shares of their capital stock, or issue or grant any stock options, warrants, rights, calls or commitments of any character calling for or permitting the issue or sale of their capital stock (or securities convertible into or exchangeable, with or without additional consideration, for shares of such capital stock) or any stock appreciation rights;

     - declare and/or pay any cash or non-cash dividends, or institute any other form of dividend or distribution, with respect to American Community Bankshares, Inc. capital stock, except that American Community Bankshares, Inc. may pay normal quarterly cash dividends;

     - increase or reduce the number of shares of their capital stock issued or outstanding by repurchase, split-up, reverse split, reclassification, distribution of stock dividends, or change of par or stated value;

     - except as required pursuant to the terms of any option to acquire American Community Bankshares, Inc. common stock, purchase, permit the conversion of or otherwise acquire or transfer (other than in its role as transfer agent for American Community Bankshares, Inc. common stock) for any consideration any outstanding shares of their capital stock or securities carrying the right to acquire, or convert into or exchange for such stock, with or without additional consideration;

     - make or grant any general or individual wage, bonus or salary increase or fringe benefit increase, except in the usual and ordinary course of business and in accordance with past pay practices;

     - transfer or lease any of their assets or property, except in the ordinary course of business;

     - transfer or grant any rights under any leases, licenses or agreements, other than in the usual and ordinary course of business; and

     - make any payment to any director, officer or employee in connection with or as a result of the transactions contemplated by the Agreement and Plan of Merger, or otherwise, that is not deductible under either Sections 162(a)(1) or 404 of the Internal Revenue Code of 1986, as amended, or is not an ordinary business expense authorized by American Community Bankshares, Inc. in furtherance of the duties of the director, officer or employee.


FEDERAL INCOME TAX CONSEQUENCES



     The following discussion is a summary of the important federal income tax consequences of the merger to the holders of American Community Bankshares, Inc. common stock. It is not a complete description of all of the tax consequences that may be important to you, and does not address filing or reporting obligations generally applicable to all taxpayers, rules applicable only to certain types of taxpayers, or rules that we assume are generally known by American Community Bankshares, Inc. shareholders. This summary is based upon the Internal Revenue Code, Treasury Regulations, and judicial interpretations that are in effect as of the date of this proxy statement/prospectus, all of which could change, possibly retroactively, which could change the conclusions set forth in this summary.



     We have obtained a tax opinion from Michael Best & Friedrich LLP, tax counsel to First Federal Capital Corp, which is included as Exhibit 8.1 to the registration statement of which this proxy statement/prospectus is a part. This summary is based upon certain assumptions regarding First Federal Capital Corp and American Community Bankshares, Inc. contained in that opinion and the assumption that the merger will be completed in accordance with the terms of the merger agreement. This summary also assumes that American Community Bankshares, Inc. shareholders hold their shares of American Community Bankshares, Inc. common stock as capital assets and does not address the tax consequences that may be relevant to certain types of shareholders who are subject to special treatment under federal income tax laws, such as dealers in securities, banks, insurance companies, tax-exempt organizations, non-United States persons and shareholders who acquired shares of American Community Bankshares, Inc. stock pursuant to the exercise of options or otherwise as compensation or through a tax-qualified retirement plan. Finally, this summary does not discuss any state, local or foreign tax consequences.



     Based on these assumptions and upon representations and assumptions contained in the tax opinion, our tax counsel is of the opinion that:



     - The merger will qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended.



     - Neither American Community Bankshares, Inc. nor First Federal Capital Corp will recognize any gain or loss as a result of the merger.



     - No gain or loss will be recognized by the shareholders of American Community Bankshares, Inc. who exchange their American Community Bankshares, Inc. stock solely for First Federal Capital Corp stock (except that a shareholder will be required to recognize gain with respect to any fractional share for which cash is received, determined as though such fractional share had been redeemed).



     - Those shareholders of American Community Bankshares, Inc. who perfect dissenters' rights according to the terms set forth in the Wisconsin dissenters' rights statutes will recognize gain or loss equal to the difference between the amount of cash they receive and their aggregate tax basis in their American Community Bankshares, Inc. shares.



     - The tax basis of the First Federal Capital Corp common stock received by an American Community Bankshares, Inc. shareholder will be the same as the tax basis the shareholder had in his or her American Community Bankshares, Inc. stock immediately prior to the merger, (adjusted for any fractional shares deemed to have been redeemed as referred to above), decreased by the amount of cash received and increased by the amount of gain recognized by the shareholder on the exchange.



     - The holding period of the First Federal Capital Corp common stock will include the holding period of shares of American Community Bankshares, Inc. stock surrendered in exchange therefor.



     The tax opinion cannot be relied upon if any of the factual assumptions or representations on which it is based are, or later become, inaccurate. No ruling from the Internal Revenue Service concerning the tax consequences of the merger has been requested, and the tax opinions will not be binding upon the Internal Revenue Service or the Courts.



     THE FOREGOING SUMMARY IS GENERAL IN SCOPE AND IS NOT INTENDED TO ADDRESS ALL OF THE TAX CONSEQUENCES APPLICABLE TO EVERY AMERICAN COMMUNITY BANKSHARES, INC. SHAREHOLDER. YOU SHOULD CONSULT YOUR OWN TAX ADVISOR REGARDING THE SPECIFIC TAX CONSEQUENCES TO YOU OF THE MERGER, INCLUDING TAX RETURN REPORTING REQUIREMENTS, THE APPLICABILITY OF FEDERAL, STATE, LOCAL AND FOREIGN TAX LAWS AND THE EFFECT OF ANY PROPOSED CHANGES IN THE TAX LAWS.



                       COMPARISON OF SHAREHOLDERS' RIGHTS


     This section of the Proxy Statement/Prospectus describes the material differences between the rights of holders of American Community Bankshares, Inc. common stock before and holders of First Federal Capital Corp common stock after the Merger. While American Community Bankshares, Inc. and First Federal Capital Corp believe that the description covers the material differences between the two, this summary may not contain all of the information that is important to you. You should carefully read this entire document and the other documents we refer to for a more complete understanding of the differences between being a shareholder of American Community Bankshares, Inc. and a shareholder of First Federal Capital Corp.

     Upon the consummation of the Merger, shareholders of American Community Bankshares, Inc. will become shareholders of First Federal Capital Corp. Since both First Federal Capital Corp and American Community Bankshares, Inc. are incorporated under the laws of the State of Wisconsin, American Community Bankshares, Inc. shareholders who receive First Federal Capital Corp common stock will continue to be subject to the privileges and restrictions provided in the Wisconsin Business Corporation Law. Certain other rights presently enjoyed by American Community Bankshares, Inc. shareholders under the relevant provisions of the Articles of Incorporation of American Community Bankshares, Inc. (the "American Community Bankshares, Inc. Articles") and the Bylaws of American Community Bankshares, Inc. (the "American Community Bankshares, Inc. Bylaws") differ in some respects from the rights they will have as shareholders of First Federal Capital Corp under the relevant provisions of the First Federal Capital Corp Articles of Incorporation (the "First Federal Articles") and the First Federal Capital Corp Bylaws (the "First Federal Bylaws").

REMOVAL OF DIRECTORS

     FIRST FEDERAL CAPITAL CORP. First Federal's Articles provide that a director may be removed from office only for cause and by (i) the affirmative vote of the holders of at least two-thirds of the issued and outstanding shares of capital stock then entitled to vote in an election of directors, or (ii) a majority of the total number of directors. The First Federal Articles define "cause" for removal as existing only if the director proposed for removal is proposed has been (i) convicted of a felony by a court of competent jurisdiction and such conviction is no longer subject to direct appeal, or (ii) adjudicated by a court of competent jurisdiction to be liable for gross negligence or misconduct in the performance of such director's duty to First Federal and such adjudication is no longer subject to direct appeal.

     AMERICAN COMMUNITY BANKSHARES, INC. The American Community Bankshares, Inc. Bylaws provide only that a director may be removed by a vote of the shareholders, provided that a quorum is present.

VACANCIES ON THE BOARD OF DIRECTORS

     FIRST FEDERAL CAPITAL CORP. The First Federal Bylaws provide that any vacancy occurring on the First Federal Capital Corp Board of Directors may be filled by the affirmative vote of a majority of the remaining directors, even if the number of remaining directors does not constitute a quorum of the First Federal Capital Corp Board of Directors; provided, however, that if the shareholders of any class or series are entitled separately to elect one or more directors, a majority of the remaining directors elected by that class or series or the sole remaining director elected by the class or series may fill any vacancy among the number of directors elected by that class or series. A director elected to fill a vacancy shall hold office until the next election of directors by the shareholders. There currently are no shares of First Federal Capital Corp preferred stock outstanding.


     AMERICAN COMMUNITY BANKSHARES, INC. The American Community Bankshares, Inc. Bylaws provide that any vacancy on the Board of Directors may be filled by the shareholders. If the shareholders fail to fill the vacancy, until they do, (a) the Board of Directors may fill the vacancy; or (b) if the directors remaining in office are fewer than a quorum of the Board of Directors, they may fill the vacancy by the affirmative vote of all directors remaining in office.


AMENDMENTS TO THE ARTICLES OF INCORPORATION AND BYLAWS

     FIRST FEDERAL CAPITAL CORP. The affirmative vote of the holders of at least two-thirds of the issued and outstanding shares of capital stock of First Federal entitled to vote generally in an election of directors is required to amend, alter, change or repeal any provision of the First Federal Bylaws. The First Federal Articles may be amended in the manner now or hereafter provided in the Wisconsin Business Corporation Law, except for amendments to (i) Article VI (addressing preemptive rights), (ii) Article VII (regarding the number, removal, liability and staggered terms of directors), (iii) Article VIII (addressing liability of directors and officers), (iv) Articles IX and XI (relating to amendments to First Federal Bylaws and Articles), and (v) Article X (regarding restrictions on offers and acquisitions), which require the affirmative vote of at least two-thirds of the issued and outstanding shares of First Federal. Notwithstanding the foregoing, First Federal Articles may not be amended, altered, changed or repealed without the vote of the holders of any class or series of First Federal Capital Corp preferred stock as may be required by the provisions establishing such class or series.


     AMERICAN COMMUNITY BANKSHARES, INC. Amendments may be made to the American Community Bankshares, Inc. Bylaws by the affirmative vote of a majority of shareholders or directors at any meeting at which a quorum is in attendance, unless a greater number of shares are required under the terms of the section of the American Community Bylaws to be changed. Additionally, no bylaw adopted by the shareholders shall be amended or repealed by the Board of Directors if the bylaw so adopted so provides. No special provision is made for the amendment or repeal of any of the American Community Bankshares, Inc. Articles.


     FIRST FEDERAL CAPITAL CORP SHAREHOLDER RIGHTS AGREEMENT. On January 24, 1995, the First Federal Capital Corp Board of Directors declared a dividend distribution of one right (a "First Federal Right") for each outstanding share of First Federal Capital Corp common stock to shareholders of record at the close of business on February 6, 1995. Prior to the occurrence of a "Distribution Date" (defined below), First Federal Rights will be deemed to be delivered with each share of First Federal Capital Corp common stock issued, including in connection with the issuance of the shares of First Federal Capital Corp common stock in connection with the merger. Each First Federal Right entitles the registered holder to purchase from First

Federal a unit consisting of one one-hundredth of a share (a "Unit") of Series A Preferred Stock, at a purchase price of $50.00 per Unit ("Purchase Price"), subject to adjustment. The description and terms of the First Federal Rights are summarized below and are set forth in the Rights Agreement which is incorporated by reference herein.

     At the present time, the First Federal Rights are attached to all First Federal Capital Corp common stock certificates representing outstanding shares, and no separate First Federal Rights certificates will be distributed. The First Federal Rights will separate from the First Federal Capital Corp common stock and be distributed on a date (the "Distribution Date") which will occur upon the earlier of (i) ten business days following a public announcement that a person or group of affiliated or associated persons, other than employee benefit plans of First Federal Capital Corp (an "Acquiring Person"), has acquired beneficial ownership of 20% or more of the outstanding shares of First Federal Capital Corp common stock (the "Stock Acquisition Date"), or (ii) ten business days (or such later date as may be determined by the First Federal Capital Corp Board of Directors) following the commencement of a tender offer or exchange offer that would result in a person or group beneficially owning 20% or more of such outstanding shares of First Federal Capital Corp common stock.

     Until the Distribution Date, (i) the First Federal Rights will be evidenced by the First Federal Capital Corp common stock certificates and will be transferred with and only with such certificates, (ii) new First Federal Capital Corp common stock certificates issued after February 6, 1995 will contain a notation incorporating the Rights Agreement by reference, and (iii) the surrender for transfer of any certificates for shares of First Federal Capital Corp common stock outstanding also will constitute the transfer of the First Federal Rights associated with the First Federal Capital Corp common stock represented by such certificates. As soon as practicable after the Distribution Date, First Federal Rights certificates will be mailed to holders of record of First Federal Capital Corp common stock as of the close of business on the Distribution Date and, thereafter, the separate First Federal Rights certificates alone will represent the First Federal Rights. The First Federal Rights are not exercisable until the Distribution Date and will expire at the close of business on February 6, 2005, unless earlier redeemed by First Federal as described below.

     Unless the First Federal Rights are earlier redeemed pursuant to the Rights Agreement, in the event that at any time following the Stock Acquisition Date,
(i) First Federal Capital Corp were to be the surviving corporation in a merger or other business combination with an Acquiring Person and First Federal Capital Corp common stock remained outstanding and was not changed into or exchanged for other securities or assets or an Acquiring Person effects a statutory share exchange with First Federal after which First Federal is not a subsidiary of any Acquiring Person, (ii) an Acquiring Person engages in any of various self-dealing transactions with First Federal Capital Corp specified in the Rights Agreement, or (iii) any person, other than employee benefit plans of First Federal Capital Corp, becomes the beneficial owner of 20% or more of the then-outstanding shares of First Federal Capital Corp common stock, the Rights Agreement provides that proper provision shall be made so that each holder of a First Federal Right, other than the Acquiring Person, whose Rights will thereupon become null and void, and certain of its transferees, will thereafter have the right to receive, upon exercise and payment of the Purchase Price, First Federal Capital Corp common stock (or, in certain circumstances, cash, property or other securities of First Federal) having a value equal to two times the exercise price of the First Federal Right. In addition, unless the First Federal Rights are earlier redeemed, in the event that at any time following the Stock Acquisition Date, (i) First Federal Capital Corp is involved in a merger or other business combination in which First Federal is not the surviving corporation or in which First Federal Capital Corp common stock is changed into or exchanged for other securities of any other person or cash or any other property, or (ii) 50% or more of First Federal Capital Corp's assets or earnings power is sold or transferred, the Rights Agreement provides that proper provision shall be made so that each holder of a First Federal Right (other than First Federal Rights which previously have been voided as set forth above) will, from and after such date, have the right to receive, upon exercise and payment of the Purchase Price, common stock of the acquiring company having a value equal to two times the exercise price of the First Federal Right. The events set forth in this paragraph are referred to in the Rights Agreement as the "Triggering Events."

     The Purchase Price payable, and the number of shares of Series A Preferred Stock or other securities or property issuable, upon the exercise of the First Federal Rights are subject to customary adjustments from time to time to prevent dilution in the event of certain changes in the First Federal Capital Corp common stock or First Federal Preferred Stock or distributions on such stock. With certain exceptions, no adjustment in the Purchase Price will be required until cumulative adjustments amount to at least 1% of the Purchase Price. First Federal Capital Corp is not required to issue fractional shares (other than fractions that are integral multiples of one one-hundredth), and, in view thereof, an adjustment in cash will be made, as provided in the Rights Agreement.

     The Series A Preferred Stock purchasable upon exercise of the First Federal Rights will not be redeemable. Each share of Series A Preferred Stock will be entitled to (i) a minimum preferential quarterly dividend payment of $1 per share with an entitlement to an aggregate dividend of 100 times the dividend declared per share of First Federal Capital Corp common stock; (ii) a minimum preferential liquidation payment of $100 per share with an entitlement to an aggregate payment of 100 times the payment made per share of First Federal Capital Corp common stock; (iii) 100 votes, voting together with the First Federal Capital Corp common stock; and (iv) 100 times the amount received per share of First Federal Capital Corp common stock in the event of any merger, consolidation or other transaction in which shares of First Federal Capital Corp common stock are exchanged. Because of the nature of the dividend, liquidation and voting rights of the Series A Preferred Stock, which are protected by customary anti-dilution provisions, the value of one one-hundredth interest in a share of Series A Preferred Stock purchasable upon exercise of each First Federal Right should approximate the value of one share of First Federal Capital Corp common stock.

     At any time after a person becomes an Acquiring Person and prior to the acquisition by such Acquiring Person of 50% or more of the outstanding First Federal Capital Corp common stock, the First Federal Capital Corp Board of Directors may exchange the First Federal Rights (other than First Federal Rights owned by such Acquiring Person which have become void), in whole or in part, at an exchange ratio of one share of First Federal Capital Corp common stock, or one-hundredth of a share of Series A Preferred Stock (or of a share of a class or series of First Federal's preferred stock having equivalent rights, preferences and privileges) per First Federal Right (subject to adjustment).

     At any time until ten business days following the Stock Acquisition Date, First Federal Capital Corp may redeem the First Federal Rights in whole, but not in part, at a price of $0.01 per First Federal Right (the "Redemption Price"), payable in cash, First Federal Capital Corp common stock or other consideration deemed appropriate by the First Federal Capital Corp Board of Directors. Under certain circumstances set forth in the Rights Agreement, the decision to redeem the First Federal Rights will require the concurrence of a majority of the "Continuing Directors" (defined below). In addition, First Federal Capital Corp may thereafter, but prior to the occurrence of a Triggering Event, redeem the First Federal Rights in whole, but not in part, at the Redemption Price, provided that such redemption is incidental to a merger or other business combination transaction approved by a majority of the Continuing Directors involving First Federal Capital Corp, but not an Acquiring Person, in which all holders of First Federal Capital Corp common stock are treated alike. After the redemption period has expired, First Federal Capital Corp's right of redemption may be reinstated if an Acquiring Person reduces its beneficial ownership to less than 10% of the outstanding shares of First Federal Capital Corp common stock in a transaction or series of transactions not involving First Federal Capital Corp. Immediately upon the action of the First Federal Capital Corp Board of Directors ordering redemption of the First Federal Rights, the First Federal Rights will terminate and the only right of the holders of First Federal Rights will be to receive the Redemption Price.

     The term "Continuing Directors" means any member of the First Federal Capital Corp Board of Directors who was a member of the First Federal Capital Corp Board prior to the date of the Rights Agreement, and any person who is subsequently elected to the First Federal Capital Corp Board of Directors if such person is recommended or approved by a majority of the Continuing Directors, but will not include an Acquiring Person, or an affiliate or associate of any such Acquiring Person or any representative of any of the foregoing entities.

     Until a First Federal Right is exercised, the holder thereof, as such, will have no rights as a shareholder of First Federal Capital Corp, including, without limitation, the right to vote or to receive dividends. While the distribution of the First Federal Rights will not be taxable to shareholders or to First Federal Capital Corp, shareholders may, depending upon the circumstances, recognize taxable income in the event the First Federal Rights become exercisable for stock (or other consideration) of First Federal Capital Corp or for common stock of an Acquiring Person (as set forth above).

     The First Federal Capital Corp Board of Directors generally may amend or supplement the provisions of the Rights Agreement, provided that from and after the Distribution Date and under certain circumstances specified in the Rights Agreement, any amendment or supplement shall require the approval of a majority of the Continuing Directors and shall not adversely affect the interests of the holders of First Federal Rights (other than an Acquiring Person or any affiliate or associate thereof). Without limiting the foregoing, First Federal Capital Corp may, at any time prior to such time as any person becomes an Acquiring Person, amend the Rights Agreement to lower the threshold for distribution of First Federal Rights or for the occurrence of a Triggering Event involving an acquisition of an amount of the First Federal Capital Corp common stock to any percentage greater than the greater of (i) the largest percentage of the outstanding shares of First Federal Capital Corp common stock then known by First Federal Capital Corp to be beneficially owned by any person (other than First Federal Capital Corp and its employee benefit plans), and (ii) 10%.

     The First Federal Rights have certain anti-takeover effects. The First Federal Rights could cause substantial dilution to a person or group that acquires 20% or more of the outstanding shares of First Federal Capital Corp common stock if a Triggering Event thereafter occurs without the First Federal Rights having been redeemed by First Federal Capital Corp. However, the First Federal Rights should not interfere with any merger or other business combination approved by the First Federal Capital Corp Board of Directors because the First Federal Rights are redeemable under certain circumstances.

     AMERICAN COMMUNITY BANKSHARES, INC. The American Community Bankshares, Inc. Board of Directors has not adopted a shareholder rights agreement.

                BUSINESS OF AMERICAN COMMUNITY BANKSHARES, INC.

GENERAL

     American Community Bankshares, Inc. was incorporated under Wisconsin law in September, 1994, for the purpose of acquiring and operating American Community Bank. American Community Bankshares, Inc. is a one-bank holding company registered under the Bank Holding Company Act of 1956, as amended. American Community Bankshares, Inc.'s sole business is the ownership and management of American Community Bank.

     American Community Bank was organized in connection with the formation of American Community Bankshares, Inc. and began operations as a Wisconsin banking corporation in March, 1995. The bank is a wholly owned subsidiary of American Community Bankshares, Inc. American Community Bank's principal office is located in Wausau, Wisconsin, and it maintains one branch facility in Mosinee, Wisconsin.

     American Community Bank is engaged in general commercial and retail banking in the Wausau and Mosinee areas and the surrounding portions of Marathon County. American Community Bank serves individuals, businesses, and governmental units and offers most forms of commercial and consumer lending, including lines of credit, secured and unsecured term loans and real estate financing. In addition, American Community Bank provides a full range of personal banking services, including checking accounts, savings and time accounts, installment and other personal loans, as well as mortgage loans. American Community Bank offers automated teller machines and online computer banking to its customers to provide services on a 24-hour basis. American Community Bank also offers brokerage services, including the sale of annuities, mutual funds and other investments to bank customers and the general public.

     American Community Investments, Inc. ("ACI"), was formed as a subsidiary in the State of Nevada in 1997 to consolidate and improve the efficiency, management, safekeeping, and operations of the bank's investment securities portfolio and certain other holdings. In addition, the formation of ACI has resulted in a lower effective income tax rate for the bank because the State of Nevada does not currently impose a corporate income tax. On June 30, 2001, ACI held a net book value of approximately $23.8 million in securities and $12.6 million of loans held for investment.

PRINCIPAL SOURCES OF REVENUE

     American Community Bank's principal sources of revenue are interest and fees from lending activities and interest and dividend income from investments. The principal sources of funds for the bank's lending activities are deposits, loan repayments and the sale or maturity of investment securities. The table below shows the amount and percentages of American Community Bank's total consolidated operating revenues resulting from interest on loans and interest on investment securities for each of the last three years:

                                                  INTEREST ON LOANS             INTEREST ON INVESTMENT SECURITIES
                                            ------------------------------      ----------------------------------
               YEAR ENDED                                PERCENT OF TOTAL                       PERCENT OF TOTAL
              DECEMBER 31,                  AMOUNT      OPERATING REVENUES       AMOUNT        OPERATING REVENUES
              ------------                  ------      ------------------       ------        ------------------
                                                                    (DOLLARS IN THOUSANDS)
2000....................................    $8,400            79.19%             $1,528               14.41%
1999....................................    $6,661            75.04%             $1,462               16.47%
1998....................................    $5,691            69.84%             $1,400               17.18%


     Additional information on American Community Bankshares, Inc. can be found under "Management's Discussion and Analysis of American Community Bankshares, Inc.'s Financial Condition and Results of Operations," "Selected Consolidated Financial Data of American Community Bankshares, Inc." and "American Community Bankshares, Inc. Financial Statements."


BANK MARKET AREA AND COMPETITION

     There is a mix of retail, manufacturing, agricultural and service businesses in the area served by American Community Bank. American Community Bank has substantial competition in its market area. Much of this competition comes from companies which are larger and have greater resources than American Community Bankshares, Inc. American Community Bank competes for deposits and other sources of funds with other banks, savings associations, credit unions, finance companies, mutual funds, life insurance companies and other financial and non-financial companies. Many of these non-bank competitors offer products and services which are functionally equivalent to the products and services offered by American Community Bank.

     Recent changes in banking laws have had a significant effect on the competitive environment in which American Community Bank operates. These changes are likely to continue to increase competition for American Community Bank and within the banking industry in general. For example, current federal law permits adequately capitalized and managed bank holding companies to engage in interstate banking on a much broader scale than in the past. Banks are also permitted to create interstate branching networks in states that do not "opt out" of the new laws. The Gramm-Leach-Bliley Act of 1999 also increased the competitive environment in which banks operate, permitting the formation of financial holding companies which are permitted to conduct a broad range of banking, insurance and securities activities.


     In addition to competition, the business of American Community Bank will be affected by general economic conditions, including the level of interest rates and the monetary policies of the FRB (see "Regulation and Supervision
-- Monetary Policy" on Page 37).


EMPLOYEES


     American Community Bankshares, Inc. has no employees. As of June 30, 2001, American Community had thirty employees, including three employed on a part-time basis. Officers and certain supervisors are salaried and other full and part-time employees are paid on an hourly basis. None of American Community Bank's employees are covered by a collective bargaining agreement.

PROPERTIES

     American Community Bankshares, Inc.'s operations are carried out at American Community Bank's main office in Wausau, Wisconsin. American Community Bank owns its main office in Wausau and leases its Mosinee branch office facility. The main office was designed for commercial banking operations, while the Mosinee facility occupies leased space designed for banking operations within a supermarket. Management of American Community Bankshares, Inc. considers its facilities adequate and suitable for current operations.

LEGAL PROCEEDINGS

     As of June 30, 2001, neither American Community Bankshares, Inc. nor American Community Bank was involved in any legal or administrative proceedings, nor did management of American Community Bankshares, Inc. know of any claims or threatened litigation or administrative proceedings involving either American Community Bankshares, Inc. or American Community Bank. In the ordinary course of its business, American Community Bankshares, Inc. and American Community Bank may become engaged from time to time in legal actions as both a plaintiff and a defendant. In some cases, claims for significant compensatory or punitive damages, or unspecified damages, may be made against American Community Bankshares, Inc. or American Community Bank.

REGULATION AND SUPERVISION

  REGULATION


     American Community Bankshares, Inc. and American Community Bank are subject to regulation under both federal and state law. As a registered bank holding company, American Community Bankshares, Inc. is subject to regulation and examination by the FRB. American Community Bank is subject to regulation and examination by the FDIC and, as a Wisconsin-chartered bank, by the Wisconsin Department of Financial Institutions.


     The FRB expects a bank holding company to be a source of strength for its subsidiary banks. As such, American Community Bankshares, Inc. may be required to take certain actions or commit certain resources to American Community Bank when it might otherwise choose not to do so. Under federal and state banking laws, American Community Bankshares, Inc. and American Community Bank are also subject to regulations which govern American Community Bankshares, Inc.'s and American Community Bank's capital adequacy, loans and loan policies (including the extension of credit to affiliates), deposits, payment of dividends, establishment of branch offices, mergers and other acquisitions, investments in or the conduct of other lines of business, management personnel, interlocking directorates and other aspects of the operation of American Community Bankshares, Inc. and American Community Bank. Bank regulators having jurisdiction over American Community Bankshares, Inc. and American Community Bank generally have the authority to impose civil fines or penalties and to impose regulatory sanctions for noncompliance with applicable banking regulations and policies. In particular, the FDIC has broad authority to take corrective action if American Community Bank fails to maintain required minimum capital, and the FRB and the FDIC each have the authority to require a cessation of unsound or unsafe bank practices. Information concerning American Community Bankshares, Inc.'s compliance with applicable capital requirements is set forth in Note 14 of the Notes to Consolidated Financial Statements for the years ended December 31, 2000, 1999 and 1998 set forth under "American Community Bankshares, Inc. Financial Statements." The system of supervision and regulation applicable to American Community Bankshares, Inc. and American Community Bank establishes a comprehensive framework for their respective operations and is intended primarily for the protection of the FDIC's deposit insurance funds, the depositors of the bank, and the public, rather than for the shareholders of American Community Bankshares, Inc. or American Community Bank.

     Banking laws and regulations have undergone periodic revisions that often have a direct or indirect effect on American Community Bank's operations and its competitive environment. From time to time, various formal or informal proposals, including new legislation, relating to, among other things, changes with respect to deposit insurance, permitted bank activities and restructuring of the federal regulatory scheme have been made and may be made in the future. The Gramm-Leach-Bliley Act of 1999, which eliminated many of the barriers to affiliation among banks, insurance companies and other securities or financial services companies, is an example of legislation which may, and often does, materially affect the operation of American Community Bankshares, Inc.'s business and the level of competition within the banking industry. Depending on the scope and timing of future regulatory changes, it is likely that changes in banking laws will affect the competitive environment in which American Community Bankshares, Inc. operates or increase costs of regulatory compliance and, accordingly, may have a material adverse effect on American Community Bankshares, Inc.'s consolidated financial condition, liquidity or results of operations.

MONETARY POLICY

     The earnings and growth of American Community Bank, and therefore American Community Bankshares, Inc., are affected by the monetary and fiscal policies of the federal government and governmental agencies. The FRB has a direct and indirect influence on the costs of funds used by American Community Bank for lending and its actions have a substantial effect on interest rates, the general availability of credit and the economy as a whole. These policies therefore affect the growth of bank loans and deposits and the rates charged for loans and paid for deposits. Governmental and FRB monetary policies have had a significant effect on the operating results of commercial banks in the past and are expected to do so in the future. American Community Bankshares, Inc. is not able to anticipate the future impact of such policies and practices on the growth or profitability of American Community Bankshares, Inc. or American Community.

LENDING ACTIVITIES

  GENERAL


     The principal categories of loans in American Community Bank's portfolio are residential real estate loans secured by single-family residences, construction loans for single-family residences, second mortgage and home equity loans secured primarily by second mortgages on single-family residences, and commercial and agricultural loans. On June 30, 2001, approximately 73% of the bank's total assets consisted of loans held for investment purposes. More detailed statistical information concerning the bank's loan portfolio can be found under "American Community Bankshares, Inc. Management's Discussion and Analysis of Financial Condition and Results of Operations -- Loans Held for Investment," on Pages 43 and 49.


  RESIDENTIAL LENDING

     Single-family residential loans accounted for approximately 18% of American Community Bank's gross loans on June 30, 2001. The bank sells all long-term fixed rate loans to the secondary market. The bank retains single-family residential mortgage loans that provide for periodic adjustments of the interest rate ("adjustable-rate mortgage loans"). Adjustable-rate mortgage loans decrease American Community Bank's exposure to risks associated with changes in interest rates, but involve other risks because as interest rates increase, borrowers' monthly payments increase, thus increasing the potential for default. This risk has not had any adverse effect on American Community Bank to date, although no assurances can be made with respect to future periods.

     American Community Bank also originates loans to individuals to construct single-family residences. Such loans accounted for approximately 5% of its gross loans on June 30, 2001. Construction loans may be made without commitments to purchase the property being constructed and the borrower may not have take-out commitments for permanent financing on hand at the time of origination. Construction loans generally involve a higher degree of risk than conventional residential mortgage loans because the risk of loss is largely dependent on the accuracy of the initial estimate of the property's value at completion of construction, the estimated cost of construction, and the borrower's ability to advance additional construction funds, if necessary.

  COMMERCIAL AND AGRICULTURAL LENDING

     On June 30, 2001, agricultural loans represented approximately 11% and commercial loans represented approximately 55% of the loan portfolio.

     Commercial loans are made to a variety of businesses within American Community Bank's market area. On June 30, 2001, the percentage of commercial loans represented by business types were as follows: manufacturing operations, 37%; finance, insurance and real estate, 26%; retail, 16%; service, 18%; and other, 3%. Agricultural loans are usually made in the dairy or crop sectors. Commercial and agricultural loans are typically for terms of 3 to 5 years and generally are secured by all assets of the borrower. In many cases, the bank also receives a personal guarantee of the owner of the business. Interest rates on commercial loans are almost exclusively indexed and change based upon changes in national or international interest rate indices.

  NON-PERFORMING AND OTHER CLASSIFIED ASSETS


     Loans are generally placed on a non-accrual status when they are contractually past due 90 days or more in the payment of principal or interest and are considered "non-performing" when, in the judgement of management, the probability of collection of principal or interest is deemed to be insufficient to warrant further accrual of interest. See "American Community Bankshares, Inc. Management's Discussion and Analysis of Financial Condition and Results of Operations -- Non-Performing Assets" on Pages 43 and 51. The ratio of total non-performing assets to American Community Bank's total allowance for loan and real estate losses at June 30, 2001 was 22% and the ratio of total non-performing assets to total assets was .20%.


  ALLOWANCES FOR LOSSES ON LOANS AND REAL ESTATE

     American Community Bank's policy is to establish allowances for estimated losses on specific loans when it determines that losses are expected to be incurred. The adequacy of the allowance for loan losses is assessed based upon credit quality, existing and prospective economic conditions and loss exposure by loan type. Management determines the allowance for loan losses based on past loan experience, current economic conditions, composition of the loan portfolio, and the potential for future loss. See "American Community Bankshares, Inc. Management's Discussion and Analysis of Financial Condition and Results of
Operations -- Provision for Loan Losses" on Pages   and   .

     Management of American Community Bank believes that the current allowances established by the bank are adequate to cover any potential losses associated with its loan portfolio. However, future adjustments to these allowances may be necessary and its results of operations could be adversely affected if circumstances differ substantially from the assumptions used by management in making its determinations in this regard.

INVESTMENT AND MORTGAGE-RELATED SECURITIES


     American Community Bank periodically invests in mortgage-backed securities. On June 30, 2001, such investments accounted for approximately 8% of American Community Bank's total assets. Management believes mortgage-backed securities represent attractive investment alternatives relative to other investment vehicles, due to the variety of maturity and repayment options available through such investments and due to the limited credit risk associated with such securities. For additional information concerning the bank's investment securities, see "American Community Bankshares, Inc. Management's Discussion and Analysis of Financial Condition and Results of Operations -- Financial Conditions" on Pages 42 and 48.


SOURCES OF FUNDS

  DEPOSIT LIABILITIES

     American Community Bank's current deposit products include regular savings accounts, checking accounts, money market deposit accounts, individual retirement accounts, and certificates of deposit ranging in terms from 3 months to 5 years. Substantially all deposits are obtained from individuals and businesses located in its market area. On June 30, 2001, deposit liabilities accounted for approximately 81% of the bank's total liabilities.

     In addition to serving as American Community Bank's primary source of funds, deposit liabilities (especially checking accounts) are a substantial source of non-interest income. This income is generally received in the form of overdraft fees, periodic service charges, automated teller machine ("ATM") and debit card fees, and other transaction charges. See "American Community Bankshares, Inc. Management's Discussion and Analysis of Financial Condition and Results of Operations -- Deposit Liabilities" on Pages 44 and 50.


  FEDERAL HOME LOAN BANK ADVANCES


     American Community Bank obtains advances from the FHLB secured by certain of its home mortgage loans and mortgage-related securities, as well as stock in the FHLB that the bank is required to own. Such advances may be made pursuant to several different credit programs, each with its own interest rate and range of maturity dates. On June 30, 2001, FHLB advances accounted for approximately 9% of the bank's total liabilities and equity. See "American Community Bankshares, Inc. Management's Discussion and Analysis of Financial Condition and Results of Operations -- FHLB Advances and All Other Borrowings" on Page 51.


                      AMERICAN COMMUNITY BANKSHARES, INC.
                    MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                 FINANCIAL CONDITION AND RESULTS OF OPERATIONS

     This section should be read in conjunction with "American Community Bankshares, Inc. Financial Statements."

OVERVIEW


     The following discussion is intended to assist in the understanding and evaluation of the consolidated financial condition and results of operations of American Community Bankshares, Inc. for the six months ended June 30, 2001 and the two fiscal years ended December 31, 2000 and 1999. This discussion should be read in conjunction with the consolidated financial statements and the notes to those statements located under "American Community Bankshares, Inc. Financial Statements," Page F-1, and the other information included elsewhere in this Proxy Statement/Prospectus. This discussion relates solely to American Community Bankshares, Inc. and does not include any discussion concerning the financial condition or results of operations of First Federal Capital Corp. Please see "Available Information," Page 1, for information on obtaining financial and other information concerning First Federal Capital Corp.



     Some statements in this Management's Discussion and Analysis of Financial Condition and Results Of Operations are forward-looking statements which are based on current expectations and entail various risks and uncertainties that could cause actual results to differ materially from those expressed in such forward-looking statements. Please see "A Warning About Forward-Looking Information" and Risk Factors" on Page 13.


SIX MONTHS ENDED JUNE 30, 2001 COMPARED TO SIX MONTHS ENDED JUNE 30, 2000

RESULTS OF OPERATIONS

     This section should be read in conjunction with American Community Bankshares, Inc.'s "Financial Statements."


     American Community Bankshares, Inc.'s consolidated net income for the six months ended June 30, decreased $3,000 to $732,000 at June 30, 2001 compared to June 30, 2000. However, disregarding the effect of compensation expense associated with a grant of stock options, net income increased to $837,000 during 2001 from $735,000 during 2000. Return on assets and equity were 1.05% and 12.32%, respectively for the six months ended June 30, 2001. Before the effects of the stock option grant, return on average assets increased slightly to 1.20% from 1.19% during 2000. Before the effects of the stock option grant, return on average stockholders' equity decreased from 14.21% during 2000 to 14.01% in 2001.


     Basic earnings per share in 2001 for the six month period were $1.99, on which a dividend of $.22 per share was paid, representing a dividend payout ratio of approximately 11% of earnings. During 2000, basic earnings per share were $2.00 and dividends of $.10 were paid. Diluted earnings per share were $1.82 during

2001 and $1.87 during 2000. Net book value increased from $29.42 at June 30, 2000 to $33.96 at June 30, 2001.

NET INTEREST INCOME

     The following table sets forth information regarding the average balances of American Community Bankshares Inc.'s assets, liabilities, and equity, as well as the interest earned or paid and the average yield or cost of each. The information is based on daily average balances for the six months ended June 30, 2001 and 2000.

                                                         2001                              2000
                                            ------------------------------    ------------------------------
                                            AVERAGE                 YIELD/    AVERAGE                 YIELD/
                                            BALANCE     INTEREST     COST     BALANCE     INTEREST     COST
                                            -------     --------    ------    -------     --------    ------
                                                                 (DOLLARS IN THOUSANDS)
Interest-earning assets:
Total loans.............................     106,530      4,478      8.48%      92,782      3,892      8.44%
Investment securities(1)................      25,598        787      6.20%      25,616        788      6.19%
Interest-bearing deposits with banks and
  federal funds sold....................       3,345         77      4.64%       1,391         40      5.78%
Other earning assets....................       1,554         37      4.80%         667         23      6.93%
                                            --------     ------               --------     ------
Total interest-earning assets(1)........     137,027      5,379      7.92%     120,456      4,743      7.92%
                                            --------     ------               --------     ------
Non-interest-earning assets:
Office properties and equipment.........       1,155                             1,182
Other assets............................       2,594                             2,275
Total assets............................    $140,776                          $123,913
                                            ========                          ========
Interest-bearing liabilities:
Total interest-bearing deposits.........     106,733      2,904      5.49%      93,992      2,484      5.31%
FHLB advances...........................      12,780        368      5.81%      11,232        319      5.71%
Other borrowings........................          27          1      4.06%         371         12      6.50%
Total interest-bearing liabilities......     119,540      3,273      5.52%     105,595      2,815      5.36%
                                            --------     ------               --------     ------
Non-interest-bearing liabilities:
Non-interest-bearing deposits...........       7,656                             6,841
Other liabilities.......................       1,607                             1,081
Total liabilities.......................     128,803                           113,517
Stockholders' equity....................      11,973                            10,396
Total liabilities and stockholders'
  equity................................    $140,776                          $123,913
                                            ========                          ========
Net interest income(1)..................                 $2,106                            $1,928
                                                         ======                            ======
Interest rate spread(1).................                             2.39%                             2.56%
                                                                    ======                            ======
Net interest income as a percent of
  average earning assets(1).............                             3.10%                             3.22%
                                                                    ======                            ======
Average interest-earning assets to
  average interest-bearing
  liabilities...........................                            114.63%                           114.07%
                                                                    ======                            ======

-------------------------
(1) The yield on tax-exempt securities is computed on a tax-equivalent basis using a tax rate of 34%.

     Net interest income represents the difference between interest earned on loans, securities, and other interest-earning assets, and the interest expense associated with the deposits and borrowings that fund them. As seen in the table of average balances, net interest margin on earning assets decreased 12 basis points during the six months ended June 30, 2001 compared to the year earlier period.

     American Community Bankshares Inc. earns a majority of income on loans held for investment. Because the yield on loans remained flat during the six months ended June 30, 2001, while deposit costs increased, net margin decreased. However, during the six months ended June 30, 2001, market interest rates began to fall in response to decreases in the federal funds rate. American Community Bankshares Inc. has benefited from these general market rate decreases as liabilities are scheduled to re-price faster than earning assets. The net interest margin was approximately 3.10% during the six months ended December 31, 2000 and June 30, 2001. Therefore, net interest margin appears to have stabilized after falling from 3.49% during calendar year 1999.

     Loans are the largest component of earning assets. On average, loans grew $13.7 million over June 30, 2000 and represented 78% of total earning assets. A change in the loan yield generally has the largest impact on net interest income. The yield on total loans increased 2 basis points from 8.46% to 8.48% during the period ended June 30, 2001 compared to June 30, 2000.

     Deposits are the largest component of interest-bearing liabilities. The cost of interest-bearing deposits increased 18 basis points from 5.31% to 5.49% during the period ended June 30, 2001 compared to June 30, 2000. Deposit growth kept pace with asset growth during 2001, with wholesale funding from the FHLB and federal funds purchased averaging approximately 11% of total interest-bearing liabilities in 2001 and 2000.

PROVISION FOR LOAN LOSSES

     The adequacy of the allowance for loan loses is assessed based upon credit quality, existing and prospective economic conditions and loss exposure by loan type. Management determines the allowance for loan losses based on past loan experience, current economic conditions, composition of the loan portfolio, and the potential for future loss. Accordingly, the amount charged to expense is based on management's evaluation of the loan portfolio. It is American Community Bankshares Inc.'s policy that when available information confirms that specific loans or portions thereof are uncollectable, these amounts are promptly charged off against the allowance. The provision for loan losses was $88,000 and $58,000 during the six months ended June 30, 2001 and 2000, respectively.

     The allowance for loan losses as a percentage of gross loans held for investment was 1.22% and 1.13% at June 30, 2001 and 2000, respectively. As shown in the table of allowance activity below, net loan charge-offs during 2001 and 2000 were largely insignificant. The following table summarizes the activity in American Community Bankshare Inc.'s allowance for loan losses during each of the six month periods ending June 30.


                                                                 2001      2000
                                                                 ----      ----
                                                                  (DOLLARS IN
                                                                   THOUSANDS)
Balance at beginning of period..............................    $1,222    $1,060
Provision for losses........................................        88        58
Charge-offs.................................................       (15)        0
Recoveries..................................................         2        15
                                                                ------    ------
Balance at end of period....................................    $1,297    $1,133
                                                                ======    ======
Net charge-offs (recoveries) as a percentage of average
  loans outstanding.........................................      0.01%     0.02%
                                                                ======    ======
Ratio of allowance to total loans held for investment at end
  of period.................................................      1.22%     1.13%
                                                                ======    ======
Ratio of allowance to total non-performing assets...........       455%      n/a
                                                                ======


     Management believes this provision for identified and possible loan losses is appropriate in light of current and expected economic conditions the geographic and industry mix of the loan portfolio, and other risk related factors. However, although management believes that American Community Bankshare Inc.'s present level of allowance for loan losses is adequate, there can be no assurance that future adjustments to the allowance will not be necessary, which could adversely affect American Community Bankshares Inc.'s results of operations.

NON-INTEREST INCOME


     Non-interest income increased $342,000, or 246% during 2001 compared to 2000. However, excluding the effect of gain on sales of loans, noninterest income grew $14,000, or 9%. The majority of this increase was due to an additional $12,000 in service fees on deposit accounts. This increase in service fees corresponds with the percentage increase in non-interest bearing deposit accounts from which much of the fees are derived.

     Gain on sales of loans during the six months ended June 30, 2001 increased $328,000, or nearly five times the gain from loan sales during the year earlier period. The declining overall interest rate environment occurring during the six months ended June 30, 2001 (the federal funds rate decreased 275 basis points during this period) greatly increased customer desire to refinance at significantly lower long-term mortgage interest rates. Because American Community Bankshares Inc. sells all long-term fixed rate mortgage products to the secondary market, this increased refinancing activity has increased the American Community Bankshare Inc.'s gain from loan sales.

NON-INTEREST EXPENSE

     The sharp decrease in overall interest rates and subsequent refinancing activity has decreased the value of the Bank's retained mortgage loan servicing rights. Many of the loans originated during calendar 2000 on which a mortgage servicing right was recorded during 2000 are now being refinanced. In fact, approximately 58% of all long-term fixed rate mortgage loan principal sold during the year ended December 31, 2000 has been refinanced or paid down during the first six months of 2001. Because refinancing activity is occurring greater than anticipated, a provision for a mortgage servicing right valuation allowance of $145,000 was recorded during the six months ended June 30, 2001.

     During June 2001, American Community Bankshares Inc.'s granted 2,850 stock options at an exercise price less than the current fair value of the American Community Bankshares Inc.'s stock. Gross compensation expense of $158,598 was recorded before a tax benefit of $53,924. Net income decreased $104,674 as a result of granting these stock options.

     Excluding the provision for mortgage servicing right value allowance and compensation expense associated with the grant of stock options, total noninterest expense for 2001 grew $187,000 (19%) from $976,000 during the six months ended June 30, 2000 to $1,163,000 during the six months ended June 30, 2001. The majority of the increase was due to higher compensation and employee benefits of $95,000 during 2001 compared to 2000 (an increase of 18%). Other significant expenses contributing to the increase were professional fees, up $11,000 and office supplies, up $14,000. Employee compensation and occupancy expenses continued to represent approximately 73% of total noninterest expenses. This relationship was expected as American Community Bankshares Inc. continues to operate 2 banking locations with a similar number of employees. Excluding the provision for mortgage servicing right valuation allowance and compensation expense associated with the grant of stock options, noninterest expenses as a percent of average assets increased from 1.58% during 2000 to 1.67% during 2001.

FINANCIAL CONDITION

  OVERVIEW

     American Community Bankshares Inc.'s total assets grew $4.5 million, or 3.2% during the six months ended June 30, 2001, compared to growth of $15.5 million, or 13.3% during the comparable year earlier period. During this same period during 2001, loans held for investment grew $763,000 while interest bearing deposits and federal funds grew $2,617,000. During 2000, the loans held for investment grew $13,904,000 while interest bearing deposits and federal funds grew $1,145,000. These changes in assets were funded primarily by increases in deposit liabilities of $4,121,000 and $12,678,000 in 2001 and 2000, respectively.

     LOANS HELD FOR INVESTMENT

     The following table sets forth the composition of American Community Bankshare Inc. portfolio of loans held for investment as of June 30 for each of the years indicated.

                                                                    2001                 2000
                                                             ------------------    -----------------
                                                              AMOUNT       %        AMOUNT       %
                                                              ------       -        ------       -
                                                                     (DOLLARS IN THOUSANDS)
Real estate loans:
Residential real estate mortgage loans...................    $ 18,751     17.7%    $ 19,366    19.3%
Construction loans.......................................       5,386      5.1%       4,021     4.0%
Second mortgage and home equity loans....................       8,018      7.0%       6,671     6.7%
                                                             --------    ------    --------    -----
Total real estate loans..................................      32,155     30.4%      30,058    30.0%
                                                             --------    ------    --------    -----
Total Consumer loans.....................................       4,325      4.1%       3,831     3.8%
Commercial loans:
Agricultural.............................................      10,853     10.2%      11,425    11.4%
Commercial real estate...................................      12,009     11.4%       8,764     8.7%
Commercial...............................................      46,451     43.9%      46,235    46.1%
                                                             --------    ------    --------    -----
Total commercial loans...................................      69,313     65.6%      66,424    66.2%
                                                             --------    ------    --------    -----
Subtotal.................................................     105,793    100.0%     100,313    100.0%
Net deferred loan fee/costs..............................         194                   180
Allowance for loan losses................................      (1,297)               (1,133)
                                                             --------              --------
Total loans held for investment..........................    $104,690              $ 99,360
                                                             ========              ========

     American Community Bankshares Inc. experienced gross loan growth of $832,000 during the six months ended June 30, 2001, or 0.8% over December 31, 2000. This followed a period of significant loan growth during calendar 2000. Loan growth the six months ended June 30, 2000 was $13,956,000 or 16.2% over December 31, 1999. American Community Bankshares Inc. continues to see a growing level of construction loans, as the Bank provides short-term financing followed by long-term fixed rate financing sold to the secondary market.

NON-PERFORMING ASSETS

     The allowance for loan losses continued to provide sufficient coverage against non-performing assets at both June 30, 2001 and 2000. The following table contains information regarding American Community Bankshares Inc.'s non-performing assets at June 30:

                                                                 2001            2000
                                                                 ----            ----
                                                                (DOLLARS IN THOUSANDS)
Non-accrual loans...........................................    $  285           $   0
Real estate owned and in judgment...........................         0               0
                                                                ------           -----
Total non-performing assets.................................    $  285           $   0
                                                                ======           =====
Ratio of non-accrual loans to loans held for investment.....     0.27%           0.00%
                                                                ======           =====
Ratio of total non-performing assets to total assets........     0.20%           0.00%
                                                                ======           =====
Ratio of total non-performing assets to total allowance for
  loan and real estate losses...............................    21.99%           0.00%
                                                                ======           =====

     Approximately $195,000 of the nonaccrual loans at June 30, 2001 are collateralized by a first lien on single family homes. Loans are placed on nonaccrual when contractually past due 90 days or more as to interest or principal payments. Previously accrued and uncollected interest on such loans is reversed and income is recorded only to the extent that interest payments are subsequent received and principal is again considered collectable. The amount of additional interest that would have reported as income during 2001 if all loans had been current throughout the year in accordance with their original term would have been approximately $11,000.


DEPOSIT LIABILITIES

     The following table sets forth the composition of American Community Bankshares Inc.'s deposit liabilities as of June 30 for each of the years indicated.


                                                                2001                    2000
                                                         ------------------      ------------------
                                                          AMOUNT       %          AMOUNT       %
                                                          ------       -          ------       -
                                                                   (DOLLARS IN THOUSANDS)
Non-interest bearing checking accounts...............    $  8,231      7.1%      $  7,935      7.4%
Interest-bearing checking accounts...................       8,176      7.0%         7,766      7.2%
Money market accounts................................      11,875     10.2%        11,989     11.2%
Regular savings accounts.............................      21,568     18.6%        20,319     18.9%
Certificates of deposit..............................      66,300     57.1%        59,461     55.3%
                                                         --------    ------      --------    ------
     Total...........................................    $116,150    100.0%      $107,470    100.0%
                                                         ========    ======      ========    ======


     Brokered, jumbo, and national market certificates totaled approximately 50% of total certificate of deposit funding at June 30, 2001 and 2000.

CAPITAL RESOURCES

     The Bank is also required to maintain specified amounts of capital pursuant to regulations promulgated by the FDIC. The Bank's objective is to maintain its regulatory capital in an amount sufficient to be classified in the highest regulatory capital category (i.e., as a "well capitalized" institution). At June 30, 2001 and 2000, the Bank's regulatory capital exceeded all regulatory minimum requirements, as well as the amount required to be classified as a "well capitalized" institution. For additional discussion, refer to Note 14 of American Community Bankshares Inc.'s consolidated financial statements for the years ended December 31 included under American Community Bankshares Inc.'s "Financial Statements".


YEAR ENDED DECEMBER 31, 2000 COMPARED TO YEAR ENDED DECEMBER 31, 1999


RESULTS OF OPERATIONS

     American Community Bankshares, Inc.'s consolidated net income increased slightly from $1,429,000 in 1999 to $1,508,000 in 2000. However, return on average assets decreased from 1.28% in 1999 to 1.16% in 2000. Return on average stockholders' equity also decreased from 15.14% in 1999 to 13.99% in 2000. Basic earnings per share in 2000 were $4.11, on which a dividend of $.30 per share was paid, representing a dividend payout ratio of approximately 7% of earnings. During 1999, basic earnings per share were $3.89 and no dividends were paid. Diluted earnings per share were $3.84 in 2000 and $3.66 in 1999.

NET INTEREST INCOME

     The following table sets forth information regarding the average balances of American Community Bankshares, Inc.'s assets, liabilities, and equity, as well as the interest earned or paid and the average yield or cost of each. The information is based on daily average balances for the years ended December 31, 2000 and 1999.

                                                              YEAR ENDED DECEMBER 31,
                                         ------------------------------------------------------------------
                                                      2000                               1999
                                         -------------------------------    -------------------------------
                                         AVERAGE                 YIELD/     AVERAGE                 YIELD/
                                         BALANCE     INTEREST     COST      BALANCE     INTEREST     COST
                                         -------     --------    ------     -------     --------    ------
                                                               (DOLLARS IN THOUSANDS)
Interest-earning assets:
  Real estate mortgage loans...........  $ 29,260     $2,379       8.13%    $ 24,572     $1,957       7.96%
  Commercial and agricultural loans....    64,859      5,694       8.78%      53,392      4,433       8.30%
  Consumer loans.......................     3,689        327       8.86%       3,227        271       8.40%
                                         --------     ------     -------    --------     ------     -------
       Total loans.....................    97,808      8,400       8.59%      81,191      6,661       8.20%
Investment securities -- Taxable.......    22,754      1,407       6.18%      22,611      1,356       6.00%
Investment securities --
  Tax-exempt(1)........................     2,605        182       6.98%       2,512        161       6.41%
Interest-bearing deposits with banks
  and Federal funds sold...............     1,667         95       5.70%       1,290         55       4.26%
Other earning assets...................       620         51       8.23%         472         48      10.17%
                                         --------     ------     -------    --------     ------     -------
       Total interest-earning assets...   125,454     10,135       8.08%     108,076      8,281       7.66%
Non-interest-earning assets:
  Office properties and equipment......     1,184                              1,219
  Other assets.........................     3,010                              2,454
                                         --------                           --------
       Total assets....................  $129,648                           $111,749
                                         ========                           ========
Interest-bearing liabilities:
  Regular savings accounts.............  $ 21,662     $  894       4.13%    $ 33,702     $1,396       4.14%
  Checking accounts --
     Interest-bearing..................     7,305        351       4.80%       5,950        228       3.83%
  Money market accounts................    10,638        542       5.09%       6,711        289       4.31%
  Certificates of deposit..............    58,318      3,648       6.26%      36,352      1,991       5.48%
                                         --------     ------     -------    --------     ------     -------
       Total interest-bearing
          deposits.....................    97,923      5,435       5.55%      82,715      3,904       4.72%
FHLB advances..........................    11,658        693       5.94%       9,448        508       5.38%
Other borrowings.......................       746         46       6.17%       1,839         99       5.39%
                                         --------     ------     -------    --------     ------     -------
       Total interest-bearing
          liabilities..................   110,327      6,174       5.60%      94,002      4,511       4.80%
Non-interest-bearing liabilities:
  Non-interest-bearing deposits........     7,263                              6,781
  Other liabilities....................     1,276                              1,526
                                         --------                           --------
       Total liabilities...............   118,866                            102,309
Stockholders' equity...................    10,782                              9,440
                                         --------                           --------
       Total liabilities and
          stockholders' equity.........  $129,648                           $111,749
                                         ========                           ========
Net interest income....................               $3,961                             $3,770
Interest rate spread...................                            2.48%                              2.86%
Net interest income as a percent of
  average Earning assets...............                            3.16%                              3.49%
Average interest-earning assets to
  average Interest-bearing
  liabilities..........................                          113.71%                            114.97%

-------------------------
(1) The yield on tax-exempt securities is computed on a tax-equivalent basis using a tax rate of 34%

     Net interest income represents the difference between interest earned on loans, securities, and other interest-earning assets, and the interest expense associated with the deposits and borrowings that fund them. As seen in the table of average balances, net interest margin on earning assets decreased 33 basis points during

2000, from 3.49% to 3.16%. Net interest rate spread showed a similar decrease of 38 basis points during 2000, from 2.86% to 2.48%.

     During 2000, the higher interest rate environment (compared to 1999) increased American Community Bank's average cost of funds by 80 basis points from 4.80% to 5.60%. Growth in certificate of deposit balances represent nearly all of 2000 asset growth and represent nearly 53% of American Community Bankshares, Inc.'s total interest bearing liabilities. The average rate paid on certificates of deposit increased by 78 basis points to 6.26%, while yield on interest earning assets increased by 42 basis points, from 7.66% to 8.08%. Because much of the certificate of deposit funding is from non-core sources, the higher cost and rate sensitivity of these funds resulted in a decrease in net interest margin.

     Loans are the largest component of interest earning assets. On average, outstanding loan balance increased by $16.6 million and represented 78% of total interest earning assets. Changes in the loan yield generally have the largest impact on changes in net interest income. The average yield on total loans outstanding increased 39 basis points from 8.20% to 8.59% from 1999 to 2000.

     Deposits are the largest component of interest-bearing liabilities. Deposit growth kept pace with asset growth during calendar 2000, with wholesale funding from the FHLB and federal funds purchased averaging nearly 12% of total interest-bearing liabilities in 2000 and 1999.

     The following table sets forth the effects of changing rates and volumes on net interest income of American Community Bankshares, Inc. for the periods indicated. Information is provided with respect to (i) effects on net interest income attributable to changes in rate (changes in rate multiplied by prior volume), (ii) effects on net interest income attributable to changes in volume (changes in volume multiplied by prior rate), (iii) changes attributable to combined effects of rate and volume (changes in rate multiplied by changes in volume), and (iv) the net change in interest income.

                                                                   YEAR ENDED DECEMBER 31,
                                         ---------------------------------------------------------------------------
                                                 2000 COMPARED TO 1999                  1999 COMPARED TO 1998
                                         -------------------------------------    ----------------------------------
                                                  INCREASE (DECREASE)                    INCREASE (DECREASE)
                                         -------------------------------------    ----------------------------------
                                                              RATE/                                 RATE/
                                         RATE      VOLUME     VOLUME     NET      RATE    VOLUME    VOLUME     NET
                                         ----      ------     ------     ---      ----    ------    ------     ---
                                                                   (DOLLARS IN THOUSANDS)
Interest-earning assets:
Real estate mortgage loans...........    $  42     $  372      $  8     $  422    $(33)   $ 302      $(6)     $  263
Commercial and agricultural loans....      256        952        53      1,261    (152)     848      (33)        663
Consumer loans.......................       15         39         2         56     (10)      57       (3)         44
                                         -----     ------      ----     ------    ----    ------     ---      ------
Total loans..........................      313      1,363        63      1,739    (195)   1,207      (42)        970
Investment securities -- Taxable.....       41          9         1         51    (143)     219      (25)         51
Investment securities --
  Tax-exempt(1)......................       14          6         1         21      11        5        1          17
Interest-bearing deposits with
  banks..............................       19         16         5         40     (10)     (28)       3         (35)
Other earning assets.................       (9)        15        (3)         3      24       (9)      (5)         10
                                         -----     ------      ----     ------    ----    ------     ---      ------
Total net change in income on
  interest-earning assets............      378      1,409        67      1,854    (313)   1,394      (68)      1,013
                                         =====     ======      ====     ======    ====    ======     ===      ======
Interest-bearing liabilities:
Interest-bearing deposits............      687        718       126      1,531    (413)     467      (48)          6
FHLB advances........................       53        119        13        185      (8)     139       (3)        128
Other borrowings.....................       14        (59)       (8)       (53)     (2)      89       (9)         78
                                         -----     ------      ----     ------    ----    ------     ---      ------
Total net change in expense on
  interest-bearing liabilities.......      754        778       131      1,663    (423)     695      (60)        212
                                         -----     ------      ----     ------    ----    ------     ---      ------
Net change in net interest income....    $(376)    $  631      $(64)    $  191    $110    $ 699      $(8)     $  801
                                         =====     ======      ====     ======    ====    ======     ===      ======

-------------------------
(1) The yield on tax-exempt securities is computed on a tax-equivalent banks average tax rate of 34%.

     The table of rate and volume changes indicates that net interest income grew primarily because gross interest income on the 16% increase in interest-earning assets in 2000 outpaced the net negative effect of the higher interest rates paid on interest-bearing liabilities. However, because the cost of funding earning assets increased more than the increase in yield on earning assets, net interest income on additional earning assets added during 2000 was less profitable than earning asset growth during 1999.

PROVISION FOR LOAN LOSSES

     The adequacy of the allowance for loan losses is assessed based upon credit quality, existing and prospective economic conditions and loss exposure by loan type. Management determines the allowance for loan losses based on past loan experience, current economic conditions, composition of the loan portfolio, and the potential for future loss. Accordingly, the amount charged to expense is based on management's evaluation of the loan portfolio. It is American Community Bankshares, Inc.'s policy that when available information confirms that specific loans or portions thereof are uncollectable, these amounts are promptly charged off against the allowance. The provision for loan losses was $158,000 in 2000 and $129,000 in 1999.

     The allowance for loan losses as a percentage of gross loans held for investment was 1.16% and 1.23% at December 31, 2000 and 1999, respectively. As shown in the table of allowance activity below, net loan charge-offs during 2000 and 1999 were largely insignificant. The following table summarizes the activity in American Community Bankshares, Inc.'s allowance for loan losses during each of the years indicated.


                                                                 AT DECEMBER 31,
                                                                ------------------
                                                                 2000        1999
                                                                 ----        ----
                                                                   (DOLLARS IN
                                                                    THOUSANDS)
Balance at beginning of period..............................    $1,060      $  947
Provision for losses........................................       158         129
                                                                ------      ------
Charge-offs:
  Real estate mortgage loans................................        --          10
  Commercial and agricultural loans.........................        --          --
  Consumer loans............................................        10           9
                                                                ------      ------
       Total loans charged-off..............................        10          19
  Recoveries (primarily consumer loans).....................        14           3
                                                                ------      ------
       Charge-offs net of recoveries........................        (4)         16
                                                                ------      ------
Balance at end of period....................................    $1,222      $1,060
                                                                ======      ======
Net charge-offs as a percentage of average loans
  outstanding...............................................      0.00%       0.02%
Ratio of allowance to total loans held for investment at end
  of period.................................................      1.16%       1.23%
Ratio of allowance to total non-performing assets...........      6789%       2650%


     The following table shows American Community Bankshares, Inc.'s total allowance for loan losses and the allocation to the various loan categories as of December 31 for each of the years indicated.

                                                                     2000                1999
                                                                --------------      --------------
                                                                AMOUNT     %        AMOUNT     %
                                                                ------     -        ------     -
                                                                      (DOLLARS IN THOUSANDS)
Real estate mortgage loans..................................    $  273    0.86%     $  184    0.74%
Commercial and agricultural loans...........................       915    1.33%        847    1.46%
Consumer loans..............................................        34    0.84%         29    0.83%
                                                                ------    ----      ------    ----
     Total allowance for loan losses........................    $1,222    1.16%     $1,060    1.23%
                                                                ======    ====      ======    ====

     The amounts in the preceding table are expressed as a percentage of gross loans outstanding for each loan category. The total allowance is expressed as a percent of net loans held for investment.

     Management believes this allocation is appropriate in light of current and expected economic conditions, the geographic and industry mix of the loan portfolio, and other risk-related factors. Although management believes that American Community Bankshares, Inc.'s present level of allowance for loan losses is adequate, there can be no assurance that future adjustments to the allowance will not be necessary, which could adversely affect American Community Bankshares, Inc.'s results of operations.

NON-INTEREST INCOME

     Non-interest income decreased $118,000, or 18%, during 2000 compared to 1999. However, excluding the effect of gain on sales of loans, non-interest income grew $59,000, or 24%. The majority of this increase was due to an additional $27,000 in service fees on deposit accounts. Gain on sales of loans during 2000 decreased $175,000, or 42%, from 1999. The rising interest rate environment prevalent during the majority of 2000 reduced long-term mortgage refinancings which resulted in decreased sales of American Community Bankshares, Inc.'s secondary market loan product. However, customers that did obtain a long-term mortgage product during 2000 were less interest rate sensitive, which increased the gain on the loan sale relative to loan principal sold. Gain on sales of loans, as a percentage of loan principal sold was 1.82% during 2000 compared to 1.29% during 1999.

NON-INTEREST EXPENSE

     Total non-interest expense for 2000 remained constant at $2,045,000 compared to $2,046,000 in 1999. If the provision for mortgage servicing right valuation allowance is excluded, non-interest expense decreased $30,000, or 1.5%, compared to 1999. Employee compensation and occupancy expense were approximately 72% of total non-interest expense, compared to 71% of total non-interest expense during 1999. Non-interest expense as a percent of average assets decreased from 1.83% during 1999 to 1.58% during 2000. Because American Community Bankshares, Inc. continued to increase average assets while operating with the same number of banking locations and a similar employee base, it is expected that operating expense efficiency will continue to improve.

FINANCIAL CONDITION

  OVERVIEW

     American Community Bankshares, Inc.'s total assets grew $22,339,000, or 19.2%, during 2000, compared to growth of $9,095,000, or 8.5%, during 1999. Loans held for investment grew $18,472,000 and $11,517,000 in 2000 and 1999, respectively, making up the majority of total asset growth. This asset and loan growth was funded primarily by increases in deposit liabilities of $17,236,000 and $8,411,000 in 2000 and 1999, respectively.

  INVESTMENT SECURITIES

     The investment securities portfolio is intended to provide liquidity, flexible asset/liability management and a source of stable income. Securities of $3.1 million were pledged to secure public deposit liabilities at December 31, 1999. No securities were pledged at December 31, 2000. The following table sets forth the composition of American Community Bankshares, Inc.'s investment securities portfolios as of December 31 for each of the years indicated.


                                                                   2000                    1999
                                                           --------------------    --------------------
                                                           AMORTIZED     FAIR      AMORTIZED     FAIR
                                                             COST        VALUE       COST        VALUE
                                                           ---------     -----     ---------     -----
                                                                      (DOLLARS IN THOUSANDS)
Available for sale:
  Obligations of U.S. Treasury and agencies............     $ 6,802     $ 6,765     $ 7,803     $ 7,600
  Municipal securities.................................         205         214          --          --
                                                            -------     -------     -------     -------
       Total available for sale........................     $ 7,007     $ 6,979     $ 7,803     $ 7,600
                                                            =======     =======     =======     =======
Held for investment:
  Obligations of U.S. Treasury and agencies............     $ 8,451     $ 8,538     $ 6,341     $ 6,202
  Municipal securities.................................       3,248       3,254       3,500       3,426
  Mortgage-backed securities...........................       7,676       7,568       8,226       7,996
                                                            -------     -------     -------     -------
       Total held for investment.......................      19,375      19,360      18,067      17,624
                                                            -------     -------     -------     -------
       Total investment securities.....................     $26,382     $26,339     $25,870     $25,224
                                                            =======     =======     =======     =======
Weighted-average yield(1)..............................        6.23%                   6.10%
                                                            =======                 =======


-------------------------
(1) Includes the yield on tax-exempt securities computed on a tax-equivalent basis using a tax rate of 34%

     American Community Bankshares, Inc.'s Nevada investment subsidiary held net book value of approximately $22 million in investment securities and $13 million of loans held for investment at December 31, 2000. Use of the Nevada subsidiary to manage this portion of the investment portfolio reduced Wisconsin income tax expense by approximately $125,000 and $65,000 in 2000 and 1999, respectively.

  LOANS HELD FOR INVESTMENT

     The following table sets forth the composition of American Community Bankshares, Inc.'s portfolio of loans held for investment as of December 31 for each of the years indicated.

                                                                    2000                   1999
                                                             -------------------      ---------------
                                                              AMOUNT        %         AMOUNT      %
                                                              ------        -         ------      -
                                                                      (DOLLARS IN THOUSANDS)
Real estate loans:
  Residential real estate mortgage loans.................    $ 18,701       17.8%     $17,291    20.0%
  Construction loans.....................................       5,096        4.9%       2,156     2.5%
  Second mortgage and home equity loans..................       8,120        7.7%       5,574     6.5%
                                                             --------    -------      -------    ----
       Total real estate loans...........................      31,917       30.4%      25,021    29.0%
                                                             --------    -------      -------    ----
       Total consumer loans..............................       4,067        3.8%       3,479     4.0%
                                                             --------    -------      -------    ----
Commercial loans:
Agricultural.............................................      11,469       10.9%      11,061    12.8%
Commercial real estate...................................      10,915       10.4%      14,214    16.5%
Commercial...............................................      46,593       44.5%      32,582    37.7%
                                                             --------    -------      -------    ----
       Total commercial loans............................      68,977       65.8%      57,857    67.0%
                                                             --------    -------      -------    ----
Net deferred loan fee/costs..............................         188                     158
Allowance for loan losses................................      (1,222)                 (1,060)
                                                             --------                 -------
       Total loans held for investment...................    $103,927                 $85,455
                                                             ========                 =======
Weighted average contractual rate........................        8.65%                   8.23%

     American Community Bankshares, Inc.'s gross loans outstanding increased $18,604,000, or 21.5%, from December 31, 1999 to December 31, 2000. A generally rising interest rate environment limited growth in residential real estate loans held for investment, as mortgage refinancing activity decreased. American Community Bankshares, Inc. sells all long-term fixed-rate loans in the secondary market. The decrease in refinancing of mortgage loans also decreased gains on sales of loans in the secondary market as discussed earlier. Construction loan activity is less sensitive to interest rate increases than existing home mortgage loan refinancings, and construction lending increased $2,940,000 from $2,156,000 at December 31, 1999 to $5,096,000 at December 31, 2000, despite generally higher interest rates.

     Commercial loans, increased $10,712,000, or 23%, during 2000 as compared to 1999. Although the federal funds rate (and therefore the U.S. prime rate) increased 100 basis points during 2000, rate increases on commercial loans were limited to an average of 48 basis points during the year as the result of competition and aggressive rate pricing to maintain market share. This aggressive rate pricing, together with a favorable local economy, resulted in the generation of significant commercial loan volume during 2000. American Community Bankshares, Inc. held 66% to 67% of its gross loans as commercial and agricultural loans in both 2000 and 1999.

DEPOSIT LIABILITIES

     The following table sets forth the composition of American Community Bankshares, Inc.'s deposit liabilities as of December 31 for each of the years indicated.


                                                                  2000                     1999
                                                          --------------------      -------------------
                                                                      WEIGHTED                 WEIGHTED
                                                                      AVERAGE                  AVERAGE
                                                           AMOUNT       RATE        AMOUNT       RATE
                                                           ------     --------      ------     --------
                                                                     (DOLLARS IN THOUSANDS)
Non-interest bearing checking accounts................    $  8,417        --        $ 6,413        --
Interest-bearing checking accounts....................       8,668      4.83%         7,126      4.32%
Money market accounts.................................      11,474      5.12%         6,142      4.45%
Regular savings accounts..............................      18,565      4.10%        29,115      4.13%
Certificates of deposit...............................      64,905      6.59%        45,997      5.57%
                                                          --------      ----        -------      ----
       Total..........................................    $112,029      5.40%       $94,793      4.58%
                                                          ========      ====        =======      ====


     Prior to 1999, American Community Bankshares, Inc. raised a majority of its deposits through relatively high interest rate regular savings accounts. Because regular savings account holders are generally less interest rate sensitive than certificate of deposit account holders, American Community Bankshares, Inc. has decreased the interest rates paid on these accounts as it sought to improve the net interest margin. As the interest rate paid on regular savings accounts decreased, some individual customers transferred funds to money market accounts, which provided a higher return with more limited ability to withdraw funds. Money market account balances increased $5,332,000 (or 87%) and $1,677,000 (or 38%) during 2000 and 1999, respectively. Regular savings account balances decreased $10,500,000 (or 36%) and $9,126,000 (or 24%) during 2000 and 1999, respectively.

     During 1999 and 2000, the majority of deposit funding came from customers who purchased bank certificates of deposit. Certificates increased $18,907,000 (or 41%) and $15,003,000 (or 48%) during 2000 and 1999, respectively. Jumbo, brokered, and national market certificates of deposit issued by American Community Bankshares, Inc. totaled $31,077,000 and $20,967,000 at December 31, 2000 and 1999, respectively. During 2000, 53% of the increase in certificate of deposit funding and 66% of total increase in deposit liabilities funding came from these non-core deposit funding sources.

     Weighted average deposit rates by type of account generally increased in a manner consistent with the increase in overall market interest rates, except for regular savings accounts (for which rates remained the same or decreased as discussed above).

FHLB ADVANCES AND ALL OTHER BORROWINGS

     American Community Bankshares, Inc. continues to use wholesale funds made available by the Federal Home Loan Bank of Chicago and had FHLB advances outstanding of $13,500,000 and $10,250,000 at December 31, 2000 and 1999,
respectively. FHLB advances are longer term maturity advances, which may or may not allow the FHLB to periodically demand repayment of the advance (a "call" feature). At December 31, 2000, $3,750,000 of outstanding FHLB advances (28% of all FHLB advances outstanding) with a weighted average interest rate of 6.01% could be called by the FHLB for repayment no earlier than February 2001. It is not anticipated that this call feature will have a significant negative impact on American Community Bankshares, Inc.'s ability to fund earning assets in a profitable manner. Unused but available funds remaining on the FHLB line of credit were $1,400,000 and $3,350,000 at December 31, 2000 and 1999,
respectively.

     Short-term advances, such as federal funds purchased, are used to a limited extent on a daily as needed basis. It is American Community Bankshares, Inc.'s general policy to use FHLB advances to fund asset growth with longer-term financing as needed.

     During 2000, American Community Bankshares, Inc. paid its first dividends since beginning operation in 1995. A dividend of $.10 per share was paid for each of the last three quarters of 2000, with the total dividends paid during 2000 representing approximately 7% of net earnings. The Board of Directors approved continuation of payment of dividends during 2001, increasing the quarterly dividend payment by 10% to $.11 per share.

     The following table presents certain information regarding American Community Bankshares, Inc.'s borrowings at or for the years ended December 31, 2000 and 1999.

                                                                    AT DECEMBER 31,
                                                                -----------------------
                                                                  2000           1999
                                                                  ----           ----
                                                                (DOLLARS IN THOUSANDS)
FHLB advances:
  Average balance outstanding...............................    $11,658        $ 9,448
  Maximum amount outstanding at any month-end during the
     period.................................................     13,500         10,250
  Balance outstanding at end of period......................     13,500         10,250
  Average interest rate during the period...................       5.94%          5.38%
  Weighted-average interest rate at the end of period.......       6.14%          5.34%
Federal funds purchased:
  Average balance outstanding...............................    $   746        $ 1,839
  Maximum amount outstanding at any month-end during the
     period.................................................        994          5,178
  Balance outstanding at end of period......................         --             --
  Average interest rate during the period...................       6.17%          5.39%
  Weighted-average interest rate at the end of period.......        N/A            N/A

NON-PERFORMING ASSETS

     The allowance for loan losses continued to provide sufficient coverage against non-performing assets at both December 31, 2000 and 1999. American Community Bankshares, Inc.'s approach since beginning operations as a de novo bank in 1995 has been to originate high quality loans and to monitor those loans on a frequent basis. This approach has allowed American Community Bankshares, Inc. to have relatively low levels of nonaccrual and other non-performing assets. The following table contains information regarding American Community Bankshares, Inc.'s non-performing assets at December 31:

                                                                  AT DECEMBER 31,
                                                                -------------------
                                                                2000          1999
                                                                ----          ----
                                                                    (DOLLARS IN
                                                                    THOUSANDS)
Non-accrual loans:
  Real estate mortgage loans................................    $  12         $  --
  Commercial and agricultural loans.........................       --            --
  Consumer loans............................................        6            --
                                                                -----         -----
  Total non-accrual loans...................................       18            --
  Real estate owned and in judgment.........................       --            40
                                                                -----         -----
  Total non-performing assets...............................       18            40
                                                                =====         =====
  Ratio of non-accrual loans to loans held for investment...     0.02%         0.00%
  Ratio of total non-performing assets to total assets......     0.01%         0.03%
  Ratio of total non-performing assets to total allowance
     for loan and real estate losses........................     1.47%         3.77%

     Loans are placed on nonaccrual when contractually past due 90 days or more as to scheduled interest or principal payments. Previously accrued and uncollected interest on such loans is reversed and income is recorded only to the extent interest payments are subsequently received and principal is again considered collectable. The amount of additional interest that would have been reported as income during 2000 if all loans had been current throughout the year in accordance with their original terms would not have been significant.

CAPITAL RESOURCES

     American Community is also required to maintain specified amounts of capital pursuant to regulations promulgated by the Wisconsin Department of Financial Institutions and the FDIC. The Bank's objective is to maintain its regulatory capital in an amount sufficient to be classified in the highest regulatory capital category (i.e., as a "well capitalized" institution). At December 31, 2000, the Bank's regulatory capital exceeded all regulatory minimum requirements, as well as the amount required to be classified as a "well capitalized" institution. For additional discussion, refer to Note 14 of American Community Bankshares, Inc.'s consolidated financial statements included under "American Community Bankshares, Inc. Financial Statements."

QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT AMERICAN COMMUNITY BANKSHARES, INC.'S MARKET RISK

     American Community Bankshares, Inc.'s asset/liability management process provides a unified approach to management of liquidity, capital, and interest rate risk, and is intended to provide adequate funds to support the borrowing requirements and deposit flow of its customers. Management's overall strategy is to coordinate the volume of rate sensitive assets and liabilities to minimize the impact of interest rate movement on the net interest margin.

     The following table summarizes American Community Bankshares, Inc.'s gap as of December 31, 2000.


                                                91-180     181-365                   BEYOND
                                    90 DAY       DAYS        DAYS      1-5 YEARS    5 YEARS      TOTAL
                                    ------      ------     -------     ---------    -------      -----
                                                          (DOLLARS IN THOUSANDS)
Loans held for investment........  $ 19,220    $ 12,968    $ 18,477    $ 50,303     $  4,181    $105,149
Securities and FHLB stock........       240         611       1,877      13,774       10,540      27,042
Fed. Funds and other.............     1,866          --          --          --           --       1,866
                                   --------    --------    --------    --------     --------    --------
Subtotal.........................  $ 21,326    $ 13,579    $ 20,354    $ 64,077     $ 14,721    $134,057
                                   --------    --------    --------    --------     --------    --------
Cumulative rate sensitive
  assets.........................  $ 21,326    $ 34,905    $ 55,259    $119,336     $134,057
                                   --------    --------    --------    --------     --------
<$100 CDs and other time
  deposits.......................  $ 12,007    $  7,843    $ 18,498    $ 11,481     $    145    $ 49,974
Money market accounts............     2,869          --       2,869       5,737           --      11,475
Regular savings..................     4,641          --       4,641       9,283           --      18,565
NOW accounts.....................     2,167          --       2,167       4,333           --       8,667
$100 & over CDs..................     6,137       2,727       4,127       1,940           --      14,931
FF purchased & other borrowed
  funds..........................     6,950          --          --       5,050        1,500      13,500
                                   --------    --------    --------    --------     --------    --------
Subtotal.........................  $ 34,771    $ 10,570    $ 32,302    $ 37,824     $  1,645    $117,112
                                   --------    --------    --------    --------     --------    --------
Cumulative rate sensitive
  liabilities....................  $ 34,771    $ 45,341    $ 77,643    $115,467     $117,112
                                   --------    --------    --------    --------     --------
Rate sensitivity gap.............  $(13,445)   $  3,009    $(11,948)   $ 26,253     $ 13,076
Cumulative rate sensitivity
  gap............................  $(13,445)   $(10,436)   $(22,384)   $  3,869     $ 16,945
Cumulative gap ratio.............      61.3%       77.0%       71.2%      103.4%       114.5%


     Deposit growth is the primary source of liquidity. Deposits comprised 89% of total funding sources at December 31, 2000 and 90% at December 31, 1999. Wholesale funding from the Federal Home Loan Bank represents the balance of American Community Bankshares, Inc.'s total funding needs. The primary wholesale funding sources utilized and available to American Community Bankshares, Inc. are FHLB advances, federal funds purchased, and brokered CDs. American Community Bankshares, Inc. does not purchase separate derivative contracts to reduce interest rate risk on increase net income.

     A significant portion of consumer deposits do not re-price or mature on a contractual basis. These deposit balances and rates are considered to be core deposits, since the balances are generally not susceptible to significant interest rate changes. American Community Bank's Asset/Liability Committee distributes these deposits over a number of periods to reflect those portions of such accounts that are expected to re-price fully with market rates over the simulation period. The assumptions are based on historical experience with American Community's individual markets and customers and include projections for how management expects to continue to price these deposits in response to marketplace changes. The Asset/Liability Committee uses financial modeling techniques that measure interest rate risk. Policies established by the Asset/Liability Committee are intended to limit the exposure of earnings to interest rate risk. The previous table reflects a negative gap position in the 90 day and 181 to 365 day positions. The cumulative one-year gap ratio was 71.2%. This one-year gap ratio fell outside of American Community Bankshares, Inc.'s acceptable range of 80% to 110% one-year gap as stated in its policy for rate sensitivity. To correct this situation, management undertook to lengthen the maturities for interest-sensitive liabilities. As of June 30, 2001, the one-year gap ratio was within the policy range.

                 MARKET FOR AMERICAN COMMUNITY BANKSHARES, INC.
                           STOCK AND RELATED MATTERS

HOLDERS AND MARKET FOR AMERICAN COMMUNITY BANKSHARES, INC. STOCK


     At September 27, 2001 there were 430,070 shares of American Community Bankshares, Inc. common stock outstanding. There are no classes other than common stock outstanding. As of that date, there were approximately 159 holders of record of American Community Bankshares, Inc. stock. The number of beneficial owners of American Community Bankshares, Inc. stock is not known, but management believes the number of record holders closely approximates the number of beneficial owners.

     There is no established public trading market in American Community Bankshares, Inc. stock, nor is there any source of published bid or ask quotations for the stock. Transactions in American Community Bankshares, Inc. stock are limited and sporadic and occur at prices which may or may not be disclosed to American Community Bankshares, Inc.'s management.

DIVIDENDS

          BENEFICIAL OWNERSHIP OF AMERICAN COMMUNITY BANKSHARES, INC.
                                  COMMON STOCK

OWNERSHIP OF AMERICAN COMMUNITY BANKSHARES, INC. MANAGEMENT

     The following table sets forth the amount of American Community Bankshares, Inc. common stock which is deemed beneficially owned on the record date for the American Community Bankshares, Inc. special meeting by each of the directors and executive officers of American Community Bankshares, Inc. and all directors and executive officers as a group.


                                                                    SHARES OF COMMON          PERCENT
                            NAME                                STOCK BENEFICIALLY OWNED      OF CLASS
                            ----                                ------------------------      --------
Edwin J. Zagzebski..........................................             11,760                 2.73%
Richard A. Price............................................             29,955                 6.97%
George D. Wolff III.........................................             24,154                 5.62%
Thomas E. Kraemer...........................................             22,619                 5.26%
Charles G. Resch............................................             25,363(1)              5.90%
All directors and executive officers as a group (5
  persons)..................................................            113,851                26.47%


-------------------------

(1) Includes 17,500 shares over which Mr. Resch exercises voting control as a profit sharing plan trustee, and 1,000 shares over which Mr. Resch exercises voting control as President of Volm Bag Company, Inc.


OTHER BENEFICIAL HOLDERS


     The following table sets forth, as of the record date for the American Community Bankshares, Inc. special meeting, information concerning persons known to management of American Community Bankshares, Inc. to be the beneficial owners of more than 5% of the outstanding shares of American Community Bankshares, Inc. stock (other than directors or executive officers of American Community Bankshares, Inc.)


                                                                    SHARES OF COMMON        PERCENT
                            NAME                                STOCK BENEFICIALLY OWNED    OF CLASS
                            ----                                ------------------------    --------
Eileen M. Goggins(1)........................................             22,619              5.95%
Robert W. Wolff(1)..........................................             22,619              5.95%

-------------------------
(1) A director of American Community Bank.

                                 LEGAL MATTERS

     The validity of the shares of First Federal Capital Corp common stock offered by this Proxy Statement/ Prospectus will be passed upon for First Federal Capital Corp by Michael Best & Friedrich LLP, Milwaukee, Wisconsin.

                                    EXPERTS

     The consolidated financial statements of First Federal Capital Corp at December 31, 2000 and 1999 and for each of the three years in the period ended December 31, 2000 appearing in this registration statement have been audited by Ernst & Young, independent auditors, as set forth in their report thereon appearing elsewhere herein, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

     The consolidated financial statements of American Community Bankshares, Inc. at December 31, 2000 and 1999 and for each of the three years in the period ended December 31, 2000 appearing in this registration statement have been audited by Wipfli Ullrich Bertelson LLP, independent auditors, as set forth in their report hereon appearing elsewhere herein, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

                                 [WIPFLI LOGO]


                          INDEPENDENT AUDITOR'S REPORT

Board of Directors
American Community Bankshares, Inc.
Wausau, Wisconsin

     We have audited the accompanying consolidated statements of financial condition of American Community Bankshares, Inc. and Subsidiary as of December 31, 2000, 1999, and 1998, and the related consolidated statements of operations, changes in stockholders' equity, and cash flows for the years then ended. These financial statements are the responsibility of the Corporation's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of American Community Bankshares, Inc. and Subsidiary at December 31, 2000, 1999, and 1998, and the results of their operations and their cash flows for the years then ended in conformity with generally accepted accounting principles.

Wipfli Ullrich Bertelson LLP

February 1, 2001
Wausau, Wisconsin

                      AMERICAN COMMUNITY BANKSHARES, INC.
                                 AND SUBSIDIARY
                               WAUSAU, WISCONSIN

                 CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
                  YEARS ENDED DECEMBER 31, 2000, 1999 AND 1998


                                                           2000            1999            1998
                                                           ----            ----            ----
ASSETS
Cash and due from banks............................    $  2,714,514    $  1,966,976    $  1,896,718
Interest-bearing deposits with banks and money
  market funds.....................................         717,234          41,298         883,775
Federal funds sold.................................       1,149,000
Investment securities available for sale at fair
  value............................................       6,979,441       7,599,880      10,854,139
Investment securities held to maturity -- Fair
  value of $19,360,375, $17,624,067, and
  $15,729,189 in 2000, 1999, and 1998..............      19,375,199      18,067,181      15,680,420
Loans held for sale................................         225,950                         974,397
Loans held for investment, net.....................     103,927,052      85,455,489      73,938,102
Federal Home Loan Bank stock.......................         687,300         512,500         402,500
Accrued interest receivable........................         963,684         723,380         649,631
Mortgage servicing rights, net.....................         492,608         521,948         285,658
Office properties and equipment....................       1,178,261       1,196,747       1,235,875
Other assets.......................................         217,016         149,562         331,607
                                                       ------------    ------------    ------------
       TOTAL ASSETS................................    $138,627,259    $116,234,961    $107,132,822
                                                       ============    ============    ============
LIABILITIES AND STOCKHOLDERS' EQUITY
Deposit liabilities................................    $112,028,787    $ 94,792,575    $ 86,382,472
Federal funds purchased............................                                       2,929,000
Federal Home Loan Bank advances....................      13,500,000      10,250,000       8,050,000
Accrued interest and other liabilities.............       1,497,249       1,092,437         943,489
                                                       ------------    ------------    ------------
       Total liabilities...........................     127,026,036     106,135,012      98,304,961
                                                       ------------    ------------    ------------
Common stock -- $20 stated value, 1,000,000,
  500,000, and 500,000 shares authorized in 2000,
  1999, and 1998, respectively, 366,970 shares
  issued and outstanding in 2000, 1999, and 1998...       7,339,400       7,339,400       7,339,400
Additional paid-in capital.........................          10,450          10,450          10,450
Retained earnings..................................       4,267,866       2,870,395       1,441,056
Accumulated non-owner adjustments to equity........         (16,493)       (127,296)         36,955
                                                       ------------    ------------    ------------
       Total stockholders' equity..................      11,601,223      10,092,949       8,827,861
                                                       ------------    ------------    ------------
       TOTAL LIABILITIES AND STOCKHOLDERS'
          EQUITY...................................    $138,627,259    $116,227,961    $107,132,822
                                                       ============    ============    ============


Refer to accompanying notes to audited consolidated financial statements.

                      AMERICAN COMMUNITY BANKSHARES, INC.


                                 AND SUBSIDIARY


                               WAUSAU, WISCONSIN



                      CONSOLIDATED STATEMENT OF OPERATIONS


                  YEARS ENDED DECEMBER 31, 2000, 1999 AND 1998



                                                               2000           1999          1998
                                                               ----           ----          ----
Interest on loans.......................................    $ 8,399,787    $6,661,157    $5,690,791
Interest on investment securities held to maturity and
  available for sale....................................      1,527,807     1,461,742     1,400,412
Other interest and dividends............................        145,572       103,360       127,555
                                                            -----------    ----------    ----------
Total interest and dividend income......................     10,073,166     8,226,259     7,218,758
                                                            -----------    ----------    ----------
Interest on deposit liabilities.........................      5,435,164     3,904,224     3,897,758
Interest on Federal Home Loan Bank advances and other
  borrowings............................................        739,133       606,310       400,668
                                                            -----------    ----------    ----------
Total interest expense..................................      6,174,297     4,510,534     4,298,426
                                                            -----------    ----------    ----------
Net interest income.....................................      3,898,869     3,715,725     2,920,332
Provision for loan losses...............................        157,500       129,000       225,000
                                                            -----------    ----------    ----------
Net interest income after provision for loan losses.....      3,741,369     3,586,725     2,695,332
                                                            -----------    ----------    ----------
Noninterest income:
  Retail banking fees and service charges...............         75,883        48,759        36,385
  Loan servicing fees, net..............................        178,393       136,710        46,596
  Loss on sale of other real estate.....................        (29,901)           --            --
  Gain on sales of loans................................        236,680       412,326       816,275
  Other income..........................................         72,321        53,076        30,947
                                                            -----------    ----------    ----------
Total noninterest income................................        533,376       650,871       930,203
                                                            -----------    ----------    ----------
Noninterest expense:
  Compensation and employee benefits....................      1,090,262     1,093,724     1,023,087
  Occupancy and equipment...............................        378,896       348,881       321,886
  Provision for mortgage servicing right valuation
     allowance..........................................         44,128        14,740       157,816
  Other expenses........................................        531,948       588,635       535,640
                                                            -----------    ----------    ----------
Total noninterest expense...............................      2,045,234     2,045,980     2,038,429
                                                            -----------    ----------    ----------
Income before income taxes..............................      2,229,511     2,191,616     1,587,106
Income tax expense......................................        721,949       762,277       566,081
                                                            -----------    ----------    ----------
Net income..............................................    $ 1,507,562    $1,429,339    $1,021,025
                                                            ===========    ==========    ==========
Per share information:
  Basic earnings per share..............................    $      4.11    $     3.89    $     2.78
  Diluted earnings per share............................           3.84          3.66          2.62
  Dividends per share...................................           1.50            --            --



Refer to accompanying notes to audited consolidated financial statements.

                      AMERICAN COMMUNITY BANKSHARES, INC.
                                 AND SUBSIDIARY
                               WAUSAU, WISCONSIN

           CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY
                  YEARS ENDED DECEMBER 31, 2000, 1999 AND 1998

                                                                                  ACCUMULATED
                                                      ADDITIONAL                   NON-OWNER
                                          COMMON       PAID-IN       RETAINED     ADJUSTMENTS
                                          STOCK        CAPITAL       EARNINGS      TO EQUITY       TOTALS
                                          ------      ----------     --------     -----------      ------
BALANCE, DECEMBER 31, 1997..........    $7,324,400     $10,450      $  420,031     $   7,663     $ 7,762,544
Sale of common stock................        15,000                                                    15,000
                                                                                                 -----------
Comprehensive income:
Net income..........................                                 1,021,025                     1,021,025
Securities valuation adjustment, net
  of income taxes...................                                                  29,292          29,292
                                                                                                 -----------
Net income and non-owner adjustment
  to equity.........................                                                               1,050,317
                                        ----------     -------      ----------     ---------     -----------
BALANCE, DECEMBER 31, 1998..........     7,339,400      10,450       1,441,056        36,955       8,827,861
Comprehensive income:
Net income..........................                                 1,429,339                     1,429,339
Securities valuation adjustment, net
  of income taxes...................                                                (164,251)       (164,251)
                                                                                                 -----------
Net income and non-owner adjustment
  to equity.........................                                                               1,265,088
                                        ----------     -------      ----------     ---------     -----------
BALANCE, DECEMBER 31, 1999..........     7,339,400      10,450       2,870,395      (127,296)     10,092,949
Comprehensive income:
Net income..........................                                 1,507,562                     1,507,562
Securities valuation adjustment, net
  of income taxes...................                                                 110,803         110,803
                                                                                                 -----------
Net income and non-owner adjustment
  to equity.........................                                                               1,618,365
                                                                                                 -----------
Dividends paid ($.30 per share).....                                  (110,091)                     (110,091)
                                        ----------     -------      ----------     ---------     -----------
BALANCE, DECEMBER 31, 2000..........    $7,339,400     $10,450      $4,267,866     $ (16,493)    $11,601,223
                                        ==========     =======      ==========     =========     ===========

Refer to accompanying notes to audited consolidated financial statements.

                      AMERICAN COMMUNITY BANKSHARES, INC.
                                 AND SUBSIDIARY
                               WAUSAU, WISCONSIN

                      CONSOLIDATED STATEMENTS OF CASH FLOW
                  YEARS ENDED DECEMBER 31, 2000, 1999 AND 1998

                                                           2000            1999            1998
                                                           ----            ----            ----
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income.......................................    $  1,507,562    $  1,429,339    $  1,021,025
  Adjustments to reconcile net income to net cash
     provided by operations:
     Provision for depreciation and net
       amortization................................         272,153         293,968         249,253
     Provision (benefit) for deferred income
       taxes.......................................         (50,000)         86,000          19,000
     Proceeds from sales of loans held for sale....      13,265,107      32,439,556      68,877,276
     Originations of loans held for sale...........     (13,339,290)    (31,353,830)    (68,784,541)
     Gain on sales of loans........................        (236,680)       (412,326)       (816,275)
     Loss on sale of equipment.....................             578              --           5,257
     Loss on sale of other real estate.............          29,901              --              --
     Provision for loan losses.....................         157,500         129,000         225,000
     Provision for mortgage servicing right
       valuation allowance.........................          44,128          14,740         157,816
     FHLB stock dividends..........................         (44,400)             --              --
     Increase in accrued interest receivable.......        (240,304)        (73,749)       (119,249)
     (Increase) decrease in other assets...........         (94,802)        153,119         (97,887)
     Increase (decrease) in accrued interest and
       other liabilities...........................         404,812         174,095        (213,174)
                                                       ------------    ------------    ------------
Net cash provided by operations....................       1,676,265       2,879,912         523,501
                                                       ------------    ------------    ------------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Net (increase) decrease in interest-bearing
     deposits with banks and money market funds....        (675,936)        842,477          26,638
  Net increase in federal funds sold...............      (1,149,000)             --              --
  Purchases of securities available for sale.......        (335,400)       (517,500)     (9,897,656)
  Purchases of securities held to maturity.........      (4,081,767)     (5,880,791)    (12,059,651)
  Proceeds from maturities of securities available
     for sale......................................       1,000,000       3,402,410      11,697,534
  Proceeds from maturities of securities held to
     maturity......................................       2,775,596       3,478,685       4,499,556
  Net increase in loans held for investment........     (18,653,926)    (11,646,387)    (14,296,025)
  Purchase of office properties and equipment......        (184,415)       (169,651)       (248,686)
                                                       ------------    ------------    ------------
Net cash used by investing activities..............     (21,304,848)    (10,490,757)    (20,278,290)
                                                       ------------    ------------    ------------

Refer to accompanying notes to audited consolidated financial statements.

                      AMERICAN COMMUNITY BANKSHARES, INC.
                                 AND SUBSIDIARY

               CONSOLIDATED STATEMENTS OF CASH FLOWS (CONTINUED)
                  YEARS ENDED DECEMBER 31, 2000, 1999 AND 1998


                                                              2000           1999          1998
                                                              ----           ----          ----
CASH FLOWS FROM FINANCING ACTIVITIES:
  Increase in deposit liabilities......................    $17,236,212    $8,410,103    $13,831,303
  Increase (decrease) in federal funds purchased.......             --    (2,929,000)     1,514,000
  Long-term advances from Federal Home Loan Bank.......      8,450,000     5,200,000      5,750,000
  Repayment of long-term Federal Home Loan Bank
     advances..........................................     (5,200,000)   (3,000,000)            --
  Issuance of common stock.............................             --            --         15,000
  Dividends paid.......................................       (110,091)           --             --
                                                           -----------    ----------    -----------
Net cash provided by financing activities..............     20,376,121     7,681,103     21,110,303
                                                           -----------    ----------    -----------
Net increase in cash and due from banks................        747,538        70,258      1,355,514
Cash and due from banks at beginning...................      1,966,976     1,896,718        541,204
                                                           -----------    ----------    -----------
Cash and due from banks at end.........................    $ 2,714,514    $1,966,976    $ 1,896,718
                                                           ===========    ==========    ===========
SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
  Interest paid on deposits and borrowings.............    $ 5,753,737    $4,351,861      4,342,546
  Income taxes paid....................................        753,836       614,925        760,937
  Loans charged off....................................         10,597        18,407         20,195
  Loans originated on sale of other real estate........         80,000            --             --


Refer to accompanying notes to audited consolidated financial statements.

NOTE 1 SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

BUSINESS

     American Community Bankshares, Inc. and Subsidiary (the "Corporation") operates American Community Bank (the "Bank"), a full-service financial institution with a primary marketing area including, but not limited to, the greater Wausau, Wisconsin area and Marathon County. It provides a variety of banking products including long-term fixed rate mortgages and the sale of uninsured investment and insurance products.

PRINCIPLES OF CONSOLIDATION

     The consolidated financial statements include the accounts and balances of the Corporation, the Bank and the Bank's investment subsidiary. All significant intercompany balances and transactions have been eliminated.

BASIS OF FINANCIAL STATEMENT PRESENTATION

     The accounting and reporting policies of the Corporation conform to generally accepted accounting principles and to the general practices within the banking industry. The preparation of financial statements in conformity with generally accepted accounting principles requires management to make certain estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

CASH AND CASH EQUIVALENTS

     For the purposes of reporting cash flows, cash and cash equivalents are defined as those amounts included in the balance sheet caption "cash and due from banks." Cash and due from banks includes cash on hand and non-interest-bearing deposits at correspondent banks.

INVESTMENT SECURITIES

     Securities are assigned an appropriate classification at the time of purchase in accordance with management's intent. Securities held to maturity represent those securities for which the Corporation has the positive intent and ability to hold to maturity. Accordingly, these securities are carried at cost adjusted for amortization of premium and accretion of discount calculated using the effective yield method. Unrealized gains and losses on securities held to maturity are not recognized in the financial statements.

     Trading securities include those securities bought and held principally for the purpose of selling them in the near future. The Corporation has no trading securities.

     Securities not classified as either securities held to maturity or trading securities are considered available for sale and reported at fair value determined from estimates of brokers or other sources. Unrealized gains and losses are excluded from earnings, but are reported as accumulated other comprehensive income, net of income tax effects.

     Any gains and losses on sales of securities are recognized at the time of sale using the specific identification method.

INTEREST AND FEES ON LOANS

     Interest on loans is credited to income as earned. Interest income is not accrued on loans where management has determined collection of such interest doubtful. When a loan is placed on nonaccrual status, previously accrued but unpaid interest deemed uncollectible is reversed and charged against current income. After being placed on nonaccrual status, additional income is recorded only to the extent that payments are received or the collection of principal becomes reasonably assured. Interest income recognition on impaired loans is consistent with the recognition on all other loans (as detailed above).

     Loan origination fees and certain direct origination costs are capitalized and recognized as an adjustment of the yield of the related loan. This adjustment to the loan yield is categorized as loans receivable interest income.

ALLOWANCE FOR LOAN LOSSES

     The allowance for loan losses is established through a provision for loan losses charged to expense. Loans are charged against the allowance for loan losses when management believes that the collectibility of the principal is unlikely. Management believes the allowance for loan losses is adequate to cover probable credit losses relating to specifically identified loans, as well as probable credit losses inherent in the balance of the loan portfolio. In accordance with current accounting standards, the allowance is provided for losses that have been incurred as of the balance sheet date. The allowance is based on past events and current economic conditions, and does not include the effects of expected losses on specific loans or groups of loans that are related to future events or expected changes in economic conditions. While management uses the best information available to make its evaluation, future adjustments to the allowance may be necessary if there are significant changes in economic conditions.

     In addition, various regulatory agencies periodically review the allowance for loan losses. These agencies may require the subsidiary Bank to make additions to the allowance for loan losses based on their judgments of collectibility based on information available to them at the time of their examination.

MORTGAGE SERVICING RIGHTS

     Mortgage servicing rights are stated at the lower of amortized cost or estimated fair value. The cost of mortgage servicing rights is amortized over a period of nine years, in proportion to, and over the period of, estimated net servicing revenues. Impairment of mortgage servicing rights is assessed based on the fair value of those rights. Fair values are estimated using discounted cash flows based on a current market interest rate and the anticipated repayment term of the serviced loans. For purposes of measuring impairment, the rights are stratified by interest rate in the year in which the related mortgage loans were sold. Permanent write-down of the value of the servicing right due to prepayments is recorded in the year principal is prepaid.

LOANS HELD FOR SALE

     Mortgage loans originated and held for sale in the secondary market are carried at the lower of cost or market value determined on an aggregate basis. Net unrealized losses are recognized in a valuation allowance through charges to income. Gains and losses on the sale of loans held for sale are determined using the specific identification method using quoted market prices.

OFFICE PROPERTIES AND EQUIPMENT

     Office properties and equipment are stated at cost, net of accumulated depreciation. Maintenance and repair costs are charged to expense as incurred. Gains or losses on disposition of office properties and equipment are reflected in income. Depreciation is computed on the straight-line method and is based on the estimated useful lives of the assets varying from 10 to 40 years on buildings, 3 to 10 years on equipment, and 3 years on software.

OTHER REAL ESTATE OWNED

     Real estate properties acquired through, or in lieu of, loan foreclosure are initially recorded at fair value at the date of foreclosure. Costs relating to development and improvement of property are capitalized, whereas costs relating to holding property are expensed. Valuations are periodically performed by management and the real estate is carried at the lower of its carrying amount or its fair value less estimated costs to sell.

EMPLOYEE RETIREMENT PLAN

     The Corporation sponsors a defined contribution 401(k) profit-sharing plan which covers substantially all employees. The plan allows for Corporation discretionary contributions.

INCOME TAXES

     Deferred income taxes have been provided under the liability method. Deferred tax assets and liabilities are determined based on the difference between the financial statement and tax bases of assets and liabilities as measured by the current enacted tax rates which will be in effect when these differences are expected to reverse. Deferred tax expense or benefit is the result of changes in the deferred tax asset and liability.

STOCK-BASED COMPENSATION

     The Corporation accounts for director and executive officer nonqualified stock options in accordance with Accounting Principles Board Opinion No. 25 (APB
25), "Accounting for Stock Issued to Employees." Under APB 25, the Corporation recognizes no compensation expense related to granting stock options, as no options are granted at a price below the market price on the day of grant.

     FAS No. 123, "Accounting for Stock-Based Compensation," which prescribes the recognition of compensation expense based on the fair value of options on the grant date, allows companies to continue applying APB 25 if certain pro forma disclosures are made assuming hypothetical fair value method application.

EARNINGS PER SHARE

     Basic and diluted earnings per share data are based on the weighted-average number of common shares outstanding during each period. Diluted earnings per share is further adjusted for potential common shares that were dilutive and outstanding during the period. Potential common shares consist of stock options outstanding under the incentive plans described in Note 13. The dilutive effect of potential common shares is computed using the treasury stock method. All stock options are assumed to be 100% vested for purposes of the earnings per share computations. The computation of earnings per share for the years ended December 31, 2000, 1999 and 1998, is as follows:


                                     2000                        1999                        1998
                           ------------------------    ------------------------    ------------------------
                             BASIC        DILUTED        BASIC        DILUTED        BASIC        DILUTED
                             -----        -------        -----        -------        -----        -------
Net income.............    $1,507,562    $1,507,562    $1,429,339    $1,429,339    $1,021,025    $1,021,025
                           ==========    ==========    ==========    ==========    ==========    ==========
Average common shares
  issued...............       366,970       366,970       366,970       366,970       366,720       366,720
Potential common shares
  issued under stock
  options (treasury
  stock method)........            --        25,460            --        23,890            --        23,035
                           ----------    ----------    ----------    ----------    ----------    ----------
Average common shares
  and potential common
  shares...............       366,970       392,430       366,970       390,860       366,720       389,755
                           ==========    ==========    ==========    ==========    ==========    ==========
Earnings per share.....    $     4.11    $     3.84    $     3.89    $     3.66    $     2.78    $     2.62
                           ==========    ==========    ==========    ==========    ==========    ==========

FAIR VALUES OF FINANCIAL INSTRUMENTS AND OFF-BALANCE-SHEET FINANCIAL INSTRUMENTS

     The following methods and assumptions were used by the Corporation in estimating fair value disclosures for financial instruments (refer to Note 18 for actual fair value amounts):

     Cash and Short-Term Investments: The carrying amounts reported in the consolidated balance sheets for cash and due from banks, interest-bearing deposits with banks, and money market funds approximate the fair value of these assets.

     Investment Securities: Fair values are based on quoted market prices, where available. If a quoted market price is not available, fair value is estimated using quoted market prices for similar securities.

     Loans: Fair values are estimated for portfolios of loans with similar financial characteristics. Loans are segregated by type such as commercial, residential mortgage, and other consumer. The fair value of loans is calculated by discounting scheduled cash flows through the estimated maturity using estimated market discount rates that reflect the credit and interest rate risk inherent in the loan. The estimate of maturity is based on the Corporation's repayment schedules for each loan classification. In addition, for impaired loans, marketability and appraisal values for collateral were considered in the fair value determination. The carrying amount of accrued interest approximates its fair value.

     Federal Home Loan Bank Stock: FHLB stock held in excess of minimum requirements can be returned to the FHLB for face value. Accordingly, the fair value of all FHLB stock is estimated to be equal to the face amount presented in the Corporation's consolidated statements of financial condition.

     Accrued Interest Receivable and Payable: The fair value of accrued interest is equal to the face amount presented in the Corporation's consolidated statements of financial condition.

     Mortgage Servicing Rights: Fair values are based on estimated discounted cash flows based on current market rates and anticipated repayment term of the serviced loans.

     Deposit Liabilities: The fair value of deposits with no stated maturity, such as demand deposits, NOW accounts, savings, and money market accounts, is equal to the amount payable on demand at the reporting date. Fair value for fixed rate certificates of deposit is estimated using a discounted cash flow calculation that applies interest rates currently being offered on certificates to a schedule of aggregated expected maturities on time deposits.

     Federal Funds Purchased: The carrying amount reported in the consolidated balances for federal funds purchased approximates fair value.

     Federal Home Loan Bank Advances: The fair values of the Corporation's borrowed funds (other than deposits) are estimated using discounted cash flow analyses, based on the Corporation's current incremental borrowing rates for similar types of borrowing arrangements.

     Off-Balance-Sheet Instruments: The fair value of commitments would be estimated using the fees currently charged to enter into similar agreements, taking into account the remaining terms of the agreements, the current interest rates, and the present credit worthiness of the counter parties. Since this amount is immaterial, no amounts for fair value are presented.

RECLASSIFICATIONS

     Certain prior year balances have been reclassified to conform to current year presentation.

NOTE 2 CHANGE IN ACCOUNTING PRINCIPLE

     Effective January 1, 2001, the Corporation adopted Statement of Financial Accounting Standards (SFAS) No. 133, "Accounting for Derivative Instruments and Hedging Activities" and SFAS No. 138, "Accounting for Certain Derivative Instruments and Certain Hedging Activities." Under these SFAS, the Corporation must recognize all material derivatives as either assets or liabilities in the balance sheet and measure those instruments at fair value. Changes in fair value are generally recognized in earnings in the period of the change. The adoption of SFAS No. 133 and No. 138 did not have an impact on the Corporation's financial condition or results of operations.

NOTE 3 CASH AND DUE FROM BANKS

     The Corporation is subject to cash reserve requirements of the Federal Reserve System. Cash and due from banks of $121,000 are restricted at December 31, 2000 to meet these reserve requirements.

     In the normal course of business, the Corporation maintains cash and due from bank balances with correspondent banks. Accounts at each institution are insured by the Federal Deposit Insurance Corporation up to $100,000. The Corporation also maintains cash balances in money market funds. Such balances are not insured. Total uninsured balances were approximately $2,549,000, $1,471,000, and $2,580,000 at December 31, 2000, 1999, and 1998, respectively.

NOTE 4 INVESTMENT SECURITIES

     The amortized cost, fair value, and gross unrealized gains and losses for the Corporation's securities are as follows:


                                                    AMORTIZED     UNREALIZED    UNREALIZED       FAIR
                                                      COST          GAINS         LOSSES         VALUE
                                                    ---------     ----------    ----------       -----
DECEMBER 31, 2000:
U.S. Treasury securities and obligations of
  U.S. government corporations and agencies....    $ 8,451,036     $106,243      $ 20,024     $ 8,537,255
Obligations of states and political
  subdivisions.................................      3,248,376       21,709        16,347       3,253,738
Mortgage-backed securities.....................      7,675,787        5,857       112,262       7,569,382
                                                   -----------     --------      --------     -----------
Totals.........................................    $19,375,199     $133,809      $148,633     $19,360,375
                                                   ===========     ========      ========     ===========
DECEMBER 31, 1999:
U.S. Treasury securities and obligations of
  U.S. government corporations and agencies....    $ 6,340,700     $  1,818      $140,393     $ 6,202,125
Obligations of states and political
  subdivisions.................................      3,499,778           70        73,508       3,426,340
Mortgage-backed securities.....................      8,226,703           --       231,101       7,995,602
                                                   -----------     --------      --------     -----------
Totals.........................................    $18,067,181     $  1,888      $445,002     $17,624,067
                                                   ===========     ========      ========     ===========
DECEMBER 31, 1998:
U.S. Treasury securities and obligations of
  U.S. government corporations and agencies....    $ 6,608,037     $ 54,763      $  3,750     $ 6,659,050
Obligations of states and political
  subdivisions.................................      2,617,604       23,396         1,857       2,639,143
Mortgage-backed securities.....................      6,454,779       11,717        35,500       6,430,996
                                                   -----------     --------      --------     -----------
Totals.........................................    $15,680,420     $ 89,876      $ 41,107     $15,729,189
                                                   ===========     ========      ========     ===========

                                                                    GROSS         GROSS
                                                    AMORTIZED     UNREALIZED    UNREALIZED       FAIR
                                                      COST          GAINS         LOSSES         VALUE
                                                    ---------     ----------    ----------       -----
DECEMBER 31, 2000:
U.S. Treasury securities and obligations of
  U.S. government corporations and agencies....    $ 6,801,733     $ 3,268       $ 39,621     $ 6,765,380
Obligations of state and political
  subdivisions.................................        205,000       9,061             --         214,061
                                                   -----------     -------       --------     -----------
Totals.........................................    $ 7,006,733     $12,329       $ 39,621     $ 6,979,441
                                                   ===========     =======       ========     ===========
DECEMBER 31, 1999:
U.S. Treasury securities and obligations of
  U.S. government corporations and agencies....    $ 7,803,286          --       $203,406     $ 7,599,880
                                                   ===========     =======       ========     ===========
DECEMBER 31, 1998:
U.S. Treasury securities and obligations of
  U.S. government corporations and agencies....    $10,798,147     $55,992             --     $10,854,139
                                                   ===========     =======       ========     ===========

     No securities were sold during the years ended December 31, 2000, 1999, and 1998.

     The amortized cost and fair value of debt securities at December 31, 2000, by contractual maturity, are shown below. Contractual maturities will differ from expected maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties.

                                                        SECURITIES                   SECURITIES
                                                     HELD TO MATURITY            AVAILABLE FOR SALE
                                                --------------------------    ------------------------
                                                 AMORTIZED        FAIR        AMORTIZED        FAIR
                                                   COST           VALUE          COST         VALUE
                                                 ---------        -----       ---------       -----
Due in one year or less.....................    $ 1,231,645    $ 1,229,879    $1,500,000    $1,496,500
Due after one year through five years.......      8,571,036      8,653,491     5,301,733     5,268,880
Due after five years through ten years......      1,896,731      1,907,623       205,000       214,061
Mortgage-backed securities..................      7,675,787      7,569,382            --            --
                                                -----------    -----------    ----------    ----------
Totals......................................    $19,375,199    $19,360,375    $7,006,733    $6,979,441
                                                ===========    ===========    ==========    ==========

     Securities with a book value of $3,100,000 at December 31, 1999 and $1,000,000 at December 31, 1998, were pledged to secure public deposits. No securities were pledged at December 31, 2000.

     As a member of the Federal Home Loan Bank (FHLB) system, the Bank is required to hold stock in the FHLB based on the anticipated amount of FHLB borrowings to be advanced. This stock is recorded at cost which is equal to par value. Transfer of the stock is substantially restricted.

NOTE 5 LOANS HELD FOR INVESTMENT

     The composition of loans held for investment at December 31, is as follows:


                                                             2000           1999           1998
                                                             ----           ----           ----
First mortgage loans:
  Residential real estate............................    $ 18,701,244    $17,290,721    $15,564,411
  Construction.......................................       5,095,588      2,156,141      4,227,201
Second mortgage and home equity loans................       8,120,101      5,574,440      3,621,937
Agricultural loans...................................      11,468,719     11,061,397      8,934,976
Commercial business loans............................      57,508,225     46,796,541     39,644,483
Installment and consumer loans.......................       4,067,197      3,478,546      2,780,115
                                                         ------------    -----------    -----------
Subtotal.............................................     104,961,074     86,357,786     74,773,123
Net deferred loan costs..............................         187,627        157,915        111,718
Allowance for loan losses............................      (1,221,649)    (1,060,212)      (946,739)
                                                         ------------    -----------    -----------
Net loans............................................    $103,927,052    $85,455,489    $73,938,102
                                                         ============    ===========    ===========


     The Corporation, in the ordinary course of business, grants loans to its executive officers and directors, including their families and firms in which they are principal owners. All loans to executive officers and directors are made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with others and do not involve more than the normal risk of collectibility or present other unfavorable features. The Corporation has a policy of making loans available to nonexecutive officers and employees at interest rates slightly below those prevailing for comparable transactions with other customers. In the opinion of management, such loans do not involve more than the normal risk of collectibility or present other unfavorable features.

     Activity in such loans is summarized below:

                                               2000           1999           1998
                                               ----           ----           ----
Loans outstanding, January 1............    $ 1,276,271    $ 1,691,639    $ 1,579,468
New loans...............................      3,530,774      4,185,546      8,488,794
Repayments..............................     (2,683,770)    (4,600,914)    (8,376,623)
                                            -----------    -----------    -----------
Loans outstanding, December 31..........    $ 2,123,275    $ 1,276,271    $ 1,691,639
                                            ===========    ===========    ===========

     The allowance for loan losses includes specific allowances related to loans which have been judged to be impaired under current accounting standards (primarily commercial loans). A loan is impaired when, based on current information, it is probable that the Corporation will not collect all amounts due in accordance with the contractual terms of the loan agreement. These specific allowances are based on discounted cash flows of expected future payments using the loan's initial effective interest rate or the fair value of the collateral if the loan is collateral dependent. There were no loans considered to be impaired as defined by current accounting standards at or during the years ended December 31, 2000, 1999, or 1998.

     A summary of activity in the allowance for loan losses for the years ended December 31, follows:

                                                                  2000          1999         1998
                                                                  ----          ----         ----
Balance at January 1.......................................    $1,060,212    $  946,739    $740,667
Provision for loan losses..................................       157,500       129,000     225,000
Loans charged off..........................................       (10,597)      (18,407)    (20,195)
Recoveries.................................................        14,534         2,880       1,267
                                                               ----------    ----------    --------
Balance at December 31.....................................    $1,221,649    $1,060,212    $946,739
                                                               ==========    ==========    ========

NOTE 6 MORTGAGE SERVICING RIGHTS

     Mortgage loans serviced for others are not included in the accompanying consolidated statements of financial condition. The unpaid principal balances of mortgage loans serviced for others was $94,076,233, $88,163,161, and $62,816,367 at December 31, 2000, 1999, and 1998, respectively.

     Mortgage servicing rights of $84,913, $300,997, and $342,843 were capitalized in 2000, 1999, and 1998, respectively. Amortization of mortgage servicing rights was $70,124, $49,967, $32,006 in 2000, 1999, and 1998,
respectively.

     Following is an analysis of the aggregate changes in the valuation allowance for mortgage servicing rights for the years ended December 31:

                                                                  2000        1999         1998
                                                                  ----        ----         ----
Balance, January 1..........................................    $     --    $  97,663    $     --
Provision for valuation allowance charged to earnings.......      44,128       14,740     157,816
Charge-offs due to prepayment of principal..................     (20,826)    (112,403)    (60,153)
                                                                --------    ---------    --------
Balance, December 31........................................    $ 23,302    $      --    $ 97,663
                                                                ========    =========    ========

NOTE 7 OFFICE PROPERTIES AND EQUIPMENT


     A summary of office properties and equipment at December 31, follows:



                                                              2000         1999         1998
                                                              ----         ----         ----
Land.....................................................  $  181,213   $  181,213   $  181,213
Office buildings and improvements........................     478,586      463,816      416,175
Furniture and equipment..................................   1,418,805    1,251,858    1,129,848
Leasehold improvements...................................      39,165       39,165       39,165
                                                           ----------   ----------   ----------
Totals...................................................   2,117,769    1,936,052    1,766,401
Less -- Allowances for depreciation and amortization.....     939,508      739,305      530,526
                                                           ----------   ----------   ----------
Totals...................................................  $1,178,261   $1,196,747   $1,235,875
                                                           ==========   ==========   ==========


     Depreciation of office properties and equipment charged to operating expenses amounted to $202,323, $208,779, and $202,235 in 2000, 1999, and 1998,
respectively.

NOTE 8 DEPOSIT LIABILITIES

     Deposit liabilities at December 31, are summarized as follows:

                                                             2000           1999           1998
                                                             ----           ----           ----
Checking accounts:
  Non-interest-bearing...............................    $  8,417,072    $ 6,412,942    $ 6,817,620
  Interest-bearing...................................       8,667,474      7,125,667      5,864,983
Money market accounts................................      11,474,131      6,141,647      4,464,455
Regular savings accounts.............................      18,565,158     29,114,834     38,240,684
Certificates and other time deposits.................      64,904,952     45,997,485     30,994,730
                                                         ------------    -----------    -----------
Totals...............................................    $112,028,787    $94,792,575    $86,382,472
                                                         ============    ===========    ===========

     On December 31, 2000, certificate of deposit and other time deposit accounts have scheduled maturities as follows:

2001........................................................    $51,339,067
2002........................................................      9,916,542
2003........................................................      1,971,395
2004........................................................        898,908
2005........................................................        633,805
Thereafter..................................................        145,235
                                                                -----------
Total.......................................................    $64,904,952
                                                                ===========

     The aggregate amount of certificates of deposit with individual balances greater than $100,000 totaled $11,996,250, $12,380,594, and $6,789,082 in 2000,
1999, and 1998, respectively.

     Deposits of executive officers and directors and their related interests approximated $2,394,081, $3,423,401, and $4,517,250 at December 31, 2000, 1999,
and 1998, respectively.

NOTE 9 FEDERAL FUNDS PURCHASED

     There were no federal funds purchased at December 31, 2000 and 1999. Federal funds purchased were $2,929,000 at December 31, 1998.

     The following information relates to federal funds purchased for the years ended December 31:

                                                             2000           1999            1998
                                                             ----           ----            ----
For the year:
Highest month-end balance..............................    $994,000      $5,178,000      $3,439,000
Daily average balance..................................     745,508       1,838,568         354,334
Weighted average rate..................................        6.18%           5.39%           5.96%

NOTE 10 FEDERAL HOME LOAN BANK ADVANCES

     Federal Home Loan Bank advances at December 31, consisted of the following:

                                                              2000           1999           1998
                                                              ----           ----           ----
5.29%-6.92% FHLB advances, interest payable monthly
  with principal due during 2001.......................    $ 4,200,000    $   500,000    $       --
5.87%-6.90% FHLB advances, interest payable monthly
  with principal due during 2002.......................      1,400,000      1,400,000     1,400,000
FHLB advance, interest payable monthly with principal
  due during 2002, interest rate equal to .15% above
  the LIBOR, or 6.51% at December 31, 2000.............        500,000             --            --
6.28% FHLB advance, interest payable monthly with
  principal due during 2003, callable beginning
  February 2001........................................      1,250,000             --            --
5.88%-6.54% FHLB advances, interest payable monthly
  with principal due during 2003.......................      1,150,000        650,000       650,000
6.18% FHLB advance, interest payable monthly with
  principal due during 2005, callable beginning
  February 2001........................................      1,500,000             --            --
6.08% FHLB advance, interest payable monthly with
  principal due during 2005............................      1,000,000             --            --
5.40% FHLB advance, interest payable monthly with
  principal due during 2008, callable beginning
  February 2003........................................      1,000,000             --            --
4.35%-5.40% FHLB advances, interest payable monthly
  with principal due during 2008.......................      1,500,000      2,500,000     5,000,000
5.00%-6.02% FHLB advances, interest payable monthly,
  repaid during 2000...................................             --      5,200,000       500,000
5.9% FHLB advance, interest payable monthly, repaid
  during 1999..........................................             --             --       500,000
                                                           -----------    -----------    ----------
Totals.................................................    $13,500,000    $10,250,000    $8,050,000
                                                           ===========    ===========    ==========
Weighted average rate..................................           6.14%          5.34%         5.32%
                                                           ===========    ===========    ==========

     As a member of the FHLB System, the Corporation had available a line of credit totaling $14,900,000, $13,600,000, and $9,700,000 at December 31, 2000,
1999, and 1998, respectively. Additional advances on this line of credit of $1,400,000, $3,350,000, and $1,650,000 were available at December 31, 2000,
1999, and 1998, respectively.

     The FHLB advances are secured by a blanket lien consisting principally of one-to-four family real estate loans totaling at least $22,500,000 at December 31, 2000.

     The scheduled principal maturities are:

2001........................................................    $ 4,200,000
2002........................................................      1,900,000
2003........................................................      2,400,000
2004........................................................             --
2005........................................................      2,500,000
Thereafter..................................................      2,500,000
                                                                -----------
Total.......................................................    $13,500,000
                                                                ===========

NOTE 11 INCOME TAXES

     The provision for income taxes for the years ended December 31, consisted of the following:

                                                                  2000        1999        1998
                                                                  ----        ----        ----
CURRENT TAX PROVISION:
Federal.....................................................    $766,250    $607,925    $473,560
State.......................................................       5,699      68,352      73,521
                                                                --------    --------    --------
Total current...............................................     771,949     676,277     547,081
                                                                --------    --------    --------
DEFERRED TAX EXPENSE (BENEFIT):
Federal.....................................................     (40,000)     68,000      15,000
State.......................................................     (10,000)     18,000       4,000
                                                                --------    --------    --------
Total deferred..............................................     (50,000)     86,000      19,000
                                                                --------    --------    --------
Total provision for income taxes............................    $721,949    $762,277    $566,081
                                                                ========    ========    ========
Effective income tax rate...................................        32.4%       34.8%       35.7%
                                                                ========    ========    ========

     Deferred income taxes are provided for the temporary differences between the financial reporting basis and the tax basis of the Corporation's assets and liabilities. The significant components of deferred tax assets and deferred tax liabilities at December 31, were as follows:

                                                                  2000        1999        1998
                                                                  ----        ----        ----
DEFERRED TAX ASSETS:
Allowance for loan losses...................................    $435,000    $370,000    $366,000
Securities valuation allowance..............................      10,799      76,110          --
Other.......................................................          --       1,000          --
                                                                --------    --------    --------
Total deferred tax assets...................................     445,799     447,110     366,000
                                                                --------    --------    --------
Deferred tax liabilities:
Mortgage servicing rights...................................     194,000     206,000     115,000
Office properties and equipment depreciation................      96,000      99,000     117,000
Net deferred loan costs.....................................      74,000      62,000      44,000
Securities valuation allowance..............................          --          --      19,037
FHLB stock dividends........................................      17,000          --          --
                                                                --------    --------    --------
Total deferred tax liabilities..............................     381,000     367,000     295,037
                                                                --------    --------    --------
Net deferred tax assets.....................................    $ 64,799    $ 80,110    $ 70,963
                                                                ========    ========    ========

     The Corporation pays state income taxes on individual, unconsolidated net earnings. At December 31, 2000, net operating losses at the parent corporation level of approximately $37,000 existed to offset future state taxable income. These net operating losses will begin to expire in 2013.

NOTE 12 EMPLOYEE RETIREMENT PLAN

     The Corporation sponsors a defined contribution 401(k) profit-sharing retirement plan covering substantially all employees. Employees are allowed to make voluntary contributions to the plan up to 15% of gross salary. During 2000, 1999, and 1998, the Corporation contributed $55,928, $52,670, and $50,161 to the discretionary profit-sharing plan, respectively.

NOTE 13 STOCK BASED COMPENSATION

     Under the terms of a non-qualified stock option plan, shares of unissued common stock are reserved for options to organizers and key employees of the Corporation at prices not less than the fair value of the shares at the date of the grant. Options expire no later than ten years from the date of the grant. Options granted under the various current stock option agreements become exercisable upon the attainment of certain profitability goals or time limitations.

     At December 31, 2000, 2,000 options outstanding were not eligible to be exercised. The following table summarizes information regarding stock options exercisable at December 31, 2000:

                      EXERCISE PRICES                           SHARES
                      ---------------                           ------
$20.........................................................    53,750
$40.........................................................     3,000

     For the years ended December 31, 1998, 1999, and 2000, activity in stock options outstanding was as follows:

                                                                          WEIGHTED
                                                                          AVERAGE
                                                                SHARES     PRICE
                                                                ------    --------
JANUARY 1, 1998.............................................    58,750     $20.00
Options exercised...........................................      (750)    (20.00)
Options forfeited...........................................    (4,250)    (20.00)
                                                                ------     ------
DECEMBER 31, 1998...........................................    53,750      20.00
Options granted.............................................     5,000     (40.00)
                                                                ------     ------
DECEMBER 31, 1999 AND 2000..................................    58,750     $21.70
                                                                ======     ======

     There were no options granted, forfeited, or exercised during 2000.

     As of December 31, 2000, 3,000 shares of common stock remain reserved for future grants under option plans approved by the shareholders.

     The Corporation has adopted SFAS No. 123, "Accounting for Stock-Based Compensation." As permitted under SFAS No. 123, the Corporation measures compensation cost for its stock option plan using the "intrinsic value based method" prescribed under APB No. 25, "Accounting for Stock Issued to Employees." Accordingly, no compensation cost has been recognized for the stock option plan. If compensation cost had been determined consistent with the provisions of SFAS No. 123, which prescribes the "fair value based method" on the grant date, the results on the Corporation's net earnings and expense would not have been materially different from amounts reported in 2000, 1999, and 1998.

NOTE 14 CAPITAL REQUIREMENTS

     The Corporation is subject to various regulatory capital requirements administered by the federal banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory, and possibly additional discretionary, actions by regulators that, if undertaken, could have a direct material effect on the Corporation's financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Bank must meet specific capital guidelines that involve quantitative measures of the Bank's assets, liabilities, and certain off-balance sheet items as calculated under regulatory accounting practices. The Bank's capital amounts and classification are also subject to qualitative judgments by the regulators about components, risk weightings, and other factors.

     Quantitative measures established by regulation to ensure capital adequacy require the Bank to maintain minimum amounts and ratios (set forth in the following table) of total and Tier I capital (as defined in the regulations) to risk-weighted assets (as defined), and of Tier I capital (as defined) to average assets (as defined). Management believes, as of December 31, 2000, that the Bank meets all capital adequacy requirements to which it is subject.

     As of December 31, 2000, the most recent notification from the Federal Deposit Insurance Corporation categorized the Bank as well capitalized under the regulatory framework for prompt corrective action. To be categorized as well capitalized the Bank must maintain minimum total risk-based, Tier I risk-based, and Tier I leverage ratios as set forth in the table. There are no conditions or events since that notification that management believes have changed the institution's well capitalized category.

     The Bank's actual capital amounts and ratios are also presented in the table.

                                                                  MINIMUM REQUIREMENTS
                                                                  TO BE CLASSIFIED AS
                                                                  --------------------
                                                 ADEQUATELY              WELL-
                                                 CAPITALIZED          CAPITALIZED             ACTUAL
                                                 -----------          -----------             ------
DECEMBER 31, 2000
Tier 1 leverage ratio........................          4.0%                   5.0%                  8.3%
Tier 1 risk-based ratio......................          4.0%                   6.0%                 11.0%
Total risk-based capital ratios..............          8.0%                  10.0%                 12.2%
Tier 1 leverage ratio capital................    $5,462,000            $6,828,000           $11,372,000
Tier 1 risk-based capital....................     4,140,000             6,211,000            11,372,000
Total risk-based capital.....................     8,281,000            10,351,000            12,594,000
DECEMBER 31, 1999
Tier 1 leverage ratio........................          4.0%                   5.0%                  8.5%
Tier 1 risk-based ratio......................          4.0%                   6.0%                 11.7%
Total risk-based capital ratios..............          8.0%                  10.0%                 12.8%
Tier 1 leverage ratio capital................    $4,637,000            $5,796,000           $ 9,854,000
Tier 1 risk-based capital....................     3,369,000             5,054,000             9,854,000
Total risk-based capital.....................     6,821,000             8,526,000            10,914,000
DECEMBER 31, 1998
Tier 1 leverage ratio........................          4.0%                   5.0%                  8.1%
Tier 1 risk-based ratio......................          4.0%                   6.0%                 11.1%
Total risk-based capital ratios..............          8.0%                  10.0%                 12.3%
Tier 1 leverage ratio capital................    $4,139,000            $5,174,000           $ 8,425,000
Tier 1 risk-based capital....................     3,043,000             4,564,000             8,425,000
Total risk-based capital.....................     6,086,000             7,607,000             9,372,000

NOTE 15 RESTRICTIONS ON RETAINED EARNINGS

     The Bank is restricted by banking regulations from making dividend distributions above prescribed amounts and limited in making loans and advances to the Corporation. At December 31, 2000, the retained earnings of the Bank available for distribution as dividends without regulatory approval was approximately $4,236,000.

NOTE 16 FINANCIAL INSTRUMENTS WITH OFF-BALANCE-SHEET RISK

CREDIT RISK

     The Corporation is a party to financial instruments with off-balance-sheet risk in the normal course of business to meet the financing needs of its customers. These financial instruments include commitments to extend credit and standby letters of credit. Those instruments involve, to varying degrees, elements of credit risk in excess of the amount recognized in the consolidated statements of financial condition.

     The Corporation's exposure to credit loss in the event of nonperformance by the other party to the financial instrument for commitments to extend credit and standby letters of credit is represented by the contractual amount of those instruments. The Corporation uses the same credit policies in making commitments and conditional obligations as it does for on-balance-sheet instruments. These commitments at December 31, are as follows:

                                                             2000           1999           1998
                                                             ----           ----           ----
Commitments to extend credit..........................    $12,379,909    $13,209,156    $11,540,480
Standby letters of credit.............................        415,709        313,702        926,000
Credit card commitments...............................        592,994        513,500        377,590
                                                          -----------    -----------    -----------
Totals................................................    $13,388,612    $14,036,358    $12,844,070
                                                          ===========    ===========    ===========

     Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Commitments generally have fixed expiration dates or other termination clauses. Since many of the commitments are expected to expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements. The Corporation evaluates each customer's credit worthiness on a case-by-case basis. The amount of collateral obtained, if deemed necessary by the Corporation upon extension of credit, is based on management's credit evaluation of the party. Collateral held varies but may include accounts receivable, inventory, property, plant, equipment, and income-producing commercial properties.

     Standby letters of credit are conditional commitments issued by the Corporation to guarantee the performance of a customer to a third party. Those guarantees are primarily issued to support public and private borrowing arrangements. The credit risk involved in issuing letters of credit is essentially the same as that involved in extending loan facilities to customers. Collateral held varies as specified above and is required in instances where the Corporation deems necessary.

     Credit card commitments are issued by the Corporation and serviced by Elan Financial Services. These commitments are unsecured.

COMMITMENTS AND CONTINGENCIES

     In the normal course of business, the Corporation may be involved in various legal proceedings. Management has stated the Corporation was not involved in any such proceedings at December 31, 2000.

NOTE 17 STOCK SPLIT

     On September 19, 2000, the Board of Directors authorized a 5 for 1 stock split effective February 28, 2001. These financial statements reflect this stock split for all periods presented.

NOTE 18 FAIR VALUE OF FINANCIAL INSTRUMENTS

     Refer to Note 1 for the methods and assumptions used by the Corporation in estimating the fair value of financial instruments.

     The following table presents information for financial instruments at December 31:

                                  2000                         1999                        1998
                       ---------------------------   -------------------------   -------------------------
                         CARRYING      ESTIMATED      CARRYING      ESTIMATED     CARRYING      ESTIMATED
                          AMOUNT       FAIR VALUE      AMOUNT      FAIR VALUE      AMOUNT      FAIR VALUE
                         --------      ----------     --------     ----------     --------     ----------
Financial assets
Cash and short-term
  investments........  $  4,580,748   $  4,580,748   $ 2,008,174   $ 2,008,174   $ 2,780,493   $ 2,780,493
Securities...........    26,354,640     26,339,816    25,667,061    25,223,947    26,534,559    26,583,328
Loans held for sale
  and investment
  net................   104,153,002    102,987,686    85,455,489    85,011,850    74,912,499    74,991,066
FHLB stock...........       687,300        687,300       512,500       512,500       402,500       402,500
Accrued interest
  receivable.........       963,684        963,684       723,380       723,380       649,631       649,631
Mortgage servicing
  rights.............       492,608        679,441       521,948       827,386       285,658       285,658

Financial liabilities
Deposits.............   112,028,787    112,240,546    94,792,575    94,717,822    86,382,472    86,573,179
Federal funds
  purchased..........            --             --            --            --     2,929,000     2,929,000
FHLB advances........    13,500,000     13,484,765    10,250,000    10,103,442     8,050,000     7,816,000
Accrued interest
  payable............     1,328,315      1,328,315       904,745       904,745       746,072       746,072

     Limitations: Fair value estimates are made at a specific point in time, based on relevant market information and information about the financial instrument. These estimates do not reflect any premium or discount that could result from offering for sale at one time the Corporation's entire holdings of a particular financial instrument. Because no market exists for a significant portion of the Corporation's financial instruments, fair value estimates are based on judgments regarding future expected loss experience, current economic conditions, risk characteristics of various financial instruments, and other factors. These estimates are subjective in nature and involve uncertainties and matters of significant judgment and therefore cannot be determined with precision. Changes in assumptions could significantly affect the estimates. Fair value estimates are based on existing on- and off-balance-sheet financial instruments without attempting to estimate the value of anticipated future business and the value of assets and liabilities that are not considered financial instruments. Significant assets and liabilities that are not considered financial assets or liabilities include office properties and equipment, other assets, and other liabilities. In addition, the tax ramifications related to the realization of the unrealized gains or losses can have a significant effect on fair value estimates and have not been considered in the estimates.

NOTE 19 CONDENSED PARENT COMPANY ONLY FINANCIAL STATEMENTS

     The following condensed statements of financial condition as of December 31, 2000, 1999, and 1998, and condensed statements of operations and cash flows for the years then ended for American Community Bankshares, Inc. should be read in conjunction with the audited consolidated financial statements and accompanying notes.

                       STATEMENTS OF FINANCIAL CONDITION
                       DECEMBER 31, 2000, 1999, AND 1998

                        ASSETS                                2000           1999           1998
                        ------                                ----           ----           ----
Cash and due from banks................................    $   215,062    $   303,943    $  409,543
Investment in subsidiary...............................     11,404,324      9,778,304     8,504,226
Other assets...........................................          3,509         10,957        13,428
                                                           -----------    -----------    ----------
TOTAL ASSETS...........................................    $11,622,895    $10,093,204    $8,927,197
                                                           ===========    ===========    ==========
LIABILITIES AND STOCKHOLDERS' EQUITY
Total liabilities......................................    $    21,672    $       255    $   99,336
Total stockholders' equity.............................     11,601,223     10,092,949     8,827,861
                                                           -----------    -----------    ----------
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY.............    $11,622,895    $10,093,204    $8,927,197
                                                           ===========    ===========    ==========

                            STATEMENTS OF OPERATIONS
                 YEARS ENDED DECEMBER 31, 2000, 1999, AND 1998

                                                                2000          1999          1998
                                                                ----          ----          ----
Interest income..........................................    $    7,791    $   12,288    $   22,658
Other expense............................................        20,038        24,785        41,235
                                                             ----------    ----------    ----------
Loss before taxes and equity in earnings of subsidiary...       (12,247)      (12,497)      (18,577)
Income tax benefit.......................................        (4,592)       (3,507)       (4,542)
                                                             ----------    ----------    ----------
Income before equity in earnings of subsidiary...........        (7,655)       (8,990)      (14,035)
Equity in earnings of subsidiary.........................     1,515,217     1,438,329     1,035,060
                                                             ----------    ----------    ----------
Net income...............................................    $1,507,562    $1,429,339    $1,021,025
                                                             ==========    ==========    ==========

                            STATEMENTS OF CASH FLOWS
                 YEARS ENDED DECEMBER 31, 2000, 1999, AND 1998


                                                             2000           1999           1998
                                                             ----           ----           ----
Cash flows from operating activities:
Net income............................................    $ 1,507,562    $ 1,429,339    $ 1,021,025
Adjustments to reconcile net income to net cash
  provided by (used in) operations:
Equity in earnings of subsidiary......................     (1,515,217)    (1,438,329)    (1,035,060)
Net amortization......................................                        13,428         11,700
(Increase) decrease in other assets...................          7,448        (10,957)       326,100
Increase (decrease) in other liabilities..............         21,417        (99,081)      (140,764)
                                                          -----------    -----------    -----------
Net cash provided by (used in) operations.............         21,210       (105,600)       183,001
                                                          -----------    -----------    -----------
Cash flows from investing activities --
  Capitalization of subsidiary........................             --             --     (1,000,000)
                                                          -----------    -----------    -----------
Net cash used in financing activities:
Issuance of common stock..............................             --             --         15,000
Dividends paid........................................       (110,091)
                                                          -----------    -----------    -----------
Net cash used in (provided by) financing activities...       (110,091)            --         15,000
                                                          -----------    -----------    -----------
Net decrease in cash..................................        (88,881)      (105,600)      (801,999)
Cash and due from banks at beginning..................        303,943        409,543      1,211,542
                                                          -----------    -----------    -----------
Cash and due from banks at end........................    $   215,062    $   303,943    $   409,543
                                                          ===========    ===========    ===========

                      AMERICAN COMMUNITY BANKSHARES, INC.
                                 AND SUBSIDIARY
                       CONSOLIDATED FINANCIAL STATEMENTS
                 SIX-MONTH PERIODS ENDED JUNE 30, 2001 AND 2000

                               TABLE OF CONTENTS


ACCOUNTANT'S COMPILATION REPORT.............................    F-26
FINANCIAL STATEMENTS
  Consolidated Statements of Financial Condition............    F-27
  Consolidated Statements of Operations.....................    F-28
  Consolidated Statements of Changes in Stockholders'
     Equity.................................................    F-29
  Consolidated Statements of Cash Flows.....................    F-30
  Notes to Consolidated Financial Statements................    F-32

                                 [WIPFLI LOGO]
                               CPAS & CONSULTANTS

                        ACCOUNTANT'S COMPILATION REPORT

Board of Directors
American Community Bankshares, Inc.
Wausau, Wisconsin

     We have compiled the accompanying consolidated statements of financial condition of American Community Bankshares, Inc. as of June 30, 2001 and 2000, and the related consolidated statements of operations, stockholders' equity, and cash flows for the six-month periods then ended, in accordance with Statements on Standards for Accounting and Review Services issued by the American Institute of Certified Public Accountants.

     A compilation is limited to presenting in the form of financial statements information that is the representation of management. We have not audited or reviewed the accompanying consolidated financial statements and, accordingly, do not express an opinion or any other form of assurance on them.

     Management has elected to omit substantially all of the disclosures required by generally accepted accounting principles. If the omitted disclosures were included in the financial statements, they might influence the user's conclusions about the Corporation's financial position, results of operations, and cash flows. Accordingly, these financial statements are not designed for those who are not informed about such matters.

Wipfli Ullrich Bertelson LLP

July 10, 2001
Wausau, Wisconsin

                      AMERICAN COMMUNITY BANKSHARES, INC.
                                 AND SUBSIDIARY
                 CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
                             JUNE 30, 2001 AND 2000

                                                                    2001            2000
                                                                    ----            ----
ASSETS
Cash and due from banks.....................................    $  2,765,481    $  2,542,056
Interest-bearing deposits with banks and money market
  funds.....................................................       1,590,353         540,765
Federal funds sold..........................................       2,893,000         646,000
Investment securities available for sale at fair value......       8,940,673       7,813,751
Investment securities held to maturity -- Fair value of
  $18,007,101 and $17,105,362 in 2001 and 2000,
  respectively..............................................      17,692,938      17,563,692
Loans held for sale.........................................         894,077
Loans held for investment, net..............................     104,690,370      99,359,825
Federal Home Loan Bank stock................................         798,300         617,500
Accrued interest receivable.................................         999,397         787,773
Mortgage servicing rights, net..............................         521,608         517,210
Office properties and equipment.............................       1,132,063       1,165,159
Other assets................................................         244,800         181,853
                                                                ------------    ------------
TOTAL ASSETS................................................    $143,163,060    $131,735,584
                                                                ============    ============
LIABILITIES AND STOCKHOLDERS' EQUITY
Deposit liabilities.........................................    $116,149,699    $107,470,169
Federal Home Loan Bank advances.............................      13,000,000      12,250,000
Accrued interest and other liabilities......................       1,550,099       1,218,262
                                                                ------------    ------------
Total liabilities...........................................     130,699,798     120,938,431
                                                                ------------    ------------
Common stock -- $20 stated value, 1,000,000 and 500,000
  shares authorized in 2001 and 2000, respectively, and
  366,970 shares issued and outstanding.....................       7,339,400       7,339,400
Additional paid-in capital..................................         169,048          10,450
Retained earnings...........................................       4,919,135       3,568,473
Accumulated non-owner adjustments to equity.................          35,679        (121,170)
                                                                ------------    ------------
Total stockholders' equity..................................      12,463,262      10,797,153
                                                                ------------    ------------
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY..................    $143,163,060    $131,735,584
                                                                ============    ============

See Accountant's Compilation Report.

                      AMERICAN COMMUNITY BANKSHARES, INC.
                                 AND SUBSIDIARY

                     CONSOLIDATED STATEMENTS OF OPERATIONS
                 SIX-MONTH PERIODS ENDED JUNE 30, 2001 AND 2000

                                                                   2001          2000
                                                                   ----          ----
Interest on loans...........................................    $4,478,471    $3,891,840
Interest on investment securities held to maturity and
  available for sale........................................       744,482       756,882
Other interest and dividends................................       112,975        63,619
                                                                ----------    ----------
Total interest and dividend income..........................     5,335,928     4,712,341
                                                                ----------    ----------
Interest on deposit liabilities.............................     2,903,670     2,483,931
Interest on Federal Home Loan Bank advances and other
  borrowings................................................       369,128       331,239
                                                                ----------    ----------
Total interest expense......................................     3,272,798     2,815,170
                                                                ----------    ----------
Net interest income.........................................     2,063,130     1,897,171
Provision for loan losses...................................        87,500        58,000
                                                                ----------    ----------
Net interest income after provision for loan losses.........     1,975,630     1,839,171
                                                                ----------    ----------
Noninterest income:
  Retail banking fees and service charges...................        42,039        29,992
  Loan servicing fees, net..................................        80,874        89,575
  Gain on sales of loans....................................       411,681        84,424
  Other income..............................................        42,260        30,908
                                                                ----------    ----------
Total noninterest income....................................       576,854       234,899
                                                                ----------    ----------
Noninterest expense:
  Compensation and employee benefits........................       793,903       540,222
  Occupancy and equipment...................................       215,059       190,711
  Provision for mortgage servicing right valuation
     allowance..............................................       144,677         8,194
  Other expenses............................................       312,847       245,128
                                                                ----------    ----------
Total noninterest expense...................................     1,466,486       984,255
                                                                ----------    ----------
Income before income taxes..................................     1,085,998     1,089,815
Income tax expense..........................................       353,994       355,040
                                                                ----------    ----------
Net income..................................................    $  732,004    $  734,775
                                                                ==========    ==========
Per share information:
  Basic earnings per share..................................    $     1.99    $     2.00
  Diluted earnings per share................................    $     1.82    $     1.87
  Dividends per share.......................................    $     0.22    $     0.10

See Accountant's Compilation Report.

                      AMERICAN COMMUNITY BANKSHARES, INC.
                                 AND SUBSIDIARY

           CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY
                 SIX-MONTH PERIODS ENDED JUNE 30, 2001 AND 2000

                                                                                 ACCUMULATED
                                                                                    OTHER
                                                    ADDITIONAL                  COMPREHENSIVE
                                        COMMON       PAID-IN       RETAINED        INCOME
                                        STOCK        CAPITAL       EARNINGS        (LOSS)          TOTALS
                                        ------      ----------     --------     -------------      ------
Balance, January 1, 2000..........    $7,339,400     $ 10,450     $2,870,395      $(127,296)     $10,092,949
Comprehensive income:
  Net income......................                                   734,775                         734,775
  Securities valuation adjustment,
     net of income taxes..........                                                    6,126            6,126
                                                                                                 -----------
     Net income and non-owner
       adjustment to equity.......                                                                   740,901
                                                                                                 -----------
Dividends paid ($.10 per share)...                                   (36,697)                        (36,697)
                                      ----------     --------     ----------      ---------      -----------
Balance, June 30, 2000............    $7,339,400     $ 10,450     $3,568,473      $(121,170)     $10,797,153
                                      ==========     ========     ==========      =========      ===========
Balance, January 1, 2001..........    $7,339,400     $ 10,450     $4,267,866      $ (16,493)     $11,601,223
Comprehensive income:
  Net income......................                                   732,004                         732,004
  Securities valuation adjustment,
     net of income taxes..........                                                   52,172           52,172
                                                                                                 -----------
     Net income and non-owner
       adjustment to equity.......                                                                   784,176
                                                                                                 -----------
Dividends paid ($.22 per share)...                                   (80,735)                        (80,735)
Capital contributed upon grant of
  stock options...................                    158,598                                        158,598
                                      ----------     --------     ----------      ---------      -----------
Balance, June 30, 2001............    $7,339,400     $169,048     $4,919,135      $  35,679      $12,463,262
                                      ==========     ========     ==========      =========      ===========

See Accountant's Compilation Report.

                      AMERICAN COMMUNITY BANKSHARES, INC.
                                 AND SUBSIDIARY

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                 SIX-MONTH PERIODS ENDED JUNE 30, 2001 AND 2000


                                                                   2001            2000
                                                                   ----            ----
Cash flows from operating activities:
  Net income................................................    $   732,004    $    734,775
  Adjustments to reconcile net income to net cash provided
     by operations:
     Provision for depreciation and net amortization........        158,398         136,159
     Gains on sales of loans................................       (411,681)        (84,424)
     Provision for loan losses..............................         87,500          58,000
     Provision for mortgage servicing right valuation
      allowance.............................................        144,677           8,194
     FHLB stock dividends...................................        (37,200)        (22,900)
     Increase in loans held for sale........................       (668,127)             --
     Capital contributed upon grant of stock options........        158,598              --
     Increase in accrued interest receivable................        (35,713)        (64,393)
     (Increase) decrease in other assets....................         62,152         (77,097)
     Increase in accrued interest and other liabilities.....         52,850         125,825
                                                                -----------    ------------
Net cash provided by operations.............................        243,458         814,139
                                                                -----------    ------------
Cash flows from investing activities:
  Net increase in interest-bearing deposits with banks and
     money market funds.....................................       (873,119)       (499,467)
  Net increase in federal funds sold........................     (1,744,000)       (646,000)
  Net purchases of securities available for sale............     (1,874,475)       (204,209)
  Net maturities of securities held to maturity.............      1,682,261         503,489
  Net increase in loans held for investment.................       (850,818)    (13,962,336)
  Purchase of office properties and equipment...............        (72,517)        (71,433)
                                                                -----------    ------------
Net cash used by investing activities.......................     (3,732,668)    (14,879,956)
                                                                -----------    ------------

                      AMERICAN COMMUNITY BANKSHARES, INC.
                                 AND SUBSIDIARY

               CONSOLIDATED STATEMENTS OF CASH FLOWS (CONTINUED)
                 SIX-MONTH PERIODS ENDED JUNE 30, 2001 AND 2000


                                                                   2001          2000
                                                                   ----          ----
Cash flows from financing activities:
  Increase in deposit liabilities...........................    $4,120,912    $12,677,594
  Long-term advances from Federal Home Loan Bank............            --      2,000,000
  Repayment of long-term Federal Home Loan Bank advances....      (500,000)            --
  Dividends paid............................................       (80,735)       (36,697)
                                                                ----------    -----------
Net cash provided by financing activities...................     3,540,177     14,640,897
                                                                ----------    -----------
Net increase in cash and due from banks.....................        50,967        575,080
Cash and due from banks at beginning........................     2,714,514      1,966,976
                                                                ----------    -----------
Cash and due from banks at end..............................    $2,765,481    $ 2,542,056
                                                                ==========    ===========
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
  Interest paid on deposits and borrowings..................    $3,249,156    $ 2,599,963
  Income taxes paid.........................................       415,000        426,915
  Loans charged off.........................................        14,412             --


See Accountant's Compilation Report.

               AMERICAN COMMUNITY BANKSHARES, INC. AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                      SEE ACCOUNTANT'S COMPILATION REPORT

NOTE 1 GENERAL

     The consolidated statements of financial condition as of June 30, 2001 and 2000, and the consolidated statements of operations, statements of stockholders' equity, and statements of cash flows for the six-month periods ended June 30, 2001 and 2000, have been compiled. In the opinion of management, all adjustments (which include only normal recurring adjustments) necessary to present fairly the financial position, results of operations and changes in financial position for the unaudited interim period have been made.

     The Corporation is not aware of any known trends, events, or uncertainties that will have or that are reasonably likely to have a material effect on the Corporation's liquidity, capital resources, or operations.

     Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted. These condensed consolidated financial statements should be read in conjunction with the financial statements and notes for the years ended December 31, 2000, 1999, and 1998, provided to shareholders. The results of operations for the interim period are not necessarily indicative of the results to be expected for the entire year.

NOTE 2 STOCK SPLIT

     On September 19, 2000, the Board of Directors authorized a 5 for 1 stock split effective February 28, 2001. These financial statements reflect this stock split for all periods presented.

NOTE 3 EARNINGS PER SHARE

     Basic and diluted earnings per share data are based on the weighted-average number of common shares outstanding during each period. Diluted earnings per share is further adjusted for potential common shares that were dilutive and outstanding during the period. Potential common shares consist of stock options outstanding under the incentive plans described in Note 4. The dilutive effect of potential common shares is computed using the treasury stock method. All stock options are assumed to be 100% vested for purposes of the earnings per share computations. The computation of earnings per share for the six months ended June 30, 2001 and 2000 is as follows:


                                                                2001                    2000
                                                        --------------------    --------------------
                                                         BASIC      DILUTED      BASIC      DILUTED
                                                         -----      -------      -----      -------
Net income..........................................    $732,004    $732,004    $734,775    $734,775
                                                        ========    ========    ========    ========
Average common shares issued........................     366,970     366,970     366,970     366,970
Potential common shares issued under stock options
  (treasury stock method)...........................          --      34,635          --      25,460
                                                        --------    --------    --------    --------
Average common shares and potential common shares...     366,970     401,605     366,970     392,430
                                                        ========    ========    ========    ========
Earnings per share..................................    $   1.99    $   1.82    $   2.00    $   1.87
                                                        ========    ========    ========    ========


NOTE 4 STOCK-BASED COMPENSATION

     Under the terms of a nonqualified stock option plan, shares of unissued common stock are reserved for options to organizers and key employees of the Corporation. Options expire no later than ten years from the date of the grant. Options granted under the various current stock option agreements became exercisable following attainment of certain profitability goals and time limitations. At June 30, 2001, all options outstanding were eligible to be exercised.

               AMERICAN COMMUNITY BANKSHARES, INC. AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
               SEE ACCOUNTANT'S COMPILATION REPORT -- (CONTINUED)

NOTE 4 STOCK-BASED COMPENSATION -- (CONTINUED)

     The following table summarizes information regarding stock options exercisable at June 30, 2001:

                       EXERCISE
                        PRICES                             SHARES
                       --------                            ------
 $ 1...................................................     2,850
 $20...................................................    53,750
 $40...................................................     6,500

     For the six months ended June 30, 2001, activity in stock options outstanding was as follows:

                                                                             WEIGHTED
                                                                             AVERAGE
                                                                SHARES        PRICE
                                                                ------       --------
January 1, 2001.............................................    58,750        $21.70
Options granted.............................................     4,350         14.45
                                                                ------        ------
June 30, 2001...............................................    63,100        $21.20
                                                                ======        ======

     There were no options granted, forfeited, or exercised during the six months ended June 30, 2000.

     On June 27, 2001, the Corporation granted 2,850 options exercisable for $1 per share. Because this exercise price was less than the Corporation's stock fair value per share, compensation expense equal to the difference between the exercise price and fair value was recorded during the six months ended June 30, 2001. Net income was decreased $104,674 as a result of issuing these options, net of tax benefit of $53,924.

     As of June 30, 2001 there were no more shares of common stock reserved for future grants under option plans approved by the shareholders.

     The Corporation accounts for stock-based compensation under Statement of Financial Accounting Standards (SFAS) No. 123, "Accounting for Stock-Based Compensation." As permitted under SFAS No. 123, the Corporation measures compensation cost for its stock option plan using the "intrinsic value based method" prescribed under APB No. 25, "Accounting for Stock Issued to Employees." If compensation cost had been determined consistent with the provisions of SFAS No. 123, which prescribes the "fair value based method" on the grant date, the results on the Corporation's net earnings and expense would not have been materially different from amounts reported in 2001 and 2000.

NOTE 5 CHANGE IN ACCOUNTING PRINCIPLE

     Effective January 1, 2001, the Corporation adopted SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities" and SFAS No. 138, "Accounting for Certain Derivative Instruments and Certain Hedging Activities." Under these SFAS, the Corporation must recognize all material derivatives as either assets or liabilities in the balance sheet and measure those instruments at fair value. Changes in fair value are generally recognized in earnings in the period of the change. The adoption of SFAS No. 133 and No. 138 did not have an impact on the Corporation's financial condition or results of operations.

NOTE 6 SUBSEQUENT EVENT


     As of September 12, 2001, all of the 63,100 unexercised options discussed in Note 4 were exercised. Option exercise proceeds were approximately $1,337,000, before a related tax benefit of approximately $600,000. Total stockholders' equity increased approximately $1,937,000 as a result of the exercise of these options.

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Under the By-Laws of First Federal Capital Corp and the Wisconsin Business Corporation Law, directors and officers of First Federal Capital Corp are entitled to mandatory indemnification from First Federal Capital Corp against certain liabilities and expenses (a) to the extent such officers or directors are successful in the defense of a proceeding, and (b) in proceedings in which the director or officer is not successful in the defense thereof, unless it is determined the director or officer breached or failed to perform such person's duties to First Federal Capital Corp and such breach or failure constituted: (i) a willful failure to deal fairly with First Federal Capital Corp or its shareholders in connection with a matter in which the director or officer had a material conflict of interest; (ii) a violation of criminal law, unless the director or officer had reasonable cause to believe his or her conduct was lawful or had no reasonable cause to believe his or her conduct was unlawful;
(iii) a transaction from which the director or officer derived an improper personal profit; or (iv) willful misconduct. The Wisconsin law specifically states that it is the public policy of Wisconsin to require or permit indemnification, allowance of expenses and insurance in connection with a proceeding involving securities regulation, as described therein, to the extent required or permitted as described above.

ITEM 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

     (a) EXHIBITS.


EXHIBIT
NUMBER                         DOCUMENT DESCRIPTION
-------                        --------------------
 8.1       Form of Tax Opinion of Michael Best & Friedrich LLP
23.1       Consent of Ernst & Young LLP



ITEM 22. UNDERTAKINGS.


     The undersigned registrant hereby undertakes as follows:

     (a) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

     (b) Prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this Registration Statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form;

     (c) Every prospectus: (i) that is filed pursuant to paragraph (b) immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

     (d) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue;

     (e) To respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11 or 13 of this Form S-4 under the Securities Act of 1933, within one business day of receipt of any such request, and to send the incorporated documents by first class mail or other equally prompt means, including information contained in documents filed after the effective date of the registration statement through the date of responding to such request; and

     (f) To supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.


     Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Amendment No. 1 to its registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

                                          FIRST FEDERAL CAPITAL CORP

September 28, 2001                        By:       /s/ JACK C. RUSCH

                                            ------------------------------------
                                                       Jack C. Rusch
                                               President and Chief Executive
                                                           Officer

     Pursuant to the requirements of the Securities Act of 1933, this amendment has been signed by the following persons in the following capacities and on the dates indicated.



                 /s/ THOMAS W. SCHINI*                         September 28, 2001
--------------------------------------------------------
                    Thomas W. Schini
                 Chairman of the Board

                 /s/ MICHAEL W. DOSLAND                        September 28, 2001
--------------------------------------------------------
                   Michael W. Dosland
   Senior Vice President and Chief Financial Officer
       (principal financial and accounting officer)

                  /s/ DALE A. NORDEEN*                         September 28, 2001
--------------------------------------------------------
                    Dale A. Nordeen
               Vice Chairman of the Board

                   /s/ JACK C. RUSCH                           September 28, 2001
--------------------------------------------------------
                     Jack C. Rusch
    President, Chief Executive Officer, and Director
              (principal executive officer)

               /s/ MARJORIE A. DAVENPORT*                      September 28, 2001
--------------------------------------------------------
                 Marjorie A. Davenport
                        Director

                /s/ JOHN F. LEINFELDER*                        September 28, 2001
--------------------------------------------------------
                   John F. Leinfelder
                        Director

                 /s/ RICHARD T. LOMMEN*                        September 28, 2001
--------------------------------------------------------
                   Richard T. Lommen
                        Director

                  /s/ PATRICK J. LUBY*                         September 28, 2001
--------------------------------------------------------
                    Patrick J. Luby
                        Director

                  /s/ DAVID C. MEBANE*                         September 28, 2001
--------------------------------------------------------
                    David C. Mebane
                        Director

                /s/ PHILLIP J. QUILLIN*                        September 28, 2001
--------------------------------------------------------
                   Phillip J. Quillin
                        Director

                   /s/ DON P. RUNDLE*                          September 28, 2001
--------------------------------------------------------
                     Don P. Rundle
                        Director

                 *By: /s/ JACK C. RUSCH
  ---------------------------------------------------
                     Jack C. Rusch
             pursuant to Power of Attorney

                                                                         Annex A









                          AGREEMENT AND PLAN OF MERGER

                                 BY AND BETWEEN

                       AMERICAN COMMUNITY BANKSHARES, INC.

                                       AND

                           FIRST FEDERAL CAPITAL CORP.

                                  MAY 23, 2001

                                TABLE OF CONTENTS

                                                                                                               PAGE
AGREEMENT AND PLAN OF MERGER.....................................................................................1

ARTICLE I - THE MERGER...........................................................................................1

         Section 1.1 The Merger..................................................................................1

         Section 1.2 Effective Time..............................................................................1

         Section 1.3 Effect of the Merger........................................................................2

         Section 1.4 Articles of Incorporation; By-Laws..........................................................2

         Section 1.5 Board of Directors of the Surviving Corporation.............................................2

         Section 1.6 Conversion of Securities....................................................................2

         Section 1.7 Adjustments for Dilution and Other Matters..................................................3

         Section 1.8 Exchange of Certificates....................................................................3

         Section 1.9 Dissenting Shares...........................................................................5

         Section 1.10 Stock Transfer Books.......................................................................6

         Section 1.11 The Bank Merger............................................................................6

ARTICLE II - REPRESENTATIONS AND WARRANTIES OF THE COMPANY.......................................................8

         Section 2.1 Organization and Qualification; Subsidiaries................................................8

         Section 2.2 Articles of Incorporation and By-Laws.......................................................9

         Section 2.3 Capitalization..............................................................................9

         Section 2.4 Authority..................................................................................10

         Section 2.5 No Conflict; Required Filings and Consents.................................................10

         Section 2.6 Compliance; Permits........................................................................11

         Section 2.7 Compliance with Environmental Laws.........................................................11

         Section 2.8 Contracts and Agreements...................................................................12

         Section 2.9 Agreements with Regulatory Agencies........................................................13

         Section 2.10 Loan Loss Reserves........................................................................13

         Section 2.11 Banking Reports; Financial Statements.....................................................13

         Section 2.12 Absence of Certain Changes or Events......................................................15

         Section 2.13 Absence of Litigation.....................................................................15

         Section 2.14 Employee Benefit Plans....................................................................16

         Section 2.15 Registration Statement; Proxy Statement/Prospectus........................................17

         Section 2.16 Taxes, Reports, Minutes...................................................................18

                                TABLE OF CONTENTS
                                   (CONTINUED)

                                                                                                               PAGE
         Section 2.17 Company Properties........................................................................19

         Section 2.18 Brokers...................................................................................19

         Section 2.19 Tax-Free Reorganization...................................................................20

         Section 2.20 Vote Required.............................................................................20

         Section 2.21 Absence of Undisclosed Liabilities........................................................20

         Section 2.22 Shareholders of the Company...............................................................20

         Section 2.23 Regulatory Filings........................................................................20

         Section 2.24 Loans.....................................................................................21

         Section 2.25 Loan Portfolio; Reports...................................................................21

         Section 2.26 Mortgage-Backed and Related Securities and Investment Securities..........................21

         Section 2.27 Fiduciary Responsibilities................................................................22

         Section 2.28 Other Information.........................................................................22

         Section 2.29 Insider Interests.........................................................................22

         Section 2.30 Takeover Restrictions.....................................................................22

         Section 2.31 Insurance.................................................................................22

ARTICLE III -  REPRESENTATIONS AND WARRANTIES OF THE ACQUIROR...................................................22

         Section 3.1 Organization and Qualification; Corporate Power............................................23

         Section 3.2 Authorization..............................................................................23

         Section 3.3 Capitalization.............................................................................23

         Section 3.4 Financial Statements.......................................................................24

         Section 3.5 No Violation...............................................................................24

         Section 3.6 Consents and Approvals.....................................................................25

         Section 3.7 Litigation.................................................................................25

         Section 3.8 Employee Benefit Plans.....................................................................25

         Section 3.9 Compliance with Environmental Laws.........................................................28

         Section 3.10 Shares to be Issued in Merger.............................................................28

         Section 3.11 Broker's Fees.............................................................................28

         Section 3.12 Acquiror Information......................................................................28

         Section 3.13 SEC Filings...............................................................................29

         Section 3.14 Continuity of Business Enterprise.........................................................29


                                TABLE OF CONTENTS
                                   (CONTINUED)

                                                                                                               PAGE

ARTICLE IV - COVENANTS OF THE COMPANY...........................................................................29

         Section 4.1 Registration Statement and Shareholders Meeting............................................29

         Section 4.2 Conduct of Business, Certain Covenants.....................................................29

         Section 4.3 Information, Access Thereto................................................................31

         Section 4.4 Confidentiality............................................................................31

         Section 4.5 Recommendation of Merger to Shareholders...................................................31

         Section 4.6 Litigation Matters.........................................................................31

         Section 4.7 No Solicitation............................................................................32

         Section 4.8 Best  Efforts..............................................................................32

         Section 4.9 Voting Agreements..........................................................................32

ARTICLE V - COVENANTS OF THE ACQUIROR...........................................................................33

         Section 5.1 Affirmative Covenants......................................................................33

         Section 5.2 Negative Covenants.........................................................................33

         Section 5.3 Notice Regarding Breaches..................................................................33

         Section 5.4 Stock Exchange Listing.....................................................................33

         Section 5.5 Tax Treatment..............................................................................34

         Section 5.6 Stock Options..............................................................................34

         Section 5.7 SEC Filings................................................................................35

         Section 5.8 Confidentiality............................................................................35

         Section 5.9 Directors' and Officers' Indemnification and Insurance.....................................35

ARTICLE VI - ADDITIONAL COVENANTS AND AGREEMENTS................................................................37

         Section 6.1 Regulatory Matters.........................................................................37

         Section 6.2 Legal Conditions to Merger.................................................................38

         Section 6.3 Subsequent Filings; Press Releases.........................................................38

         Section 6.4 Additional Agreements......................................................................38

         Section 6.5 Advice of Changes..........................................................................39

         Section 6.6 Current Information........................................................................39

         Section 6.7 Termination of Regulatory Agreements.......................................................39

         Section 6.8 Tax Returns................................................................................39

         Section 6.9 Compensation and Benefit Plans; Existing Agreements........................................39

                                TABLE OF CONTENTS
                                   (CONTINUED)

                                                                                                               PAGE

         Section 6.10 Employment and Noncompetition Agreements..................................................40

ARTICLE VII - CONDITIONS OF MERGER..............................................................................40

         CONDITIONS TO OBLIGATIONS OF EACH OF THE PARTIES.......................................................40

         Section 7.1 Regulatory Approvals.......................................................................40

         Section 7.2 Federal Tax Opinion........................................................................40

         Section 7.3 Registration Statement.....................................................................41

         Section 7.4 Orders, Decrees and Judgments..............................................................41

         Section 7.5 NASDAQ Listing.............................................................................41

ARTICLE VIII - FURTHER CONDITIONS TO THE OBLIGATIONS OF THE COMPANY.............................................41

         Section 8.1 Compliance by Acquiror.....................................................................41

         Section 8.2 Opinion of Counsel.........................................................................42

         Section 8.3 Officers' Certificate......................................................................42

         Section 8.4 Litigation.................................................................................42

         Section 8.5 Acquiror Changes...........................................................................42

ARTICLE IX - FURTHER CONDITIONS TO THE OBLIGATIONS OF ACQUIROR..................................................42

         Section 9.1 Compliance by the Company..................................................................42

         Section 9.2 Accuracy of Financial Statements...........................................................42

         Section 9.3 Net Worth..................................................................................42

         Section 9.4 Sufficiency of Documents, Proceedings......................................................43

         Section 9.5 Opinion of Counsel.........................................................................43

         Section 9.6 Officers' Certificate......................................................................43

         Section 9.7 Absence of Certain Changes or Events.......................................................43

         Section 9.8 Litigation.................................................................................43

         Section 9.9 Agreements of Affiliates...................................................................44

         Section 9.10 Bank Merger Agreement.....................................................................44

         Section 9.11 Consents Under Agreements.................................................................44

         Section 9.12 Accountant's Letter.......................................................................44

         Section 9.13 Approval by Affirmative Vote of Shareholders; Exercise of
                         Dissenters' Rights.....................................................................44


                                TABLE OF CONTENTS
                                   (CONTINUED)

                                                                                                               PAGE
ARTICLE X - TERMINATION AND AMENDMENT...........................................................................45

         Section 10.1 Termination...............................................................................45

         Section 10.2 Effect of Termination.....................................................................46

         Section 10.3 Fee.......................................................................................46

ARTICLE XI - MODIFICATIONS, AMENDMENTS AND WAIVER...............................................................47

         Section 11.1 Modifications, Amendments and Waiver......................................................47

ARTICLE XII - MISCELLANEOUS.....................................................................................48

         Section 12.1 Closing...................................................................................48

         Section 12.2 Articles of Merger........................................................................48

         Section 12.3 Further Acts..............................................................................48

         Section 12.4 Notices...................................................................................48

         Section 12.5 Expenses..................................................................................49

         Section 12.6 Nonsurvival of Representations and Warranties.............................................49

         Section 12.7 Entire Agreement..........................................................................49

         Section 12.8 Governing Law.............................................................................50

         Section 12.9 Binding Effect and Parties in Interest....................................................50

         Section 12.10 Captions.................................................................................50

         Section 12.11 Relief Due to Breach.....................................................................50

         Section 12.12 Severability.............................................................................50

         Section 12.13 Publicity................................................................................51

         Section 12.14 Counterparts.............................................................................51

                          AGREEMENT AND PLAN OF MERGER

         AGREEMENT AND PLAN OF MERGER, dated as of May 23, 2001 (the "Agreement"), between American Community Bankshares, Inc., a Wisconsin corporation (the "Company"), and First Federal Capital Corp., a Wisconsin corporation (the "Acquiror").


         WHEREAS, the Boards of Directors of the Acquiror and the Company have each determined that it is fair to and in the best interests of their respective shareholders for the Company to merge with and into the Acquiror (the "Merger") upon the terms and subject to the conditions set forth herein and in accordance with the Wisconsin Business Corporation Law (the "WBCL"); and

         WHEREAS, the respective Boards of Directors of the Acquiror and the Company have each approved the Merger of the Company with and into the Acquiror, upon the terms and subject to the conditions set forth herein; and

         WHEREAS, for Federal income tax purposes, it is intended that the Merger shall qualify as a reorganization under the provisions of Section 368 of the Internal Revenue Code of 1986, as amended (the "Code"); and

         WHEREAS, immediately following the Merger, the parties intend to consummate a merger of the Company's bank subsidiary ("Company-Bank") with and into Acquiror's savings bank subsidiary ("Acquiror-Bank") (the "Bank Merger"); and

         WHEREAS, the Acquiror and the Company desire to make certain representations, warranties and agreements in connection with the Merger and also to prescribe various conditions to the Merger.

         NOW, THEREFORE, in consideration of the foregoing premises and the representations, warranties and agreements contained herein, and subject to the terms and conditions set forth herein, the parties hereto hereby agree as follows:

                             ARTICLE I - THE MERGER

         SECTION 1.1 THE MERGER. Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the WBCL, at the Effective Time (as defined in Section 1.2) the Company shall be merged with and into the Acquiror. As a result of the Merger, the separate corporate existence of the Company shall cease and the Acquiror shall continue as the surviving corporation of the Merger (the "Surviving Corporation").

         SECTION 1.2 EFFECTIVE TIME. As promptly as practicable after the satisfaction or, if permissible, waiver of the conditions set forth in Articles VII, VIII and IX, the parties hereto shall cause the Merger to be consummated by filing articles of merger (the "Articles of Merger") with the Wisconsin Department of Financial Institutions (the "DFI") in such form as required by, and executed in accordance with the relevant provisions of, the WBCL (the date and time of such filing is referred to herein as the "Effective Time").

         SECTION 1.3 EFFECT OF THE MERGER. At the Effective Time, the effect of the Merger shall be as provided in this Agreement and the applicable provisions of the WBCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, except as otherwise provided herein, all the property, rights, privileges, powers and franchises of the Acquiror and the Company shall vest in the Surviving Corporation, and all debts, liabilities and duties of the Acquiror and the Company shall become the debts, liabilities and duties of the Surviving Corporation.

         SECTION 1.4 ARTICLES OF INCORPORATION; BY-LAWS. At the Effective Time, the Articles of Incorporation, as amended, of the Acquiror (the "Acquiror Articles") and the By-Laws, as amended, of the Acquiror ("Acquiror By-Laws"), as in effect immediately prior to the Effective Time, shall be the Articles of Incorporation and the By-Laws of the Surviving Corporation.

         SECTION 1.5 BOARD OF DIRECTORS OF THE SURVIVING CORPORATION.

         (a) From and after the Effective Time, the Board of Directors of the Surviving Corporation shall include the directors of the Acquiror immediately prior to the Effective Time. In addition, as of the Effective Time the Surviving Corporation and its Board of Directors shall take such action as may be necessary to cause Edwin Zagzebski (the "Company Director") to be appointed as a director of each of the Surviving Corporation and the Acquiror-Bank effective as of the day of appointment (the "Appointment Date"). Such action shall include, if necessary, expansion of the size of the Board of Directors of the Surviving Corporation and/or Acquiror-Bank to the extent necessary to create a vacancy for the Company Director to be appointed as of the Appointment Date. At the initial annual meeting of shareholders following appointment of the Company Director, the Surviving Corporation shall nominate the Company Director as its uncontested candidate for election for a full three-year term as a director of the Surviving Corporation and shall provide for his continuation as a director of the Acquiring Bank for a like term.

         (b) At the Effective Time, the officers of the Acquiror immediately prior to the Effective Time shall be the officers of the Surviving Corporation, in each case until their respective successors are duly elected or appointed.

         SECTION 1.6 CONVERSION OF SECURITIES. Subject to Section 1.8(e) regarding fractional shares, at the Effective Time, by virtue of the Merger and without any action on the part of the Acquiror, the Company or the holder of the following securities:

         (a) Each share of common stock, $0.10 per share par value, of Acquiror ("Acquiror Common Stock", which term shall be deemed to include the rights to purchase shares of Acquiror preferred stock, $.10 par value under the terms of the Shareholders' Rights Agreement, dated January 24, 1995, by and between Acquiror and Wells Fargo Bank), issued and outstanding immediately prior to the Effective Time shall remain outstanding and shall be unchanged after the Merger; and

         (b) Each share of the common stock, no par value, of the Company ("Company Common Stock"), issued and outstanding immediately prior to the Effective Time (all such shares of Company Common Stock issued and outstanding immediately prior to the Effective Time being referred to herein as the "Shares"), other than Shares held by the Acquiror for its own account or any Acquiror Subsidiary (as defined in Section 3.1(a), below) for its own account, shall cease to be outstanding and shall be converted into and become the right to receive 4.5 shares, subject to adjustment as provided pursuant to Section 1.7 (as adjusted, the "Exchange Ratio"), of Acquiror Common Stock. All such Shares shall no longer be outstanding and shall immediately be canceled and retired and shall cease to exist, and each certificate previously representing any such Shares shall thereafter represent the right to receive a certificate representing shares of Acquiror Common Stock into which such Shares shall have been converted. Certificates representing shares of Shares shall be exchanged for certificates representing whole shares of Acquiror Common Stock issued in consideration therefor upon the surrender of such certificates in accordance with the provisions of Section 1.8 hereof, without interest.

         (c) Each share of Shares held as treasury stock shall be canceled and extinguished without conversion thereof into Acquiror Common Stock or payment therefor.

         (d) Any shares of Shares held by the Acquiror for its own account or any Acquiror Subsidiary for its own account shall be canceled and extinguished without conversion thereof into Acquiror Common Stock or payment therefor.

         (e) For purposes of this Agreement, the "Acquiror Average Price" shall be, as of any date of determination, the average of the closing prices of Acquiror Common Stock as reported on the Nasdaq Stock Market for the ten (10) consecutive trading days immediately preceding the fifth business day prior to the applicable determination date.

         SECTION 1.7 ADJUSTMENTS FOR DILUTION AND OTHER MATTERS. If prior to the Effective Time, (a) the Company shall declare a stock dividend or distribution upon or subdivide, split up, reclassify or combine the Shares, or declare a dividend or make a distribution on Shares in any security convertible into Shares, or (b) the Acquiror shall declare a stock dividend or distribution upon or subdivide, split up, reclassify or combine Acquiror Common Stock or declare a dividend or make a distribution on Acquiror Common Stock in any security convertible into Acquiror Common Stock, appropriate adjustment or adjustments will be made to the Exchange Ratio.

         SECTION 1.8 EXCHANGE OF CERTIFICATES.

         (a) Exchange Agent. As of the Effective Time, the Acquiror shall deposit, or shall cause to be deposited with an exchange agent chosen by the Acquiror (the "Exchange Agent"), for the benefit of the holders of Shares for exchange in accordance with this Article I, through the Exchange Agent, certificates representing the shares of Acquiror Common Stock and cash in lieu of fractional shares (such certificates for shares of Acquiror Common Stock, together with the amount of cash payable in lieu of fractional shares and any dividends or distributions with respect to such Acquiror Common Stock are referred to herein as the "Exchange Fund") payable and issuable pursuant to
Section 1.6 in exchange for outstanding Shares; provided, however, that the Acquiror need not deposit the cash for fractional shares into the Exchange Fund until such time as such funds are to be distributed by the Exchange Agent.

         (b) Exchange Procedures. No later than five (5) days after the Effective Time, the Exchange Agent shall mail to each holder of record of a certificate or certificates which immediately prior to the Effective Time represented outstanding Shares which were converted into the right to receive shares of Acquiror Common Stock pursuant to Section 1.6 (a "Certificate" or "Certificates"), (i) a letter of transmittal and (ii) instructions for use in effecting the surrender of the Certificates in exchange for certificates representing shares of Acquiror Common Stock. Upon surrender of a Certificate for cancellation to the Exchange Agent together with such letter of transmittal, duly executed, the holder of such Certificate shall be entitled to receive in exchange therefor a certificate representing that number of whole shares of Acquiror Common Stock which such holder has the right to receive in respect of the Certificate surrendered pursuant to the provisions of this Article I (after taking into account all Shares then held by such holder), and the Certificate so surrendered shall forthwith be canceled. In the event of a transfer of ownership of Shares which is not registered in the transfer records of the Company, a certificate representing the proper number of shares of Acquiror Common Stock may be issued to a transferee if the Certificate representing such Shares is presented to the Exchange Agent, accompanied by all documents required to evidence and effect such transfer and by evidence that any applicable stock transfer taxes have been paid. In the event any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and the posting by such person of a bond in such amount as the Acquiror may reasonably direct as indemnity against any claim that may be made against it or the Exchange Agent with respect to such Certificate, the Exchange Agent will issue in exchange for such lost, stolen or destroyed Certificate a certificate representing the proper number of shares of Acquiror Common Stock. Until surrendered as contemplated by this Section 1.8, each Certificate shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the certificate representing shares of Acquiror Common Stock, dividends, cash in lieu of any fractional shares of Acquiror Common Stock as contemplated by
Section 1.8(e) and other distributions as contemplated by Section 1.8(c).

         (c) Distributions with Respect to Unexchanged Shares. No dividends or other distributions declared or made after the Effective Time with respect to Acquiror Common Stock with a record date after the Effective Time shall be paid to the holder of any unsurrendered Certificate with respect to the shares of Acquiror Common Stock represented thereby, and no cash payment in lieu of fractional shares shall be paid to any such holder pursuant to Section 1.8(e), until the holder of such Certificate shall surrender such Certificate. Subject to the effect of applicable Laws, following surrender of any such Certificate, there shall be paid to the holder of the certificates representing whole shares of Acquiror Common Stock issued in exchange therefor, without interest, (i) promptly, the amount of any cash payable with respect to a fractional share of Acquiror Common Stock to which such holder is entitled pursuant to Section 1.8(e) and the amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to such whole shares of Acquiror Common Stock, and (ii) at the appropriate payment date, the amount of dividends or other distributions, with a record date after the Effective Time but prior to surrender and a payment date occurring after surrender, payable with respect to such whole shares of Acquiror Common Stock.

         (d) No Further Rights in the Shares. All shares of Acquiror Common Stock issued and cash paid upon conversion of the Shares in accordance with the terms hereof (including any cash paid pursuant to Section 1.8(e)) shall be deemed to have been issued in full satisfaction of all rights pertaining to such Shares.

         (e) No Fractional Shares. No certificates or scrip representing fractional shares of Acquiror Common Stock shall be issued upon the surrender for exchange of Certificates, and such fractional share interest will not entitle the owner thereof to vote or to any rights of a shareholder of the Acquiror. Each holder of a fractional share interest shall be paid an amount in cash equal to the product obtained by multiplying such fractional share interest to which such holder (after taking into account all fractional share interests then held by such holder) would otherwise be entitled by the Acquiror Average Price as of the Effective Time. As soon as reasonably practicable after the determination of the amount of cash, if any, to be paid to holders of fractional share interests, the Acquiror shall make available such amounts (without interest) to such holders of fractional shares.

         (f) Termination of Exchange Fund. Any portion of the Exchange Fund which remains undistributed to the former shareholders of the Company for two
(2) years after the Effective Time shall be delivered to the Acquiror, upon demand, and any former shareholders of the Company who have not theretofore complied with this Article 1 shall thereafter look only to the Acquiror to claim their shares of Acquiror Common Stock, any cash in lieu of fractional shares of Acquiror Common Stock and any dividends or distributions with respect to Acquiror Common Stock, in each case without interest thereon, and subject to
Section 1.8(g).

         (g) No Liability. Neither the Acquiror nor the Company shall be liable to any former holder of Shares for any such Shares (or dividends or distributions with respect thereto) or cash or other payment delivered to a public official pursuant to any abandoned property, escheat or similar laws.

         (h) Withholding Rights. The Acquiror shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any former holder of Shares such amounts as the Acquiror is required to deduct and withhold with respect to the making of such payment under the Code, or any provision of state, local or foreign tax law. To the extent that amounts are so withheld by the Acquiror, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the former holder of the Shares in respect of which such deduction and withholding were made by the Acquiror.

         SECTION 1.9 DISSENTING SHARES.

         (a) "Dissenting Shares" means any shares held by any holder who becomes entitled to payment of the fair value of such shares under Chapter 180 of the Wisconsin Statutes. Any holder of Dissenting Shares shall be entitled to payment for such shares only to the extent permitted by and in accordance with the provisions of Chapter 180 of the Wisconsin Statutes; provided, however, that if, in accordance with Chapter 180 of the Wisconsin Statutes, any holder of Dissenting Shares shall forfeit such right to payment of the fair value of such shares, such shares shall thereupon be deemed to have been converted into and to have become exchangeable for, as of the Effective Time, the right to receive Acquiror Common Stock and cash in lieu of fractional shares. If such holder of Dissenting Shares shall effectively withdraw or lose (through failure to perfect or otherwise) his or her right to such payment after the Effective Time, Shares of such holder shall be converted on a share by share basis into the right to receive Acquiror Common Stock and cash in lieu of fractional shares in accordance with the applicable provisions of this Agreement.

         (b) The Company shall give Acquiror prompt notice of any written objections to the Merger and any written demands for the payment of the fair value of any shares, withdrawals of such demands, and any other instruments received by the Company pursuant to Chapter 180 of the Wisconsin Statutes. The Acquiror shall be responsible for, and shall be given the opportunity to direct all negotiations and proceedings with respect to, any such demands under Chapter 180 of the Wisconsin Statutes. The Company shall not voluntarily make any payment with respect to any demands for payment of fair value and shall not, except with the prior written consent of Acquiror, settle or offer to settle any such demands.

         SECTION 1.10 STOCK TRANSFER BOOKS. At the Effective Time, the stock transfer books of the Company shall be closed and there shall be no further registration of transfers of Shares thereafter on the records of the Company. From and after the Effective Time, the holders of Certificates shall cease to have any rights with respect to such Shares except as otherwise provided herein or by law. On or after the Effective Time, any Certificates presented to the Exchange Agent or the Acquiror for any reason shall be converted into shares of Acquiror Common Stock and cash in lieu of fractional shares in accordance with this Article I.

         SECTION 1.11 THE BANK MERGER.

         (a) Following the Effective Time, the Company-Bank shall be merged and consolidated with and into the Acquiror-Bank under the Charter and By-Laws of Acquiror-Bank, pursuant to the provisions of, and with the effect provided in, applicable Law, and Acquiror-Bank shall be the surviving bank and the separate existence of Company-Bank shall thereupon cease (the term "Surviving Bank" shall refer to Acquiror-Bank following the Bank Merger). Subject to the terms and conditions specified herein, and upon satisfaction of all requirements of law, the Bank Merger shall become effective on such date as shall be designated by the Acquiror following the Effective Time and subsequent to the receipt of approvals from all applicable governmental authorities authorizing the consolidation (the "Bank Merger Effective Date").

         (b) Surviving Bank.

              (i) The Surviving Bank shall continue the banking business of Company-Bank in the current locations of Company-Bank as branch offices of the Surviving Bank.

              (ii) The principal office of the Surviving Bank shall be the principal office of Acquiror-Bank.

              (iii) At and as of the Bank Merger Effective Date, the Charter and
                    By-Laws of Acquiror-Bank, as in effect immediately prior to the Bank Merger Effective Date, shall be the Charter and By-Laws of the Surviving Bank until thereafter amended as provided by law.

              (iv) On the Bank Merger Effective Date, the Surviving Bank shall have capital surplus equal to that of Company-Bank and Acquiror-Bank combined, immediately prior to the Bank Merger and undivided profits, including capital reserves, which, when combined with the capital and surplus, will be equal to the capital structure of Company-Bank and Acquiror-Bank as of the date hereof, adjusted, however, for normal earnings and expenses between the date hereof and the Bank Merger Effective Date and adjusted as of the Bank Merger Effective Date in accordance with generally accepted accounting principles to reflect the Bank Merger.

              (v) As of the Bank Merger Effective Date, the Company Director and the Board of Directors of Acquiror-Bank in effect immediately prior to the Bank Merger shall serve as the Board of Directors of the Surviving Bank until such time as their successors have been elected and have qualified.

         (c) Corporate Existence; Assets and Liabilities of Surviving Bank.

Upon the Bank Merger Effective Date:

              (i) All rights, franchises and interests of Company-Bank in and to every type of property (real, personal and mixed) and chooses in action shall be transferred to and vested in the Surviving Bank by virtue of the Bank Merger without any deed or other transfer, and the Surviving Bank, without any order or other action on the part of any court or otherwise, shall hold and enjoy all rights of property, franchises and interests, including appointments, designations, nominations, and all other rights and interest as trustee, executor, administrator, registrar of stocks and bonds, guardians of estates, assignee, and receiver of estates of incompetents, and in every other fiduciary capacity, in the same manner and to the same extent as such rights, franchises and interests were held or enjoyed by Company-Bank immediately prior to the Bank Merger.

              (ii) The Surviving Bank shall be liable for all of the liabilities of Company-Bank and all deposits, debts, liabilities, obligations and contracts of Company-Bank, matured or unmatured, whether insured, obsolete, contingent or otherwise, and whether or not reflected or reserved against on balance sheets, books of account, or records of Company-Bank shall be those of the Surviving Bank and shall not be relieved or canceled by the Bank Merger and all rights of creditors and obligees, and all liens on property of Company-Bank shall be preserved and unimpaired. All assets of Company-Bank, as they exist at and as of the Bank Merger Effective Date, shall pass to and vest in the Surviving Bank, without any conveyance or other transfer; and the Surviving Bank shall be responsible for all liabilities of Company-Bank of every kind and description existing as of the Bank Merger Effective Date.

              (iii) At any time after the Bank Merger Effective Date, the officers of the Surviving Bank may, in the name of Company-Bank, execute and deliver all such deeds, assignments and other instruments and take or cause to be taken all such further or other action as the Surviving Bank may deem necessary or desirable in order to vest, perfect or confirm in the Surviving Bank title to and possession of all of Company-Bank's property, rights, privileges, immunities, powers, purposes and otherwise to carry out the purposes hereof.

           ARTICLE II - REPRESENTATIONS AND WARRANTIES OF THE COMPANY

         Except as set forth in the Disclosure Schedule delivered by the Company to the Acquiror prior to execution of this Agreement (the "Company Disclosure Schedule"), the Company hereby represents and warrants to the Acquiror that:

         SECTION 2.1 ORGANIZATION AND QUALIFICATION; SUBSIDIARIES.

         (a) The Company is a corporation duly organized and validly existing under the laws of the State of Wisconsin, and is registered as a bank holding company under the Bank Holding Company Act of 1956, as amended (the "BHC Act"). Each subsidiary of the Company ("Company Subsidiary" or, collectively, "Company Subsidiaries") is a state-chartered bank or a corporation duly organized and validly existing under the laws of the state of its organization or incorporation. Each of the Company and the Company Subsidiaries has the requisite corporate power and authority and is in possession of all franchises, grants, authorizations, licenses, permits, easements, consents, certificates, approvals and orders ("Company Approvals") necessary to own, lease and operate its properties and to carry on its business as it is now being conducted, including, without limitation, appropriate authorizations from Federal Reserve Board ("FRB") the Federal Deposit Insurance Corporation (the "FDIC") and the Wisconsin Department of Financial Institutions ("DFI"), and neither the Company nor any Company Subsidiary has received any notice of proceedings relating to the revocation or modification of any Company Approvals, except in each case where the failure to be so existing or to have such power, authority, Company Approvals and revocations or modifications would not, individually or in the aggregate, be an Adverse Change in the Company (as defined in Section 9.7) and the Company Subsidiaries taken as a whole.

         (b) The Company and each Company Subsidiary is duly qualified or licensed as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of its properties owned, leased or operated by it or the nature of its activities makes such qualification or licensing necessary, except where such failures to be so duly qualified or licensed and in good standing would not, either individually or in the aggregate, be an Adverse Change in the Company and the Company Subsidiaries taken as a whole.

         (c) A true and complete list of all of the Company Subsidiaries, together with (i) the Company's percentage ownership of each Company Subsidiary and (ii) laws under which such Company Subsidiary is incorporated, is set forth on Section 2.1(c) of the Disclosure Schedule delivered by the Company to the Acquiror prior to the execution of this Agreement (the "Company Disclosure Schedule"). Except as set forth on Section 2.1(c) of the Company Disclosure Schedule, the Company and/or one or more of the Company Subsidiaries owns beneficially and of record all of the outstanding shares of capital stock of each of the Company Subsidiaries. Except for the subsidiaries set forth on
Section 2.1(c) of the Company

Disclosure Schedule, the Company does not directly or indirectly own any equity or similar interests in, or any interests convertible into or exchangeable or exercisable for any equity or similar interest in, any corporation, partnership, joint venture or other business association or entity other than in the ordinary course of business, and in no event in excess of 5% of the outstanding equity securities of such entity.

         SECTION 2.2 ARTICLES OF INCORPORATION AND BY-LAWS. The Company has heretofore furnished to the Acquiror a complete and correct copy of the Articles of Incorporation and the By-Laws, as amended or restated, of the Company ("Company Articles" or "Company By-Laws") and each Company Subsidiary. Such Articles of Incorporation and By-Laws of the Company and each Company Subsidiary are in full force and effect. Neither the Company nor any Company Subsidiary is in violation of any of the provisions of its Articles of Incorporation or By-Laws.

         SECTION 2.3 CAPITALIZATION. The authorized capital stock of the Company consists of 1,000,000 shares of Company Common Stock. As of the date of this Agreement, (a) 366,970 shares of Company Common Stock are issued and outstanding, all of which are duly authorized, validly issued, fully paid and non-assessable, except as provided by Section 180.0622(2)(b) of the WBCL (such section, including judicial interpretations thereof and of Section 180.40(6), its predecessor statute, are referred to herein as "Section 180.0622(2)(b) of the WBCL"), and were not issued in violation of any preemptive right of any Company shareholder, (b) 0 shares of Company Common Stock are held in the treasury of the Company, and (c) 61,000 shares of Company Common Stock are reserved for future issuance pursuant to outstanding employee stock options issued pursuant to the Company's equity incentive plans. Except as set forth in clause (c) above, there are no options, warrants or other rights, agreements, arrangements or commitments of any character pursuant to which the Company or any Company Subsidiary is a party, including without limitation voting agreements or arrangements, relating to the issued or unissued capital stock of the Company or any Company Subsidiary or obligating the Company or any Company Subsidiary to issue or sell any shares of capital stock of, or other equity interests in, the Company or any Company Subsidiary. All shares of Company Common Stock subject to issuance as aforesaid, upon issuance on the terms and conditions specified in the instruments pursuant to which they are issuable, shall be duly authorized, validly issued, fully paid and non-assessable, except as otherwise provided by Section 180.0622(2)(b) of the WBCL. There are no obligations, contingent or otherwise, of the Company or any Company Subsidiary to repurchase, redeem or otherwise acquire any shares of Company Common Stock or the capital stock of any Company Subsidiary or to provide funds to or make any investment (in the form of a loan, capital contribution or otherwise) in any Company Subsidiary or any other entity, except for loan commitments and other funding obligations entered into in the ordinary course of business and except as required under currently existing stock option agreements. Each of the outstanding shares of capital stock of each Company Subsidiary is duly authorized, validly issued, fully paid and non-assessable, except as provided by
Section 180.0622(2)(b) of the WBCL or Chapter 221 of the Wisconsin Statutes, and was not issued in violation of any preemptive rights of any Company Subsidiary shareholder, and all such shares owned by the Company or another Company Subsidiary are owned free and clear of all security interests, liens, claims, pledges, agreements, limitations of the Company's voting rights, charges or other encumbrances of any nature whatsoever.

         SECTION 2.4 AUTHORITY. The Company has the requisite corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby (other than, with respect to the Merger, the approval and adoption of this Agreement by the Company's shareholders in accordance with the WBCL and the Company Articles and Company By-Laws). The execution and delivery of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement or to consummate the transactions so contemplated hereby (other than, with respect to the Merger, the approval and adoption of this Agreement by the Company's shareholders in accordance with the WBCL and the Company Articles and Company By-Laws). This Agreement has been duly executed and delivered by, and constitutes a valid and binding obligation of the Company and, assuming due authorization, execution and delivery by the Acquiror, is enforceable against the Company in accordance with its terms, except as enforcement may be limited by laws affecting insured depository institutions, state banks and bank holding companies regulated by the Bank Holding Company Act, general principles of equity whether applied in a court of law or a court of equity and by bankruptcy, insolvency and similar laws affecting creditors' rights and remedies generally.

         SECTION 2.5 NO CONFLICT; REQUIRED FILINGS AND CONSENTS.

         (a) The execution and delivery of this Agreement by the Company does not, and the performance of this Agreement and the transactions contemplated hereby by the Company shall not, (i) conflict with or violate the Company Articles or Company By-Laws or the Articles of Incorporation or By-Laws of any Company Subsidiary, (ii) assuming that the consents and approvals referred to in this Agreement are duly obtained, conflict with or violate any domestic (federal, state or local) or foreign law, statute, ordinance, rule, regulation, order, judgment or decree (collectively, "Laws") applicable to the Company or any Company Subsidiary or by which its or any of their respective properties is bound or affected, or (iii) assuming that the consents and approvals referred to in this Agreement are duly obtained, result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, require the giving of notice to, or the consent of, any third party under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or encumbrance on any of the properties or assets of the Company or any Company Subsidiary pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which the Company or any Company Subsidiary is a party or by which the Company or any Company Subsidiary or its or any of their respective properties is bound or affected, except in the case of clause (iii) for any such conflicts, violations, breaches, defaults or other occurrences that would not, individually or in the aggregate, be an Adverse Change in the Company and the Company Subsidiaries taken as a whole.

         (b) The execution and delivery of this Agreement by the Company does not, and the performance of this Agreement by the Company shall not, require any consent, approval, authorization or permit of, or filing with or notification to, any governmental or regulatory authority, domestic or foreign, except (i) for applicable requirements, if any, of the Securities Act of 1933, as amended (the "Securities Act"), the Securities Exchange Act of 1934, as amended (the "Exchange Act"), state securities or blue sky laws ("Blue Sky Laws"), the BHC Act and the filing of appropriate merger or other documents as required by the DFI and (ii) where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not prevent or delay consummation of the Merger or the Bank Merger or otherwise prevent the Company from performing its obligations under this Agreement and would not be an Adverse Change in the Company and the Company Subsidiaries taken as a whole.

         SECTION 2.6 COMPLIANCE; PERMITS. Neither the Company nor any Company Subsidiary is in conflict with, or in default or violation of, (a) any Law applicable to the Company or any Company Subsidiary or by which its or any of their respective properties is bound or affected, or (b) any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which the Company or any Company Subsidiary is a party or by which the Company or any Company Subsidiary or its or any of their respective properties is bound or affected, except for any such conflicts, defaults or violations which would not, individually or in the aggregate, be an Adverse Change in the Company or the Company Subsidiaries taken as a whole.

         SECTION 2.7 COMPLIANCE WITH ENVIRONMENTAL LAWS. Except as set forth on
Schedule 2.7, to the Company's knowledge, as of the date of this Agreement:

         (a) The operations of Company and Company Subsidiaries comply and have complied with all Environmental Laws; none of the Company or any of its subsidiaries' operations are the subject of, nor is the Company or any Company Subsidiary a party to, any judicial or administrative proceeding, pending or threatened, alleging the violation of any Environmental Laws; neither the Company nor any Company subsidiary are the subject of a federal, state or local investigation, pending or threatened, evaluating whether any remedial action is needed to respond to a release of any Hazardous Substance; neither Company nor any Company Subsidiary has arranged for the treatment or disposal of any Hazardous Substance; and neither Company nor any of its subsidiaries have reported a spill, emission or release of a Hazardous Substance.

         (b) Except as set forth on Schedule 2.7, all real property owned directly by Company and Company Subsidiaries (the "Real Property") is in compliance in all material respects with all Environmental Laws; neither Company nor the Company Subsidiaries have any notice or knowledge regarding the Real Property or its past use(s) which indicates noncompliance, or potential noncompliance, with any Environmental Law; the Real Property is not subject to any judicial or administrative proceedings alleging the violation of any Environmental Law; the Real Property is not contaminated by any Hazardous Substance; the Real Property is not the subject of a federal, state or local investigation evaluating whether any remedial action is needed to respond to a release, emission or discharge of any Hazardous Substance into the environment; neither the Company nor any Company Subsidiary has transported any Hazardous Substance to the Real Property or from the Real Property to any waste treatment, storage or disposal facility; neither Company nor any Company Subsidiary has arranged for the treatment or disposal of any Hazardous Substance; the Real Property and buildings occupied by the Company and Company subsidiaries contain no urea-formaldehyde insulation, asbestos or asbestos by-products, lead or regulated levels of PCBs; the Real Property contains no fill material; and the Real Property does not face any risk of contamination by a Hazardous Substance from any nearby property.

         (c) For purposes of this Agreement, the term "Hazardous Substance" shall mean any product, substance, chemical, contaminant, pollutant, effluent, emission, waste or other material which, or the presence, nature, quantity and/or concentration or toxicity or existence, use, manufacture, disposal, transportation, emission, discharge, spill, release or effect of which, either by itself or in combination with other materials located on or associated with any of the Company Real Property, is defined or listed in, regulated or monitored by, or otherwise classified pursuant to, any statute, law, ordinance, rule or regulation applicable to the Company Real Property as "solid waste," "hazardous substances," "hazardous materials," "hazardous wastes," "infectious wastes" or "toxic substances." Hazardous Substances shall include, but not be limited to, (i)(A) any "hazardous substance" as defined in the Comprehensive Environmental Response, Compensation and Liability Act, (B) any "regulated substance" as defined in the Solid Waste Disposal Act, (C) any substance subject to regulation pursuant to the Toxic Substances Control Act, and (D) any hazardous substance as defined in Section 292.01(5) Wis. Stats., in each case as such laws are now in effect or may be amended through the Closing Date and any rule, regulation or administrative or judicial policy statement, guideline, order or decision under such laws, (ii) petroleum and refined petroleum products, (iii) asbestos and asbestos-containing products, (iv) flammable explosives, (v) radioactive materials, and (vi) radon.

         (d) For purposes of this Agreement, the term "Company Real Property" means all real property (whether owned or leased) at which the operations of the Company or any Company Subsidiary are or at any time were conducted and which is otherwise held as "real estate owned" (REO) as a result of default by the borrower and subsequent foreclosure by the Company or any Company Subsidiary.

         SECTION 2.8 CONTRACTS AND AGREEMENTS.

         Section 2.8 of the Company Disclosure Schedule lists and briefly describes each Contract (the "Company Existing Contracts") to which the Company or any Company Subsidiary is a party or by which its assets are bound and which constitutes:

         (a) a lease of, or agreement to purchase or sell, any capital assets;

         (b) any management, consulting, employment, personal service, severance, agency or other contract or contracts providing for employment or rendition of services and which: (i) are in waiting, or (ii) create other than an at will employment relationship; or (iii) provide for any commission, bonus, profit sharing, incentive, retirement, consulting or additional compensation;

         (c) any agreement, notes, lines of credit, borrowing agreements or other pledges or obligations evidencing any obligations or indebtedness of the Company or any Company Subsidiary, and which exceeds $100,000 and is other than a deposit or reverse repurchase obligation or other indebtedness incurred by Company Bank in the ordinary course of business;

         (d) a power of attorney (whether revocable or irrevocable) given to any individual or entity by the Company or any Company Subsidiary that is in force;

         (e) an agreement by the Company or any Company Subsidiary not to compete in any business or in any geographical area;

         (f) an agreement restricting the right of the Company or any Company Subsidiary to use or disclose any information in its possession;

         (g) a partnership, joint venture or similar arrangement;

         (h) a license;

         (i) an agreement or arrangement with any Affiliate (as Affiliate is defined for purposes of paragraphs (c) and (d) of Rule 145 of the Rules and Regulations of the SEC under the Securities Act of 1933, as amended);

         (j) an agreement for data processing services;

         (k) any assistance agreement, supervisory agreement, memorandum of understanding, consent order, cease and desist order or other regulatory order or decree with or by the SEC, OTS, the FDIC or any other regulatory authority.

         (l) any other agreement or set of related agreements or series of agreements which is not in the ordinary course of business of the Company or any Company Subsidiary and involves an amount in excess of $100,000.

         SECTION 2.9 AGREEMENTS WITH REGULATORY AGENCIES. Neither the Company nor any Company Subsidiary is subject to any cease-and-desist or other order issued by, or is a party to any written agreement, consent agreement or memorandum of understanding with, or is a party to any commitment letter or similar undertaking to, or is subject to any order or directive by, or has been a recipient of any supervisory letter from, or has adopted any board resolutions at the request of the FRB, the FDIC, DFI or any other applicable federal or state regulatory agency having jurisdiction over the Company or any Company Subsidiary or its business ("Regulatory Agency"), that currently restricts the conduct of its business or that relates to its capital adequacy, compliance with laws, its credit policies, its management or its business (each a "Regulatory Agreement"), nor has the Company or any Company Subsidiary been advised by any Regulatory Agency that it is considering issuing or requesting any such Regulatory Agreement.

         SECTION 2.10 LOAN LOSS RESERVES. The reserves for possible loan losses shown on the March 31, 2001 Consolidated Reports of Condition and Income (call report) filed with a Regulatory Agency for the Company's Subsidiaries are adequate in all material respects to provide for possible losses, net of recoveries relating to loans previously charged off, on loans outstanding (including accrued interest receivable) as of that date.

         SECTION 2.11 BANKING REPORTS; FINANCIAL STATEMENTS.

         (a) The Company and each Company Subsidiary have filed all forms, reports and documents required to be filed with the FRB, DFI, the FDIC and any other applicable federal or state securities or banking authorities (all such reports and statements are collectively referred to as the "Company Reports"). The Company Reports, including all Company Reports filed after the date of this Agreement, (x) were or will be prepared in all material respects in accordance with the requirements of applicable Law and (y) did not at the time they were filed, or will not at the time they are filed, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

         (b) Except as set forth on Schedule 2.11(b), the Company has furnished to Acquiror true, correct and complete copies of: (i) the audited Consolidated Statements of Financial Condition of the Company as of the fiscal years ended December 31, 2000, 1999 and 1998, and the related Consolidated Statements of Earnings, Consolidated Statements of Shareholders' Equity and Consolidated Statements of Cash Flows for each of said fiscal years, including the respective notes thereto, together with the reports and workpapers of Wipfli, Ullrich, Bertelson L.L.P. relating thereto; and (ii) the unaudited Consolidated Statements of Financial Condition as of March 31, 2001 and the related unaudited Consolidated Statements of Earnings, Consolidated Statements of Shareholders' Equity and Consolidated Statements of Cash Flow for the periods then ended ("Company Financial Statements"). Such Company Financial Statements fairly present the financial position of the Company and the Subsidiaries as of and for the periods ended on their respective dates and the operating results of the Company and the Subsidiaries for the indicated periods in conformity with GAAP applied on a consistent basis. Since December 31, 2000 through the date of execution of this Agreement, there have not been, to the best of the Company's knowledge and belief, any adverse material changes in its or the Subsidiaries' consolidated financial condition, assets, liabilities or business, other than changes in the ordinary course of business and as set forth in the Company Financial Statements.

         (c) The Company will furnish Acquiror with copies of its audited and unaudited Consolidated Statements of Financial Condition, Consolidated Statements of Earnings, Consolidated Statements of Shareholders' Equity and Consolidated Statements of Cash Flows for each quarterly and yearly period subsequent to December 31, 2000, and each financial report it or any of its Subsidiaries files with the Federal Reserve Board, the FDIC, the DFI, or other regulatory authority, subsequent to December 31, 2000 until the Effective Time (the "Subsequent Company Financial Statements").

         (d) Except as set forth on Schedule 2.1(b), all of the aforesaid Company Financial Statements have been and, with respect to the Subsequent Company Financial Statements, will be, prepared in accordance with GAAP, utilizing accounting practices consistent with prior years except as otherwise disclosed. All of the aforesaid Company Financial Statements present fairly, and all of the Subsequent Company Financial Statements will present fairly, the financial position of the Company and the Subsidiaries taken as a whole and the results of its and their operations and changes in its and their financial position as of and for the periods ending on their respective dates. The books and records of the Company have been and are being maintained in all material respects in accordance with GAAP and all other applicable legal and accounting requirements and reflect only actual transactions. Subject to such changes which may result from an audit of any Subsequent Company Financial Statements (which changes in the aggregate will not result in an Adverse Change in the Company), the allowance for loan losses in such Company Financial Statements is, and, with respect to the Subsequent Company Financial Statements will be, adequate based on past loan loss experience and evaluation of potential losses in current portfolios to cover all known or reasonably anticipated loan losses. Except with respect to this Agreement and the transactions contemplated herein, there are, and with respect to the Subsequent Financial Statements will be, no agreements, contracts or other instruments to which the Company or the Subsidiaries are a party or by which it or they or (to the knowledge of the Company) any of the officers, directors, employees or shareholders of the Company or the Subsidiaries have rights which would have a material adverse effect on the consolidated financial position of the Company or the financial position of the Company which are not disclosed herein or reflected in the Company Financial Statements and the Subsequent Company Financial Statements.

         SECTION 2.12 ABSENCE OF CERTAIN CHANGES OR EVENTS. Except as disclosed in the Company Financial Reports provided at the time of execution of this Agreement or set forth in Section 2.12 of the Company Disclosure Schedule and except for the transactions contemplated by this Agreement, since December 31, 2000, to the date of this Agreement, the Company and the Company Subsidiaries have conducted their businesses only in the ordinary course and in a manner consistent with past practice and, since December 31, 2000, there has not been
(a) any change in the financial condition, results of operations or business of the Company and any of the Company Subsidiaries constituting an Adverse Change in the Company and the Company Subsidiaries taken as a whole, (b) any damage, destruction or loss (whether or not covered by the insurance) with respect to any assets of the Company or any of the Company Subsidiaries constituting an Adverse Change in the Company and the Company Subsidiaries taken as a whole, (c) any change by the Company in its accounting methods, principles or practices,
(d) any revaluation by the Company of any of its assets in any material respect,
(e) to the date of this Agreement, any entry by the Company or any of the Company Subsidiaries into any commitment or transactions material to the Company and the Company Subsidiaries taken as a whole or (f) except for regular quarterly cash dividends on Company Common Stock with usual record and payment dates, to the date of this Agreement, any declaration, setting aside or payment of any dividends or distributions in respect of shares of Company Common Stock or any redemption, purchase or other acquisition of any of its securities or any of the securities of any Company Subsidiary.

         SECTION 2.13 ABSENCE OF LITIGATION.

         (a) Except as set forth in Section 2.13 of the Company Disclosure Schedule, neither the Company nor any of the Company Subsidiaries is a party to any, and there are no pending or threatened, legal, administrative, arbitral or other proceedings, claims, actions or governmental or regulatory investigations of any nature against the Company or any of the Company Subsidiaries or challenging the validity or propriety of the transactions contemplated by this Agreement or which, if adversely determined would, individually or in the aggregate, be an Adverse Change in the Company and the Company Subsidiaries taken as a whole. Schedule 2.13 accurately describes all litigation against the Company or it Subsidiaries in which the amount claimed is in excess of $25,000.

         (b) There is no injunction, order, judgment, decree or regulatory restriction imposed upon the Company, any of the Company Subsidiaries or the assets of the Company or any of the Company Subsidiaries which constitutes an Adverse Change in the Company and the Company Subsidiaries taken as a whole.

         SECTION 2.14 EMPLOYEE BENEFIT PLANS.

         (a) Plans of the Company. Section 2.14(a) of the Company Disclosure Schedule lists all employee benefit plans (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")), and all bonus, stock option, stock purchase, restricted stock, incentive, deferred compensation, retiree medical or life insurance, supplemental retirement, severance or other benefit plans, programs or arrangements, and all material employment, termination, severance or other employment contracts or employment agreements, with respect to which the Company or any Company Subsidiary has any obligation (collectively, the "Company Plans"). The Company has furnished or made available to the Acquiror a complete and accurate copy of each Company Plan (or a description of the Company Plan, if the Company Plan is not in writing) and a complete and accurate copy of each material document prepared in connection with each such Company Plan, including, without limitation, and where applicable, a copy of (i) each trust or other funding arrangement, (ii) each summary plan description and summary of material modifications as currently in effect, (iii) the three (3) most recently filed IRS Forms 5500, Forms PBGC-1 and related schedules, and (iv) the most recently issued IRS determination letter for each such Company Plan.

         (b) Absence of Certain Types of Plans. No member of the Company's "controlled group," within the meaning of Section 400l(a)(14) of ERISA, maintains or contributes to, or within the five (5) years preceding the date of this Agreement has maintained or contributed to, an employee pension benefit plan subject to Title IV of ERISA. Except as disclosed in Section 2.14(b) of the Company Disclosure Schedule, none of the Company Plans obligates the Company or any of the Company Subsidiaries to pay material separation, severance, termination or similar type benefits (or provides for enhanced or accelerated benefits) solely as a result of any transaction contemplated by this Agreement or as a result of any "change in the ownership or effective control" of the Company or of any of the Company Subsidiaries within the meaning of such term under Section 280G of the Code. Except as disclosed in Section 2.14(b) of the Company Disclosure Schedule, or as required by group health plan continuation coverage requirements of Section 4980B of the Code ("COBRA"), none of the Company Plans provides for or promises retiree medical, disability or life insurance benefits to any current or former employee, officer or director of the Company or any of the Company Subsidiaries. Each of the Company Plans is subject only to the laws of the United States or a political subdivision thereof.

         (c) Compliance with Applicable Laws. Except as disclosed in Section 2.14(c) of the Company Disclosure Schedule, each Company Plan has been operated in all material respects in accordance with the requirements of all applicable Law and all persons who participate in the operation of such Company Plans and all Company Plan "fiduciaries" (within the meaning of Section 3(21) of ERISA) have acted in accordance with the provisions of all applicable Law, except where such violations of applicable Law would not, individually or in the aggregate, be an Adverse Change in the Company and the Company Subsidiaries taken as a whole. The Company and the Company Subsidiaries have performed all obligations required to be performed by any of them under, are not in any respect in default under or in violation of, and the Company and the Company Subsidiaries have no knowledge of any default or violation by any party to, any Company Plan, except where such failures, defaults or violations would not, individually or in the aggregate, be an Adverse Change in the Company and the Company Subsidiaries taken as a whole.

         (d) Qualification of Certain Plans. Each Company Plan that is intended to be qualified under Section 401(a) of the Code or Section 401(k) of the Code (including each trust established in connection with such a Plan that is intended to be exempt from Federal income taxation under Section 501(a) of the
Code) is a standardized prototype plan which has a favorable determination letter from the IRS (as defined herein) upon which the Company and any Company Subsidiary can rely that it is so qualified, and, except as disclosed in Section 2.14(d) of the Company Disclosure Schedule, no event has occurred since the date of such determination letter that would affect adversely the qualified status of any such Company Plan. Except as disclosed in Section 2.14(d) of the Company Disclosure Schedule, no trust maintained or contributed to by the Company or any of the Company Subsidiaries is intended to be qualified as a voluntary employees' beneficiary association or is intended to be exempt from Federal income taxation under Section 50l(c)(9) of the Code.

         (e) Absence of Certain Liabilities and Events. Except for matters disclosed in Section 2.14(e) of the Company Disclosure Schedule, there has been no non-exempt prohibited transaction (within the meaning of Section 406 of ERISA or Section 4975 of the Code) with respect to any Company Plan. The Company and each of the Company Subsidiaries has not incurred any liability for any excise tax arising under Section 4972 or 4980B of the Code that would individually or in the aggregate be an Adverse Change in the Company and the Company Subsidiaries taken as a whole.

         (f) Plan Contributions. All contributions, premiums or payments required to be made prior to the Effective Time with respect to any Company Plan will have been made on or before the Effective Time.

         (g) Stock Options. Section 2.14(g) of the Company Disclosure Schedule sets forth a true and complete list of each current or former employee, officer or director of the Company or any Company Subsidiary who holds any option to purchase Company Common Stock as of the date of this Agreement, together with the number of shares of Company Common Stock subject to such option, the date of grant of such option, the plan under which the options were granted, the option price of such option, the vesting schedule for such option, whether such option is intended to qualify as an incentive stock option within the meaning of
Section 422(b) of the Code, and the expiration date of such option. Section 2.14(g) indicates those of such options identified therein, if any, the vesting of which will be accelerated as a result of the Merger.

         (h) Employment Contracts. Except as disclosed in Section 2.14(h) of the Company Disclosure Schedule, neither the Company nor any Company Subsidiary is a party to any employment, severance, consulting or other similar contracts with any employees, consultants, officers or directors of the Company or any of the Company Subsidiaries. Neither the Company nor any Company Subsidiary is a party to any collective bargaining agreements.

         SECTION 2.15 REGISTRATION STATEMENT; PROXY STATEMENT/PROSPECTUS. The information supplied by the Company for inclusion in the Registration Statement referred to in Section 6.1 shall not at the time such Registration Statement is declared effective contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The information supplied by the Company for inclusion in the proxy statement/prospectus to be sent to the shareholders of the Company in connection with the meeting of the Company's shareholders to consider the Merger (the "Company Shareholders' Meeting") (such proxy statement/prospectus as amended or supplemented is referred to herein as the "Proxy Statement/Prospectus") shall not at the date the Proxy Statement/Prospectus (or any amendment thereof or supplement thereto) is first mailed to shareholders, at the time of the Company Shareholders' Meeting and at the Effective Time, be false or misleading with respect to any material fact required to be stated therein, or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they are made, not misleading. If at any time prior to the Effective Time any event relating to the Company or any of its affiliates, officers or directors should be discovered by the Company which should be set forth in an amendment to the Registration Statement or a supplement to the Proxy Statement/Prospectus, the Company shall promptly inform the Acquiror. Notwithstanding the foregoing, the Company makes no representation or warranty with respect to any information about, or supplied or omitted by, the Acquiror which is contained in any of the foregoing documents.

         SECTION 2.16 TAXES, REPORTS, MINUTES.

         (a) The Company and the Company Subsidiaries have filed all material Tax Returns (as defined below) required to be filed by them, and the Company and the Company Subsidiaries have paid and discharged all material Taxes (as defined below) shown to be due in connection with or with respect to the filing of such Tax Returns, except such as are being contested in good faith by appropriate proceedings and with respect to which the Company is maintaining reserves adequate for their payment or where the failure to pay would not result in an Adverse Change in the Company. Each such Tax Return is correct and complete in all material respects and adequately reflects the Taxes required to be reflected on such Tax Return. For purposes of this Agreement. "Tax" or "Taxes" shall mean taxes, charges, fees, levies, and other governmental assessments and impositions of any kind, payable to any federal, state, local or foreign governmental entity or taxing authority or agency, including, without limitation, (i) income, franchise, profits, gross receipts, estimated, ad valorem, value added, sales, use, service, real or personal property, capital stock, license, payroll, withholding, disability, employment, social security, workers compensation, unemployment compensation, utility, severance, production, excise, stamp, occupation, premiums, windfall profits, transfer and gains taxes, (ii) customs duties, imposts, charges, levies or other similar assessments of any kind, and
(iii) interest, penalties and additions to tax imposed with respect thereto; and "Tax Returns" shall mean returns, reports, and information statements with respect to Taxes required to be filed with the United States Internal Revenue Service (the "IRS") or any other governmental entity or taxing authority or agency, domestic or foreign, including, without limitation, consolidated, combined and unitary tax returns. Except as otherwise disclosed in Section 2.16 of the Company's Disclosure Schedule, neither the IRS nor any other governmental entity or taxing authority or agency is now asserting, either through audits, administrative proceedings or court proceedings, any deficiency or claim for additional Taxes. Except as otherwise disclosed in Section 2.16 of the Company's Disclosure Schedule, neither the Company nor any of the Company Subsidiaries has granted any waiver of any statute of limitations with respect to, or any extension of a period for the assessment of any Tax. Except as otherwise disclosed in Section 2.16 of the Company's Disclosure Schedule and except for statutory liens for current taxes not yet due, there are no material tax liens on any assets of the Company or any of the Company Subsidiaries. Except as



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

otherwise disclosed in Section 2.16 of the Company's Disclosure Schedule neither the Company nor any of the Company Subsidiaries has received a ruling or entered into an agreement with the IRS or any other taxing authority that would be an Adverse Change in the Company or the Company Subsidiaries, taken as a whole, after the Effective Time. Except as otherwise disclosed in Section 2.16 of the Company's Disclosure Schedule, no agreements relating to allocating or sharing of Taxes exist among the Company and the Company Subsidiaries. Neither the Company nor any of the Company Subsidiaries has made an election under Section 341(f) of the Code.

         (b) Copies of the Federal and State tax returns for the fiscal years ended December 31, 2000, 1999 and 1998 of the Company, together with the corresponding work papers of Wipfli, Ulrich & Bertelson, L.L.P. or any other tax preparer for the Company have been provided to Acquiror for review.

         (c) Copies of all regulatory agency examination and compliance reports from January 1, 1999 through the date of execution of this Agreement and of all minutes of the Company's and Company-Bank's Boards of Directors and Committees, from July 1, 1999 through the date of execution of this Agreement have been provided to Acquiror to review.

         SECTION 2.17 COMPANY PROPERTIES.

         (a) Schedule 2.17 accurately identifies: (i) all real property owned, beneficially or otherwise, or controlled by the Company, whether owned outright, as a joint venture, owned or controlled in a fiduciary capacity, or controlled through the participation in the management thereof, including properties now held by the Company as a result of foreclosure or repossession or carried on the books of the Company as "other real estate owned" ("ORE") or leased by the Company (all of which shall be defined as "Real Estate") and such Schedule 2.17 sets forth a complete legal description of the Real Estate and a brief description of any buildings located thereon. No complaints have been received by the Company, and to the best of the Company's knowledge none are threatened, that the Company is in violation of applicable building, zoning, environmental, safety, or similar laws, ordinances, or regulations in respect of their buildings or equipment, or the operation thereof, and to the best of the Company's knowledge, the Company is not in violation of any such law, ordinance, or regulation, (except as disclosed on Schedule 2.17) the violation of which would result in an Adverse Change in the Company.

         (b) Except as set forth on Schedule 2.17, the Company has to the best of its knowledge good and marketable title to all of its real and personal property, free, clear and discharged of, and from, any and all liens, mortgages, charges, encumbrances and/or security interests of any kind.

         (c) The Company, as lessee, has the right under valid and subsisting leases to occupy, use, possess and control all property leased by the Company and in the case of lease space used for any branch office to permit use of such space by the Acquiror as a successor in interest.

         SECTION 2.18 BROKERS. Except as disclosed on Schedule 2.18, no broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection




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with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Company.

         SECTION 2.19 TAX-FREE REORGANIZATION. Neither the Company nor, to the Company's knowledge, any of its affiliates has through the date of this Agreement taken or agreed to take or omitted to take any action that would prevent the Merger from qualifying as a reorganization under Section 368 of the Code.

         SECTION 2.20 VOTE REQUIRED. The affirmative vote of a majority of the votes that holders of the outstanding shares of Company Common Stock are entitled to cast is the only vote of the holders of any class or series of the Company capital stock necessary to approve the Merger.

         SECTION 2.21 ABSENCE OF UNDISCLOSED LIABILITIES. Except as and to the extent fully reflected or reserved against in the Company Financial Statements or the Subsequent Company Financial Statements, or those which would not result in an Adverse Change in the Company, the Company has no liabilities or obligations, of any nature, secured or unsecured (whether accrued, absolute, contingent or otherwise) including, without limitation, any tax liabilities due or to become due. Except as set forth on Schedule 2.21, the Company further represents and warrants that it does not know or have reason to believe that there is or will be any basis for assertion against it as of the date of execution of this Agreement, or as of the date of any Subsequent Company Financial Statements, of any material liability or obligation of any nature or any amount not fully reflected or reserved against in the Company Financial Statements as of said dates and for subsequent periods or in the footnotes thereto.

         SECTION 2.22 SHAREHOLDERS OF THE COMPANY. Schedule 2.22 will be provided as of a date 30 days prior to the anticipated Effective Time and will to the best of the Company's knowledge accurately identify the names and addresses of all shareholders of the Company and the number of shares of Company Common Stock beneficially owned by each such shareholder. From that date until the Effective Time, the Company shall, upon request, provide Acquiror with updated lists of all of its shareholders, including the names, addresses and number of shares of Company Common Stock held by each shareholder.

         SECTION 2.23 REGULATORY FILINGS. Accurate and complete copies of each report, schedule, and shareholder communication used, circulated or filed since July 1, 1999 by the Company have been or will be made available for Acquiror's review. Each report, schedule or correspondence received since July 1, 1999 by the Company from any governmental or regulatory agency have been provided to Acquiror for review. The Company has, to the best of its knowledge, filed and will continue to file in a timely manner all required filings and reports with
(a) the FDIC, (b) the FRB, and (c) the DFI (and will furnish Acquiror with copies of all such filings and reports made subsequent to the date hereof until the Effective Time), and all such filings were or will be complete and accurate in all material respects as of the dates of the filings and reports, with no such filing or report making any untrue statement of a material fact or omitting to state a material fact necessary to make the statements made, in the light of the circumstances under which they were made, not misleading, and the Company has paid all fees and assessments due and payable in connection with such filings and reports.

         SECTION 2.24 LOANS. All loans and loan commitments extended by the Company and its Subsidiaries have to the best of their knowledge been made in accordance with customary lending standards in the ordinary course of business. The loans and loan commitments are evidenced by appropriate and sufficient documentation (including any and all documentation required by applicable banking laws, except where the absence of such documents would not result in an Adverse Change in the Company), and to the best of the Company's knowledge constitute valid and binding obligations of the borrowers enforceable in accordance with their terms, except as limited by applicable bankruptcy, insolvency, or other similar laws affecting the enforcement of creditors' rights and remedies generally from time to time in effect and by applicable law which may affect the availability of equitable remedies. All such loans and loan commitments are, and at the Effective Time will be, to the best of the Company's knowledge, free and clear of any security interest, lien, encumbrance or other charge, and the Company has to the best of its knowledge complied, and at the Effective Time will have complied, in all material respects with all laws and regulations, including Truth-in-Lending and other consumer protection laws, relating to such loans and loan commitments. Except as set forth on Schedule 2.24, the loans and loan commitments are not, as of the date hereof, subject to any offsets, or to the knowledge of the Company, claims of offset, or claims of other liability on the part of the Company.

         SECTION 2.25 LOAN PORTFOLIO; REPORTS. Schedule 2.25 provides a listing of all loans in excess of $250,000 and the Company has provided Acquiror with an update regarding the status of each listed loan, together with having made available for Acquiror's review the file or files for each such loan. Schedule
2.25 also lists all loans and obligations which, as of the date hereof, are classified, whether internally or by regulators, as "Substandard", "Doubtful", "Loss" or "Classified" or are in any respect non-performing or delinquent. The Company will promptly notify Acquiror regarding any loans which subsequently fit within either of the groupings described in the preceding two (2) sentences of this section 2.25, but which were not in existence or not in such grouping as of the date of execution of this Agreement. For purposes of this section 2.25, the term "loans" includes all lines of credit, letters of credit, commitments, or other obligations of the Company, whether drawn upon or not as of the date of this Agreement. In determining whether the $250,000 threshold is met, all loans to one party (including loans to related or otherwise affiliated parties) shall be aggregated and treated as a single loan.

         SECTION 2.26 MORTGAGE-BACKED AND RELATED SECURITIES AND INVESTMENT SECURITIES. Schedule 2.26 sets forth the book and market value as of April 30, 2001 of the mortgage-backed and related securities, securities held for sale and investment securities of the Company and its Subsidiaries. Schedule 2.26 also lists a mortgage-backed and related securities and investment securities report which lists the securities descriptions, CUSIP numbers, pool face values, book values, coupon rates and current market values. Except for pledges to secure trust deposits, FHLB borrowings, and reverse repurchase agreements entered into in arms'-length transactions pursuant to normal commercial terms and conditions and other pledges required by law, none of the investments reflected in the balance sheet of the Company at March 31, 2001 is, to the Company's knowledge, subject to any restriction (contractual, statutory or otherwise) that would materially impair the ability of the entity holding the investment freely to dispose of such investment at any time.

         SECTION 2.27 FIDUCIARY RESPONSIBILITIES. The Company and its Subsidiaries have to the best of their knowledge performed all of their duties in their capacities as trustees, executors, administrators, registrars, guardians, custodians, escrow agents, receivers or any other fiduciary capacity in a manner which complies in all material respects with all applicable laws, regulations, orders, agreements, wills, instruments and common law standards. The Company, in the capacity as fiduciary of an IRA account or other tax qualified plan maintained with the Company, has not exercised discretion in the acquisition of shares of Company Common Stock into any such IRA account or plan and has permitted such acquisition only pursuant to the specific direction of the accountholder or plan administrator.

         SECTION 2.28 OTHER INFORMATION. No representation or warranty by the Company contained in this Agreement, or disclosure in any Schedule hereto prepared by the Company, certificate or other instrument or document furnished or to be furnished by or on behalf of the Company pursuant to this Agreement or the regulatory filings contains or will to the knowledge of the Company contain any untrue statement of a material fact or omits or will omit to state any material fact required to be stated herein or therein which is necessary to make the statements contained herein or therein not misleading.

         SECTION 2.29 INSIDER INTERESTS. All loans, extensions of credit and other contractual arrangements (including deposit relationships) between the Company and any officer or director, of the Company, or any affiliate of any such officer or director, conform (except where failure to conform would not result in any Adverse Change in the Company) to applicable rules and regulations and requirements of all applicable regulatory agencies, and all such loans, extensions of credit and other contractual arrangements which aggregate in excess of $100,000 for any such officer director, and/or affiliate are described on Schedule 2.29.

         SECTION 2.30 TAKEOVER RESTRICTIONS. The Company has or will take all actions required or necessary to exempt this Agreement and the transactions contemplated hereby from any applicable federal, state or organizational document anti-takeover laws or provisions.

         SECTION 2.31 INSURANCE. Schedule 2.31 contains a true, correct and complete list of all insurance policies and bonds maintained by the Company. As of the date hereof, the Company has not received any notice of cancellation or amendment of any such policy or bond is not in default under any such policy or bond, has no coverage thereunder in dispute, and all claims thereunder have been filed in a timely fashion and all premiums due thereon on or prior to the date of Closing have been paid as and when due, except where the notice, amendment, default, dispute, filing or payments do not result in an Adverse Change in the Company.

         ARTICLE III - REPRESENTATIONS AND WARRANTIES OF THE ACQUIROR

         Except as set forth in the Disclosure Schedule delivered by the Acquiror to the Company prior to execution of this Agreement (the "Acquiror Disclosure Schedule") the Acquiror hereby represents and warrants to the Company that:

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

         SECTION 3.1 ORGANIZATION AND QUALIFICATION; CORPORATE POWER.

         (a) The Acquiror is a corporation validly existing and in good standing (meaning that it has filed its most recent required annual report and has not filed articles of dissolution) under the laws of the state of Wisconsin, and each direct or indirect subsidiary of Acquiror ("Acquiror Subsidiary" or "Acquiror Subsidiaries") set forth on Schedule 3.1 is a corporation validly existing and in good standing under the laws of the jurisdiction in which the subsidiary is incorporated, and Acquiror and each of its subsidiaries is duly qualified to do business and is in good standing in each jurisdiction in which the nature of the business conducted or the properties or assets owned or leased by it makes such qualification necessary, except where the failure to be so qualified would not have a material adverse effect on Acquiror. Acquiror is a registered savings and loan holding company under the Home Owners' Loan Act of 1933, as amended ("HOLA"). Acquiror and each of its subsidiaries has the corporate power and authority to carry on its and their business as now conducted, and to own, lease and operate its and their properties. The Articles of Incorporation and Bylaws of Acquiror, copies of which previously have been made available to the Company, are true, correct and complete copies of such documents in effect as of the date of this Agreement.

         (b) Acquiror-Bank is a federally chartered stock savings association duly organized and in existence under the laws of the United States.

         (c) Acquiror and each of its subsidiaries hold all licenses, certificates, permits, franchises and rights from all appropriate federal, state or other public authorities necessary for the conduct of its and their businesses, except where the failure to so hold would not have a material adverse effect on Acquiror.

         SECTION 3.2 AUTHORIZATION. At the Effective Time, the execution, delivery and performance of this Agreement by Acquiror will have been duly authorized and approved by all necessary corporate action, and this Agreement and the Plan of Merger will be legally binding on and enforceable against Acquiror in accordance with their terms, subject to the receipt of all required regulatory, shareholder or other governmental approvals and the conditions set forth in Article Seven, and except as enforceability may be limited by bankruptcy laws, insolvency laws or other laws affecting creditors' rights generally. The execution and delivery of this Agreement and the Plan of Merger do not, and the consummation of the Merger will not, violate the provisions of Acquiror's Articles of Incorporation or Bylaws.

         SECTION 3.3 CAPITALIZATION. The authorized capital stock of Acquiror consists of 100,000,000 shares of Acquiror Common Stock, par value $0.10 per share, of which 18,416,218 shares were issued and outstanding as of the date of this Agreement; and 5,000,000 shares of Preferred Stock, par value $0.10 per share ("Acquiror Preferred Stock") of which none are issued and outstanding as of the date hereof. Except pursuant hereto, the Acquiror's stock option plan and the Rights Agreement, dated January 24, 1995 by and between Acquiror and Wells Fargo (the "Rights Agreement"), there are no outstanding warrants, options, rights, calls or other commitments of any nature relating to the issuance or sale of any other class of equity securities of Acquiror, as of the date hereof. All of the 18,416,218 outstanding shares of Acquiror Common Stock are duly authorized, validly issued, fully paid and nonassessable, subject to a limitation contained in Section 180.0622(2)(b) of the WBCL, as judicially interpreted, which provides that shareholders of Wisconsin corporations may be personally liable for all debts owing to employees of the corporation for services performed for such corporation for up to six months' service in any one case, but not in an amount greater than the consideration paid for such shares.

         SECTION 3.4 FINANCIAL STATEMENTS.

         (a) Acquiror has furnished to the Company true, correct and complete copies of the audited Consolidated Balance Sheets of Acquiror as of the fiscal years ended December 31, 2000 and 1999 and the related Consolidated Statements of Income, Consolidated Statements of Changes in Shareholders' Equity and the Consolidated Statements of Cash Flows for each of the three fiscal years ended December 31, 2000, 1999 and 1998, including the respective notes thereto, together with the reports of Ernst & Young LLP relating thereto (the "Acquiror Financial Statements"). Such Financial Statements fairly present the consolidated financial position of Acquiror as of and for the periods ended on their respective dates and the consolidated operating results and changes in financial position of Acquiror for the indicated periods in conformity with generally accepted accounting principles ("GAAP") applied on a consistent basis. Since December 31, 2000, to the best of Acquiror's knowledge, there have not been any material changes in Acquiror's consolidated financial condition, assets, liabilities or business, other than changes in the ordinary course of business.

         (b) Acquiror will furnish the Company with copies of its unaudited Quarterly Reports on Form 10-Q as filed with the Securities and Exchange Commission (the "SEC") for each quarterly period subsequent to December 31, 2000 until the Effective Time Date ("Subsequent Acquiror Financial Statements").

         (c) All of the aforesaid Acquiror Financial Statements have been, and with respect to the Subsequent Acquiror Financial Statements, will be, prepared in accordance with GAAP, utilizing accounting practices consistent with prior years except as otherwise disclosed, and comply or will comply with applicable accounting requirements of the SEC.

         SECTION 3.5 NO VIOLATION. Except as set forth on Schedule 3.5, neither the execution and delivery of this Agreement by the Acquiror, the consummation by Acquiror and Acquiror - Bank of the transactions contemplated hereby or thereby, nor compliance by the Acquiror with any of the terms or provisions hereof or thereof, will (a) violate any provision of the Articles of Incorporation or Bylaws of Acquiror or the stock charter, bylaws or similar governing documents of Acquiror - Bank, or (b) assuming that the consents and approvals referred to in Section 3.6 hereof are duly obtained, (i) violate any statute, code, ordinance, rule, regulation, judgment, order, writ, decree or injunction applicable to Acquiror or Acquiror - Bank, or (ii) violate, conflict with, result in a breach of any material provision of or the loss of any material benefit constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of or a right of termination or cancellation under, accelerate the performance required by, or result in the creation of any material lien, pledge, security interest, charge or other encumbrance upon any of the respective properties or assets of Acquiror or Acquiror - Bank or any of their subsidiaries under any of the material terms, conditions or provisions of any material note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which Acquiror or Acquiror - Bank is a party, except for such violations, conflicts, breaches or defaults which, either individually or in the aggregate, would not have or be reasonably likely to have a material adverse effect on Acquiror.

         SECTION 3.6 CONSENTS AND APPROVALS. Except for (a) the filing of applications, notices or other documents necessary to obtain, and the receipt of, the Requisite Regulatory Approvals, (b) the filing with the SEC of the Registration Statement (as defined in Section 6.01), (c) the filing of Articles of Merger with the DFI pursuant to the provisions of the WBCL, (d) such filings and approvals as are required to be made or obtained under the securities or "Blue Sky" laws of various states in connection with the issuance of the shares of Acquiror Common Stock pursuant to this Agreement, and (e) such filings, authorizations or approvals as may be set forth on Schedule 3.6, no consents or approvals of or filings or registrations with any governmental entity or with any third party are necessary in connection with the execution and delivery by Acquiror of this Agreement, or the consummation by Acquiror of the Merger.

         SECTION 3.7 LITIGATION. As of the date of this Agreement, except as set forth on Schedule 3.7, there are no legal, administrative or other actions, suits, proceedings or investigations of any kind or nature pending or, to the knowledge of Acquiror, threatened against Acquiror that challenge the validity or propriety of the transactions contemplated by this Agreement or which would have a material adverse effect on Acquiror's consolidated financial condition, assets, liabilities or business. Neither Acquiror nor Acquiror - Bank is subject to, or in default with respect to, nor are any of its or their assets subject to, any outstanding judgment, order or decree of any court or of any governmental agency or instrumentality that has or is reasonably expected to have a material adverse effect on Acquiror's consolidated financial condition, assets, liabilities or business.

         SECTION 3.8 EMPLOYEE BENEFIT PLANS.

         (a) Plans of the Acquiror. Section 3.8(a) of the Acquiror Disclosure Schedule lists all employee benefit plans (as defined in Section 3(3) of ERISA), and all bonus, stock option, stock purchase, restricted stock, incentive, deferred compensation, retiree medical or life insurance, supplemental retirement, severance or other benefit plans, programs or arrangements, and all material employment, termination, severance or other employment contracts or employment agreements, with respect to which the Acquiror or any Acquiror Subsidiary has any obligation (collectively, the "Acquiror Plans"). The Acquiror has furnished or made available to the Company a complete and accurate copy of each Acquiror Plan (or a description of the Acquiror Plan, if the Acquiror Plan is are not in writing) and a complete and accurate copy of each material document prepared in connection with each such Acquiror Plan, including, without limitation, and where applicable, a copy of (i) each trust or other funding arrangement, (ii) each summary plan description and summary of material modifications as currently in effect, (iii) the three (3) most recently filed IRS Forms 5500, Forms PBGC-1 and related schedules, and (iv) the most recently issued IRS determination letter for each such Acquiror Plan.

         (b) Absence of Certain Types of Plans. No member of the Acquiror's "controlled group," within the meaning of Section 400l(a)(14) of ERISA, maintains or contributes to, or within the five (5) years preceding the date of this Agreement has maintained or contributed to, an employee pension benefit plan subject to Title IV of ERISA. Except as disclosed in Section 3.8(b) of the Acquiror Disclosure Schedule, none of the Acquiror Plans obligates the Acquiror or any of the Acquiror Subsidiaries to pay material separation, severance, termination or similar type benefits (or provides for enhanced or accelerated benefits) solely as a result of any transaction contemplated by this Agreement or as a result of any "change in the ownership or effective control" of the Acquiror or of any of the Acquiror Subsidiaries within the meaning of such term under Section 280G of the Code. Except as disclosed in Section 3.8(b) of the Acquiror Disclosure Schedule, or as required by group health plan continuation coverage requirements of Section 4980B of the Code ("COBRA"), none of the Acquiror Plans provides for or promises retiree medical, disability or life insurance benefits to any current or former employee, officer or director of the Acquiror or any of the Acquiror Subsidiaries. Each of the Acquiror Plans is subject only to the laws of the United States or a political subdivision thereof.

         (c) Compliance with Applicable Laws. Except as disclosed in Section 3.8(c) of the Acquiror Disclosure Schedule, each Acquiror Plan has been operated in all material respects in accordance with the requirements of all applicable Law and all persons who participate in the operation of such Acquiror Plans and all Acquiror Plan "fiduciaries" (within the meaning of Section 3(21) of ERISA) have acted in accordance with the provisions of all applicable Law, except where such violations of applicable Law would not, individually or in the aggregate, be a material adverse effect on the Acquiror and the Acquiror Subsidiaries taken as a whole. The Acquiror and the Acquiror Subsidiaries have performed all obligations required to be performed by any of them under, are not in any respect in default under or in violation of, and the Acquiror and the Acquiror Subsidiaries have no knowledge of any default or violation by any party to, any Acquiror Plan, except where such failures, defaults or violations would not, individually or in the aggregate, have a material adverse effect on the Acquiror and the Acquiror Subsidiaries taken as a whole.

         (d) Qualification of Certain Plans. Each Acquiror Plan that is intended to be qualified under Section 401(a) of the Code or Section 401(k) of the Code (including each trust established in connection with such a Plan that is intended to be exempt from Federal income taxation under Section 501(a) of the
Code) has received a favorable determination letter from the IRS (as defined herein) that it is so qualified, and, except as disclosed in Section 3.8(d) of the Acquiror Disclosure Schedule, no event has occurred since the date of such determination letter that would affect adversely the qualified status of any such Acquiror Plan. Except as disclosed in Section 3.8(d) of the Acquiror Disclosure Schedule, no trust maintained or contributed to by the Acquiror or any of the Acquiror Subsidiaries is intended to be qualified as a voluntary employees' beneficiary association or is intended to be exempt from Federal income taxation under Section 50l(c)(9) of the Code.

         (e) Acquiror Plans Subject to Title IV of ERISA. Section 3.8(e) of the Acquiror Disclosure Schedule lists all employee pension benefit plans subject to Title IV of ERISA which are maintained by, contributed to, or within the five
(5) years preceding the date of this Agreement have been maintained by or contributed to, a member of the Acquiror's "controlled group," within the meaning of Section 4001(a)(14) of ERISA (the "Title IV Plans").

              (i) Neither the Acquiror nor any Acquiror Subsidiary has any liability to the PBGC with respect to any Title IV Plan nor has any liability under Section 502 or 4071 of ERISA.

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
              (ii) With respect to each Title IV Plan, the Acquiror and any Acquiror Subsidiary has met the minimum funding standard, and has made all contributions required, under Section 302 of ERISA and Section 402 of the Code.

              (iii) Neither the Acquiror nor any Acquiror Subsidiary has filed a notice of intent to terminate any Title IV Plan nor has adopted any amendment to treat a Title IV Plan as terminated. The PBGC has not instituted proceedings to treat any Title IV Plan as terminated. No event has occurred or circumstance exists that may constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Title IV Plan.

              (iv) No amendment has been made, or is reasonably expected to be made, to any Title IV Plan that has required or could require the provision of security under Section 307 of ERISA or Section 401(a)(29) of the Code.

              (v) No accumulated funding deficiency, whether or not waived, exists with respect to any Title IV Plan; no event has occurred or circumstance exists that may result in an accumulated funding deficiency as of the last day of the current plan year of any such Title IV Plan.

              (vi) The actuarial report for each Title IV Plan fairly presents the financial condition and the results of operations of each such Title IV Plan in accordance with GAAP.

              (vii) No reportable event (as defined in Section 4043 of ERISA and in regulations issued thereunder) has occurred with respect to any Title IV Plan.

              (viii) Neither Acquiror nor any Acquiror Subsidiary has knowledge of any facts or circumstances that may give rise to any liability of Acquiror, any Acquiror Subsidiary, Company, or any Company Subsidiary, to the PBGC under Title IV of ERISA.

         (f) Absence of Certain Liabilities and Events. Except for matters disclosed in Section 3.8(f) of the Acquiror Disclosure Schedule, there has been no non-exempt prohibited transaction (within the meaning of Section 406 of ERISA or Section 4975 of the Code) with respect to any Acquiror Plan. The Acquiror and each of the Acquiror Subsidiaries has not incurred any liability for any excise tax arising under Section 4972 or 4980B of the Code that would individually or in the aggregate be a material adverse effect on the Acquiror and the Acquiror Subsidiaries taken as a whole.


         (g) Plan Contributions. All contributions, premiums or payments required to be made prior to the Effective Time with respect to any Acquiror Plan will have been made on or before the Effective Time.



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

         SECTION 3.9 COMPLIANCE WITH ENVIRONMENTAL LAWS. Except as set forth on
Schedule 3.9, to Acquiror's knowledge, as of the date of this Agreement:

         (a) The operations of Acquiror and Acquiror Subsidiaries comply and have complied with all Environmental Laws; none of the Acquiror or any of its subsidiaries' operations are the subject of, nor is the Acquiror or any Acquiror Subsidiary a party to, any judicial or administrative proceeding, pending or threatened, alleging the violation of any Environmental Laws; neither the Acquiror nor any Acquiror subsidiary are the subject of a federal, state or local investigation, pending or threatened, evaluating whether any remedial action is needed to respond to a release of any Hazardous Substance; neither Acquiror nor any Acquiror Subsidiary has arranged for the treatment or disposal of any Hazardous Substance; and neither Acquiror nor any of its subsidiaries have reported a spill, emission or release of a Hazardous Substance.

         (b) Except as set forth on Schedule 3.9, all real property owned directly by Acquiror and Acquiror Subsidiaries (the "Real Property") is in compliance in all material respects with all Environmental Laws; neither Acquiror nor the Acquiror Subsidiaries have any notice or knowledge regarding the Real Property or its past use(s) which indicates noncompliance, or potential noncompliance, with any Environmental Law; the Real Property is not subject to any judicial or administrative proceedings alleging the violation of any Environmental Law; the Real Property is not contaminated by any Hazardous Substance; the Real Property is not the subject of a federal, state or local investigation evaluating whether any remedial action is needed to respond to a release, emission or discharge of any Hazardous Substance into the environment; neither the Acquiror nor any Acquiror Subsidiary has transported any Hazardous Substance to the Real Property or from the Real Property to any waste treatment, storage or disposal facility; neither Acquiror nor any Acquiror Subsidiary has arranged for the treatment or disposal of any Hazardous Substance; the Real Property and buildings occupied by the Acquiror and Acquiror subsidiaries contain no urea-formaldehyde insulation, asbestos or asbestos by-products, lead or regulated levels of PCBs; the Real Property contains no fill material; and the Real Property does not face any risk of contamination by a Hazardous Substance from any nearby property.

         SECTION 3.10 SHARES TO BE ISSUED IN MERGER. The Acquiror Common Stock, which certain shareholders of the Company will be entitled to receive upon consummation of the Merger pursuant to the terms of the Plan of Merger, will, at the Effective Time, be duly authorized and will, when issued pursuant to the Plan of Merger, be validly issued, fully paid and nonassessable (subject to the limitations provided in Section 180.0622(2)(b) of the WBCL).

         SECTION 3.11 BROKER'S FEES. Neither Acquiror, nor any of its subsidiaries, nor any of their respective officers or directors, has employed any broker or finder or incurred any liability for any broker's fees, commissions or finder's fees in connection with any of the transactions contemplated by this Agreement, except that Acquiror has engaged, and will pay a financial advisory service fee, to Kaplan Associates, Inc.

         SECTION 3.12 ACQUIROR INFORMATION. The information relating to Acquiror and its subsidiaries to be contained or incorporated by reference in the Proxy Statement/Prospectus (as defined in Section 6.01) and the Registration Statement (as defined in Section 6.01) will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein not misleading. The Registration Statement (except for such portions



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

thereof that relate only to the Company or any of its subsidiaries) will comply in all material respects with the provisions of the Securities Act of 1933, as amended (the "Securities Act") and the Securities Exchange Act of 1934, as amended (the "Exchange Act") and the rules and regulations thereunder.

         SECTION 3.13 SEC FILINGS. Acquiror has timely filed all registration statements, prospectuses, forms, reports and documents and related exhibits required to be filed by it under the Securities Act or the Exchange Act, as the case may be, since January 1, 1998 (collectively, the "Acquiror SEC Filings") except where a failure to have so filed would not have a material adverse effect on the Acquiror. The Acquiror SEC Filings (a) were prepared, in all material respects, in accordance with the requirements of the Securities Act or the Exchange Act, as the case may be, and (b) did not at the time they were filed contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. No Acquiror Subsidiary is subject to the periodic reporting requirements of the Exchange Act.

         SECTION 3.14 CONTINUITY OF BUSINESS ENTERPRISE. Acquiror has no intention as of the date of execution of this Agreement of disposing of the assets of the Company or the Company Subsidiaries, except in the normal course of business of the Company and the Company Subsidiaries.

                     ARTICLE IV - COVENANTS OF THE COMPANY

         The Company hereby covenants and agrees with Acquiror as follows:

         SECTION 4.1 REGISTRATION STATEMENT AND SHAREHOLDERS MEETING. The Company shall cause the Company Shareholders' Meeting to be held after the execution of this Agreement and upon availability of the Proxy Statement/Prospectus (as defined in Section 2.15) for the purpose of acting upon this Agreement and the Plan of Merger, and in connection therewith shall distribute the Proxy Statement/Prospectus and any amendments or supplements thereto and shall solicit proxies from its shareholders in accordance with applicable law.

         SECTION 4.2 CONDUCT OF BUSINESS, CERTAIN COVENANTS.

         (a) From and after the execution and delivery of this Agreement and until the Effective Time, the Company and Company Subsidiaries shall:

              (i) conduct its and their business and operate only in the usual and ordinary course of business in accordance with prudent and sound banking practices;

              (ii) maintain an allowance for loan losses deemed by management of the Company Bank to be adequate based on past loan loss experience and evaluation of potential losses in current portfolios;

              (iii) remain in good standing with all applicable federal and state regulatory authorities and preserve each of its and their existing banking locations;



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

              (iv) use its and their best efforts (but without any obligation to pay additional or increased compensation of any type) to retain the services of its and their present officers and employees identified by Acquiror, so that its and their goodwill and business relationships with customers and others are not adversely affected;

              (v) maintain usual and customary insurance covering the performance of its and their duties by its and their directors, officers, and employees and maintaining full force and effect all of the insurance policies reflected on Schedule 2.31 hereto;

              (vi) take no action which would adversely affect or delay the ability of the Company or Acquiror to obtain any necessary approvals, consents or waivers of any governmental authority required for the transactions contemplated hereby; and

              (vii) take no action which would cause the termination or cancellation by the FDIC of insurance in respect of the Company-Bank's deposits.

         (b) From and after the execution and delivery of this Agreement and until the Effective Time, the Company and Company Subsidiaries shall not, without the prior consent of Acquiror:

              (i) except as contemplated by Section 5.6(a), issue, deliver or sell, or authorize or propose the issuance, delivery or sale of, any shares of its or their capital stock, or issue or grant any stock options, warrants, rights, calls or commitments of any character calling for or permitting the issue or sale of its or their capital stock (or securities convertible into or exchangeable, with or without additional consideration, for shares of such capital stock) or any stock appreciation rights;

              (ii) declare and/or pay any cash or non-cash dividend, or institute any other form of dividend or distribution, with respect to the Company's capital stock; except that the Company may pay normal quarterly cash dividends;

              (iii) increase or reduce the number of shares of its or their capital stock issued or outstanding by repurchase, split-up, reverse split, reclassification, distribution of stock dividends, or change of par or stated value;

              (iv) except as required pursuant to the terms of any option to acquire Company Common Stock, purchase, permit the conversion of or otherwise acquire or transfer (other than in its role as transfer agent for the Company Common Stock) for any consideration any outstanding shares of its or their capital stock or securities carrying the right to acquire, or convert into or exchange for such stock, with or without additional consideration;

              (v) make or grant any general or individual wage, bonus or salary increase or fringe benefit increase except in the usual and ordinary course of business and in accordance with past pay practices;

              (vi) transfer or lease any of its or their assets or property except in the ordinary course of business;

              (vii) transfer or grant any rights under any leases, licenses or agreements, other than in the usual and ordinary course of business;

              (viii) make any payment to any director, officer, employee or independent contractor, in connection with or as a result of the transactions contemplated by this Agreement, or otherwise, that is not deductible under either Sections 162(a)(1) or 404 of the Code or is not an ordinary business expense for travel, meals or entertainment authorized by the Company in furtherance of the duties of the director, officer or employee;

         SECTION 4.3 INFORMATION, ACCESS THERETO. Upon advance notice to the Company, Acquiror, Acquiror-Bank and its representatives and agents shall, at reasonable times during normal business hours prior to the Effective Time, have access to the facilities, employees, operations, records and properties of the Company and Company Bank necessary to confirm and facilitate the transactions contemplated by this Agreement. Upon request, the Company and its Subsidiaries will furnish Acquiror or its representatives or agents, its and their attorneys, responses to auditors' requests for information and such financial and operating data and other information reasonably requested by Acquiror, developed by the Company its auditors, accountants or attorneys, and will permit Acquiror, its representatives or agents accompanied by a company representative to discuss such information directly with any individual or firm performing auditing or accounting functions for the Company.

         SECTION 4.4 CONFIDENTIALITY. Company will cause all internal, nonpublic financial and business information obtained by it from the Acquiror and Acquiror Subsidiaries to be treated confidentially (exercising the same degree of care as it uses to preserve and safeguard its own confidential information); provided, however, that notwithstanding the foregoing, nothing contained herein shall prevent or restrict Company from making such disclosure thereof as may be required by law or as may be required in the performance of this Agreement. Furthermore, Company shall have no obligation to keep confidential any information that (a) was already known to Company and was received from a source other than the Acquiror or any of its Subsidiaries, directors, officers, employees or agents which is not otherwise subject to a confidentiality agreement, or (b) is required to be disclosed to the SEC, the OTS, the FDIC, the FRB or any other governmental agency or authority or regulatory authority, or is otherwise required to be disclosed by law. If the Merger shall not be consummated, all nonpublic financial statements, documents and materials and all copies thereof shall be returned to the Acquiror or destroyed by Company and shall not be used by Company in any way the Company reasonably believes would be detrimental to the Acquiror.

         SECTION 4.5 RECOMMENDATION OF MERGER TO SHAREHOLDERS. The Board of Directors of the Company will, except in the event of termination of this Agreement by the Company pursuant to Section 10.1(h), unanimously recommend in the Proxy Statement/Prospectus approval of the Merger and all transactions related thereto and such other matters as may be submitted in connection with this Agreement, to all shareholders of the Company entitled to vote thereon.




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

         SECTION 4.6 LITIGATION MATTERS. The Company will consult with Acquiror about any proposed settlement or lack thereof, or any disposition of, any litigation matter in which it or its Subsidiaries is or becomes involved and the amount involved exceeds $25,000.

         SECTION 4.7 NO SOLICITATION. From and after the date hereof until termination of this Agreement, neither the Company, nor any of their respective officers, directors, employees, representatives, agents or affiliates (including, without limitation, any investment banker, attorney or accountant retained by the Company) will, directly or indirectly, initiate, solicit or knowingly encourage (including by way of furnishing nonpublic information or assistance), or take any other action to facilitate knowingly, any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, any Acquisition Proposal (as defined below), or enter into or maintain or continue discussions or negotiate with any person or entity in furtherance of such inquiries or to obtain an Acquisition Proposal or agree to or endorse any Acquisition Proposal; provided, however, that the Company may provide third parties with nonpublic information or, otherwise facilitate any effort or attempt by any third party relating to any unsolicited Acquisition Proposal if the Company, after having consulted with and considered the advice of outside counsel, has determined in good faith that such actions are necessary to the discharge of the fiduciary duties of the Company's Board of Directors. The Company shall notify Acquiror orally (within one business day) and in writing (as promptly as practicable) of all relevant details relating to all inquiries and proposals which it or any such officer, director, employee, investment banker, financial advisor, attorney, accountant or other representative may receive relating to any of such matters and if such inquiry or proposal is in writing, the Company shall deliver promptly to Acquiror a copy of such inquiry or proposal. For purposes of this Agreement, "Acquisition Proposal" shall mean any of the following, or any proposal of any of the following, involving the Company (other than the transactions contemplated hereunder): (a) any merger, consolidation, share exchange, business combination or other similar transaction; (b) any sale, lease, exchange, mortgage, pledge, transfer or other disposition of 10% or more of the assets of the Company and Company Subsidiaries, taken as a whole, in a single transaction or series of transactions; (c) any tender offer or exchange offer for 10% or more of the outstanding shares of capital stock of the Company or the filing of a registration statement under the Securities Act in connection therewith; or (d) any public announcement of a proposal, plan or intention to do any of the foregoing or any agreement to engage in any of the foregoing.

         SECTION 4.8 BEST EFFORTS. The Company agrees to use its best efforts to cause the conditions contained in Articles VII, VIII and IX to be satisfied and to effect the Merger.

         SECTION 4.9 VOTING AGREEMENTS. Within ten days of the date of execution of this Agreement, the Company shall obtain and deliver to Acquiror signed voting agreements ("Voting Agreements"), which Voting Agreements shall be automatically terminated in the case of termination of this Agreement under
Section 10.1(h), substantially in the form attached hereto as Exhibit 4.9, from each of its executive officers and directors in their individual capacity, to the effect that he or she will vote the shares of Company Common Stock beneficially owned by him or her in favor of the Merger and all transactions related thereto, and he or she will not dispose of any shares of Company Common Stock beneficially owned by him or her prior to the Effective Time, subject to certain exceptions as provided in the Voting Agreements.

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

                     ARTICLE V - COVENANTS OF THE ACQUIROR

         SECTION 5.1 AFFIRMATIVE COVENANTS. The Acquiror hereby covenants and agrees with the Company that prior to the Effective Time, unless the prior written consent of the Company shall have been obtained and except as otherwise contemplated herein, it will and it will cause each Acquiror Subsidiary to:

         (a) operate its business only in the ordinary course consistent with past practices:

         (b) take such reasonable actions as are requested by the Company to complete the Merger.

         SECTION 5.2 NEGATIVE COVENANTS. Except as otherwise contemplated by this Agreement, from the date of this Agreement until the Effective Time, the Acquiror shall not do, or agree to commit to do, or permit any Acquiror Subsidiaries to do, without the prior written consent of the Company any of the following:

         (a) declare or pay any extraordinary or special dividends on or make any other extraordinary or special distributions in respect of any of its capital stock unless appropriate adjustment or adjustments are made to the Exchange Ratio as set forth in Section 1.6 hereof;

         (b) take any action that is intended or may reasonably be expected to result in any of its representations and warranties set forth in this Agreement being or becoming untrue in any material respect, or in any of the conditions to the Merger set forth in Articles VII and VIII not being satisfied, or in a violation of any provision of this Agreement except, in every case, as may be required by applicable Law;

         (c) take or cause to be taken any action, or omit to take any action, which as a result would disqualify the Merger as a tax free reorganization under
Section 368 of the Code:

         (d) amend its Articles of Incorporation or By-Laws or other governing instrument in a manner which would adversely affect in any manner the terms of the Acquiror Common Stock or the ability of the Acquiror to consummate the transactions contemplated hereby; or

         (e) agree in writing or otherwise to do any of the foregoing.

         SECTION 5.3 NOTICE REGARDING BREACHES.

         The Acquiror shall, in the event it becomes aware of the impending or threatened occurrence of any event or condition which would cause or constitute a material breach (or would have caused or constituted a material breach had such event occurred or been known prior to the date of this Agreement) of any of its representations or agreements contained or referred to herein, give prompt written notice thereof to the Company and use its best efforts to prevent or promptly remedy the same.

         SECTION 5.4 STOCK EXCHANGE LISTING. The Acquiror shall use its best efforts to cause the shares of Acquiror Common Stock to be issued in the Merger to be approved for listing on The Nasdaq Stock Market prior to the Effective Time.


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


         SECTION 5.5 TAX TREATMENT. The Acquiror will use its best efforts to cause the Merger to qualify as a reorganization under Section 368 of the Code.

         SECTION 5.6 STOCK OPTIONS.

         (a) At the Effective Time, the Acquiror will assume the Company's 1995 Stock Option Plan (the "Option Plan") and all of the Company's obligations thereunder and may, at its election, provide for the merger of the Company's option plans into those of the Acquiror. At the Effective Time, the Option Plan shall be amended to provide that each outstanding option issued pursuant to the Option Plan shall become an option to acquire, on the same terms and conditions as were applicable under such option (including, without limitation, the time periods allowed for exercise), a number of shares of Acquiror Common Stock equal to the product of the Exchange Ratio and the number of shares of Company Common Stock subject to such option (provided that any fractional shares of Acquiror Common Stock resulting from such multiplication shall be rounded up to the nearest share), at a price per share (rounded down to the nearest cent) equal to the exercise price per share of the shares of Company Common Stock subject to such option divided by the Exchange Ratio on the same terms and conditions as were applicable under such option (including without limitation, the time periods allowed for exercise). Immediately prior to the Effective Time, the Company may issue remaining unissued options under the Option Plan, to result in a total of 62,500 granted options, and may also amend the Option Plan or adopt a further option plan to permit issuance of up to an additional 1, 350 option grants. The Company shall also amend the Option Plan to (i) modify the Option Plan by eliminating any existing provisions providing for an adjustment in option shares in the event of payment of a cash dividend (in connection with which amendment the Company shall utilize its best efforts to have option grantees enter into replacement option agreements which eliminate any claim or right to such adjustment), (ii) eliminate any right of option grantees to put granted options to the Company, and (iii) include such further amendments an may be reasonably requested by Acquiror. Notwithstanding the foregoing, with respect to options that are incentive stock options, the excess of the aggregate fair market value of the shares subject to the option immediately after the substitution over the aggregate option price of such shares shall not be more than the excess of the aggregate fair market value of all shares subject to the option immediately before the substitution over the aggregate option price of such shares. The duration and other terms of the option shall remain the same, except that all references to the Company shall refer to the Acquiror. All options granted under the Option Plans shall be fully vested as of the day preceding the Effective Time. The Acquiror agrees to take all corporate action necessary to reserve for issuance a sufficient number of shares of Acquiror Common Stock for delivery upon exercise of options under the Option Plans assumed by the Acquiror in accordance with this Agreement.

         (b) Acquiror shall, maintain an effective registration statement on an appropriate form under the Securities Act with respect to the shares of Acquiror Common Stock subject to options to acquire Acquiror Common Stock issued pursuant to Section 5.6 hereof, and shall comply with applicable state securities or Blue Sky Laws, for so long as such options remain outstanding.

         (c) The provisions of this 5.6 are intended to be for the benefit of, and shall be enforceable by, each optionee and his or her heirs and representatives, it being expressly agreed



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

that each person to whom this Section 5.6 applies shall be a third-party beneficiary of this Section 5.6.

         SECTION 5.7 SEC FILINGS. The Surviving Corporation shall make all filings with the SEC that are described in subsection (c) of Rule 144 under the Securities Act for a period of two years following the Effective Time. The provisions of this Section 5.7 are intended to be for the benefit of, and shall be enforceable by, each Affiliate and his or her heirs and representatives (it being expressly agreed that each such person to whom this Section 5.7 applies shall be a third-party beneficiary of this Section 5.7).

         SECTION 5.8 CONFIDENTIALITY. Acquiror will cause all internal, nonpublic financial and business information obtained by it from the Company and Company to be treated confidentially (exercising the same degree of care as it uses to preserve and safeguard its own confidential information); provided, however, that notwithstanding the foregoing, nothing contained herein shall prevent or restrict Acquiror from making such disclosure thereof as may be required by law in connection with the offering and sale of Acquiror Common Stock pursuant to this Agreement or as may be required in the performance of this Agreement. Furthermore, Acquiror shall have no obligation to keep confidential any information that (a) was already known to Acquiror and was received from a source other than the Company or any of its Subsidiaries, directors, officers, employees or agents which is not otherwise subject to a confidentiality agreement, or (b) is required to be disclosed to the SEC, the OTS, the FDIC, the FRB or any other governmental agency or authority or regulatory authority, or is otherwise required to be disclosed by law. If the Merger shall not be consummated, all nonpublic financial statements, documents and materials and all copies thereof shall be returned to the Company or destroyed by Acquiror and shall not be used by Acquiror in any way the Acquiror reasonably believes would be detrimental to the Company.

         SECTION 5.9 DIRECTORS' AND OFFICERS' INDEMNIFICATION AND INSURANCE.

         (a) In the event of any threatened or actual claim, action, suit, proceeding or investigation, whether civil, criminal or administrative, including, without limitation, any such claim, action, suit, proceeding or investigation in which any person who is now, or has been at any time prior to the date of this Agreement, or who becomes prior to the Effective Time, a director, officer or employee of the Company or any of the Company Subsidiaries (including in his/her role as a fiduciary of the employee benefit plans of the Company or the Company Subsidiaries, if applicable) (the "Indemnified Parties") is, or is threatened to be, made a party based in whole or in part on, or arising in whole or in part out of, or pertaining to (i) the fact that he is or was a director, officer or employee of the Company, any of the Company Subsidiaries or any of their respective predecessors or (ii) this Agreement or any of the transactions contemplated hereby, whether in any case asserted or arising before or after the Effective Time, the parties hereto agree to cooperate and use their best efforts to defend against the respond thereto. It is understood and agreed that after the Effective Time, the Acquiror shall indemnify and hold harmless, to the fullest extent permitted by law, each such Indemnified Party against any losses, claims, damages, liabilities, costs, expenses (including reasonable attorney's fees and expenses in advance of the final disposition of any claim, suit, proceeding or investigation to each Indemnified Party to the fullest extent permitted by law upon receipt of any undertaking required by applicable law), judgments, fines and amounts paid in settlement in connection with






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

any such threatened or actual claim, action, suit, proceeding or investigation, and in the event of any such threatened or actual claim, action, suit, proceeding or investigation (whether asserted or arising before or after the Effective Time), the Indemnified Parties may retain counsel satisfactory to them; provided, however, that (A) Acquiror shall have the right to assume the defense thereof and upon such assumption the Acquiror shall not be liable to any indemnified Party for any legal expenses of other counsel or any other expenses subsequently incurred by any Indemnified Party in connection with the defense thereof, except that if the Acquiror elects not to assume such defense or counsel for the Indemnified Parties reasonably advises that there are issues which raise conflicts of interest between the Acquiror and the Indemnified Parties, the Indemnified Parties may retain counsel satisfactory to them, and Acquiror shall pay the reasonable fees and expenses of such counsel for the Indemnified Parties, (B) Acquiror shall in all cases be obligated pursuant to this Section 5.9 (a) to pay for only one firm of counsel for all Indemnified Parties, (C) Acquiror shall not be liable for any settlement effected without its prior written consent (which consent shall not be unreasonably withheld) and
(D) Acquiror shall have no obligation hereunder to any Indemnified party when and if a court of competent jurisdiction shall ultimately determine, and such determination shall have become final and nonappealable, that indemnification of such Indemnified Party in the manner contemplated hereby is prohibited by applicable law. Any Indemnified Party wishing to claim indemnification under this Section 5.9, upon learning of any such claim, action, suit, proceeding or investigation, shall promptly notify the Acquiror thereof, provided that the failure to so notify shall not affect the obligations of the Acquiror under this
Section 5.9 except to the extent such failure to notify materially prejudices the Acquiror.

         (b) The Surviving Corporation shall use its best efforts to purchase, and for a period of six (6) years after the Effective Time maintain in effect, directors and officers liability insurance coverage with respect to wrongful acts and/or omissions committed or allegedly committed by any of the officers or directors of the Company prior to the Effective Time ("D&O Coverage"). Such D&O Coverage shall have an aggregate coverage limit over the term of such policy in an amount no less than the aggregate annual coverage limit under the Company's existing directors' and officers' liability insurance policy; provided, however, that in no event will the Surviving Corporation be required to expend, on an annual basis, as the cost of maintaining such D&O Coverage, more than the amount currently expended by the Company to procure its existing D&O Coverage (the "Maximum Premium"); and provided further, that if the Surviving Corporation is unable to obtain or maintain the D&O Coverage called for by this Section 5.9 for an amount equal to or less than the Maximum Premium, then the Surviving Corporation will nonetheless use its best efforts to procure and maintain as much comparable D&O Coverage as it can obtain for such Maximum Premium. Notwithstanding the foregoing, the Surviving Corporation, if it so elects, may satisfy its obligations under this Section 5.9 at any time by procuring one or more so-called "tail" or "runoff" policies of directors' and officers' liability insurance that insure against the risks that would be insured against by the D&O Coverage.

         (c) In the event the Acquiror or the Surviving Corporation or any of its successors or assigns (i) consolidates with or merges into any other person and shall not be the continuing or surviving corporation or entity of such consolidation or merger, or (ii) transfers or conveys all or substantially all of its properties and assets to any person, then, and in each such case, proper provision shall be made so that the successors and assigns of the Acquiror or the Surviving Corporation, as the case may be, assume the obligations set forth in this section.

         (d) In addition to the other indemnification obligations set forth in this Section 5.9, the Acquiror will indemnify directors and officers of the Company and the Company Subsidiaries to the same extent as provided in the Company Articles and Bylaws as if they were to continue to exist and apply to the directors and officers of the Company and Company Subsidiaries for six (6) years from the Effective Time.

         (e) The provisions of this Section 5.9 are intended to be for the benefit of, and shall be enforceable by, each Indemnified Party and his or her heirs and representatives, it being expressly agreed that each such officer, director or employee to whom this Section 5.9 applies shall be a third-party beneficiary of this Section 5.9.

                ARTICLE VI - ADDITIONAL COVENANTS AND AGREEMENTS

         SECTION 6.1 REGULATORY MATTERS.

         (a) The Acquiror shall prepare and file with the SEC a registration statement on Form S-4 covering the Acquiror Common Stock to be issued pursuant to the Plan of Merger (the "Registration Statement"), and the Company shall give to Acquiror all information concerning the Company which is required for inclusion in the Registration Statement. The Registration Statement shall include a Proxy Statement/Prospectus for use in connection with the Shareholders Meeting, all in accordance with the rules and regulations of the SEC. Each of Acquiror and the Company shall use its best efforts to have the Registration Statement declared effective under the Securities Act as promptly as practicable after such filing, and the Company shall thereafter mail the Proxy Statement/Prospectus to its shareholders. Acquiror shall use its best efforts to obtain all necessary state securities law or "Blue Sky" permits and approvals required to carry out the transactions contemplated by this Agreement, and the Company shall furnish all information concerning the Company and the holders of Company Common Stock as may be requested in connection with any such action.

         (b) The Acquiror shall promptly prepare and submit all applications, notices and statements with the appropriate regulatory agencies and governmental entities to obtain the Requisite Regulatory Approvals (as defined in Section 7.1) for approval of the transactions contemplated by this Agreement.

         (c) The parties hereto shall cooperate with each other and use their reasonable best efforts to promptly prepare and file all necessary documentation, effect all applications, notices, petitions and filings, and obtain as promptly as practicable all Requisite Regulatory Approvals, permits, consents, approvals and authorizations of all third parties, regulatory agencies and governmental entities which are necessary or advisable to consummate the transactions contemplated by this Agreement. The Company and Acquiror shall have the right to review in advance, and to the extent practicable each will consult the other on, in each case subject to applicable laws relating to the exchange of information, all the information relating to the Company or Acquiror, as the case may be, and any of their respective subsidiaries, which appear in any filing made with, or written materials submitted to, any third party, regulatory agency or governmental entity in connection with the transactions contemplated by this Agreement; provided, however, that nothing contained herein shall be deemed to provide either party with a right to review any information provided to any regulatory agency or governmental entity on a



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

confidential basis in connection with the transactions contemplated hereby. In exercising the foregoing right, each of the parties hereto shall act reasonably and as promptly as practicable.

         (d) Acquiror and the Company shall, upon request, furnish each other with all information concerning themselves, their subsidiaries, directors, officers and shareholders and such other matters as may be reasonably necessary or advisable in connection with the Registration Statement or any other statement, filing, notice or application made by or on behalf of Acquiror, the Company or any of their respective subsidiaries to any regulatory agency or governmental entity in connection with the Merger and the other transactions contemplated by this Agreement.

         (e) The Acquiror and the Company shall promptly advise each other upon receiving any communication from any regulatory agency or governmental entity whose consent or approval is required for consummation of the transactions contemplated by this Agreement which causes such party to believe that there is a reasonable likelihood that the Requisite Regulatory Approval (as defined in Section 7.1) will not be obtained or the receipt of any such approval will be materially delayed.

         SECTION 6.2 LEGAL CONDITIONS TO MERGER. Each of Acquiror and the Company shall, and shall cause their subsidiaries to, use their best efforts (a) to take, or cause to be taken, all actions necessary, proper or advisable to comply promptly with all legal requirements which may be imposed on such party or its subsidiaries with respect to the Merger and, subject to the conditions set forth in Articles VII, VIII and IX hereof, to consummate the transactions contemplated by this Agreement, and (b) to obtain (and to cooperate with the other party to obtain) any Requisite Regulatory Approvals, consent, authorization, order or approval of, or any exemption by, any governmental entity and any other third party which is required to be obtained by the Company or Acquiror or any of their respective subsidiaries in connection with the Merger and the other transactions contemplated by this Agreement.

         SECTION 6.3 SUBSEQUENT FILINGS; PRESS RELEASES. As soon as reasonably available, but in no event more than three business days after the filing thereof with the SEC, Acquiror will deliver to the Company its Forms 8-K, 10-Q, 10-K, and proxy, as filed with the SEC under the Exchange Act. In addition, from and after the date of this Agreement through the Effective Time, the Company shall promptly deliver to Acquiror, but in no event more than three business days after filing or mailing, copies of all press releases issued by it or any Company Subsidiary, together with copies of all filings or submissions to any regulatory agency, and copies of all communications with shareholders (including copies of the notice, proxy statement and accompanying materials prepared in connection with any meeting of the Company's shareholders, including the meeting to be held to consider and vote upon approval of the transactions contemplated by this Agreement).

         SECTION 6.4 ADDITIONAL AGREEMENTS. In case at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement, or to vest the Acquiror with full title to all properties, assets, rights, approvals, immunities and franchises of the Company or any Company Subsidiary, the proper officers and directors of each party to this Agreement and their respective subsidiaries shall take all such necessary action as may be requested by Acquiror.

         SECTION 6.5 ADVICE OF CHANGES. The Acquiror and Company shall each promptly advise the other of any change or event having a material adverse effect (or in the case of the Company, an Adverse Change in the Company) on it or which it believes would or would be reasonably likely to cause or constitute a material breach of any of its representations, warranties or covenants contained herein. From time to time prior to the Effective Time, the Acquiror and Company will promptly supplement or amend the Disclosure Schedules delivered in connection with the execution of this Agreement to reflect any matter which, if existing, occurring or known at the date of this Agreement, would have been required to be set forth or described in such Disclosure Schedules or which is necessary to correct any information in such Disclosure Schedules which has been rendered inaccurate thereby.

         SECTION 6.6 CURRENT INFORMATION. During the period from the date of this Agreement to the Effective Time, the Company will cause one or more of its designated representatives to confer on a regular and frequent basis (not less than monthly) with representatives of Acquiror and to report (a) the general status of the ongoing operations of the Company and any Company Subsidiary, and
(b) the status of those loans held by the Company or any of Company Subsidiary which, individually or in combination with one or more other loans to the same borrower thereunder, have an unpaid principal amount of $250,000 or more and are non-performing assets. The Company will promptly notify Acquiror of any Adverse Change in the Company.

         SECTION 6.7 TERMINATION OF REGULATORY AGREEMENTS. The Company and the Company Bank shall cause all regulatory agreements to which the Company or Company Bank is or becomes subject to be terminated and to be of no further force and effect at or prior to the Effective Time.

         SECTION 6.8 TAX RETURNS. The Company shall prepare and file, as approved or as may be directed by Acquiror, any tax returns with respect to the Merger.

         SECTION 6.9 COMPENSATION AND BENEFIT PLANS; EXISTING AGREEMENTS. Except with respect to the qualified plans of Acquiror and as otherwise provided herein, the Employees of the Company and its Subsidiaries shall be entitled to participate in Acquiror's employee benefit plans in which similarly situated employees of Acquiror participate, to the same extent as comparable employees of Acquiror. As soon as administratively practicable after the Effective Time, Acquiror shall permit the Employees to participate in Acquiror's group hospitalization, medical, life and disability insurance plans, severance plan and similar plans on the same terms and conditions as applicable to comparable employees of Acquiror (including the waiver of pre-existing condition prohibitions), giving effect to years of service with the Company and Company Subsidiaries (to the extent the relevant Company Plans gave effect) as if such service were with Acquiror, for purposes of eligibility and vesting, but not for benefit accrual purposes (except as regards to vacation, severance and short-term disability accruals). Acquiror shall permit Employees to participate in the tax-qualified retirement plans of the Acquiror as soon as administratively feasible following, giving effect to years of service with the Company and Company Subsidiaries (to the extent the relevant Company Plans gave effect) as if such service were with Acquiror for purposes of eligibility and vesting, but not for benefit accrual purposes. Notwithstanding anything in this
Section 6.9 to the contrary, participation by the Employees in employee benefit plans and programs of Acquiror with respect to which eligibility for employees



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

of Acquiror to participate is at the discretion of Acquiror, shall be at the sole discretion of Acquiror. Also notwithstanding anything in this Section 6.9 to the contrary, Acquiror shall have sole discretion with respect to the determination as to whether to terminate, merge or continue any Company Plans; provided, however, that Acquiror shall continue to maintain Company Plans (other than stock-based or incentive plans) until the Employees are permitted to participate in Acquiror's plans. At the Effective Time, Acquiror or an Acquiror Subsidiary shall be substituted for the Company as the sponsoring employer under those Company Plans with respect to which the Company or a Company Subsidiary is a sponsoring employer immediately prior to the Effective Time, and shall assume and be vested with all of the powers, rights, duties, obligations and liabilities previously vested in the Company with respect to each such Company Plan.

         SECTION 6.10 EMPLOYMENT AND NONCOMPETITION AGREEMENTS. The Company agrees to utilize its best efforts to cause its employees identified on Exhibit
6.10 to accept continued employment with the Acquiror and to enter into employment agreements incorporating an agreement to refrain, following any termination of employment, from competing with the Acquiror in the offering or providing of financial or related services to markets or customers previously served by the Company for a reasonable period following such termination.

                       ARTICLE VII - CONDITIONS OF MERGER

                Conditions to Obligations of Each of the Parties

         SECTION 7.1 REGULATORY APPROVALS. Except for necessary Bank Merger approvals, the parties hereto shall have received all regulatory approvals, consents and waivers required to consummate the transactions contemplated by this Agreement from the appropriate regulatory agencies and governmental entities, including the OTS, the FDIC, the FRB, the DFI, and any other state and banking authorities, and each such approval shall remain in full force and effect and all statutory waiting periods in connection therewith shall have expired and such approvals and the transactions contemplated thereby shall not have been contested by any federal or state governmental authority or any other third party by formal proceeding; provided, however, that no approval, consent or waiver shall be deemed to have been received if it shall include any condition or requirement that, in the reasonable opinion of the Acquiror, would so adversely affect the economic or business benefits of the transactions contemplated by this Agreement to Acquiror so as to render inadvisable the consummation of the Merger (all such approvals and expiration of applicable waiting periods referred to as "Requisite Regulatory Approvals").

         SECTION 7.2 FEDERAL TAX OPINION. The Company and Acquiror shall have received from Michael Best & Friedrich L.L.P., an opinion, dated the Effective Time, in form and substance reasonably satisfactory to the Company and Acquiror, to the effect that, on the basis of the facts, representations and assumptions set forth in such opinion, (a) the Merger will for federal income tax purposes constitute a reorganization within the meaning of Section 368, or any successor thereto, of the Code and the Acquiror and Company are parties to a reorganization within the meaning of Section 368(b) of the Code, and (b) that, except with respect to holders of Company Common Stock who exercise dissenters' rights and except for cash payments in lieu of




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a fractional share interest, (i) no gain or loss will be recognized by a holder of Company Common Stock upon conversion in the Merger of Company Common Stock into Acquiror Common Stock, (ii) the basis of Acquiror Common Stock to be received in the Merger by a holder of Company Common Stock will be the same as such holder's basis in the Company Common Stock exchanged therefor, and (iii) the holding period of Acquiror Common Stock to be received in the Merger by a holder of Company Common Stock will include the period during which such holder held the Company Common Stock exchanged therefor, provided that such Company Common Stock was held as a capital asset immediately prior to the consummation of the Merger. In rendering such opinion, Michael Best & Friedrich may rely upon representations contained in certificates of officers of Acquiror, the Company and others.

         SECTION 7.3 REGISTRATION STATEMENT. The Registration Statement filed by Acquiror with the SEC with respect to the Acquiror Common Stock to be issued pursuant to this Agreement and the Plan of Merger shall have become effective and no stop order proceedings with respect thereto shall be pending or threatened.

         SECTION 7.4 ORDERS, DECREES AND JUDGMENTS. Consummation of the transactions contemplated by this Agreement shall not violate any order, decree or judgment of any court or governmental body having competent jurisdiction. No order, injunction or decree issued by any court or agency of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Merger or any of the other transactions contemplated by this Agreement shall be in effect. No statute, rule, regulation, order, injunction or decree shall have been enacted, entered, promulgated or enforced by any governmental entity which prohibits, materially restricts or makes illegal the consummation of the Merger.

         SECTION 7.5 NASDAQ LISTING. The shares of Acquiror Common Stock which shall be issued to the shareholders of the Company upon consummation of the Merger and pursuant to the Option Plans shall have been authorized for listing on the NASDAQ National Market System, subject to official notice of issuance.

      ARTICLE VIII - FURTHER CONDITIONS TO THE OBLIGATIONS OF THE COMPANY

The obligation of the Company to consummate the transactions contemplated by this Agreement is further subject to the satisfaction of the following conditions:

         SECTION 8.1 COMPLIANCE BY ACQUIROR. (a) All the terms, covenants and conditions of this Agreement required to be complied with and satisfied by Acquiror at or prior to the Effective Time shall have been duly complied with and satisfied in all material respects, and (b) the representations and warranties made by the Acquiror, as may be updated pursuant to Section 6.5 hereof, shall be true and correct in all material respects at and as of the Effective Time, except for those specifically relating to a time or times other than the Effective Time (which shall be true and correct in all material respects at such time or times), with the same force and effect as if made at and as of the Effective Time. The Company shall have received a certificate signed on behalf of the Acquiror by the Chief Executive Officer and the Chief Financial Officer to the foregoing effects.

         SECTION 8.2 OPINION OF COUNSEL. There shall have been delivered and addressed to the Company an opinion of Michael Best & Friedrich, in form and substance reasonably satisfactory to counsel to the Company, dated as of the Closing Date, containing such opinions as are customary in a transaction of this kind.

         SECTION 8.3 OFFICERS' CERTIFICATE. Acquiror shall deliver to the Company a certificate signed by its President or any Senior Vice President and by its Secretary or Assistant Secretary, dated the Closing Date, certifying to his or her respective best knowledge and belief, that Acquiror has met and complied with all conditions necessary to make this Agreement and the Plan of Merger effective as to it.

         SECTION 8.4 LITIGATION. Acquiror shall not be made a party to, or to the knowledge of Acquiror threatened by, any actions, suits, proceedings, litigation or legal proceedings which, in the reasonable opinion of the Company, have or are likely to have a material adverse effect on the consolidated assets, properties, business, operations or condition, financial or otherwise, of Acquiror. No action, suit, proceeding or claim shall have been instituted, made or threatened by any person relating to the Merger or the validity or propriety of the transactions contemplated by this Agreement or the Plan of Merger which would make consummation of the Merger inadvisable in the reasonable opinion of the Company.

         SECTION 8.5 ACQUIROR CHANGES. Acquiror shall not have suffered any material adverse change in its business, financial condition, operating results or prospects as determined in the reasonable opinion of the Company and its outside counsel.

         ARTICLE IX - FURTHER CONDITIONS TO THE OBLIGATIONS OF ACQUIROR

The obligation of Acquiror to consummate the transactions contemplated by this Agreement is further subject to the satisfaction of the following conditions:

         SECTION 9.1 COMPLIANCE BY THE COMPANY. (a) All the terms, covenants and conditions of this Agreement required to be complied with and satisfied by the Company at or prior to the Effective Time shall have been duly complied with and satisfied, and (b) the representations and warranties made by the Company, as may be updated pursuant to Section 6.5 hereof, shall be true and correct at and as of the Effective Time, except for those specifically relating to a time or times other than the Effective Time (which shall be true and correct at such time or times), with the same force and effect as if made at and as of the Effective Time. The Acquiror shall have received a certificate signed on behalf of the Company by the Chief Executive Officer and the Chief Financial Officer to the foregoing effects.

         SECTION 9.2 ACCURACY OF FINANCIAL STATEMENTS. Except for matters described on Schedule 2.11(b), the Company Financial Statements and Subsequent Company Financial Statements heretofore or hereafter furnished to Acquiror shall not be inaccurate in any material respect.

         SECTION 9.3 NET WORTH. The Company's net worth, less the fees and expenses incurred in connection with this Agreement, as shown by the sum of its total shareholders' equity (unadjusted for any changes in the application of accounting principals by the Company to the Option Plan prior to the Effective
Time) plus the allowance for loan losses, as of the end of the calendar quarter prior to the later of (x) the Shareholders' Meeting, or (y) receipt of Requisite Regulatory Approvals, shall not be less than such amount as set forth in the Company's Consolidated Statement of Financial Condition at December 31, 2000. The Company shall deliver to Acquiror a certificate signed by its Chief Financial Officer, dated the Closing Date, certifying to such effect.

         SECTION 9.4 SUFFICIENCY OF DOCUMENTS, PROCEEDINGS. All documents delivered by and proceedings of the Company in connection with the transactions contemplated by this Agreement and the Plan of Merger shall be reasonably satisfactory to Acquiror.

         SECTION 9.5 OPINION OF COUNSEL. There shall have been delivered and addressed to Acquiror an opinion of Ruder, Ware & Michler, A Limited Liability S.C., legal counsel to the Company, in form and substance reasonably satisfactory to Acquiror, dated the Closing Date, containing such opinions as are customary in a transaction of this kind.

         SECTION 9.6 OFFICERS' CERTIFICATE. Company shall deliver to the Acquiror a certificate signed by its President or any Senior Vice President and by its Secretary or Assistant Secretary, dated the Closing Date, certifying to his or her respective best knowledge and belief, that the Company has met and complied with all conditions necessary to make this Agreement and the Plan of Merger effective as to it.

         SECTION 9.7 ABSENCE OF CERTAIN CHANGES OR EVENTS. As of the Closing Date, there shall have been no "Adverse Change in the Company" (as defined below) from that which was represented and warranted on the date of this Agreement pursuant to this Agreement and the Schedules provided on the date of this Agreement, it being understood that no update provided pursuant to any other Section of this Agreement shall constitute a waiver or other consent to any Adverse Change in the Company. For purposes of this Agreement, an "Adverse Change in the Company" shall mean an effect or effects or change or changes which have occurred or may occur between the date of this Agreement and the Effective Time and result in or cause (a) any material adverse change in the business, financial condition, operating results or prospects of the Company and the Company Subsidiaries; or (b) the existence of any pending or threatened litigation or administrative action which (i) creates any reasonable possibility that the Company or the Company Subsidiaries may incur a material loss that has not been reserved against; (ii) challenges any portion of the Merger and which, in the reasonable opinion of Acquiror, would be likely to enjoin consummation, or result in rescission, of any part of the Merger; or (iii) Acquiror's board of directors reasonably determines, in the exercise of its fiduciary duty, would be so materially adverse as to render consummation of the Merger adverse to the best interests of Acquiror's shareholders.

         SECTION 9.8 LITIGATION. Company shall not be made a party to, or to the knowledge of Company threatened by, any actions, suits, proceedings, litigation or legal proceedings which, in the reasonable opinion of the Acquiror, have or are likely to result in an Adverse Change in the Company. No action, suit, proceeding or claim shall have been instituted, made or threatened by any person relating to the Merger or the validity or propriety of the transactions contemplated by this Agreement or the Plan of Merger which would make consummation of the Merger inadvisable in the reasonable opinion of the Acquiror.

         SECTION 9.9 AGREEMENTS OF AFFILIATES. As soon as practicable after the date of mailing of the Proxy Statement/Prospectus, the Company shall deliver to Acquiror a letter identifying all persons who the Company believes to be, at the time this Agreement is submitted to a vote of the shareholders of the Company, "affiliates" of the Company for purposes of Rule 145 under the Securities Act. The Company shall use its best efforts to cause each person who is identified as an "affiliate" in the letter referred to above to deliver to Acquiror prior to the Effective Time a written agreement, in substantially the form attached hereto as Exhibit 9.9, providing that each such person will agree not to sell, pledge, transfer or otherwise dispose of the shares of Acquiror Common Stock to be received by such person in the Merger except in compliance with the applicable provisions of the Securities Act. Prior to the Effective Time, the Company shall amend and supplement such letter and use its best efforts to cause each additional person who is identified as an "affiliate" to execute a written agreement in substantially the form of Exhibit 9.9.

         SECTION 9.10 BANK MERGER AGREEMENT. The Bank Merger shall have been duly authorized and approved by the Company-Bank and the other terms and conditions of the Bank Merger, except for receipt of necessary regulatory approvals (which may have been obtained, but receipt of which as of the Effective Time of the Merger shall not be required) shall have been satisfied so as to permit the Bank Merger to be consummated as contemplated thereby.

         SECTION 9.11 CONSENTS UNDER AGREEMENTS. The consent, approval or waiver of each person whose consent or approval shall be required in order to permit the succession by the Surviving Corporation pursuant to the Merger or by the Acquiror - Bank pursuant to the Bank Merger to any obligation, right or interest of the Company or any of its Subsidiaries under any loan or credit agreement, note, mortgage, indenture, lease, license or other agreement or instrument shall have been obtained, except where the failure to obtain such consent, approval or waiver would not materially adversely affect the economic or business benefits of the transactions contemplated by this Agreement to Acquiror.

         SECTION 9.12 ACCOUNTANT'S LETTER. The Company shall have caused to be delivered to Acquiror letters from the Company's independent public accountants, Wipfli, Ullrich & Bertelson LLP dated the date on which the Registration Statement shall become effective, and dated the Effective Time, and addressed to Acquiror and the Company, with respect to the Company's consolidated financial position and results of operation, and which describes procedures which shall be consistent with applicable professional standards for letters delivered by independent accountants in connection with comparable transactions.

         SECTION 9.13 APPROVAL BY AFFIRMATIVE VOTE OF SHAREHOLDERS; EXERCISE OF DISSENTERS' RIGHTS. This Agreement and the Plan of Merger shall have been duly approved, confirmed and ratified by the requisite majority vote of the shareholders of the Company. In addition, there shall not be more than 20% of the total shares of Company Common Stock issued and outstanding that have properly exercised their dissenters' rights as of the Effective Time.

                     ARTICLE X - TERMINATION AND AMENDMENT

         SECTION 10.1 Termination. This Agreement may be terminated and the Plan of Merger abandoned at any time prior to the filing of the Articles of Merger (whether before or after approval of this Agreement and the Plan of Merger by the shareholders of the Company):

         (a) by written agreement between Acquiror and the Company authorized by a majority of the entire Board of Directors of each;

         (b) by Acquiror, provided Acquiror has used its best efforts to ensure that all of the conditions set forth in Articles VII and VIII have been fulfilled, if any of the conditions set forth in Articles Seven or Nine hereof shall not have been fulfilled and shall not have been waived or shall have become impossible of fulfillment;

         (c) by the Company, provided the Company has used its best efforts to ensure that all of the conditions set forth in Articles VII and IX have been fulfilled, if any of the conditions set forth in Articles Seven or Eight hereof shall not have been fulfilled and shall not have been waived or shall have become impossible of fulfillment;

         (d) by either Acquiror or the Company if the Merger is not consummated on or before January 31, 2002, unless the failure to consummate shall be due to the failure of the party seeking to terminate to perform or observe the covenants and agreements of such party set forth herein;

         (e) by either Acquiror or the Company upon written notice to the other party (i) 90 days after the date on which any request for application shall have been withdrawn at the request or recommendation of the regulatory agency or governmental entity which must grant a Requisite Regulatory Approval, or a Requisite Regulatory Approval shall have been denied, unless within the 90-day period following such denial or withdrawal, a petition for rehearing or an amended application has been filed with the applicable regulatory agency or governmental entity, provided, however, that no party shall have the right to terminate this Agreement pursuant to this Section 10.1(e) if such denial or request or recommendation for withdrawal shall be due to the failure of the party seeking to terminate this Agreement to perform or observe the covenants and agreements of such party set forth herein; or (ii) if any court, regulatory agency or governmental entity of competent jurisdiction shall have issued a final nonappealable order enjoining or otherwise prohibiting the consummation of any of the transactions contemplated by this Agreement;

         (f) by Acquiror if notice of changes to any of the Company's Disclosure Schedules is provided by the Company, and Acquiror reasonably determines that such changes would constitute an Adverse Change in the Company as defined in
Section 9.7;

         (g) by the Company if notice of changes to any of Acquiror's Disclosure Schedules is provided by Acquiror and the Company reasonably determines that such changes would have a material adverse effect upon the business of Acquiror and its subsidiaries if the transactions contemplated by this Agreement were consummated.

         (h) by the Company upon three days' prior written notice to Acquiror if, as a result of an Acquisition Proposal (as defined in Section 4.7) by a party other than the Acquiror or its affiliates, the Board of Directors of the Company determines in good faith that its failure to accept such takeover proposal could reasonably be deemed to constitute a breach of its fiduciary obligations under applicable law after consultation with and receipt of advice from outside counsel; provided, however, that, prior to any such termination, the Company (after disclosing to the Acquiror the identity of the party making the takeover proposal and the financial terms thereof) shall, and shall cause its financial and legal advisors to, negotiate with the Acquiror to make such adjustments in the terms and conditions of this Agreement as would enable the Company to proceed with the transactions contemplated herein on such adjusted terms.

         SECTION 10.2 EFFECT OF TERMINATION. In the event this Agreement and the Plan of Merger are terminated as provided herein, this Agreement and the Plan of Merger shall become void and of no further force and effect without any liability on the part of the terminating party or parties or their respective shareholders, directors or officers; provided, however, that Sections 4.4, 5.8, 10.2, 10.3, 12.5 and 12.11 of this Agreement shall survive any such termination and that no party shall be relieved or released from any liability or damages arising out of its willful breach of any provision of this Agreement. In the event of termination of this Agreement, written notice thereof and the reasons therefor shall be given to the other parties by the terminating party.

SECTION 10.3      FEE.

         (a) The Company hereby agrees to pay Acquiror and Acquiror shall be entitled to receipt of a fee (the "Fee") of $950,000 following the signing by the Company of a definitive agreement in connection with an Acquisition Proposal received prior to termination of this Agreement pursuant to Section 10.1(h), or the occurrence of a Company Purchase Event (as defined below). Such payment shall be made in immediately available funds within five business days after delivery of notice of entitlement by Acquiror.

         (b) The term "Company Purchase Event" shall mean:


              (i) The Company or any Company Subsidiary agreeing orally or in writing, to enter into an agreement relating to any of the following transactions, occurring after the date hereof and before the Effective Time or occurring within 12 months of the date of termination of this Agreement pursuant to Article Ten (other than pursuant to Section 10.1(a), (c),
                    (d), (e), (f) or (g)):

                    (A) the acquisition by any person, other than Acquiror or any of its subsidiaries, alone or together with such person's affiliates and associates or any group, of beneficial ownership of 50% or more of the Company Common Stock (for purposes of this Subsection (b)(i), the terms "group" and "beneficial ownership" shall be as defined in Section 13(d) of the Exchange Act and regulations promulgated thereunder as interpreted thereunder);

                    (B) a merger, consolidation, share exchange, business combination or any other similar transaction involving the Company or the Company-Bank;

                    (C) any sale, lease, exchange, mortgage, pledge, transfer or other disposition of 50% or more of the assets of the Company or the Company-Bank, in a single transaction or series of transactions; or

              (ii)  Termination by the Company of this Agreement pursuant to
                    Section 10.1(h); or

              (iii) Failure by the Board of Directors of the Company to
                    recommend approval of the Merger and the transactions contemplated thereby to their shareholders, unless Acquiror has materially breached its representations, warranties or covenants provided herein and has not attempted to cure such breach to the reasonable satisfaction of the Company.

         (c) The Company shall notify Acquiror promptly in writing of its knowledge of the occurrence of any Company Purchase Event; provided, however, that the giving of such notice by the Company shall not be a condition to the right of Acquiror to the Fee.

               ARTICLE XI - MODIFICATIONS, AMENDMENTS AND WAIVER

         SECTION 11.1 MODIFICATIONS, AMENDMENTS AND WAIVER. At any time prior to the Effective Time and before or after shareholder approval of this Agreement and the Plan of Merger by the Company's shareholders, the Company and Acquiror may (a) by written agreement executed by a duly authorized officer of each, extend the time for the performance of any of the obligations or other acts of the parties hereto, (b) by written notice executed by a duly authorized officer of the party adversely affected waive compliance in whole or in part with any of the covenants, agreements or conditions contained in this Agreement or the Plan of Merger, or (c) by written agreement executed by a duly authorized officer of each, make any other amendment or modification of this Agreement or the Plan of Merger; provided, however, that, after Company shareholder approval of this Agreement, no such extension, waiver, amendment or modification shall adversely affect the amount of the consideration to be received in the Merger by the shareholders of the Company. Any such extension, waiver, amendment or modification shall be conclusively evidenced by the execution and delivery of the same by the President or any Senior Vice President in the case of Acquiror, or the President or Chairman in the case of the Company, attested to by the Secretary or Assistant Secretary of each party. The failure of any party at any time or times to require performance of any provision hereof shall in no manner affect such party's right at a later time to enforce the same. No waiver by any party of any condition or of the breach of any term contained in this Agreement or the Plan of Merger, whether by conduct or otherwise, in any one or more instances shall be deemed to be or construed as a further or continuing waiver of any such condition or a waiver of any other condition or of the breach of any other term of this Agreement or the Plan of Merger.

                          ARTICLE XII - MISCELLANEOUS

         SECTION 12.1 CLOSING. A closing (the "Closing") of the transactions provided for herein shall take place on a date chosen by Acquiror, which shall be no later than 15 days after all approvals required hereby have been received and all applicable waiting periods have expired, or on such later day as the parties may agree, at the offices of Michael Best & Friedrich in Milwaukee, Wisconsin. In the event the Closing does not take place on the date referred to in the preceding sentence because any condition to the obligations of any party under this Agreement and the Plan of Merger is not met on that date, the other parties to this Agreement may postpone the Closing to any designated subsequent business day by giving the nonperforming party to this Agreement notice of the postponed date. At the Closing, the parties will exchange the certificates, opinions and other documents called for herein. Subject to the terms and conditions hereof, consummation of the Merger in the manner described herein shall be accomplished as soon as practicable after the exchange of the documents at the Closing has been completed.

         SECTION 12.2 ARTICLES OF MERGER. Subject to the provisions of this Agreement, at Closing, as herein defined, the Articles of Merger shall be signed, verified and affirmed as required by the WBCL and duly filed with the DFI.

         SECTION 12.3 FURTHER ACTS. Each of the parties (a) shall perform such further acts and execute such further documents as may be reasonably required to effect the Merger (including, without limitation, the certification, execution, acknowledgement and filing of the Plan of Merger) and to effect the Bank Merger, and (b) shall use all best efforts to satisfy or obtain the satisfaction of the conditions set forth in Articles VII, VIII and IX hereof.

         SECTION 12.4 NOTICES. All documents, notices, requests, demands and other communications that are required or permitted to be delivered or given under this Agreement and the Plan of Merger shall be in writing and shall be deemed to have been duly delivered or given upon the delivery or mailing thereof, as the case may be, if delivered personally or sent by registered or certified mail, return receipt requested, postage prepaid:

              (a)   if to the Company, to:
                              Edwin Zagzebski
                              Chairman, Board of Directors
                              American Community Bankshares, Inc.
                              400 Scott Street
                              Wausau, Wisconsin 54403

                     with a copy to:
                              Arnold J. Kiburz
                              Ruder, Ware & Michler, A Limited Liability, S.C. 500 Third Street #700
                              P.O. Box 8050
                              Wausau, WI 54402

              (b)   and if to Acquiror to:
                             Jack C. Rusch
                             President and Chief Executive Officer
                             First Federal Capital Corp.
                             605 State Street
                             La Crosse, Wisconsin  54601

                    with a copy to:

                             W. Charles Jackson
                             Michael Best & Friedrich, LLP
                             100 East Wisconsin Avenue
                             Milwaukee, Wisconsin  53202

or to such other person or address as a party hereto shall specify hereunder.

         SECTION 12.5 EXPENSES. Unless otherwise specifically referred herein, the Company and Acquiror each shall pay all of their own fees and expenses incident to the negotiation, preparation, execution and performance of this Agreement, the Bank Merger Agreement and the Shareholders Meeting, including the fees and expenses of their own counsel, accountants, investment bankers and other experts, whether or not the transactions contemplated by this Agreement are consummated; provided, however, in the event this Agreement is terminated by either party hereto pursuant to Sections 10.1(b) (as a result of the Company's failure to satisfy the conditions of Article IX), (c) (as a result of the Acquiror's failure to satisfy the conditions of Article VIII or Acquiror's failure to use best efforts to insure all of the conditions of Article VII have been fulfilled), (f) or (h), or in the event the Company is obligated to pay the Acquiror the Fee pursuant to Section 10.2, the terminating party shall be entitled to recover from the other party (or the Acquiror from the Company in the event of a termination pursuant to section 10.1(i)) the actual fees and expenses incurred by the terminating party incident hereto provided, however, that in no event will Acquiror be required to reimburse the Company for its fees and expenses in excess of $100,000, nor will the Company be required to reimburse Acquiror for its fees and expenses in excess of $100,000.

         SECTION 12.6 NONSURVIVAL OF REPRESENTATIONS AND WARRANTIES. All representations, warranties and agreements in this Agreement or in any instrument delivered by the Company or the Acquiror pursuant to or in connection with this Agreement shall expire at the Effective Time, except that the agreements of the parties which by their terms are to be performed in whole or in part after the Effective Time shall survive the Effective Time, shall be enforceable only by the parties hereto, but shall not create any third party beneficiary rights except with respect to the obligations of the Acquiror set forth in Sections 5.6, 5.7 and 5.9.

         SECTION 12.7 ENTIRE AGREEMENT. This Agreement (including the Acquiror and Company Disclosure Schedules attached hereto and as subsequently may be amended pursuant to the terms hereof), the Plan of Merger and the Bank Merger constitute the entire agreement and understanding of the parties with respect to the transactions contemplated hereby and thereby, supersede any and all prior agreements and understandings relating to the subject matter hereof and thereof and may not be modified, amended or terminated except in writing signed by each of the parties hereto.

         SECTION 12.8 GOVERNING LAW. This Agreement, the Plan of Merger and the Bank Merger Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of Wisconsin as such laws are applied to contracts entered into to be performed entirely within Wisconsin.

         SECTION 12.9 BINDING EFFECT AND PARTIES IN INTEREST. This Agreement and the Plan of Merger may not be assigned by any party hereto without the written consent of the other parties. This Agreement and the Plan of Merger shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns. Nothing in this Agreement, expressed or implied, is intended to confer upon any other person any rights or remedies of any nature whatsoever under or by reason of this Agreement and the Plan of Merger otherwise than as specifically provided herein.

         SECTION 12.10 CAPTIONS. The caption headings of the Articles, Sections and subsections of this Agreement are for convenience of reference only and are not intended to be, and should not be construed as, a part of this Agreement or the Plan of Merger.

         SECTION 12.11 RELIEF DUE TO BREACH.

         (a) Notwithstanding anything in this Agreement to the contrary and except as provided below, the Company and its Subsidiaries and Acquiror and its Subsidiaries agree that irreparable damage would occur in the event that the provisions of this Agreement were not performed in accordance with its specific terms or was otherwise breached. It is accordingly agreed that each of the Acquiror and the Company shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

         (b) If this Agreement is terminated by reason of a willful breach by the Company or any of its Subsidiaries, then the Company or any of its Subsidiaries shall be liable to the Acquiror for all actual, consequential and incidental damages suffered by the Acquiror arising from such willful breach.

         (c) If this Agreement is terminated by reason of a willful breach by Acquiror or any of its subsidiaries, then Acquiror shall be liable to the Company for all actual, consequential and incidental damages suffered by the Company arising from such willful breach.

         SECTION 12.12 SEVERABILITY. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

         SECTION 12.13 PUBLICITY. Except as otherwise required by law, so long as this Agreement is in effect, neither Acquiror nor the Company shall, or shall permit any of its Subsidiaries to, issue or cause the publication of any press release or other written statement for general circulation with respect to the transactions contemplated by this Agreement, without the consent of the other party, which consent shall not be unreasonably withheld.

         SECTION 12.14 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original instrument and all of which together shall constitute a single agreement.

         IN WITNESS WHEREOF, the Acquiror and the Company have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

                                     FIRST FEDERAL CAPITAL CORP.


Dated:  ___________, 2001            By: _______________________________
                                          Jack C. Rusch, President and Chief
                                          Executive Officer


                                     Attest:  _____________________________


                                     AMERICAN COMMUNITY BANKSHARES, INC.


Dated:  ___________, 2001            By:  _______________________________
                                          Edwin Zagzebski, Chairman of the
                                          Board of Directors

                                     Attest:  _____________________________

                           COMPANY DISCLOSURE SCHEDULE

Section 2.1(c)             Listing of Subsidiaries

Section 2.7                Environmental Matters

Section 2.8                Contracts and Agreements

Section 2.11(b)            Financial Statements Exception

Section 2.12               Disclosure of Certain Changes or Events

Section 2.13               Litigation Disclosure

Section 2.14(a)            Disclosure of Benefit Plans

Section 2.14(b)            Disclosure of Severance, Separation, Termination Benefits

Section 2.14(c)            Disclosure of Any Non-Compliance of Company Plans with Applicable Law

Section 2.14(d)            Disclosure of Adverse Effect Upon Favorable Determination Letter

Section 2.14(e)            Disclosure of Prohibited Transactions

Section 2.14(g)            Listing of Outstanding Stock Options

Section 2.14(h)            Disclosure of Employment Contracts

Section 2.16               Disclosure of Tax Issues

Section 2.17               Identification of Real Property Owned, Controlled, or Leased

Section 2.18               Disclosure of Broker/Financial Advisor

Section 2.21               Disclosure of Liabilities or Obligations Reflected on Company Financial Statements.

Section 2.22               List of Shareholders of Company

Section 2.24               Claims or Offsets Relating to Loans.

Section 2.25               Listing of Loans in Excess of $250,000

Section 2.26               Listing of Mortgage-Backed and Related Securities Held for Sale or Investment.

Section 2.29               Disclosure of Insider Interests

Section 2.31               Listing of Insurance Policies and Bonds

                          ACQUIROR DISCLOSURE SCHEDULE



Section 3.5                Disclosure of Possible Violations Arising from Execution of Agreement

Section 3.6                Disclosure of Any Additional Consents or Approvals Required

Section 3.7                Litigation Disclosure

Section 3.8                Disclosure of Employee Benefit Plans

Section 3.9                Disclosure of Environmental Issues

                                  EXHIBIT 4.9

                              _______________, 2001

First Federal Capital Corp.
605 State Street
La Crosse, Wisconsin 54601


Ladies and Gentlemen:

         On May ___, 2001, First Federal Capital Corp., a Wisconsin corporation (the "Acquiror"), and American Community Bankshares, Inc., a Wisconsin corporation ("Company"), entered into an Agreement and Plan of Merger (the "Agreement") providing, among other things, for the merger of the Company with and into Acquiror (the "Merger"). The undersigned is a shareholder of the Company (a "Shareholder") and a director or an executive officer of the Company, and pursuant to Section 4.9 of the Agreement, hereby enters into this voting agreement (the "Voting Agreement") with respect to shares of common stock, no par value per share, of the Company held of record or shares as to which he has sole or shared voting power ("Company Common Stock").

         The Shareholder understands that Acquiror has undertaken and will continue to undertake substantial expenses in connection with the Agreement and the actions necessary to consummate the Merger and the other transactions contemplated thereby. In consideration of, and as a condition to, Acquiror consummating the transactions contemplated by the Agreement, and in consideration of the expenses incurred and to be incurred by Acquiror in connection therewith, the Shareholder and Acquiror agree as follows:

         1. The Shareholder agrees to be present (in person or by proxy) or to use his best efforts to cause the holder of record on the applicable record date (the "Record Holder") to be present (in person or by proxy) at all meetings of shareholders of the Company called to vote for approval of the Merger or any transactions contemplated by the Agreement so that all of the shares of Company Common Stock then owned of record or beneficially by him or her will be counted for the purpose of determining the presence of a quorum at such meetings, and to vote or cause the Record Holder to vote all such shares in favor of approval and adoption of the Agreement and the transactions contemplated thereby.

         2. The Shareholder agrees not to vote or execute or to cause the Record Holder to vote or execute any written consent to rescind or amend in any manner any prior vote or written consent to approve or adopt the Agreement and the transactions contemplated thereby.

         3. The Shareholder agrees to use his or her best efforts to cause the Merger and the other transactions contemplated by the Agreement to be consummated.

         4. Prior to the Effective Time (as defined in Section 1.02 of the Agreement or termination of this Agreement, as the case may be), the Shareholder will not sell, assign, transfer or otherwise dispose of (including, without limitation, by the creation of a Lien (as defined in paragraph 8 below)), or permit to be sold, assigned, transferred or otherwise disposed of, any shares of Company Common Stock owned of record or beneficially by such Shareholder, whether such shares of Company Common Stock are owned of record or beneficially by such Shareholder on the date of this Voting Agreement or are subsequently acquired, whether pursuant to the exercise of stock options or otherwise, except (i) for transfers by will or by operation of law (in which case this Voting Agreement shall bind the transferee); (ii) for sales, assignments, transfers or other dispositions necessitated by hardship with the prior written consent of the Acquiror; (iii) for sales or transfers to the Company in exercise of Company stock options, provided, however, that shares of Company Common Stock issued in exercise of such options shall be subject to the terms of this Voting Agreement; or (iv) as Acquiror may otherwise agree in writing.

         5. Shareholder will vote, or use his best efforts to cause the Record Holder to vote, the shares of Company Common Stock against any action, proposal or agreement that could reasonably be expected to result in a breach in any material respect of any covenant, representation or warranty or any other obligation of the Company under the Agreement, or which could reasonably be expected to result in any of the conditions to the Company's obligations under the Agreement not being fulfilled and will vote, or use his best efforts to cause the Record Holder to vote, such shares of Company Common Stock against any Acquisition Proposal (as defined below).

         6. The Shareholder will not, directly or indirectly, initiate, solicit or knowingly encourage (including the furnishing of nonpublic information) or take any action to knowingly facilitate any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, any Acquisition proposal (as defined below). The Shareholder shall notify Acquiror orally (within one business day) and in writing (as promptly as practicable) of all relevant details relating to all inquiries and proposals which he or she may receive relating to any of such matters and if such inquiry or proposal is in writing the Shareholder shall deliver a copy of such inquiry or proposal promptly to Acquiror.

         7. For purposes of this Voting Agreement, "Acquisition Proposal" shall mean any of the following, or any proposal of any of the following, involving the Company (other than the transactions contemplated under the Agreement): (a) any merger, consolidation, share exchange, business combination or other similar transaction; (b) any sale, lease, exchange, mortgage, pledge, transfer or other disposition of 10% or more of the assets of the Company and its Subsidiaries, taken as a whole, in a single transaction or series of transactions; (c) any tender offer or exchange offer for 10% or more of the outstanding shares of capital stock of the Company or the filing of a registration statement under the Securities Act of 1933, as amended, in connection therewith; or (d) any public announcement of a proposal, plan or intention to do any of the foregoing or any agreement to engage in any of the foregoing.

         8. The Shareholder represents that (i) the Shareholder has the complete and unrestricted power and the unqualified right to enter into and perform the terms of the Voting Agreement; (ii) assuming the due authorization, execution and delivery by the Acquiror and the Company, this Voting Agreement constitutes a valid and binding agreement with respect to such shareholder, enforceable against such Shareholder in accordance with its terms except that (a) the enforceability hereof may be subject to applicable bankruptcy, insolvency or other similar laws, now or hereinafter in effect affecting creditors' rights generally and (b) the availability of the remedy of specific performance or injunctive or other forms of equitable relief may be subject to equitable defenses and would be subject to the discretion of the court before which any proceeding therefor may be brought; (iii) that with respect to such shares such Shareholder owns of record the shares of Company Common Stock are free and clear of any liens, claims, charges or other encumbrances and restrictions of any kind whatsoever ("Liens") except as noted below, and (iv) that such shareholder has sole and unrestricted voting power or shared voting power with respect to such shares of Company Common Stock registered as follows:

                         ------------------------------

                         ------------------------------

                         ------------------------------

                         ------------------------------

         9. The Shareholder acknowledges receipt and review of a copy of the Agreement. Notwithstanding any other provision of this Voting Agreement, the provisions of this Voting Agreement shall not prohibit or restrain the Shareholder from complying with his fiduciary obligations as a director or executive officer of the Company.

         10. Notwithstanding anything herein to the contrary, the agreements contained herein shall terminate upon the earlier of (i) consummation of the Merger; or (ii) any termination of the Agreement in accordance with Article X thereof.

         11. Notices may be provided to Acquiror in the manner specified in
Section 12.4 of the Agreement.

         12. This Voting Agreement is to be governed by the laws of the State of Wisconsin, without giving effect to the principles of conflicts of laws thereof. If any provision hereof is deemed unenforceable, the enforceability of the other provisions shall not be affected.

         IN WITNESS WHEREOF, the undersigned has executed this Agreement as of the date first above written.

                                     Very truly yours,


                                     ------------------------------------------
                                     Name:
                                          -------------------------------------
                                     Title:
                                           ------------------------------------


Accepted and agreed to as of
the date first above written.

FIRST FEDERAL CAPITAL CORP.


By:
   ----------------------------------
     Bradford R. Price, Secretary

                                  EXHIBIT 6.10


         The Company shall use its best efforts to cause each of the following employees to enter into employment agreements with the Acquiror (and/or agreements to refrain from competition with Acquiror in the event of a termination of employment):

                           Richard Price

                           Chris Myhre

                           Marge Stilfer

                           Robert Kittel

                                  EXHIBIT 9.9

                             _________________, 2001

First Federal Capital Corp.
605 State Street
La Crosse, Wisconsin 54601


Gentlemen:

         I have been advised that I may be deemed an "affiliate" of American Community Bankshares, Inc., a Wisconsin corporation (the "Company"), as the term "affiliate" is defined for purposes of paragraphs (c) and (d) of Rule 145 of the Rules and Regulations of the Securities and Exchange Commission ("SEC") under the Securities Act of 1933, as amended (the "Securities Act"), and may be deemed an "affiliate" of the Company at the time of the merger (the "Merger") of the Company with and into First Federal Capital Corp., a Wisconsin corporation (the "Acquiror"), in accordance with the Agreement and Plan of Reorganization, dated _____________, 2001, by and between the Company and the Acquiror (the "Agreement"). Pursuant to the terms of the Merger, I will receive shares of Acquiror common stock, $0.10 par value per share ("Acquiror Common Stock") in exchange for each share of Company common stock, no par value per share ("Company Common Stock") held by me.

         I represent, warrant and covenant to Acquiror that in the event I acquire any shares of Acquiror Common Stock as a result of the Merger:

         1. I agree that I will not make any sale, transfer or other disposition of such shares of Acquiror Common Stock in violation of the Securities Act or the Rules and Regulations promulgated thereunder by the SEC.

         2. I have carefully read this letter and the Agreement, and discussed the requirements relating to, and other applicable limitations upon, the sale, transfer or other disposition of shares of Acquiror Common Stock acquired by me as a result of the Merger to the extent I felt necessary with my counsel or counsel for the Company.

         3. I have been advised that the shares of Acquiror Common Stock to be issued pursuant to the Merger have been registered under the Securities Act by the Acquiror through the filing of a Registration Statement on Form S-4 with the SEC and that such registration does not apply to any distribution by me of shares of Acquiror Common Stock received by me in the Merger. I also have been advised that, since at the Effective Time of the Merger (as defined in Section
1.2 of the Agreement), I may be deemed to have been an "affiliate" of the Company, any offering or sale by me of any of the shares of Acquiror Common Stock acquired in the Merger will, under current law, require either (i) further registration under the Securities Act of the shares of Acquiror Common Stock to be sold; (ii) compliance with the volume and other applicable limitations of paragraph (d) of Rule 145 (which incorporates by reference paragraphs (c), (e), (f) and (g) of Rule 144) promulgated under the Securities Act; or (iii) the availability of some other exemption from registration with respect to any such proposed sale, transfer or other disposition by me which shall include, in the case of a distribution under some other exemption from registration, an opinion of counsel, which opinion of counsel shall be reasonably satisfactory to counsel for Acquiror, or a "no-action" letter obtained by me from the staff of the SEC, that such exemption is available. In addition, I have been advised that any transferee in a private offering or other similar disposition will be subject to the same limitations as those imposed on me. With respect to a transfer under
(ii) above, such transfer will be viewed by you as in conformity with Rule 145 upon my delivery to you or your transfer agent of a broker's letter in customary form stating that the requirements of Rule 145(d)(1) have been met.

         4. I understand that Acquiror is under no obligation to register shares of Acquiror Common Stock that I may wish to sell, transfer or otherwise dispose of or to take any other action necessary in order to make compliance with an exemption from registration available.

         5. I also understand that if I rely on the exemption from the registration provisions contained in Section 4 of the Securities Act (other than as provided in Rules 144 or 145), I will obtain and deliver to Acquiror a copy of a letter from any prospective transferee which will contain (a) representations reasonably satisfactory to

Acquiror as to the nondistributive intent, sophistication, ability to bear risk and access to information of such transferee; (b) an acknowledgement of the restrictions on transfer of the Acquiror Common Stock proposed for transfer; and
(c) an assumption of the obligations of the undersigned under this paragraph 5.

         6. I also understand that to enforce the foregoing commitments, stop transfer instructions will be given to Acquiror's transfer agent with respect to the Acquiror Common Stock and there will be placed on the certificates representing shares of Acquiror Common Stock issued to me in the Merger, or any substitutions therefor, a legend stating in substance:

         "THE SHARES REPRESENTED BY THIS CERTIFICATE WERE ISSUED IN A TRANSACTION TO WHICH RULE 145, PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), APPLIES. THE SHARES REPRESENTED BY THIS CERTIFICATE ONLY MAY BE TRANSFERRED IN ACCORDANCE WITH THE TERMS OF AN AGREEMENT DATED ______________, 2001, BETWEEN THE REGISTERED HOLDER HEREOF AND FIRST FEDERAL CAPITAL CORP., A COPY OF WHICH AGREEMENT IS ON FILE AT THE PRINCIPAL OFFICES OF FIRST FEDERAL CAPITAL CORP.

         It is understood and agreed the legend set forth in this paragraph shall be removed by the delivery of substitute certificates without such legend if such legend is not required for purposes of the Securities Act. It is understood and agreed that such legend and the stop orders referred to in this Paragraph 6 will be removed if (i) one year shall have elapsed from the date the undersigned acquired the shares of Acquiror Common Stock in the Merger and the provisions of Rule 145(d)(2) are then available to the undersigned, (ii) two years shall have elapsed from the date the undersigned has acquired the shares of Acquiror Common Stock in the Merger and the provisions of Rule 145(d)(3) are then available to the undersigned, or (iii) Acquiror has received either an opinion of counsel, which opinion of counsel shall be reasonably satisfactory to Acquiror, or a "no-action" letter obtained by the undersigned from the staff of the SEC, to the effect that the restrictions imposed by Rule 145 under the Securities Act no longer apply to the undersigned.

Very truly yours,
                                             Accepted and agreed to as of
                                             the date first above written.

___________________________________          FIRST FEDERAL CAPITAL CORP.
Signature


___________________________________          By:________________________________
Print Name                                      Bradford R. Price, Secretary

                                                                         ANNEX B



    SECTIONS 180.1301 -- 180.1331 OF THE WISCONSIN BUSINESS CORPORATION LAW


                               DISSENTERS' RIGHTS



180.1301. DEFINITIONS



     In ss. 180.1301 to 180.1331:



          (1) "Beneficial shareholder" means a person who is a beneficial owner of shares held by a nominee as the shareholder.



          (1m) "Business combination" has the meaning given in s. 180.1130(3).



          (2) "Corporation" means the issuer corporation or, if the corporate action giving rise to dissenters' rights under s. 180.1302 is a merger or share exchange that has been effectuated, the surviving domestic corporation or foreign corporation of the merger or the acquiring domestic corporation or foreign corporation of the share exchange.



          (3) "Dissenter" means a shareholder or beneficial shareholder who is entitled to dissent from corporate action under s. 180.1302 and who exercises that right when and in the manner required by ss. 180.1320 to 180.1328.



          (4) "Fair value", with respect to a dissenter's shares other than in a business combination, means the value of the shares immediately before the effectuation of the corporate action to which the dissenter objects, excluding any appreciation or depreciation in anticipation of the corporate action unless exclusion would be inequitable. "Fair value", with respect to a dissenter's shares in a business combination, means market value, as defined in s. 180.1130(9)(a) 1 to 4.



          (5) "Interest" means interest from the effectuation date of the corporate action until the date of payment, at the average rate currently paid by the corporation on its principal bank loans or, if none, at a rate that is fair and equitable under all of the circumstances.



          (6) "Issuer corporation" means a domestic corporation that is the issuer of the shares held by a dissenter before the corporate action.



180.1302. RIGHT TO DISSENT



     (1) Except as provided in sub. (4) and s. 180.1008(3), a shareholder or beneficial shareholder may dissent from, and obtain payment of the fair value of his or her shares in the event of, any of the following corporate actions:



          (a) Consummation of a plan of merger to which the issuer corporation is a party if any of the following applies:



             1. Shareholder approval is required for the merger by s. 180.1103 or by the articles of incorporation.



             2. The issuer corporation is a subsidiary that is merged with its parent under s. 180.1104.



          (b) Consummation of a plan of share exchange if the issuer corporation's shares will be acquired, and the shareholder or the shareholder holding shares on behalf of the beneficial shareholder is entitled to vote on the plan.



          (c) Consummation of a sale or exchange of all, or substantially all, of the property of the issuer corporation other than in the usual and regular course of business, including a sale in dissolution, but not including any of the following:



             1. A sale pursuant to court order.

             2. A sale for cash pursuant to a plan by which all or substantially all of the net proceeds of the sale will be distributed to the shareholders within one year after the date of sale.



          (d) Except as provided in sub. (2), any other corporate action taken pursuant to a shareholder vote to the extent that the articles of incorporation, bylaws or a resolution of the board of directors provides that the voting or nonvoting shareholder or beneficial shareholder may dissent and obtain payment for his or her shares.



     (2) Except as provided in sub. (4) and s. 180.1008(3), the articles of incorporation may allow a shareholder or beneficial shareholder to dissent from an amendment of the articles of incorporation and obtain payment of the fair value of his or her shares if the amendment materially and adversely affects rights in respect of a dissenter's shares because it does any of the following:



          (a) Alters or abolishes a preferential right of the shares.



          (b) Creates, alters or abolishes a right in respect of redemption, including a provision respecting a sinking fund for the redemption or repurchase, of the shares.



          (c) Alters or abolishes a preemptive right of the holder of shares to acquire shares or other securities.



          (d) Excludes or limits the right of the shares to vote on any matter or to cumulate votes, other than a limitation by dilution through issuance of shares or other securities with similar voting rights.



          (e) Reduces the number of shares owned by the shareholder or beneficial shareholder to a fraction of a share if the fractional share so created is to be acquired for cash under s. 180.0604.



     (3) Notwithstanding sub. (1)(a) to (c), if the issuer corporation is a statutory close corporation under ss. 180.1801 to 180.1837, a shareholder of the statutory close corporation may dissent from a corporate action and obtain payment of the fair value of his or her shares, to the extent permitted under sub. (1)(d) or (2) or s. 180.1803, 180.1813(1)(d) or (2)(b), 180.1815(3) or
180.1829(1)(c).



     (4) Except in a business combination or unless the articles of incorporation provide otherwise, subs. (1) and (2) do not apply to the holders of shares of any class or series if the shares of the class or series are registered on a national securities exchange or quoted on the national association of securities dealers, inc., automated quotations system on the record date fixed to determine the shareholders entitled to notice of a shareholders meeting at which shareholders are to vote on the proposed corporate action.



     (5) Except as provided in s. 180.1833, a shareholder or beneficial shareholder entitled to dissent and obtain payment for his or her shares under ss. 180.1301 to 180.1331 may not challenge the corporate action creating his or her entitlement unless the action is unlawful or fraudulent with respect to the shareholder, beneficial shareholder or issuer corporation.



180.1303. DISSENT BY SHAREHOLDERS AND BENEFICIAL SHAREHOLDERS



     (1) A shareholder may assert dissenters' rights as to fewer than all of the shares registered in his or her name only if the shareholder dissents with respect to all shares beneficially owned by any one person and notifies the corporation in writing of the name and address of each person on whose behalf he or she asserts dissenters' rights. The rights of a shareholder who under this subsection asserts dissenters' rights as to fewer than all of the shares registered in his or her name are determined as if the shares as to which he or she dissents and his or her other shares were registered in the names of different shareholders.



     (2) A beneficial shareholder may assert dissenters' rights as to shares held on his or her behalf only if the beneficial shareholder does all of the following:



          (a) Submits to the corporation the shareholder's written consent to the dissent not later than the time that the beneficial shareholder asserts dissenters' rights.



          (b) Submits the consent under par. (a) with respect to all shares of which he or she is the beneficial shareholder.

180.1320. NOTICE OF DISSENTERS' RIGHTS



     (1) If proposed corporate action creating dissenters' rights under s.
180.1302 is submitted to a vote at a shareholders' meeting, the meeting notice shall state that shareholders and beneficial shareholders are or may be entitled to assert dissenters' rights under ss. 180.1301 to 180.1331 and shall be accompanied by a copy of those sections.



     (2) If corporate action creating dissenters' rights under s. 180.1302 is authorized without a vote of shareholders, the corporation shall notify, in writing and in accordance with s. 180.0141, all shareholders entitled to assert dissenters' rights that the action was authorized and send them the dissenters' notice described in s. 180.1322.



180.1321. NOTICE OF INTENT TO DEMAND PAYMENT



     (1) If proposed corporate action creating dissenters' rights under s.
180.1302 is submitted to a vote at a shareholders' meeting, a shareholder or beneficial shareholder who wishes to assert dissenters' rights shall do all of the following:



          (a) Deliver to the issuer corporation before the vote is taken written notice that complies with s. 180.0141 of the shareholder's or beneficial shareholder's intent to demand payment for his or her shares if the proposed action is effectuated.



          (b) Not vote his or her shares in favor of the proposed action.



     (2) A shareholder or beneficial shareholder who fails to satisfy sub. (1) is not entitled to payment for his or her shares under ss. 180.1301 to 180.1331.



180.1322. DISSENTERS' NOTICE



     (1) If proposed corporate action creating dissenters' rights under s.
180.1302 is authorized at a shareholders' meeting, the corporation shall deliver a written dissenters' notice to all shareholders and beneficial shareholders who satisfied s. 180.1321.



     (2) The dissenters' notice shall be sent no later than 10 days after the corporate action is authorized at a shareholders' meeting or without a vote of shareholders, whichever is applicable. The dissenters' notice shall comply with
s. 180.0141 and shall include or have attached all of the following:



          (a) A statement indicating where the shareholder or beneficial shareholder must send the payment demand and where and when certificates for certificated shares must be deposited.



          (b) For holders of uncertificated shares, an explanation of the extent to which transfer of the shares will be restricted after the payment demand is received.



          (c) A form for demanding payment that includes the date of the first announcement to news media or to shareholders of the terms of the proposed corporate action and that requires the shareholder or beneficial shareholder asserting dissenters' rights to certify whether he or she acquired beneficial ownership of the shares before that date.



          (d) A date by which the corporation must receive the payment demand, which may not be fewer than 30 days nor more than 60 days after the date on which the dissenters' notice is delivered.



          (e) A copy of ss. 180.1301 to 180.1331.



180.1323. DUTY TO DEMAND PAYMENT



     (1) A shareholder or beneficial shareholder who is sent a dissenters' notice described in s. 180.1322, or a beneficial shareholder whose shares are held by a nominee who is sent a dissenters' notice described in s. 180.1322, must demand payment in writing and certify whether he or she acquired beneficial ownership of the shares before the date specified in the dissenters' notice under s. 180.1322(2)(c). A shareholder or beneficial shareholder with certificated shares must also deposit his or her certificates in accordance with the terms of the notice.



     (2) A shareholder or beneficial shareholder with certificated shares who demands payment and deposits his or her share certificates under sub. (1) retains all other rights of a shareholder or beneficial shareholder until these rights are canceled or modified by the effectuation of the corporate action.



     (3) A shareholder or beneficial shareholder with certificated or uncertificated shares who does not demand payment by the date set in the dissenters' notice, or a shareholder or beneficial shareholder with certificated shares who does not deposit his or her share certificates where required and by the date set in the dissenters' notice, is not entitled to payment for his or her shares under ss. 180.1301 to 180.1331.



180.1324. RESTRICTIONS ON UNCERTIFICATED SHARES



     (1) The issuer corporation may restrict the transfer of uncertificated shares from the date that the demand for payment for those shares is received until the corporate action is effectuated or the restrictions released under s. 180.1326.



     (2) The shareholder or beneficial shareholder who asserts dissenters' rights as to uncertificated shares retains all of the rights of a shareholder or beneficial shareholder, other than those restricted under sub. (1), until these rights are canceled or modified by the effectuation of the corporate action.



180.1325. PAYMENT



     (1) Except as provided in s. 180.1327, as soon as the corporate action is effectuated or upon receipt of a payment demand, whichever is later, the corporation shall pay each shareholder or beneficial shareholder who has complied with s. 180.1323 the amount that the corporation estimates to be the fair value of his or her shares, plus accrued interest.



     (2) The payment shall be accompanied by all of the following:



          (a) The corporation's latest available financial statements, audited and including footnote disclosure if available, but including not less than a balance sheet as of the end of a fiscal year ending not more than 16 months before the date of payment, an income statement for that year, a statement of changes in shareholders' equity for that year and the latest available interim financial statements, if any.



          (b) A statement of the corporation's estimate of the fair value of the shares.



          (c) An explanation of how the interest was calculated.



          (d) A statement of the dissenter's right to demand payment under s.
     180.1328 if the dissenter is dissatisfied with the payment.



          (e) A copy of ss. 180.1301 to 180.1331.



180.1326. FAILURE TO TAKE ACTION



     (1) If an issuer corporation does not effectuate the corporate action within 60 days after the date set under s. 180.1322 for demanding payment, the issuer corporation shall return the deposited certificates and release the transfer restrictions imposed on uncertificated shares.



     (2) If after returning deposited certificates and releasing transfer restrictions, the issuer corporation effectuates the corporate action, the corporation shall deliver a new dissenters' notice under s. 180.1322 and repeat the payment demand procedure.



180.1327. AFTER-ACQUIRED SHARES



     (1) A corporation may elect to withhold payment required by s. 180.1325 from a dissenter unless the dissenter was the beneficial owner of the shares before the date specified in the dissenters' notice under


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s. 180.1322(2)(c) as the date of the first announcement to news media or to shareholders of the terms of the proposed corporate action.



     (2) To the extent that the corporation elects to withhold payment under sub. (1) after effectuating the corporate action, it shall estimate the fair value of the shares, plus accrued interest, and shall pay this amount to each dissenter who agrees to accept it in full satisfaction of his or her demand. The corporation shall send with its offer a statement of its estimate of the fair value of the shares, an explanation of how the interest was calculated, and a statement of the dissenter's right to demand payment under s. 180.1328 if the dissenter is dissatisfied with the offer.



180.1328. PROCEDURE IF DISSENTER DISSATISFIED WITH PAYMENT OR OFFER



     (1) A dissenter may, in the manner provided in sub. (2), notify the corporation of the dissenter's estimate of the fair value of his or her shares and amount of interest due, and demand payment of his or her estimate, less any payment received under s. 180.1325, or reject the offer under s. 180.1327 and demand payment of the fair value of his or her shares and interest due, if any of the following applies:



          (a) The dissenter believes that the amount paid under s. 180.1325 or offered under s. 180.1327 is less than the fair value of his or her shares or that the interest due is incorrectly calculated.



          (b) The corporation fails to make payment under s. 180.1325 within 60 days after the date set under s. 180.1322 for demanding payment.



          (c) The issuer corporation, having failed to effectuate the corporate action, does not return the deposited certificates or release the transfer restrictions imposed on uncertificated shares within 60 days after the date set under s. 180.1322 for demanding payment.



     (2) A dissenter waives his or her right to demand payment under this section unless the dissenter notifies the corporation of his or her demand under sub. (1) in writing within 30 days after the corporation made or offered payment for his or her shares. The notice shall comply with s. 180.0141.



180.1330. COURT ACTION



     (1) If a demand for payment under s. 180.1328 remains unsettled, the corporation shall bring a special proceeding within 60 days after receiving the payment demand under s. 180.1328 and petition the court to determine the fair value of the shares and accrued interest. If the corporation does not bring the special proceeding within the 60-day period, it shall pay each dissenter whose demand remains unsettled the amount demanded.



     (2) The corporation shall bring the special proceeding in the circuit court for the county where its principal office or, if none in this state, its registered office is located. If the corporation is a foreign corporation without a registered office in this state, it shall bring the special proceeding in the county in this state in which was located the registered office of the issuer corporation that merged with or whose shares were acquired by the foreign corporation.



     (3) The corporation shall make all dissenters, whether or not residents of this state, whose demands remain unsettled parties to the special proceeding. Each party to the special proceeding shall be served with a copy of the petition as provided in s. 801.14.



     (4) The jurisdiction of the court in which the special proceeding is brought under sub. (2) is plenary and exclusive. The court may appoint one or more persons as appraisers to receive evidence and recommend decision on the question of fair value. An appraiser has the power described in the order appointing him or her or in any amendment to the order. The dissenters are entitled to the same discovery rights as parties in other civil proceedings.


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     (5) Each dissenter made a party to the special proceeding is entitled to judgment for any of the following:



          (a) The amount, if any, by which the court finds the fair value of his or her shares, plus interest, exceeds the amount paid by the corporation.



          (b) The fair value, plus accrued interest, of his or her shares acquired on or after the date specified in the dissenter's notice under s. 180.1322(2)(c), for which the corporation elected to withhold payment under
     s. 180.1327.



180.1331. COURT COSTS AND COUNSEL FEES



     (1)(a) Notwithstanding ss. 814.01 to 814.04, the court in a special proceeding brought under s. 180.1330 shall determine all costs of the proceeding, including the reasonable compensation and expenses of appraisers appointed by the court and shall assess the costs against the corporation, except as provided in par. (b).



     (b) Notwithstanding ss. 814.01 and 814.04, the court may assess costs against all or some of the dissenters, in amounts that the court finds to be equitable, to the extent that the court finds the dissenters acted arbitrarily, vexatiously or not in good faith in demanding payment under s. 180.1328.



     (2) The parties shall bear their own expenses of the proceeding, except that, notwithstanding ss. 814.01 to 814.04, the court may also assess the fees and expenses of counsel and experts for the respective parties, in amounts that the court finds to be equitable, as follows:



          (a) Against the corporation and in favor of any dissenter if the court finds that the corporation did not substantially comply with ss. 180.1320 to 180.1328.



          (b) Against the corporation or against a dissenter, in favor of any other party, if the court finds that the party against whom the fees and expenses are assessed acted arbitrarily, vexatiously or not in good faith with respect to the rights provided by this chapter.



     (3) Notwithstanding ss. 814.01 to 814.04, if the court finds that the services of counsel and experts for any dissenter were of substantial benefit to other dissenters similarly situated, the court may award to these counsel and experts reasonable fees to be paid out of the amounts awarded the dissenters who were benefited.


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